As filed with the Securities and Exchange Commission on July 30, 2024

Registration No. 333-[   ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Banzai International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	85-3118980
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington 98110

Tel: (206) 414-1777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph Davy

Banzai International, Inc.

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington 98110

Tel: (206) 414-1777

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Louis Taubman, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 Tel: (917) 512-0827	Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION-DATED JULY 30, 2024

Up to [  ] Shares of Class A Common Stock

Common Warrants to Purchase up to [  ] shares of Class A Common Stock

Pre-Funded Warrants to Purchase up to [  ] shares of Class A Common Stock

Up to [  ] shares of Class A Common Stock underlying the Common Warrants

Up to [  ] shares of Class A Common Stock underlying the Pre-Funded Warrants

Banzai International, Inc. is offering, on a best efforts basis, up to [  ] shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), together with common warrants to purchase up to [  ] shares of Class A Common Stock, (the “Common Warrants”). Each share of our Class A Common Stock, or pre-funded warrant in lieu thereof (the “Pre-Funded Warrants”), is being sold together with a Common Warrant. The shares of Class A Common Stock and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering.

We have assumed a public offering price of $[  ] per share and accompanying Common Warrant, based on the last reported sale price of our Class A Common Stock on [  ], 2024. The Common Warrants will be exercisable immediately, have an assumed initial exercise price of $[  ] per share, and will expire five years from the date of issuance. The actual public offering price will be determined between us, [  ] (whom we refer to herein as “[  ]” or the “Placement Agent”) and the investors in the offering at pricing and may be at a discount to the current market price of our Class A Common Stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are also offering Pre-Funded Warrants to purchase up to [  ] shares of Class A Common Stock to those purchasers whose purchase of shares of Class A Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Common Stock immediately following the consummation of this offering, in lieu of shares of Class A Common Stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Common Stock. Each Pre-Funded Warrant is exercisable for one share of our Class A Common Stock and has an exercise price of $0.0001 per share. Each Pre-Funded Warrant is being offered together with a Common Warrant. The Pre-Funded Warrants and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. For each Pre-Funded Warrant that we sell, the number of shares of Class A Common Stock we are offering will be reduced on a one-for-one basis.

Pursuant to this prospectus, we are also offering the shares of Class A Common Stock issuable upon the exercise of Pre-Funded Warrants and Common Warrants offered hereby. These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated [  ], 2024 between us and the purchasers.

We have engaged the Placement Agent in connection with the securities offered in this prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering as set forth in the table below.

The shares of our Class A Common Stock, Pre-Funded Warrants or Common Warrants being offered will be sold in a single closing. The shares issuable upon exercise of the Pre-Funded Warrants or Common Warrants will be issued upon the exercise thereof. The offering is being conducted on a best effort basis and there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. The offering of the shares of our Class A Common Stock, Pre-Funded Warrants or Common Warrants will terminate no later than [  ], 2024; however, the shares of our Class A Common Stock underlying the Pre-Funded Warrants and the Common Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

Our Class A Common Stock is listed on The Nasdaq Global Market, under the symbol “BNZI.” On July 29, 2024, the last reported sale price of our Class A Common Stock was $.15 per share. We do not intend to list the Pre-Funded Warrants or the Common Warrants offered pursuant to this prospectus on any national securities exchange or other nationally recognized trading system.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and, as such, have elected to comply with certain reduced public disclosure requirements for this prospectus and future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

See the section entitled “Risk Factors” beginning on page 14 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share And Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement Agent Fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	Upon the closing of this offering, we will pay the Placement Agent a cash placement commission equal to 7.0% of the aggregate gross proceeds to us from the sale of the shares of Class A Common Stock, or Pre-Funded Warrant in lieu thereof, together with the Common Warrants sold in this offering; provided, however, that for certain identified purchasers of shares of Class A Common Stock, or Pre-Funded Warrant in lieu thereof, sold in this offering (each, an “Identified Purchaser”), we will pay the Placement Agent a cash placement commission equal to 3.0% of the aggregate gross proceeds to us from the sale of the shares of Class A Common Stock, or Pre-Funded Warrant in lieu thereof, together with the Common Warrants sold in this offering (collectively, the “Cash Fee”). We have also agreed to reimburse the Placement Agent at closing (i) for legal and other expenses incurred by it in connection with the offering in an aggregate amount of up to $75,000, and (ii) non-accountable expenses payable to the Placement Agent of up to $10,000. We have also agreed to issue to the Placement Agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to [ ] shares of Class A Common Stock, which number of shares of Class A Common Stock is equal to 6.0% of the aggregate number of shares of Class A Common Stock sold in this offering (including the shares of Class A Common Stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering); provided, however, that with respect to any shares of Class A Common Stock sold in this offering to an Identified Purchaser, we have agreed to issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase shares of Class A Common Stock equal to 2.0% of the aggregate number of shares of Common Stock sold in this offering to Identified Purchasers. The registration statement of which this prospectus is a part also registers for sale the Placement Agent Warrants and the shares of Class A Common Stock underlying the Placement Agent Warrants. See “Plan of Distribution” for a complete description of compensation payable to the Placement Agent.

(2)	The amount of proceeds, before expenses, to us does not give effect to any exercise of the Pre-Funded Warrants or Common Warrants.

Delivery of the shares of our Class A Common Stock, Pre-Funded Warrants and Common Warrants is expected to be made on or about            , 2024.

Sole Placement Agent

[  ]

The date of this prospectus is [    ], 2024.

You should rely only on the information contained in or incorporated by reference in this prospectus or in any free writing prospectus that we may provide to you in connection with this offering. Neither we nor the Placement Agent have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus or any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the placement agent is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

Neither we nor the Placement Agent have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Placement Agent take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Placement Agent will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On December 14, 2023 (the “Closing Date”), 7GC, our predecessor company, consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of December 8, 2022 (the “Original Merger Agreement”), by and among 7GC, Banzai International, Inc. (“Legacy Banzai”), 7GC Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of 7GC (“First Merger Sub”), and 7GC Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of 7GC (“Second Merger Sub”), as amended by the Amendment to Agreement and Plan of Merger, dated as of August 4, 2023 (the “Merger Agreement Amendment” and, together with the Original Merger Agreement, the “Merger Agreement”), by and between 7GC and Legacy Banzai. Pursuant to the terms of the Merger Agreement, a business combination between 7GC and Legacy Banzai was effected through (a) the merger of First Merger Sub with and into Legacy Banzai, with Legacy Banzai surviving as a wholly-owned subsidiary of 7GC (Legacy Banzai, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) (the “First Merger”) and (b) the subsequent merger of the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, which ultimately resulted in Legacy Banzai becoming a wholly-owned direct subsidiary of 7GC (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), 7GC changed its name to Banzai International, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Banzai,” “we,” “us,” “our” and similar terms refer to Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) and its consolidated subsidiaries (including Legacy Banzai). References to “7GC” refer to our predecessor company prior to the consummation of the Business Combination.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and in documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding the Company’s:

●	future financial, business and operating performance and goals;

●	annualized recurring revenue and customer retention;

●	ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs;

●	potential financing and ability to obtain financing;

●	our continued listing with Nasdaq;

●	acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions;

●	strategy and strategic goals, including being able to capitalize on opportunities;

●	expectations relating to the Company’s industry, outlook and market trends;

●	total addressable market and serviceable addressable market and related projections;

●	plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and

●	product areas of focus and additional products that may be sold in the future.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in this prospectus, the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date they are made, except as required by law.

iii

PROSPECTUS SUMMARY

This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

The Company

Banzai is a marketing technology (“MarTech”) company that produces data-driven marketing and sales solutions for businesses of all sizes. Our mission is to help our customers accomplish their mission-to enable better marketing, sales, and customer engagement outcomes by increasing the value of every customer interaction. We plan to do this by delivering software-as-a-service (“SaaS”) MarTech tools that leverage data, analytics, and artificial intelligence (“AI”) to improve all types of customer interactions and provide powerful benefits to our customers across three key areas of focus: targeting, engagement, and measurement. As part of our acquisition strategy, we also endeavor to acquire companies strategically positioned to enhance our product and service offerings, increasing the value provided to current and prospective customers.

Our platform currently includes three products. The first product we launched was Reach, a SaaS and managed services offering designed to increase registration and attendance of marketing events, followed by the acquisition of Demio Holding, Inc., a Delaware corporation (“Demio”), a SaaS solution for webinars designed for marketing, sales, and customer success teams in 2021. In 2023, we launched Boost, a SaaS solution for social sharing designed to increase attendance for Demio-hosted events by enabling easy social sharing by event registrants.

We sell our products using a recurring subscription license model typical in SaaS businesses, with customer contracts that vary in term length from single months to multiple years. As of December 31, 2023, our customer base included over 2,770 customers operating in over 90 countries, representing a variety of industries, including (among others) healthcare, financial services, e-commerce, technology, media and others. Our customers range in size from solo entrepreneurs and small businesses to Fortune 500 companies. No single customer represents more than 10% of our revenue.

Our Class A Common Stock is currently listed on The Nasdaq Global Market under the symbol “BNZI.” Our warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share, originally issued in the IPO (the “Public Warrants”), are currently listed on The Nasdaq Global Market under the symbol “BNZIW.”

The rights of holders of our Class A Common Stock and Public Warrants are governed by our second amended and restated certificate of incorporation (the “Charter”), our second amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Public Warrants, the Warrant Agreement, dated December 22, 2020 (the “Warrant Agreement”), between 7GC and the Continental Stock Transfer & Trust Company, as the warrant agent. See the sections entitled “Description of our Securities” and “Certain Relationships and Related Party Transactions.”

Background

Business Combination

We were originally known as 7GC & Co. Holdings Inc. On December 14, 2023, 7GC consummated the Business Combination with Legacy Banzai pursuant to the Merger Agreement. In connection with the Closing of the Business Combination, 7GC changed its name to Banzai International, Inc. Legacy Banzai was deemed to be the accounting acquirer in the Mergers based on an analysis of the criteria outlined in Accounting Standards Codification 805. While 7GC was the legal acquirer in the Mergers, because Legacy Banzai was deemed the accounting acquirer, the historical financial statements of Legacy Banzai became the historical financial statements of the combined company upon the consummation of the Mergers. The Business Combination is described in further detail in the section titled “Business” beginning on page 78.

1

Material Agreements in Connection with the IPO and Business Combination

Cohen Engagement Letter

On June 14, 2023, 7GC entered into an engagement, as amended by an amendment to such engagement letter, dated December 12, 2023, and a second amendment, dated December 27, 2023 (as amended, the “Cohen Engagement Letter”) with J.V.B. Financial Group, LLC acting through its Cohen & Company Capital Markets Division (“Cohen”). Pursuant to the Cohen Engagement Letter, Cohen agreed to act as 7GC’s capital markets advisor in connection with seeking extension of the date by which 7GC was required to consummate its initial business combination and in connection with an initial business combination with an unaffiliated third party, as well as to act as placement agent, on a non-exclusive basis, in connection with any private placement of equity, convertible and/or debt securities or other capital or debt raising transaction in connection with an initial business combination, in exchange for the right to receive (x) an advisory fee of approximately 105,000 shares of Class A Common Stock following the Closing, and (y) a transaction fee in an aggregate amount equal to $207,000. On December 27, 2023, Cohen received 105,000 shares of Class A Common Stock pursuant to the terms of the Cohen Engagement Letter.

Non-Redemption Agreements

On June 22, 2023, 7GC and its sponsor, 7GC & Co. Holdings LLC, a Delaware limited liability company (the “Sponsor”), entered into certain non-redemption agreements (the “Non-Redemption Agreements”) with certain unaffiliated third party stockholders of 7GC in exchange for such parties agreeing either not to request redemption, or to reverse any previously submitted redemption demand, with respect to an aggregate of 396,501 shares of 7GC’s Class A common stock, par value $0.0001 (“7GC Class A Common Stock”), sold in the initial public offering (“IPO”) of 7GC in connection with a special meeting called by 7GC to, among other things, approve an amendment to 7GC’s amended and restated certificate of incorporation (the “Extension Amendment”) to extend the date by which the Company was required to (i) consummate an initial business combination, (ii) cease all operations except for the purpose of winding up, and (iii) redeem or repurchase 100% of the 7GC Class A Common Stock included as part of the units sold in the IPO, from June 28, 2023 to December 28, 2023 (the “Extension”). In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the Closing, (i) the Sponsor surrendered and forfeited to 7GC for no consideration an aggregate of 396,501 shares of 7GC Class B common stock, par value $0.0001 (“7GC Class B Common Stock and, together with 7GC Class A Common Stock, the “7GC Common Stock”) and (ii) the Company issued to such parties 396,501 shares of Class A Common Stock.

Sponsor Forfeiture Agreement

On August 4, 2023, 7GC, the Sponsor and Legacy Banzai entered into a Sponsor Forfeiture Agreement (the “Sponsor Forfeiture Agreement”), pursuant to which, at the Closing, all 7,350,000 of the Sponsor’s private placement warrants to purchase shares of 7GC Class A Common Stock, exercisable at $11.50 per share (the “Forfeited Private Placement Warrants”) were transferred from the Sponsor to 7GC for cancellation in exchange for no consideration, and 7GC retired and cancelled all of the Forfeited Private Placement Warrants.

2

7GC Promissory Notes

On December 12, 2023, in connection with the Business Combination, the Sponsor came to a non-binding agreement with 7GC to amend the optional conversion provision of that certain (i) unsecured promissory note, dated as of December 21, 2022 (the “7GC 2022 Promissory Note”), issued by 7GC to the Sponsor, pursuant to which 7GC may borrow up to $2,300,000 from the Sponsor, and (ii) unsecured promissory note, dated as of October 3, 2023 (the “7GC 2023 Promissory Note” and, together with the 7GC 2022 Promissory Note, the “7GC Promissory Notes”), issued by 7GC to the Sponsor, pursuant to which 7GC may borrow up to $500,000 from the Sponsor, to provide that the Sponsor has the right to elect to convert up to the full amount of the principal balance of the 7GC Promissory Notes, in whole or in part, 30 days after the Closing at a conversion price equal to the average daily volume weighted average price (“VWAP”) of Class A Common Stock for the 30 trading days following the Closing. On February 2, 2024, the Company issued 890,611 shares of Class A Common Stock to the Sponsor pursuant to conversion of the full amount of the principal balance of the 7GC Promissory Notes.

Seaport Fee Agreement

On November 30, 2023, Seaport Global Securities LLC (“Seaport”) and 7GC entered into an engagement letter (the “Seaport Engagement Letter”), pursuant to which Seaport agreed to provide 7GC with certain advisory services in connection with the Business Combination, in exchange for the receipt of 50,000 shares of Class A Common Stock at the Closing. On February 2, 2024, the Sponsor transferred 50,000 shares of Class A Common Stock to Seaport, satisfying the amount of shares to be received by Seaport in accordance with the Seaport Engagement Letter.

Cantor Fee Agreement

On November 8, 2023, Cantor Fitzgerald & Co. (“Cantor” or “CF&CO”) and 7GC entered into a fee reduction agreement, as amended by the amendment to fee reduction agreement, dated December 28, 2023 (as amended, the “Fee Reduction Agreement”), pursuant to which Cantor agreed to forfeit $4,050,000 of the aggregate of $8,050,000 of deferred underwriting fees payable (“Original Deferred Fee”), with the remaining $4,000,000 payable by 7GC to Cantor (the “Reduced Deferred Fee”) following the Closing of the Business Combination. Pursuant to the Fee Reduction Agreement, the Reduced Deferred Fee was payable in the form of 1,113,927 shares of Class A Common Stock (the “Cantor Fee Shares”) and to provide that Cantor is subject to a 12-month lock-up with respect to the Cantor Fee Shares. On December 28, 2023, the Company issued the Cantor Fee Shares to Cantor, covering the Reduced Deferred Fee in accordance with the Fee Reduction Agreement. Pursuant to the Fee Reduction Agreement, the Company also agreed to use its reasonable best efforts to have a registration statement declared effective by the SEC by the 120th calendar day after December 29, 2023, and to maintain the effectiveness of such registration statement until the earliest to occur of (i) the second anniversary of the date of the effectiveness thereof, (ii) the Cantor Fee Shares shall have been sold, transferred, disposed of or exchanged by Cantor, and (iii) the Cantor Fee Shares issued to Cantor may be sold without registration pursuant to Rule 144 under the Securities Act (such obligations, the “Cantor Registration Rights Obligations”).

Roth Agreements

On October 13, 2022, Roth Capital Partners, LLC (“Roth”) and Legacy Banzai entered into an engagement letter (the “Roth Engagement Letter”), pursuant to which Legacy Banzai engaged Roth as a financial advisor in connection with the Business Combination and, on October 14, 2022, MKM Partners, LLC (“MKM”) and 7GC entered into an engagement letter (the “MKM Engagement Letter”), pursuant to which 7GC engaged MKM as a financial advisor in connection with the Business Combination. In February 2023, Roth acquired MKM. Pursuant to that certain addendum to letter agreements (the “Roth Addendum” and, together with the Roth Engagement Letter and the MKM Engagement Letter, the “Roth Agreements”) by and between the Company and Roth, effective as of February 2, 2024, the Company and Roth agreed that, in lieu of payment in cash of the full amount of any advisory fees or other fees or expenses owed under the Roth Engagement Letter and the MKM Engagement Letter (collectively, the “Roth Fee”), the Company shall (i) issue to Roth 175,000 shares of Class A Common Stock (the “Roth Shares”) and include such Roth Shares in a registration statement and (ii) on or before June 30, 2024, pay to Roth an amount in cash equal to $300,000 or, if the Company determines that such payment should not be made in cash due to the Company’s cash position at such time, issue to Roth a number of shares of Class A Common Stock equal to $300,000 divided by the VWAP for the trading day immediately preceding June 30, 2024 (any such shares, the “Additional Roth Shares”). Additionally, pursuant to the Roth Addendum, the Company was required to include another 600,000 shares of Class A Common Stock (in addition to the Roth Shares) in a registration statement to cover any such issuances of Additional Roth Shares (which may be more or less than 600,000) that may occur pursuant to the Roth Addendum. On February 2, 2024, the Company issued the Roth Shares to Roth.

3

Material Financing Arrangements

SEPA

On December 14, 2023, the Company entered into that certain standby equity purchase agreement (the “Original SEPA”) with Legacy Banzai and YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”). Pursuant to the Original SEPA, subject to certain conditions, the Company has the option, but not the obligation, to sell to Yorkville, and Yorkville must subscribe for, an aggregate amount of up to $100 million of Class A Common Stock, at the Company’s request (each such request, an “Advance Notice,” and each issuance and sale of shares of Class A Common Stock pursuant to an Advance Notice, an “Advance”) any time during the commitment period terminating on the 36-month anniversary of the Original SEPA; provided that any Advance Notice may only be made if (x) no amount remains outstanding on the promissory notes made by the Company in favor of Yorkville, convertible into shares of Class A Common Stock (each, a “Yorkville Promissory Note” and, collectively, the “Yorkville Promissory Notes”), (y) there is an effective registration statement (any such registration statement, a “Resale Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) for the resale under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of Class A Common Stock to be issued pursuant to such Advance Notice, and (z) other customary conditions precedent. Additionally, at any time during the commitment period, provided there is a balance remaining outstanding under a Yorkville Promissory Note, Yorkville may deliver a notice to the Company (each such notice, an “Investor Notice”), causing an Advance Notice to be deemed delivered to Yorkville, subject to certain conditions. The price at which we may issue and sell shares pursuant to an Advance under the SEPA (as defined below) may be at either (a) 95% of the average VWAP of Class A Common Stock for the period commencing on the receipt of the Advance Notice by Yorkville and ending on 4:00 p.m. Eastern Time on the applicable date of the Advance Notice (“Pricing Option 1”) or (b) 96% of the lowest daily VWAP of Class A Common Stock during the three consecutive trading days commencing on the date of the Advance Notice to Yorkville (“Pricing Option 2”), provided that we are subject to certain caps on the amount of shares of Class A Common Stock that we may sell pursuant to any Advance.

In connection with the execution of the Original SEPA, the Company paid a structuring fee (in cash) to Yorkville in the amount of $35,000. Additionally, (a) Legacy Banzai issued to Yorkville immediately prior to the Closing such number of shares of Legacy Banzai Class A Common Stock such that upon the Closing, Yorkville received 300,000 shares of Class A Common Stock (the “Yorkville Closing Shares”) as a holder of Legacy Banzai Class A Common Stock, and (b) the Company paid a commitment fee of $500,000 to Yorkville on March 14, 2024 in Class A Common Stock through an Advance.

Additionally, Yorkville agreed to advance to the Company the principal amount of $3.5 million, which was subsequently increased pursuant to a supplemental agreement, dated February 5, 2024, by and between the Company and Yorkville (the “SEPA Supplemental Agreement” and, together with the Original SEPA, the “SEPA”), by $1.0 million to an aggregate principal amount of $4.5 million (the “Pre-Paid Advance”). The first payment of the Pre-Paid Advance in a principal amount of $2.0 million (less a 10% discount) was advanced at the Closing and was evidenced by the issuance by the Company on December 14, 2023 of a Yorkville Promissory Note having a principal amount of $2.0 million, the second payment of the Pre-Paid Advance of $1.0 million (less a 10% discount) was advanced on February 5, 2024 and is evidenced by the issuance by the Company on February 5, 2024 of a Second Yorkville Promissory Note having a principal amount of $1.0 million, and the third payment of the Pre-Paid Advance of $1.5 million (less a 10% discount) was advanced on March 26, 2024 and is evidenced by the issuance by the Company on March 26, 2024 of a Third Yorkville Promissory Note having a principal amount of $1.5 million.

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The outstanding Yorkville Promissory Notes were each issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and are convertible at a conversion price equal to the lower of (i) $2.0766 per share or (ii) 90% of the lowest daily VWAP during the ten consecutive trading days immediately preceding the conversion date (but no lower than the “floor price” then in effect, which is $0.2940, subject to adjustment from time to time in accordance with the terms contained in the Yorkville Promissory Notes).

Also on December 14, 2023, in connection with the Original SEPA, the Company entered into a registration rights agreement with Yorkville, subsequently amended by the SEPA Supplemental Agreement (as amended, the “Yorkville Registration Rights Agreement”), pursuant to which the Company agreed to file a Resale Registration Statement with the SEC for the resale under the Securities Act by Yorkville of an amount of shares of Class A Common Stock that is at least such number as is equal to the quotient of $4.5 million divided by the lowest VWAP over the ten trading days prior to the filing of the first pre-effective amendment to the Resale Registration Statement, multiplied by two. The Company agreed to maintain the effectiveness of such Resale Registration Statement.

On May 28, 2024, we and Yorkville entered into the Amended and Restated Debt Repayment Agreement (as defined below). Please see “-Recent Developments” for more information.

Share Transfer Agreements and Alco Promissory Notes

In connection with the Business Combination, Legacy Banzai issued to Alco Investment Company, a related party (“Alco”), a Subordinated Promissory Note on September 13, 2023 (the “September Alco Note”), a Subordinated Promissory Note on November 16, 2023 (the “November Alco Note”), and a Subordinated Promissory Note on December 13, 2023 (the “December Alco Note,” and collectively with the September Alco Note and the November Alco Note, the “Alco Notes”).

On December 13, 2023, in connection with the Business Combination, 7GC and the Sponsor entered into a share transfer agreement (the “December Share Transfer Agreement”) with Alco, pursuant to which for each $10.00 in principal borrowed under the New Alco Note, the Sponsor agreed to forfeit three shares of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive three shares of Class A Common Stock, in each case, at (and contingent upon) the Closing, with such forfeited and issued shares capped at an amount equal to 600,000. On October 3, 2023 and November 16, 2023, 7GC, the Sponsor, and Alco also entered into share transfer agreements, pursuant to which the Sponsor agreed to forfeit an aggregate of 225,000 shares of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive 225,000 shares of Class A Common Stock at (and contingent upon) the Closing (such share transfer agreements together with the December Share Transfer Agreement, the “Share Transfer Agreements”). Alco is subject to a 180-day lock-up period with respect to such shares of Class A Common Stock pursuant to the Share Transfer Agreements, subject to customary exceptions. Additionally, in connection with the December Share Transfer Agreement, (a) Legacy Banzai issued the New Alco Note to Alco in the aggregate principal amount of $2.0 million, which bears interest at a rate of 8% per annum and will be due and payable on December 31, 2024, and (b) Legacy Banzai, Alco, and CP BF Lending LLC (“CP BF” or our “Lender”) agreed to amend that certain Subordinated Promissory Note issued by Legacy Banzai to Alco on September 13, 2023 in the aggregate principal amount of $1.5 million to extend the maturity date from January 10, 2024 to September 30, 2024. Immediately prior to, and substantially concurrently with, the Closing, (i) the Sponsor surrendered and forfeited to 7GC for no consideration an aggregate of 825,000 shares of the class B common stock of 7GC and (ii) the Company issued to Alco 825,000 shares of Class A Common Stock pursuant to the Share Transfer Agreements.

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GEM Agreements

On May 27, 2022, Legacy Banzai entered into a certain share purchase agreement (the “GEM Agreement”) with GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”), pursuant to which, among other things, upon the terms and subject to the conditions of the GEM Agreement, GEM was to purchase from Legacy Banzai (or its successor per the GEM Agreement) up to the number of duly authorized, validly issued, fully paid and non-assessable shares of common stock having an aggregate value of $100,000,000. Further, on the date of public listing of Legacy Banzai, Legacy Banzai was required to make and execute a warrant granting GEM the right to purchase up to the number of common shares of Legacy Banzai that would be equal to 3% of the total equity interests, calculated on a fully diluted basis, and at an exercise price per share equal to the lesser of (i) the public offering price or closing bid price on the date of public listing or (ii) the quotient obtained by dividing $650 million by the total number of equity interests.

On December 13, 2023, Legacy Banzai and GEM entered into that certain binding term sheet (the “GEM Term Sheet”) and, on December 14, 2023, a letter agreement (the “GEM Letter”), agreeing to terminate in its entirety the GEM Agreement by and between Legacy Banzai and GEM, other than with respect to the Company’s obligation (as the post-combination company in the Business Combination) to issue to GEM a warrant (the “GEM Warrant”) granting the right to purchase Class A Common Stock in an amount equal to 3% of the total number of equity interests outstanding as of the Closing, calculated on a fully diluted basis, at an exercise price on the terms and conditions set forth therein, in exchange for issuance of a $2.0 million convertible debenture with a five-year maturity and 0% coupon, with the documentation of such debenture to be agreed upon and finalized promptly following the Closing.

At Closing, the GEM Warrant automatically became an obligation of the Company, and on December 15, 2023, the Company issued the GEM Warrant granting GEM the right to purchase 828,533 shares at an exercise price of $6.49 per share, which will be adjusted downward to 105% of the per share consideration received in this offering pursuant to anti-dilution price protections contained in those warrants (See “Description of Securities-Warrants-GEM Warrant”). The exercise price will be adjusted to 105% of the then-current exercise price if on the one-year anniversary date of the date of issuance, the GEM Warrant has not been exercised in full and the average closing price per share of Class A Common Stock for the 10 days preceding the anniversary date is less than 90% of the initial exercise price. GEM may exercise the GEM Warrant at any time and from time to time until December 14, 2026. The terms of the GEM Warrant provide that the exercise price of the GEM Warrant, and the number of shares of Class A Common Stock for which the GEM Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of Class A Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications. Additionally, the GEM Warrant contains weighted average anti-dilution provisions that provide that if the Company issues shares of Class A Common Stock, or securities convertible into or exercisable or exchange for, shares of Class A Common Stock at a price per share that is less than 90% of the exercise price then in effect or without consideration, then the exercise price of the GEM Warrant upon each such issuance will be adjusted to the price equal to 105% of the consideration per share paid for such Class A Common Stock or other securities. The issuance of shares of Class A Common Stock in this offering may cause such an adjustment in the exercise price of the GEM Warrant.

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On February 5, 2024, the Company and GEM entered into a certain settlement agreement (the “GEM Settlement Agreement”), pursuant to which the Company and GEM agreed to settle the Company’s obligations under the GEM Term Sheet to issue the convertible debenture by substituting a cash payment of $1.2 million and issuance of an unsecured promissory note (the “GEM Promissory Note”) in the amount of $1.0 million, payable in monthly installments of $100,000 beginning on March 1, 2024 with the final payment to be made on December 1, 2024. The GEM Promissory Note provides that, in the event the Company fails to make a required monthly payment when due, such monthly payment amount shall convert into the right of GEM to receive, and obligation of the Company to issue, an amount of shares of Class A Common Stock equal to the monthly payment amount divided by the VWAP of the trading day immediately preceding the applicable payment due date. In addition, the Company agreed to register on a registration statement 2,000,000 shares of Class A Common Stock that may be issuable under the terms of the GEM Promissory Note. The number of shares issuable upon conversion of the GEM Promissory Note may be less or more than 2,000,000, depending on the stock price of Class A Common Stock on the applicable calculation date.

Senior Convertible Notes

On February 19, 2021, Legacy Banzai issued a convertible promissory note (the “First Senior Convertible Note”) in an aggregate principal amount of $1,500,000 to CP BF in connection with a loan agreement, dated February 19, 2021, between Legacy Banzai and CP BF (the “Loan Agreement”). On October 10, 2022, the Loan Agreement was amended, whereby CP BF waived payment by Legacy Banzai of four months of cash interest with respect to the term loan under the Loan Agreement in replacement for a convertible promissory note (the “Second Senior Convertible Note” and, together with the First Senior Convertible Note, the “Senior Convertible Notes”) issued by Legacy Banzai in an aggregate principal amount of $321,345. On August 24, 2023, Legacy Banzai and CP BF entered into a forbearance agreement (the “Original Forbearance Agreement”), as amended by the First Amendment to Forbearance Agreement, dated as of December 14, 2023 (the “Forbearance Amendment” and, together with the Original Forbearance Agreement, the “Forbearance Agreement”), in connection with which they agreed to amend and restate the Senior Convertible Notes so that they would not convert at the Closing of the Business Combination as a “Change of Control.”

After Closing, the Senior Convertible Notes became convertible, at CP BF’s option on 5 days’ written notice to the Company, into shares of Class A Common Stock. The Senior Convertible Notes provide that, at all times after a SPAC Transaction (as defined in the Senior Convertible Notes), the conversion price for any such conversion is approximately $4.35 per share (subject to adjustment as set forth therein).

Recent Developments

On May 22, 2024, we priced a “best efforts” public offering for the sale by the Company of an aggregate of 5,227,780 shares of our Class A common stock, 8,661,110 pre-funded warrants (the “Pre-Funded Warrants”), and 13,888,890 common warrants (the “Common Warrants”). The public offering price was $0.18 per share and accompanying Common Warrant, or $0.1799 per Pre-Funded Warrant and accompanying Common Warrant (the “Best Efforts Offering”). The Pre-Funded Warrants were exercisable immediately, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.0001. The Common Warrants are exercisable immediately for a term of five years and have an exercise price of $0.18. As of the date hereof, all Pre-Funded Warrants have been exercised.

A.G.P./Alliance Global Partners (“AGP”) acted as placement agent for the offering, pursuant to a placement agency agreement, dated May 22, 2024, between the Company and AGP (the “Placement Agency Agreement”). Under the Placement Agency Agreement, AGP received a cash fee of $174,939 and warrants (the “Placement Agent Warrants”) to purchase 833,333 shares of our Class A Common Stock at an exercise price per share equal to $0.20. The offering closed on May 28, 2024.

On May 22, 2024, the Company and YA II PN, Ltd. (“Yorkville”) entered into an Amended and Restated Debt Repayment Agreement (the “Amended Debt Repayment Agreement”) with respect to the unsecured promissory note in the principal amount of $2,000,000 issued to Yorkville on December 14, 2023 (the “December Promissory Note”) and the unsecured promissory note in the principal amount of $1,500,000 issued to Yorkville on March 26, 2024 (the “March Promissory Note,” together with the December Promissory Note, the “Promissory Notes”). The Amended Debt Repayment Agreement amends and restates the Debt Repayment Agreement, dated as of May 3, 2024, by and between the Company and Yorkville. The Company issued the Promissory Notes pursuant to a Standby Equity Purchase Agreement, dated as of December 14, 2023, by and among Yorkville and the Company, as amended from time to time (the “SEPA”). As of the date hereof, there is an aggregate $1,950,000 outstanding under the Promissory Notes.

Under the Amended Debt Repayment Agreement, Yorkville agreed that, upon completion of the Best Efforts Offering and repayment of an aggregate $750,000 outstanding under the Promissory Notes from the proceeds from the Best Efforts Offering (the “Repayment Amount”), Yorkville would not to deliver to the Company any Investor Notice (as defined in the SEPA) and will not exercise its right to convert the remainder of the amount outstanding under the Promissory Notes for a period commencing on May 28, 2024 and ending on August 26, 2024; provided that the Company will seek any consents necessary to allow Yorkville to issue Investor Notices or exercise its right to convert the remainder of the amount outstanding under the Promissory Notes after a period of 60 days following the closing of the Best Efforts Offering. Under the Amended Debt Repayment Agreement, the Company and Yorkville also agreed to extend the maturity date of the Promissory Notes to September 25, 2024 and to satisfy the $75,000 payment premium due in connection with an early redemption through the issuance of an Advance Notice (as defined in the SEPA) for shares of Class A Common Stock.

On April 3, 2024, Banzai International, Inc. (the “Company”) received a letter from the staff at The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the 30 consecutive business days prior to the date of the letter, the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). The letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

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In accordance with Nasdaq listing rule 5810(c)(3)(A), the Company has 180 calendar days, or until September 30, 2024 (the “Bid Price Compliance Period”), to regain compliance. The letter notes that to regain compliance, the Company’s Common Stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days at any time during the Bid Price Compliance Period. In the event the Company does not regain compliance by the end of the Bid Price Compliance Period, the Company may be eligible for additional time to regain compliance. To qualify for additional time, the Company must (i) submit a transfer application to transfer to the Nasdaq Capital Market, (ii) meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement and (iii) provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company meets these requirements, the Company may be granted an additional 180 calendar days to regain compliance. However, if it appears to Nasdaq that the Company will be unable to cure the deficiency, or if the Company is not otherwise eligible for the additional cure period, Nasdaq will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

The Company intends to actively monitor the Company’s bid price between now and September 30, 2024, and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the minimum bid price requirement. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards. Please see “Risk Factors” for more information.

Also on April 3, 2024, the Company also received a letter from the staff at Nasdaq notifying the Company that, for the 30 consecutive business days prior to the date of the Letter, the Company’s Market Value of Publicly Held Shares (“MVPHS”) was below the minimum of $15 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(C). The letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

In accordance with Nasdaq listing rule 5810(c)(3)(D), the Company has 180 calendar days, or until September 30, 2024 (the “MVPHS Compliance Period”), to regain compliance. The letter notes that to regain compliance, the Company’s MVPHS must close at or above $15 million for a minimum of ten consecutive business days during the MVPHS Compliance Period. The letter further notes that if the Company is unable to satisfy the MVPHS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market). If the Company does not regain compliance by the end of the MVPHS Compliance Period, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

The Company intends to actively monitor the Company’s MVPHS between now and September 30, 2024, and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the MVPHS requirement. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards. Please see “Risk Factors” for more information.

On February 5, 2024, the Company received a letter (the “Letter”) from the staff at Nasdaq notifying the Company that, for the 30 consecutive business days prior to the date of the Letter, the Company’s Minimum Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A). The staff at Nasdaq also noted in the Letter that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(3)(A), which requires listed companies to have total assets and total revenue of at least $50,000,000 each for the most recently completed fiscal year or for two of the three most recently completed fiscal years. The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until August 5, 2024, to regain compliance. The Letter notes that to regain compliance, the Company’s MVLS must close at or above $50 million for a minimum of ten consecutive business days during the compliance period. The Letter further notes that if the Company is unable to satisfy the MVLS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market).

If the Company does not regain compliance by August 5, 2024, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

The Company intends to actively monitor the Company’s MVLS between now and August 5, 2024, and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the MVLS requirement. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards. Please see “Risk Factors” for more information.

Between January 1, 2024 and July 29, 2024, [   ] shares of Class A Common Stock had been issued upon conversion of the Yorkville Promissory Notes and the aggregate principal amount remaining outstanding under the Yorkville Promissory Notes as of July 29, 2024 was $[   ].

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Risks Associated with Our Business

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors,” immediately following this prospectus summary. These risks include the following, among others:

Risks Related to our Business and Industry

●	We have incurred significant operating losses in the past and may never achieve or maintain profitability.

●	There is substantial doubt about our ability to continue as a going concern, and holders of our securities could suffer a total loss of their investment. We may need to raise additional capital to continue our operations. Such capital may not be available to us or may not be available at terms we deem acceptable, either of which could reduce our ability to compete and could negatively affect our business.

●	We have a limited operating history with our current offerings, which makes it difficult to evaluate our current and future business prospects and increases the risk of your investment.

●	Our revenue growth rate depends on existing customers renewing and maintaining or expanding their subscriptions, and if we fail to retain our customers at current or expanded subscriptions, our business will be harmed.

●	If the assumptions, analyses, and estimates upon which our forecasts, projections and outlook are based prove to be incorrect or inaccurate, our actual results may differ materially from those forecasted or projected.

●	We may not successfully develop or introduce new and enhanced products that achieve market acceptance, or successfully integrate acquired products or services with our existing products, and our business could be harmed and our revenue could suffer as a result.

●	Our acquisitions of, and investments in, other businesses, products, or technologies may not yield expected benefits and our inability to successfully integrate acquisitions may negatively impact our business, financial condition, and results of operations.

●	Our business, results of operations, and financial condition may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet any projections that we may provide or the expectations of securities analysts or investors.

●	Because we recognize revenue from subscriptions for our product offerings over the terms of the subscriptions, our financial results in any period may not be indicative of our financial health and future performance.

●	Covenant restrictions in our existing or future debt instruments may limit our flexibility to operate and grow our business, and if we are not able to comply with such covenants or pay amounts when due, our lenders could accelerate our indebtedness, proceed against certain collateral or exercise other remedies, which could have a material adverse effect on us.

●	Cybersecurity and data security breaches and ransomware attacks may create financial liabilities for us, damage our reputation, and harm our business.

●	Privacy and data security laws and regulations could impose additional costs and reduce demand for our solutions.

●	Our ability to use our net operating loss to offset future taxable income may be subject to certain limitations.

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●	Adverse litigation results could have a material adverse impact on our business.

●	Third parties may initiate legal proceedings alleging that we are infringing or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could harm our business.

●	Our use of open source software could adversely affect our ability to offer our solutions and subject us to possible litigation.

Risks Related to Offering and Ownership of Our Securities

●	Purchasers in the offering will suffer immediate dilution.

●	The Common Warrants are speculative in nature.

●	Neither the Pre-Funded Warrants nor the Common Warrants will be listed or quoted on any exchange.

●	This is a best efforts offering; no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.

●	Our management will have broad discretion over the use of the net proceeds from this offering.

●	In order to support the growth of our business and repay our indebtedness, we will need to seek capital through new equity or debt financings or incur additional indebtedness under our credit facilities, which sources of additional capital may not be available to us on acceptable terms or at all.

●	Future sales of shares of Class A Common Stock may depress their stock price.

●	Issuances of shares of our Class A Common Stock pursuant to any Advances under the SEPA and conversion of any amounts under the Yorkville Promissory Notes, exercise of the GEM Warrant and conversion of any amounts under the GEM Promissory Note, and conversion of any amounts under the Senior Convertible Notes (the “Notes”) would result in substantial dilution of our stockholders and may have a negative impact on the market price of our Class A Common Stock.

●	The Nasdaq Stock Market LLC (“Nasdaq”) may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	If our Class A Common Stock ceases to be listed on a national securities exchange it will become subject to the so-called “penny stock” rules that impose restrictive sales practice requirements.

●	Our dual class common stock structure has the effect of concentrating voting power with our Chief Executive Officer and Co-Founder, Joseph Davy, which limits an investor’s ability to influence the outcome of important transactions, including a change in control.

●	The market price of Class A Common Stock is likely to be highly volatile, and you may lose some or all of your investment. This volatility could also subject us to securities class action litigation.

●	If securities or industry analysts do not publish research or reports about us, or publish negative reports, then our stock price and trading volume could decline.

●	We have incurred and will continue to incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.

●	We have identified material weaknesses in our internal control over financial reporting in the past. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

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●	Our executive officers and directors collectively beneficially own approximately 72.62% of the voting power of our outstanding Common Stock and have substantial control over us, which will limit your ability to influence the outcome of important transactions, including a change in control.

●	We may issue additional shares of Common Stock or Preferred Stock, including under our equity incentive plan. Any such issuances would dilute the interest of our stockholders and likely present other risks.

●	If certain holders of Class A Common Stock sell a significant portion of their securities, it may negatively impact the market price of the shares of Class A Common Stock and such holders still may receive significant proceeds.

●	It is not possible to predict the actual number of shares we will sell under the SEPA, or the actual gross proceeds resulting from those sales. Further, we may not have access to any or the full amount available under the SEPA.

Corporate Information

7GC, our predecessor company, was incorporated in the State of Delaware in September 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving 7GC and one or more businesses. 7GC completed its IPO in December 2020. In December 2023, First Merger Sub merged with and into Legacy Banzai, and Legacy Banzai, as the Surviving Corporation, merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity, which ultimately resulted in Legacy Banzai becoming a wholly-owned direct subsidiary of 7GC. In connection with the Mergers, 7GC changed its name to Banzai International, Inc. Our principal executive offices are located at 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110. Our telephone number is (206) 414-1777. Our website address is www.banzai.io. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year (a) following the fifth anniversary of 7GC’s IPO (December 22, 2025), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

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THE OFFERING

Issuer	Banzai International, Inc.

Common Stock we are offering	Up to [ ] shares of Class A Common Stock, based on an assumed public offering price of $[ ], the closing price of our Class A Common Stock on [ ], 2024.

Pre-Funded Warrants we are offering	We are also offering to those purchasers whose purchase of Class A Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Common Stock immediately following the closing of this offering, in lieu of purchasing Class A Common Stock, Pre-Funded Warrants to purchase up to an aggregate of shares of our Class A Common Stock. Each Pre-Funded Warrant is exercisable for one share of our Class A Common Stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of Class A Common Stock is being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of Class A Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. For each Pre-Funded Warrant that we sell, the number of shares of Class A Common Stock that we are offering will be reduced on a one-for-one basis.

Common Warrants we are offering	Each share of our Class A Common Stock or Pre-Funded Warrant in lieu thereof is being sold together with a Common Warrant. Each Common Warrant will be exercisable immediately for one share of our Class A Common Stock, have an assumed initial exercise price of $[ ] per share (based on an assumed public offering price of $[ ], the closing price of our Class A Common Stock on [ ], 2024), and will expire five years from the date of issuance. The shares of Class A Common Stock or Pre-Funded Warrants, respectively, and Common Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering.

Placement Agent Warrants	We have agreed to issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase up to [ ] shares of Class A Common Stock, which is equal to 6.0% of the aggregate number of shares of Class A Common Stock sold in this offering (including the shares of Class A Common Stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering) at an exercise price per share equal to 110.0% of the purchase price per share of Class A Common Stock sold in this offering. Notwithstanding the foregoing, in the event any shares of Class A Common Stock sold in this offering are sold to an Identified Purchaser, we will issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase shares of Class A Common Stock equal to 2.0% of the aggregate number of shares of Class A Common Stock sold in this offering to such Identified Purchasers. The Placement Agent Warrants will be exercisable on the date that is 180 days from the commencement of sales of the securities in this offering and will expire five years from the commencement of sales under this offering. The registration statement of which this prospectus is a part registers for sale the Placement Agent Warrants and the shares of Class A Common Stock underlying the Placement Agent Warrants.

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Class A Common Stock outstanding immediately before this offering	[ ]

Class B Common Stock outstanding immediately before this offering	[ ]

Class A Common Stock to be outstanding after this offering	[ ]

Class B Common Stock to be outstanding after this offering	[ ]

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $[ ] million based on an assumed offering price of $[ ] per share and accompanying Common Warrant, which was the last reported sale price of our Class A Common Stock on [ ], 2024, after deducting Placement Agent fees and estimated offering expenses.

We intend to use the net proceeds from the sale of our securities in this offering to pay off a portion of our currently outstanding debt, and for general corporate purposes, including working capital, operating expenses and capital expenditures. See “Use of Proceeds.”

Risk factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Nasdaq Symbol	Our Class A Common Stock is currently traded on The Nasdaq Global Market under the symbol “BNZI.”

Unless otherwise indicated, all information contained in this prospectus assumes the sale of all of the shares offered hereby at an assumed public offering price of $[  ] per share and accompanying Common Warrant, no sale of any Pre-Funded Warrants, and no exercise of any Common Warrants. The number of shares of our Class A Common Stock that are and will be outstanding immediately before and after this offering as shown above is based on [  ] shares of our Class A Common Stock outstanding as of [  ], 2024. The number of shares of Class A Common Stock outstanding as of [  ], 2024, as used throughout this prospectus, unless otherwise indicated, excludes, as of that date:

●	11,500,000 shares issuable upon exercise of outstanding Public Warrants with an exercise price of $11.50;

●	828,533 shares issuable upon exercise of the GEM Warrant with an exercise price of $6.49 per share, which will be adjusted downward to 105% of the per share consideration received in this offering pursuant to anti-dilution price protections contained within those warrants (See “Description of Securities-Warrants-GEM Warrant”);

●	3,440,367 shares issuable for repayment of the GEM Promissory Note based on a VWAP of $0.1453;

●	shares issuable upon exercise of outstanding stock options with a weighted average exercise price of $3.25 granted through [ ], 2024;

●	877,903 shares issuable upon vesting of outstanding restricted stock units granted through [ ], 2024;

●	686,493 shares issuable upon conversion of Senior Convertible Notes;

●	340,136 shares issued to Yorkville on May 15, 2024 in connection with Yorkville’s delivery of an Investor Notice pursuant to the Yorkville Promissory Notes;

●	6,632,653 shares issuable upon conversion of Yorkville Promissory Notes in the event we do not redeem a portion of the Yorkville Promissory Notes pursuant to the Debt Repayment Agreement (or up to 4,081,632 shares issuable upon conversion of Yorkville Promissory Notes in the event we do redeem a portion of the Yorkville Promissory Notes pursuant to the Debt Repayment Agreement);

●	2,311,134 shares issuable upon conversion of outstanding shares of Class B Common Stock;

●	13,888,890 shares issuable upon exercise of outstanding Common Stock Purchase Warrants with an exercise price of $0.18; and

●	833,333 shares issuable upon exercise of Placement Agent Warrants issued pursuant to the “best efforts” public offering the Company completed in May 2024.

●	[_] shares issuable upon exercise of the Common Warrants and up to [_] shares issuable upon the exercise of the Placement Agent Warrants to be issued in this offering.

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RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to our Business and Industry

We have incurred significant operating losses in the past and may never achieve or maintain profitability.

We have incurred significant operating losses since our inception, including operating losses of $9.8 million, $6.2 million, $3.6 million and $2.4 million in the years ended December 31, 2023, and 2022 and the three months ended March 31, 2024 and 2023, respectively. We expect our costs will increase substantially in the foreseeable future and our losses will continue as we expect to invest significant additional funds towards growing our business and operating as a public company and as we continue to invest in increasing our customer base, expanding our operations, hiring additional sales and other personnel, developing future products, and potentially acquiring complementary technology and businesses. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. We are unable to accurately predict when, or if, we will be able to achieve profitability. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. To date, we have financed our operations principally from the sale of our equity, revenue from sales, and the incurrence of indebtedness. Our cash flow from operations was negative for the year ended December 31, 2023 and December 31, 2022 and the three months ended March 31, 2024 and March 31, 2023, respectively, and we may not generate positive cash flow from operations in any given period. If we are not able to achieve or maintain positive cash flow in the long term, we may require additional financing, which may not be available on favorable terms or at all and/or which would be dilutive to our stockholders. If we are unable to successfully address these risks and challenges as we encounter them, our business may be harmed. Our failure to achieve or maintain profitability or positive cash flow could negatively impact the value of our Class A Common Stock.

There is substantial doubt about our ability to continue as a going concern, and holders of our securities could suffer a total loss of their investment. We may need to raise additional capital to continue our operations. Such capital may not be available to us or may not be available at terms we deem acceptable, either of which could reduce our ability to compete and could negatively affect our business.

Management has concluded, and the report of our auditors included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) reflect, that there is substantial doubt about our ability to continue as a going concern within 12 months after the date of the filing of the 2023 Form 10-K. The reaction of investors to the inclusion of a going concern statement by management and our auditors and our potential inability to continue as a going concern may materially adversely affect the price of our publicly traded securities and our ability to raise new capital or enter into partnerships. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that investors will lose all or part of their investment. Further, the perception that we may be unable to continue as a going concern may impede our ability to pursue strategic opportunities or operate our business due to concerns regarding our ability to fulfill our contractual obligations. In addition, if there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all.

There can be no assurance that we will be able to achieve our forecast or to raise additional capital in sufficient amounts or on favorable terms, or at all. If we are unable to meet or exceed our forecast or raise adequate additional capital when required or in sufficient amounts or on terms acceptable to us, we may have to significantly reduce expenses, sell assets (potentially at a loss), cease operations altogether, pursue an acquisition of our company at a price that may result in up to a total loss on investment for our shareholders, file for bankruptcy or seek other protection from creditors, or liquidate all of our assets.

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We have a limited operating history with our current offerings, which makes it difficult to evaluate our current and future business prospects and increases the risk of your investment.

While we served our first customer in 2017 (operating as Legacy Banzai), we have significantly altered our product offerings over the past few years. Our limited operating history with respect to our current product offerings makes it difficult to effectively assess or forecast our future prospects. For example, in 2021, we acquired Demio, a webinar platform startup, and integrated Demio’s platform into our service offerings, and in 2023, we launched Boost, a tool used by Demio customers to enhance participation in their Demio webinars. You should consider our business and prospects in light of the risks and difficulties we encounter or may encounter. These risks and difficulties include our ability to cost-effectively acquire new customers, retain existing customers, and expand the scope of the platform we sell to new and existing customers. Furthermore, in pursuit of our growth strategy, we may enter into new partnerships to further penetrate our targeted markets and adoption of our solutions, but it is uncertain whether these efforts will be successful. If we fail to address the risks and difficulties that we may face, including those associated with the challenges listed above, our business, prospects, financial condition, and operating results may be materially and adversely harmed.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.

Our revenue growth rate depends on existing customers renewing and maintaining or expanding their subscriptions, and if we fail to retain our customers at current or expanded subscriptions, our business will be harmed.

Our customers have no obligation to renew their subscriptions for our product offerings after the expiration of their subscription periods. Our customers may not renew. Our renewal and reactivation rates may decline because of a number of factors, including, among other things, customer dissatisfaction, customers’ spending levels, decreased return on investment, increased competition, or pricing changes. If our customers do not renew their subscriptions or downgrade the products purchased under their subscriptions, our revenue may decline and our business may be harmed. Our future success also depends in part on existing customers expanding their subscriptions. If our efforts to sell upgrades to our customers are not successful, it may decrease our revenue growth rate.

If we are unable to attract new customers on a cost-effective basis, our business will be harmed.

To grow our business, we must continue to grow our customer base in a cost-effective manner. Increasing our customer base and achieving broader market acceptance of our product offerings will depend, to a significant extent, on our ability to effectively expand our sales and marketing activities. We may not be able to recruit qualified personnel, train them to perform, and achieve an acceptable level of sales production from them on a timely basis or at all. In addition, the cost to attract new customers may increase as we market our existing and new products to different market segments. If we are unable to maintain effective sales and marketing activities, our ability to attract new customers could be harmed, our sales and marketing expenses could increase substantially, and our business may be harmed. Further, to the extent there is a sustained general economic downturn and our customers and potential customers experience delays or reductions in general customer engagement technology spending, potential customers may be unwilling to take on the additional cost associated with adopting our product offerings as an alternative to their existing products or service providers, and if they choose to adopt our products, they may not purchase additional products and services in the future due to budget limitations.

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If we fail to effectively manage our growth, our business, results of operations, and financial condition would likely be harmed.

We expect to continue to experience growth in our headcount and operations, which will continue to place significant demands on our management and our administrative, operational, and financial reporting resources. Our growth will require hiring additional employees and making significant expenditures, particularly in sales and marketing but also in our technology, professional services, finance, and administration teams. Our ability to effectively manage our growth will require the allocation of management and employee resources along with improvements to operational and financial controls and reporting procedures and systems. Our expenses may increase more than we plan, and we may fail to hire qualified personnel, expand our customer base, enhance our existing products, develop new products, integrate any acquisitions, satisfy the requirements of our existing customers, respond to competitive challenges, or otherwise execute our strategies. If we are unable to effectively manage our growth, our business, results of operations, and financial condition would likely be harmed.

We may be unable to successfully execute on our growth initiatives, business strategies, or operating plans.

We are continually executing on growth initiatives, strategies, and operating plans designed to enhance our business and extend our existing and future offerings to address evolving needs. The anticipated benefits from these efforts are based on several assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies, and operating plans and realize all of the benefits, including growth targets and cost savings, that we expect to achieve, or it may be more costly to do so than we anticipate. A variety of risks could cause us not to realize some or all of the expected benefits. These risks include, among others, delays in the anticipated timing of activities related to such growth initiatives, strategies, and operating plans, increased difficulty and cost in implementing these efforts, including difficulties in complying with new regulatory requirements, the incurrence of other unexpected costs associated with operating our business, and lack of acceptance by our customers. Moreover, our continued implementation of these programs may disrupt our operations and performance. As a result, we cannot assure you that we will realize these benefits. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies, and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, our business may be harmed.

Any forecasts, projections or outlook we may provide are based upon certain assumptions, analyses, and estimates. If these assumptions, analyses, or estimates prove to be incorrect or inaccurate, our actual results may differ materially from those forecasted or projected.

Any forecasts, projections or outlook, including projected annual recurring revenue, revenue growth, cost of goods sold, operating expense, gross margin, and anticipated organic and inorganic growth, are subject to significant uncertainty and are based on certain assumptions, analyses, and estimates, including with reference to third-party forecasts, any or all of which may prove to be incorrect or inaccurate. These may include assumptions, analyses, and estimates about future pricing, and future costs, all of which are subject to a wide variety of business, regulatory, and competitive risks and uncertainties. If these assumptions, analyses, or estimates prove to be incorrect or inaccurate, our actual results may differ materially from those forecasted or projected, and may adversely affect the value of our Class A Common Stock.

If we fail to attract and retain qualified personnel, our business could be harmed.

Our success depends in large part on our ability to attract, integrate, motivate, and retain highly qualified personnel at a reasonable cost on the terms we desire, particularly sales and marketing personnel, software developers, and technical and customer support. Competition for skilled personnel, particularly in the technology industry, is intense and we may not be successful in attracting, motivating, and retaining needed personnel. We also may be unable to attract or integrate into our operations qualified personnel on the schedule we desire. We have from time to time experienced, and we expect to continue to experience, difficulty in attracting, integrating, motivating, and retaining highly qualified personnel, which could harm our business. In addition, dealing with the loss of the services of our executive officers or other key personnel and the process to replace any of our executive officers or other key personnel may involve significant time and expense, take longer than anticipated, and significantly delay or prevent the achievement of our business objectives, which may harm our business.

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Our management team has a limited history working together operating the Company and, as a result, our past results may not be indicative of future operating performance.

We have a limited history working together operating the Company, which makes it difficult to forecast our future results. You should not rely on our past quarterly operating results as indicators of future performance. In addition, you should consider and evaluate our prospects in light of the risks and uncertainties frequently encountered by companies in rapidly evolving markets like ours, as well as the information included in this prospectus.

We may not successfully develop or introduce new and enhanced products that achieve market acceptance, or successfully integrate acquired products or services with our existing products, and our business could be harmed and our revenue could suffer as a result.

Our ability to attract new customers and increase revenue from existing customers will likely depend upon the successful development, introduction, and customer acceptance of new and enhanced versions of our product offerings and on our ability to integrate any products and services that we may acquire, as well as our ability to add new functionality and respond to technological advancements. Moreover, if we are unable to expand our product offerings, our customers could migrate to competitors. Our business could be harmed if we fail to deliver new versions, upgrades, or other enhancements to our existing products to meet customer needs on a timely and cost-effective basis. Unexpected delays in releasing new or enhanced versions of our product offerings, or errors following their release, could result in loss of sales, delay in market acceptance, or customer claims against us, any of which could harm our business. The success of any new product depends on several factors, including timely completion, adequate quality testing, and market acceptance. We may not be able to develop new products successfully or to introduce and gain market acceptance of new solutions in a timely manner, or at all. If we are unable to develop new applications or products that address our customers’ needs, or to enhance and improve our product offerings in a timely manner, we may not be able to maintain or increase customer use of our products.

Our ability to introduce new products and features is dependent on adequate development resources. If we do not adequately fund our development efforts, we may not be able to compete effectively and our business and operating results may be harmed.

To remain competitive, we must continue to develop new product offerings, applications, features, and enhancements to our existing product offerings. Maintaining adequate development personnel and resources to meet the demands of the market is essential. If we are unable to develop our product offerings internally due to certain constraints, such as high employee turnover, lack of management ability, or a lack of other research and development resources, we may miss market opportunities. Further, many of our competitors expend a considerably greater amount of funds on their development programs, and those that do not may be acquired by larger companies that would allocate greater resources to our competitors’ development programs. Our failure to maintain adequate development resources or to compete effectively with the development programs of our competitors could materially adversely affect our business.

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Our acquisitions of, and investments in, other businesses, products, or technologies may not yield expected benefits and our inability to successfully integrate acquisitions may negatively impact our business, financial condition, and results of operations.

In the past, we have pursued acquisitions of technology and expertise to enhance the products and services we offer. For example, in 2021, we acquired webinar platform startup Demio and integrated Demio’s platform into our service offerings. We anticipate that we will continue to make acquisitions of or investments in businesses, products, and technologies in the future. We may not realize the anticipated benefits, or any benefits, from our past or future acquisitions. In addition, if we finance acquisitions by incurring debt or by issuing equity or convertible or other debt securities, our then-existing stockholders may be diluted or we could face constraints related to the repayment of indebtedness. To the extent that the acquisition consideration is paid in the form of an earnout on future financial results, the success of such an acquisition will not be fully realized by us for a period of time as it is shared with the sellers. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be harmed and the value of your investment may decline. For us to realize the benefits of past and future acquisitions, we must successfully integrate the acquired businesses, products, or technologies with ours. Some of the challenges to successful integration of our acquisitions include:

●	unanticipated costs or liabilities resulting from our acquisitions;

●	retention of key employees from acquired businesses;

●	difficulties integrating acquired operations, personnel, technologies, or products;

●	diversion of management attention from existing business operations and strategy;

●	diversion of resources that are needed in other parts of our business, including integration of other acquisitions;

●	potential write-offs of acquired assets;

●	inability to maintain relationships with customers and partners of the acquired businesses;

●	difficulty of transitioning acquired technology and related infrastructures into our existing product offerings;

●	difficulty maintaining security and privacy standards of acquired technology consistent with our existing products;

●	potential financial and credit risks associated with the acquired businesses or their customers;

●	the need to implement internal controls, procedures, and policies at the acquired companies;

●	the need to comply with additional laws and regulations applicable to the acquired businesses; and

●	the income and indirect tax impacts of any such acquisitions.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments and negatively impact our business, financial condition, and results of operations.

We face significant competition from both established and new companies offering marketing, sales, and engagement software and other related applications, as well as internally developed software, which may harm our ability to add new customers, retain existing customers, and grow our business.

The marketing, sales, customer service, operations, and engagement software market is evolving, highly competitive, and significantly fragmented. With the introduction of new technologies and the potential entry of new competitors into the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, maintain or increase renewals, and maintain our prices.

We face intense competition from other software companies that develop marketing, sales, customer service, operations, and engagement management software and from marketing services companies that provide interactive marketing services. Competition could significantly impede our ability to sell subscriptions to our products on terms favorable to us. Our current and potential competitors may develop and market new technologies that render our existing or future products less competitive or obsolete. In addition, if these competitors develop products with similar or superior functionality to our platform, we may need to decrease the prices or accept less favorable terms for our platform subscriptions in order to remain competitive. If we are unable to maintain our pricing due to competitive pressures, our margins will be reduced and our operating results will be negatively affected.

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Our competitors include:

●	Vimeo, Zoom, and GoToWebinar with respect to video platforms;

●	Mailchimp and Constant Contact with respect to email marketing; and

●	Marketo, Hubspot, and Braze with respect to marketing automation platforms.

We compete across five distinct categories within the B2B (as defined below) MarTech landscape: digital events and webinars, demand generation, creative development, engagement platforms and marketing automation, and measurement and attribution. Our current and potential competitors within any or all of such categories may have significantly more financial, technical, marketing, and other resources than we have, be able to devote greater resources to the development, promotion, sale, and support of their products and services, may have more extensive customer bases and broader customer relationships than we have, and may have longer operating histories and greater name recognition than we have. As a result, these competitors may respond faster to new technologies and undertake more extensive marketing campaigns for their products. In a few cases, these vendors may also be able to offer additional software at little or no additional cost by bundling it with their existing suite of applications. To the extent any of our competitors has existing relationships with potential customers for either marketing software or other applications, those customers may be unwilling to purchase our products because of their existing relationships with our competitor. If we are unable to compete with such companies, the demand for our product offerings could substantially decline.

In addition, if one or more of our competitors were to merge or partner with another of our competitors, our ability to compete effectively could be adversely affected. Our competitors may also establish or strengthen cooperative relationships with our current or future strategic distribution and technology partners or other parties with whom we have relationships, thereby limiting our ability to promote and implement our product offerings. We may not be able to compete successfully against current or future competitors, and competitive pressures may harm our business.

Our business, results of operations, and financial condition may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet any projections that we may provide or the expectations of securities analysts or investors.

Our operating results have in the past and could in the future vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance, our projections, or the expectations of securities analysts because of a variety of factors, many of which are outside of our control and, as a result, should not be relied upon as an indicator of future performance. As a result, we may not be able to accurately forecast our operating results and growth rate. Any of these events could cause the market price of Class A Common Stock to fluctuate. Factors that may contribute to the variability of our operating results include:

●	our ability to attract new customers and retain existing customers;

●	the financial condition of our current and potential customers;

●	changes in our sales and implementation cycles;

●	introductions and expansions of our product offerings, offerings, or challenges with their introduction;

●	changes in our pricing or fee structures or those of our competitors;

●	the timing and success of new offering introductions by us or our competitors or any other change in the competitive landscape of our industry;

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●	increases in operating expenses that we may incur to grow and expand our operations and to remain competitive;

●	our ability to successfully expand our business;

●	breaches of information security or privacy;

●	changes in stock-based compensation expenses;

●	the amount and timing of operating costs and capital expenditures related to the expansion of our business;

●	adverse litigation judgments, settlements, or other litigation-related costs;

●	the cost and potential outcomes of ongoing or future regulatory investigations or examinations, or of future litigation;

●	changes in our effective tax rate;

●	our ability to make accurate accounting estimates and appropriately recognize revenue for our existing and future offerings;

●	changes in accounting standards, policies, guidance, interpretations, or principles;

●	instability in the financial markets;

●	general economic conditions, both domestic and international;

●	volatility in the global financial markets;

●	political, economic, and social instability, including terrorist activities and outbreaks of public health threats, such as coronavirus, influenza, or other highly communicable diseases or viruses, and any disruption these events may cause to the global economy; and

●	changes in business or macroeconomic conditions.

The impact of one or more of the foregoing and other factors may cause our operating results to vary significantly. As such, we believe that quarter-to-quarter and year-to-year comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance.

Because we recognize revenue from subscriptions for our product offerings over the terms of the subscriptions, our financial results in any period may not be indicative of our financial health and future performance.

We generally recognize revenue from subscription fees paid by customers ratably over the terms of their subscription agreements. As a result, most of the subscription revenue we report in each quarter is the result of agreements entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any one quarter will not be fully reflected in our revenue results for that quarter. Any such decline, however, will negatively affect our revenue in future quarters. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as subscription revenue from new customers must be recognized over the applicable subscription terms.

Our sales cycle can be lengthy and unpredictable, which may cause our operating results to vary significantly.

Our sales cycle, which is the time between initial contact with a potential new customer and the ultimate sale to that customer, is often lengthy and unpredictable. Potential new customers typically spend significant time and resources evaluating product offering solutions, which requires us to expend substantial time, effort, and money educating them about the value of our platform. Accordingly, it is difficult for us to forecast when or if a sale will close or the size of any specific sales to new customers. In addition, customers may delay their purchases from one quarter to another as they wait for us to develop new features, assess their budget constraints, or forecast future business activity. Any delay in closing, or failure to close, sales in a particular quarter or year could significantly harm our projected growth rates and could cause our operating results to vary significantly.

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Covenant restrictions in our existing or future debt instruments may limit our flexibility to operate and grow our business, and if we are not able to comply with such covenants or pay amounts when due, our lenders could accelerate our indebtedness, proceed against certain collateral or exercise other remedies, which could have a material adverse effect on us.

On February 19, 2021, we entered into the Loan Agreement with CP BF. The Loan Agreement contains a number of provisions that impose operating and financial restrictions which, subject to certain exceptions, limit our ability to, among other things: incur additional indebtedness, pay dividends or make distributions or redeem or repurchase our securities, make certain investments, grant liens on assets, sell or dispose of any material assets; and acquire the assets of, or merge or consolidate with, other companies. Additionally, the Loan Agreement contains affirmative covenants that require to us take, and have taken by certain dates, specific actions, some of which have not been satisfied. As a result, on August 24, 2023, we entered into the Original Forbearance Agreement, as amended by the Forbearance Amendment dated as of December 14, 2023, under which we acknowledged that we were in default of several obligations and such holder acknowledged such defaults and agreed, subject to certain conditions, not to exercise any right or remedy under the Loan Agreement, including its right to accelerate the aggregate amount outstanding under the Loan Agreement, until June 14, 2024.

Complying with these covenants, as well as those that may be contained in any future debt agreements, may limit our ability to finance our future operations or working capital needs or to take advantage of future business opportunities. Our ability to comply with these covenants will depend on our future performance, which may be affected by events beyond our control. If we do not maintain and regain compliance with our continuing obligations or any covenants, terms and conditions of the Loan Agreement, after the expiration of the Forbearance Agreement, we could be in default and required to repay outstanding borrowings on an accelerated basis, which could subject us to decreased liquidity and other negative impacts on our business, results of operations and financial condition. In the case of an event of default, we may not have sufficient funds available to make the required payments under the Loan Agreement and may not be able to borrow sufficient funds to refinance the Loan Agreement. Even if new financing is available, it may not be on terms that are acceptable to us. If we are unable to repay amounts owed under the terms of the Loan Agreement, our Lender may choose to exercise its remedies in respect to the collateral, including a foreclosure of their lien (which may result in a sale of certain of our assets to satisfy our obligations under the Loan Agreement or ultimately in a bankruptcy or liquidation). The foregoing would materially and adversely affect the ongoing viability of our business.

The impacts of geopolitical, macroeconomic, and market conditions, including pandemics, epidemics and other public health crises, have had, and may continue to have, a significant effect on our industry, which in turn affects how we and our customers are operating our respective businesses. Our business is susceptible to declines or disruptions in the demand for meetings and events, including those due to economic downturns, natural disasters, geopolitical upheaval, and global pandemics.

The macroeconomic impacts of geopolitical events, such as pandemics, inflation, labor shortages, lack of access to capital, lack of consumer confidence, supply chain disruptions, and market volatility can pose risks to our and our customers’ business. Uncertainty about the duration of these negative macroeconomic conditions have impacted fiscal and monetary policy, including increases in interest rates, increased labor costs, and decreased corporate and consumer spending. The effects from a broadening or protracted extension of these conditions could result in a decrease in overall economic activity, hinder economic growth, or cause a recession in the United States or in the global economy. We sell our products throughout the United States, as well as in several international countries, commercial and non-profit customers. As a result, our business may be harmed by factors in the United States and other countries such as disruptions in financial markets; reductions in spending, or downturns in economic activity in specific countries or regions, or in the various industries in which we operate; social, political, or labor conditions in specific countries or regions; or adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations. Further economic weakness and uncertainty may result in significantly decreased spending on our event marketing and management solutions, which may adversely affect harm our business.

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Our business depends on discretionary corporate spending. Negative macroeconomic conditions may adversely affect our customers’ businesses and reduce our customers’ operating expense budgets, which could result in reduced demand for our product offerings or cancellations, increased demands for pricing accommodations or higher rates of delays in collection of, or losses on, our accounts receivable, which could adversely affect our results of operations and financial position. During periods of economic slowdown and recession, consumers have historically reduced their discretionary spending, and our ability to sign new customers, and to upsell to and renew contracts with our existing customers may be significantly impacted. Additionally, challenging economic conditions also may impair the ability of our customers to pay for products and services they have purchased. As a result, our cash flow may be negatively impacted and our allowance for credit losses and write-offs of accounts receivable may increase. If we are unable to offset any decrease in revenue by increasing sales to new or existing customers, or otherwise offset higher costs through price increases, our revenue may decline. The extent to which the ongoing impacts of these negative macroeconomic conditions will impact our business, results of operations, and financial position is uncertain and will depend on political, social, economic, and regulatory factors that are outside of our control, including actions that may be taken by regulators and businesses (including our customers) in response to the macroeconomic uncertainty. Our business and financial performance may be unfavorably impacted in future periods if a significant number of our customers are unable to continue as viable businesses or they significantly reduce their operating budgets, or if there is a reduction in business confidence and activity, a decrease in government, corporate and consumer spending, or a decrease in growth in the overall market, among other factors.

Our business and financial performance are affected by the health of the worldwide meetings and events industry. Meetings and events are sensitive to business-related discretionary spending levels and tend to grow more slowly or even decline during economic downturns. Decreased expenditures by marketers and participants could also result in decreased demand for our product offerings, thereby causing a reduction in our sales. The impact of economic slowdowns on our business is difficult to predict, but has and may continue to result in reductions in events and our ability to generate revenue.

Cybersecurity and data security breaches and ransomware attacks may create financial liabilities for us, damage our reputation, and harm our business.

Our customers provide us with information that our solutions store, some of which is confidential information. In addition, we store personal information about our employees. We have security systems and information technology infrastructure designed to protect against unauthorized access to such information and money, but we may not be successful in protecting against all security breaches and cyber-attacks. Threats to and breaches of our information technology security can take various forms, including viruses, worms, ransomware, and other malicious software programs, or actions or omissions by an employee. Significant cybersecurity or data security breaches could result in the loss of business, litigation, regulatory investigations, loss of customers, and penalties that could damage our reputation and adversely affect the growth of our business.

In some cases, we must rely on the safeguards put in place by third parties to protect against security threats. These third parties, including vendors that provide products and services for our operations and our network of business application providers, could also be a source of security risk to us in the event of a failure of their own security systems and infrastructure, whether unintentionally or through a malicious backdoor. We do not review the software code included in third-party integrations in all instances.

Because the techniques used to obtain unauthorized access, sabotage systems, or otherwise access data and/or data backups change frequently and generally are not recognized until launched against a target, we or these third parties have been and, in the future, may be unable to anticipate these techniques or to implement adequate preventative measures. With the increasing frequency of cyber-related frauds to obtain inappropriate payments, we need to ensure our internal controls related to authorizing the transfer of funds are adequate. We may also be required to expend resources to remediate cyber-related incidents or to enhance and strengthen our cyber security. Any of these occurrences could create liability for us, put our reputation in jeopardy, and harm our business.

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Privacy and data security laws and regulations could impose additional costs and reduce demand for our solutions.

We store and transmit personal information relating to our employees, customers, prospective customers, and other individuals, and our customers use our technology platform to store and transmit a significant amount of personal information relating to their customers, vendors, employees, and other industry participants. Federal, state, and foreign government bodies and agencies have adopted, and are increasingly adopting, laws and regulations regarding the collection, use, processing, storage, and disclosure of personal or identifying information obtained from customers and other individuals. These obligations have and will likely continue to increase the cost and complexity of delivering our services.

In addition to government regulation, privacy advocates and industry groups may propose various self-regulatory standards that may legally or contractually apply to our business. As new laws, regulations, and industry standards take effect, and as we offer new services in new markets, market segments and, potentially, new industries, we will need to understand and comply with various new requirements, which may impede our plans for growth or result in significant additional costs. These laws, regulations, and industry standards have had, and will likely continue to have, negative effects on our business, including by increasing our costs and operating expenses, and/or delaying or impeding our deployment of new or existing core functionality. Failure to comply with these laws, regulations, and industry standards could result in negative publicity, subject us to fines or penalties, expose us to litigation, or result in demands that we modify or cease existing business practices. Furthermore, privacy and data security concerns may cause our customers’ customers, vendors, employees, and other industry participants to resist providing the personal information necessary to allow our customers to use our applications effectively, which could reduce overall demand for our product offerings. Any of these outcomes could harm our business.

Our product offerings, solutions, and internal systems, as well as external internet infrastructure, may be subject to disruption that could harm our reputation and future sales or result in claims against us.

Because our operations involve delivering engagement solutions to our customers through a cloud-based software platform, our continued growth depends in part on the ability of our platform and related computer equipment, third-party data centers, infrastructure, and systems to continue to support our product offerings. In addition, in delivering our products to customers, we are reliant on internet infrastructure limitations. In the past, we have experienced temporary and limited platform disruptions, outages in our product functionality, and degraded levels of performance due to human and software errors, file corruption, and first and third-party capacity constraints associated with the number of customers accessing our products simultaneously. While our past experiences have not materially impacted us, in the future we may face more extensive disruptions, outages, or performance problems. In addition, malicious third parties may also conduct attacks designed to sabotage, impede the performance, or temporarily deny customers access to, our product offerings. If an actual or perceived disruption, outage, performance problem, or attack occurs, it could harm our reputation and the market perception of our product offerings; divert the efforts of our technical and management personnel; impair our ability to operate our business; cause us to lose customer information; or harm our customers’ businesses. Any of these events may increase non-renewals, limit our ability to acquire new customers, result in delayed or withheld payments from customers, or result in claims against us.

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Undetected defects in our product offerings could harm our reputation or decrease market acceptance of our product offerings, which would harm our business and results of operations.

Our product offerings may contain undetected defects, such as errors or bugs. We have experienced such defects in the past in connection with new solutions and solution upgrades, and we expect that such defects may be found from time to time in the future. Despite testing by us, defects may not be found in our product offerings until they are deployed to or used by our customers. In the past, we have discovered software defects in our product offerings after they have been deployed to customers.

Defects, disruptions in service, or other performance problems may damage our customers’ business and could hurt our reputation. We may be required, or may choose, for customer relations or other reasons, to expend additional resources to correct actual or perceived defects in our product offerings. If defects are detected or perceived to exist in our product offerings, we may experience negative publicity, loss of competitive position, or diversion of the attention of our key personnel; our customers may delay or withhold payment to us or elect not to renew their subscriptions; other significant customer relations problems may arise; or we may be subject to liability claims for damages. A material liability claim or other occurrence that harms our reputation or decreases market acceptance of our product offerings may harm our business and results of operations.

We rely on internet infrastructure, bandwidth providers, data center providers, other third parties, and our own systems for providing solutions to our customers, and any failure or interruption in the services provided by these third parties or our own systems could expose us to litigation and negatively impact our relationships with customers, adversely affecting our brand and our business.

Our ability to deliver our solutions is dependent on the development and maintenance of the infrastructure of the Internet and other telecommunications services by third parties. We currently host our technology platform, serve our customers and members, and support our operations primarily using third-party data centers and telecommunications solutions, including cloud infrastructure services such as Amazon Web Services (“AWS”) and Google Cloud. We do not have control over the operations of the facilities of our data center providers, AWS, or Google Cloud. These facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures, and other events. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems could result in lengthy interruptions in our product offerings. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism, and other misconduct. Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with customers and harm our business and could expose us to third-party liabilities.

For some of these services, we may not maintain redundant systems or facilities. Our technology platform’s continuing and uninterrupted performance is critical to our success. Members may become dissatisfied by any system failure that interrupts our ability to provide our solutions to them. We may not be able to easily switch our AWS and Google Cloud operations to another cloud service provider if there are disruptions or interference with our use of AWS or Google Cloud. Sustained or repeated system failures would reduce the attractiveness of our technology platform to customers and members and result in contract terminations, thereby reducing revenue. Moreover, negative publicity arising from these types of disruptions could damage our reputation and may adversely impact use of our existing and future offerings. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service. Neither our third-party data and call center providers nor AWS or Google Cloud have an obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with these providers on commercially reasonable terms, if our agreements with our providers are prematurely terminated, or if in the future we add additional data or call center providers or cloud service providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new providers. If these providers were to increase the cost of their services, we may have to increase the price of our existing and future offerings. Any such increased costs or pricing may have a negative effect on our customer relationships and may adversely affect our business and results of operations.

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If we fail to effectively maintain and enhance our brands, our business may suffer.

We believe that continuing to strengthen our brands will be critical to achieving widespread acceptance of our product offerings and will require continued focus on active marketing efforts. Our brand awareness efforts will require continued investment across our business, particularly as we introduce new solutions that we develop or acquire and as we continue to expand in new markets. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building our brand. If we fail to promote and maintain our brands, or if we incur substantial expense in an unsuccessful attempt to promote and maintain our brand, our business could be harmed.

Any failure to offer high-quality customer support services could adversely affect our relationships with our customers and our operating results.

Our customers depend on our support to assist with their needs. We may be unable to accurately predict our customers’ demand for services or respond quickly enough to accommodate short-term increases in customer or member demand for services. Increased customer demand for our product offerings, without a corresponding increase in productivity or revenue, could increase costs and adversely affect our operating results. Any failure to maintain high-quality customer support, or a market perception that we do not maintain high-quality customer support, could adversely affect our reputation, our ability to sell our product offerings to existing and prospective customers, our relationships with third parties and our ability to form new partnerships, and our business and operating results.

Our ability to use our net operating loss to offset future taxable income may be subject to certain limitations.

We have incurred substantial losses during our history and do not expect to become profitable in the near future and may never achieve profitability. Under current U.S. federal income tax law, unused losses for the tax year ended December 31, 2017 and prior tax years will carry forward to offset future taxable income, if any, until such unused losses expire, and unused federal losses generated after December 31, 2017 will not expire and may be carried forward indefinitely, but will be only deductible to the extent of 80% of current year taxable income in any given year. Many states have similar laws.

In addition, both current and future unused net operating loss (“NOL”) carryforwards and other tax attributes may be subject to limitation under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in equity ownership by certain stockholders over a rolling three-year period. Additional ownership changes in the future could result in additional limitations on our NOL carryforwards. Consequently, even if we achieve profitability, we may not be able to utilize a material portion of our NOL carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations.

We may need to make significant investments in software development and equipment to improve our business.

To improve the scalability, security, performance, efficiency, availability, and failover aspects of our product offerings, and to support the expansion of our product offerings and stay competitive, we may need to make significant capital equipment expenditures and also invest in additional software and infrastructure development. If we experience increasing demand in subscriptions, we may not be able to augment our infrastructure quickly enough to accommodate such increasing demand. To reach the goal of supporting the increasing demand, we will need additional capital to make the investments in software development and equipment either through operations or through financing. Additionally, we are continually updating our software, creating expenses for us. We may also need to review or revise our software architecture and user experience as we grow, which may require significant resources and investments. Any of these factors could negatively impact our business and results of operations.

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Adverse litigation results could have a material adverse impact on our business.

We are, have been, and may be involved in regulatory and government investigations and other proceedings, involving competition, intellectual property, data security and privacy, bankruptcy, tax and related compliance, labor and employment, commercial disputes, and other matters. Such claims, suits, actions, regulatory and government investigations, and other proceedings can impose a significant burden on management and employees, could prevent us from offering one or more of our products, services, or features to customers, could require us to change our technology or business practices, or could result in monetary damages, fines, civil or criminal penalties, reputational harm, or other adverse consequences. Adverse outcomes in some or all of these claims may result in significant monetary damages or injunctive relief that could adversely affect our ability to conduct our business. Litigation and other claims are subject to inherent uncertainties and management’s view of the materiality or likely outcome of any such matters may change in the future. A material adverse impact in our consolidated financial statements could occur for the period in which the effect of an unfavorable outcome becomes probable and reasonably estimable.

Failure to protect or enforce our intellectual property rights could harm our business and results of operations.

To establish and protect our proprietary rights, we rely on a combination of trademarks and trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights. As of December 31, 2023, we held two registered trademarks in the United States: Banzai and Demio. We believe that our intellectual property is an essential asset of our business. If we do not adequately protect our intellectual property, our brand and reputation could be harmed and competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business, negatively affect our position in the marketplace, limit our ability to commercialize our technology, and delay or render impossible our achievement of profitability. A failure to protect our intellectual property in a cost-effective and meaningful manner could have a material adverse effect on our ability to compete. We regard the protection of our intellectual property as critical to our success.

We strive to protect our intellectual property rights by relying on federal, state, and common law rights and other rights provided under foreign laws. These laws are subject to change at any time and could further restrict our ability to protect or enforce our intellectual property rights. In addition, the existing laws of certain foreign countries in which we operate may not protect our intellectual property rights to the same extent as do the laws of the United States.

We generally enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with other parties, with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, we may not be successful in executing these agreements with every party who has access to our confidential information or contributes to the development of our intellectual property.

The agreements that we execute may be breached, and we may not have adequate remedies for any such breach. These contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our intellectual property or deter independent development of similar intellectual property by others.

Obtaining and maintaining effective intellectual property rights is expensive, including the costs of monitoring unauthorized use of our intellectual property and defending our rights. We make business decisions about when to seek patent protection for a particular technology and when to rely upon trade secret protection, and the approach we select may ultimately prove to be inadequate. We strive to protect certain of our intellectual property rights through filing applications for trademarks, patents, and domain names in a number of jurisdictions, a process that is expensive and may not be successful in all jurisdictions. However, there is no assurance that any resulting patents or other intellectual property rights will adequately protect our intellectual property, or provide us with any competitive advantages. Moreover, we cannot guarantee that any of our pending patent or trademark applications will issue or be approved. Even where we have intellectual property rights, they may later be found to be unenforceable or have a limited scope of enforceability. In addition, we may not seek to pursue such protection in every jurisdiction. The United States Patent and Trademark Office also requires compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process and after a patent has issued. Noncompliance with such requirements and processes may result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to develop and commercialize substantially similar and competing applications, which would harm our business.

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We believe it is important to maintain, protect, and enhance our brands. Accordingly, we pursue the registration of domain names and our trademarks and service marks in the United States. Third parties may challenge our use of our trademarks, oppose our trademark applications, or otherwise impede our efforts to protect our intellectual property in certain jurisdictions. In the event that we are unable to register our trademarks in certain jurisdictions, we could be forced to rebrand our solutions, which would result in loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors and others could also attempt to capitalize on our brand recognition by using domain names or business names similar to ours. Domain names similar to ours have been registered in the United States and elsewhere. We may be unable to prevent third parties from acquiring or using domain names and other trademarks that infringe on, are similar to, or otherwise decrease the value of, our brands, trademarks, or service marks. We also may incur significant costs in enforcing our trademarks against those who attempt to imitate our brand and other valuable trademarks and service marks.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. We may not be able to detect infringement or unauthorized use of our intellectual property rights, and defending or enforcing our intellectual property rights, even if successfully detected, prosecuted, enjoined, or remedied, could result in the expenditure of significant financial and managerial resources. Litigation has in the past and may be necessary in the future to enforce our intellectual property rights, protect our proprietary rights, or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could harm our business. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, countersuits, and adversarial proceedings such as oppositions, inter partes review, post-grant review, re-examination, or other post-issuance proceedings, that attack the validity and enforceability of our intellectual property rights. An adverse determination of any litigation proceeding could adversely affect our ability to protect the intellectual property associated with our product offerings. Further, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation there could be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Class A Common Stock. If we fail to maintain, protect, and enhance our intellectual property rights, our business may be harmed and the market price of Class A Common Stock could decline.

Our competitors also may independently develop similar technology that does not infringe on or misappropriate our intellectual property rights. The laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and mechanisms for enforcement of intellectual property rights may be inadequate. Effective patent, trademark, copyright, and trade secret protection may not be available to us in every country in which our solutions or technology are developed. Further, legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights are uncertain. The laws in the United States and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property. Our failure to meaningfully protect our intellectual property could result in competitors offering solutions that incorporate our most technologically advanced features, which could seriously reduce demand for existing and future offerings.

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Third parties may initiate legal proceedings alleging that we are infringing or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could harm our business.

Our success depends in part on our ability to develop and commercialize our offerings and use our proprietary technology without infringing the intellectual property or proprietary rights of third parties. Intellectual property disputes can be costly to defend and may cause our business, operating results, and financial condition to suffer. As the MarTech industry in the United States expands and more patents are issued, the risk increases that there may be patents issued to third parties that relate to our offerings and technology of which we are not aware or that we must challenge to continue our operations as currently contemplated. Whether merited or not, we may face allegations that we, our partners, our licensees, or parties indemnified by us have infringed or otherwise violated the patents, trademarks, copyrights, or other intellectual property rights of third parties. Such claims may be made by competitors seeking to obtain a competitive advantage or by other parties.

Additionally, in recent years, individuals and groups have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements from companies like ours. We may also face allegations that our employees have misappropriated the intellectual property or proprietary rights of their former employers or other third parties. It may in the future be necessary for us to initiate litigation to defend ourselves in order to determine the scope, enforceability, and validity of third-party intellectual property or proprietary rights, or to establish our respective rights. Regardless of whether claims that we are infringing patents or other intellectual property rights have merit, such claims can be time-consuming, divert management’s attention and financial resources, and can be costly to evaluate and defend. Results of any such litigation are difficult to predict and may require us to stop commercializing or using our solutions or technology, obtain licenses, modify our solutions and technology while we develop non-infringing substitutes, or incur substantial damages, settlement costs, or face a temporary or permanent injunction prohibiting us from marketing or providing the affected solutions. If we require a third-party license, it may not be available on reasonable terms or at all, and we may have to pay substantial royalties, upfront fees, or grant cross-licenses to intellectual property rights for our solutions. We may also have to redesign our solutions so that they do not infringe third-party intellectual property rights, which may not be possible or may require substantial monetary expenditures and time, during which our technology and solutions may not be available for commercialization or use. Even if we have an agreement to indemnify us against such costs, the indemnifying party may be unable to uphold its contractual obligations. If we cannot or do not obtain a third-party license to the infringed technology, license the technology on reasonable terms, or obtain similar technology from another source, our revenue and earnings could be adversely impacted.

From time to time, we have been and may be subject to legal proceedings and claims in the ordinary course of business with respect to intellectual property. Some third parties may be able to sustain the costs of complex litigation more effectively than we can because they have substantially greater resources. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of Class A Common Stock. Moreover, any uncertainties resulting from the initiation and continuation of any legal proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our operations. Assertions by third parties that we violate their intellectual property rights could therefore harm our business.

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Our use of open source software could adversely affect our ability to offer our solutions and subject us to possible litigation.

We use open source software in connection with our existing offerings and may continue to use open source software in connection with our future offerings. Some of these licenses contain requirements that we make available source code for modifications or derivative works we create based upon the open source software, and that we license such modifications or derivative works under the terms of a particular open source license or other license granting third-parties certain rights of further use. By the terms of certain open source licenses, we could be required to release the source code of our proprietary software and to make our proprietary software available under open source licenses, if we combine and/or distribute our proprietary software with open source software in certain manners. Although we monitor our use of open source software, we cannot be sure that all open source software is reviewed prior to use in our proprietary software, that our programmers have not incorporated open source software into our proprietary software, or that they will not do so in the future. Additionally, the terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts.

There is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide our existing and future offerings to our customers and members. In addition, the terms of open source software licenses may require us to provide software that we develop using such open source software, to others, including our competitors, on unfavorable license terms. As a result of our current or future use of open source software, we may face claims or litigation, be required to release our proprietary source code, pay damages for breach of contract, re-engineer our technology, discontinue sales in the event re-engineering cannot be accomplished on a timely basis, or take other remedial action that may divert resources away from our development efforts, any of which could harm our business.

Risks Related to the Offering and Ownership of Our Securities

Purchasers in the offering will suffer immediate dilution.

If you purchase securities in this offering, the value of your shares based on our net tangible book value will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At the assumed public offering price of $[  ] per share, purchasers of common stock in this offering will experience immediate dilution of approximately $([  ]) per share. See “Dilution.”

The Common Warrants are speculative in nature.

The Common Warrants will be exercisable for five years from the date of initial issuance at an assumed exercise price of $[  ] per share (assuming an exercise price equal to 100% of the assumed public offering price per share of Class A Common Stock). There can be no assurance that the market price of Class A Common Stock will ever equal or exceed the exercise price of the Common Warrants. In the event that our Class A Common Stock price does not exceed the exercise price of the Common Warrants during the period when the Common Warrants are exercisable, a holder of the Common Warrants may be unable to profit from exercising such Common Warrants before they expire.

The Pre-Funded Warrants or the Common Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited.

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The Common Warrants may not have any value.

Each Common Warrant has an exercise price per share equal to the public offering price of the shares of Class A Common Stock in this offering and expires on the fifth anniversary of its original issuance date. In the event the market price per share of Class A Common Stock does not exceed the exercise price of the Common Warrants during the period when the Common Warrants are exercisable, the Common Warrants may not have any value.

The best efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent is offering the shares of Class A Common Stock, Common Warrants and Pre-Funded Warrants in this offering on a best efforts basis. The Placement Agent is not required to purchase any securities, but will use its best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us or, if consummated, the amount of proceeds to be received. The success of this offering will impact our ability to use the proceeds to execute our business plan. An adverse effect on the business may result from raising less than anticipated and from the fact that there is no minimum raise.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

Except as otherwise provided in the Common Warrants and Pre-Funded Warrants, holders of Common Warrants and Pre-Funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Common Warrants or Pre-Funded Warrants and acquire our Class A Common Stock.

Except as otherwise provided in the Common Warrants and Pre-Funded Warrants, until holders of Common Warrants or Pre-Funded Warrants acquire our Class A Common Stock upon exercise of the Common Warrants or Pre-Funded Warrants, holders of Common Warrants and Pre-Funded Warrants will have no rights with respect to our Class A Common Stock underlying such Common Warrants and Pre-Funded Warrants. Upon exercise of the Common Warrants and Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our Class A Common Stock only as to matters for which the record date occurs after the exercise date.

This is a best efforts offering; no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of securities offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

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Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of our securities in this offering to pay off a portion of the currently outstanding debt, and for general corporate purposes, including working capital, operating expenses and capital expenditures. Except for the proceeds we intend to use to pay off a portion of the currently outstanding debt, we have not reserved or allocated specific amounts for any of these purposes, and we cannot specify with certainty how we will use the net proceeds (see “Use of Proceeds”). Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

Our use of proceeds may not increase the value of your investment.

The use of a portion of the proceeds from the sale of our securities in this offering to pay off debt instead of using such proceeds for working capital or otherwise in furtherance of the Company’s business objectives may not increase the value of your investment.

In order to support the growth of our business and repay our indebtedness, we will need to seek capital through new equity or debt financings or incur additional indebtedness under our credit facilities, which sources of additional capital may not be available to us on acceptable terms or at all.

Our operations have consumed substantial amounts of cash since inception, and we intend to continue to make significant investments to support our business growth, respond to business challenges or opportunities, develop new applications and solutions, enhance our existing product offerings, enhance our operating infrastructure, and acquire complementary businesses and technologies. For the years ended December 31, 2023 and 2022, Legacy Banzai’s net cash used in operating activities was $1.6 million and $5.2 million, respectively. As of March 31, 2024, December 31, 2023 and 2022, Banzai and Legacy Banzai, respectively, had $1.0 million, $2.1 million and $1.0 million of cash, respectively, which was held for working capital purposes. As of March 31, 2024, December 31, 2023 and 2022, Banzai and Legacy Banzai, respectively, had borrowings of $16.8 million, $16.2 million and $13.7 million, respectively, outstanding under its term loans and promissory notes.

Our future capital requirements may be significantly different from previous estimates and will depend on many factors, including the need to:

●	finance unanticipated working capital requirements;

●	develop or enhance our technological infrastructure and our existing product offerings;

●	fund strategic relationships, including joint ventures and co-investments;

●	fund additional implementation engagements;

●	respond to competitive pressures; and

●	acquire complementary businesses, technologies, products, or services.

Accordingly, we may need to engage in equity or debt financings to secure additional funds. We entered into the SEPA with an entity managed by Yorkville to provide liquidity to us after the Business Combination, but there can be no guarantee that we will be able to affect any advances under the SEPA or to secure additional financing on favorable terms, or at all. To the extent that cash on hand and cash generated from operations are not sufficient to fund capital requirements, or if we do not meet the conditions to sell shares to Yorkville under the SEPA, we may require proceeds from asset sales, additional debt, equity financing, or alternative financing structures. In addition, if we do not identify additional financing to refinance our existing Loan Agreement prior to the expiration of the forbearance granted by our Lender through June 14, 2024, we will be in default of our obligations under the Loan Agreement. Additional financing may not be available on favorable terms, or at all.

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If we raise additional funds through further issuances of equity or convertible debt securities, including shares of Class A Common Stock issued in connection with advances under the SEPA or upon exercise of the GEM Warrant, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of shares of our Class A Common Stock. Any debt financing secured by us in the future could involve additional restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, during times of economic instability, it has been difficult for many companies to obtain financing in the public markets or to obtain debt financing, and we may not be able to obtain additional financing on commercially reasonable terms, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we need or want it, it could harm our business.

Future sales of shares of Class A Common Stock may depress their stock price.

Future sales of shares of Class A Common Stock in the public market, including the resale of shares pursuant to our effective registration statements or pursuant to Rule 144, could depress the stock price. See “Sales of a substantial number of shares of Class A Common Stock in the public market pursuant to our registration statements could reduce the market price of Class A Common Stock.” Subject to certain exceptions, the Amended and Restated Registration Rights Agreement executed at the time of the Closing provides for certain restrictions on transfer with respect to our securities. Such restrictions began upon the Closing and end the earliest of (A) 180 days after the Closing and (B) the first date on which (x) the closing price of our Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in our stockholders having the right to exchange their shares of our Class A Common Stock for cash, securities, or other property.

In connection with the execution of the Merger Agreement, we and certain stockholders of Legacy Banzai, including Legacy Banzai’s officers, directors, and certain holders of 10% or more of the outstanding shares of Legacy Banzai Common Stock as of the date of the Merger Agreement, entered into the lock-up agreements effective as of the Closing Date (the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, such stockholders agree not to, without our prior written consent (subject to certain exceptions): (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Act and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by him, her, or it immediately after the Closing, any shares of Common Stock issuable upon the exercise of options to purchase shares, or any securities convertible into or exercisable or exchangeable for Common Stock held by him, her, or it immediately after such closing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until 180 days after the Closing.

Additionally, Cantor is subject to a 12-month lock-up period with respect to Class A Common Stock issued pursuant to the Fee Reduction Agreement, subject to customary exceptions.

However, equity holders not subject to a lock-up and, following the expiration of the applicable lock-up periods, such equity holders referred to above will not be restricted from selling shares of our Common Stock held by them, other than by applicable securities laws, and sales could occur at any time and such sales could depress the stock price.

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Issuances of shares of our Class A Common Stock pursuant to any Advances under the SEPA and conversion of any amounts under the Yorkville Promissory Notes, exercise of the GEM Warrant and conversion of any amounts under the GEM Promissory Note, and conversion of any amounts under the Senior Convertible Notes would result in substantial dilution of our stockholders and may have a negative impact on the market price of our Class A Common Stock.

At Closing, the Senior Convertible Notes and the obligation to issue the GEM Warrant automatically became our obligation. On December 15, 2023, we issued the GEM Warrant in the amount of 828,533 shares of Class A Common Stock at an exercise price of $6.49 per share, which will be adjusted to 105% of the then-current exercise price if, on the one-year anniversary date of the date of issuance, the GEM Warrant has not been exercised in full and the average closing price per share of shares of Class A Common Stock for the 10 days preceding the anniversary date is less than 90% of the initial exercise price. Additionally, the GEM Warrant contains weighted average anti-dilution provisions that provide that if the Company issues shares of Class A Common Stock, or securities convertible into or exercisable or exchangeable for, shares of Class A Common Stock at a price per share that is less than 90% of the exercise price then in effect or without consideration, then the exercise price of the GEM Warrant upon each such issuance will be adjusted to the price equal to 105% of the consideration per share paid for such Class A Common Stock or other securities. The issuance of shares of Class A Common Stock in this offering may cause such an adjustment in the exercise price of the GEM Warrant. GEM may exercise the GEM Warrant at any time and from time to time until December 14, 2026.

On February 5, 2024, we issued the GEM Promissory Note, which is convertible upon nonpayment of and in lieu of a monthly payment in the amount of $100,000, payable for ten months on the first of the month starting on March 1, 2024. The GEM Promissory Note provides for the issuance of shares of Class A Common Stock at a conversion price equal to the VWAP of the trading day immediately preceding the applicable payment due date. As of the date of this prospectus, we have issued an aggregate of 1,633,353 shares of Class A Common Stock to GEM in lieu of monthly payment obligations.

The shares of Class A Common Stock issuable pursuant to the GEM Warrant and the GEM Promissory Note, to the extent exercised, converted and issued, would impose significant dilution on our stockholders. Under the terms of the GEM Warrant and the GEM Promissory Note, as of July 30, 2024, [  ] and [  ] additional shares of Class A Common Stock may be issued assuming full exercise and conversion (and no adjustments to the exercise or conversion price thereof) of each of the GEM Warrant and the GEM Promissory Note, respectively, which would reflect approximately [  ]% or [  ]% respectively, of the outstanding shares of our Class A Common Stock as of July 30, 2024 after giving effect to such issuances.

Further, the shares of Class A Common Stock issuable pursuant to the Senior Convertible Notes, to the extent exercised, converted and issued, would impose significant dilution on our stockholders. Based on the total number of shares of Class A Common Stock outstanding as of July 30, 2024, and a stock price of $.15 per share, up to [  ] additional shares of Class A Common Stock may be issued assuming full conversion (and no adjustments to the conversion price thereof) of the Senior Convertible Notes, which would reflect approximately [  ]% of the outstanding shares of our Class A Common Stock as of July 30, 2024 after giving effect to such issuance.

Pursuant to the SEPA, subject to certain conditions and Yorkville’s right to require issuances while its promissory notes are outstanding, we have the option, but not the obligation, to sell to Yorkville, and Yorkville will subscribe for, an aggregate amount of up to $100,000,000 of shares of Class A Common Stock, at our request any time during the commitment period terminating on the 36-month anniversary of the Original SEPA; provided that any Advance Notice may only be made if (x) no amount remains outstanding on the Yorkville Promissory Notes, (y) there is an effective Resale Registration Statement filed with the SEC for the resale under the Securities Act, of the shares of Class A Common Stock to be issued pursuant to such Advance Notice, and (z) other customary conditions precedent are satisfied. The price at which we may issue and sell shares pursuant to an Advance under the SEPA may be at either (a) Pricing Option 1 or (b) Pricing Option 2, provided that we are subject to certain caps on the amount of shares of Class A Common Stock that we may sell pursuant to any advance under the SEPA.

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Additionally, at any time during the commitment period, provided there is a balance remaining outstanding under a Yorkville Promissory Note, Yorkville may deliver an Investor Notice, causing an Advance Notice to be deemed delivered to Yorkville, subject to certain conditions. As of July 30, 2024, 3,242,543 shares of Class A Common Stock had been issued upon conversion of the Yorkville Promissory Notes and the aggregate principal amount remaining outstanding under the Yorkville Promissory Notes was $1,950,000. In addition, 710,025 shares of Class A Common Stock had been issued in satisfaction of a deferred fee payment in the amount of $500,000. Assuming that (a) we issue and sell the full $100 million of shares of Class A Common Stock under the SEPA to Yorkville, (b) there are no beneficial ownership limitations, and (c) the issue price for such sales is $1.00 or $3.00 per share, such additional issuances would represent in the aggregate approximately 100,000,000 or 300,000,000 additional shares of Class A Common Stock, respectively, or approximately 74% or 89% of the total number of shares of Class A Common Stock outstanding as of July 30, 2024, after giving effect to such issuance.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

On February 5, 2024, we received a letter from the staff at Nasdaq notifying us that, for 30 consecutive business days prior to the date of the letter, our Market Value of Listed Securities was below the minimum of $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A). The staff at Nasdaq also noted that we were not in compliance with Nasdaq Listing Rule 5450(b)(3)(A), which requires listed companies to have total assets and total revenue of at least $50,000,000 each for the most recently completed fiscal year or for two of the three most recently completed fiscal years. We have 180 calendar days, or until August 5, 2024, to regain compliance.

On April 3, 2024, we received a second letter from the staff at Nasdaq notifying us that, for the 30 consecutive business days prior to the date of the letter, Class A Common Stock did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). Also on April 3, 2024, we received a third letter from the staff at Nasdaq notifying us that, for the 30 consecutive business days prior to the date of the third letter, our Market Value of Publicly Held Shares was below the minimum of $15 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(C). We have 180 calendar days, or until September 30, 2024, to regain compliance with these listing rules.

If, for any reason, Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a decrease in the number of institutional and general investors that will consider investing in our Class A Common Stock;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage;

●	a reduction in the number of market makers for our Class A Common stock and the number of broker-dealers willing to execute trades in shares of our Class A Common Stock;

●	a decreased ability to issue additional securities or obtain additional financing in the future; and

●	being subject to regulation in each state in which we offer our securities.

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If our Class A Common Stock ceases to be listed on a national securities exchange it will become subject to the so-called “penny stock” rules that impose restrictive sales practice requirements.

If we are unable to maintain the listing of our Class A Common Stock on The Nasdaq Global Market or another national securities exchange, our Class A Common Stock could become subject to the so-called “penny stock” rules if the shares have a market value of less than $5.00 per share. The SEC has adopted regulations that define a penny stock to include any stock that has a market price of less than $5.00 per share, subject to certain exceptions, including an exception for stock traded on a national securities exchange. The SEC regulations impose restrictive sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. This means that if we are unable maintain the listing of our Class A Common Stock on a national securities exchange, the ability of stockholders to sell their common stock in the secondary market could be adversely affected. If a transaction involving a penny stock is not exempt from the SEC’s rule, a broker-dealer must deliver a disclosure schedule relating to the penny stock market to each investor prior to a transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and its registered representative, current quotations for the penny stock, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the customer’s account and information on the limited market in penny stocks.

Our dual class common stock structure has the effect of concentrating voting power with our Chief Executive Officer and Co-Founder, Joseph Davy, which limits an investor’s ability to influence the outcome of important transactions, including a change in control.

Shares of our Class B Common Stock have 10 votes per share, while shares of our Class A Common Stock have one vote per share. Mr. Davy, who is our Chief Executive Officer and is Legacy Banzai’s Co-Founder, including his affiliates and permitted transferees, holds all of the issued and outstanding shares of Class B Common Stock. Accordingly, Mr. Davy held, directly or indirectly, approximately [ ]% of our outstanding voting power as of July 30, 2024 and is able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Mr. Davy may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing, or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale, and might ultimately affect the market price of Class A Common Stock.

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The market price of our Class A Common Stock has been, and is likely to continue to be, highly volatile, and you may lose some or all of your investment.

The market price of our Class A Common Stock has fluctuated, and may continue to fluctuate, significantly due to a number of factors, some of which may be beyond our control, including those factors discussed in this “Risk Factors” section and many others, such as:

●	actual or anticipated fluctuations in our financial condition and operating results, including fluctuations in its quarterly and annual results;

●	developments involving our competitors;

●	changes in laws and regulations affecting our business;

●	variations in our operating performance and the performance of our competitors in general;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	additions and departures of key personnel;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

●	publication of research reports about us or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	changes in the market valuations of similar companies;

●	overall performance of the equity markets;

●	sales of Common Stock by us or our stockholders in the future;

●	trading volume of Class A Common Stock;

●	significant lawsuits, including stockholder litigation;

●	failure to comply with the requirements of Nasdaq;

●	the impact of any natural disasters, pandemics, epidemics or other public health emergencies;

●	general economic, industry and market conditions and other events or factors, many of which are beyond our control; and

●	changes in accounting standards, policies, guidelines, interpretations, or principles.

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Volatility in the price of our Class A Common Stock could subject us to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

If securities or industry analysts do not publish research or reports about us, or publish negative reports, then our stock price and trading volume could decline.

The trading market for our Class A Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us. We do not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our Class A Common Stock or change their opinion, then the market price of our Class A Common Stock would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the market price of our Class A Common Stock or trading volume to decline.

We have incurred and will continue to incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, the listing standards of Nasdaq, and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations, and financial condition. Although we have already hired additional employees and engaged outside consultants to assist us in complying with these requirements, we will need to hire more employees in the future or may need to engage additional outside consultants, which will increase our operating expenses.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. These factors could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors (our “Board”), particularly to serve on our audit committee and compensation committee, and qualified executive officers. As a result of disclosure of information in this prospectus and in our other public filings, our business and financial condition will become more visible, which may result in pricing pressure from customers or an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of its management and harm our business.

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We have identified material weaknesses in our internal control over financial reporting in the past. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

Prior to the Closing of the Business Combination, Legacy Banzai was a private company with limited accounting personnel to adequately execute its accounting processes and limited supervisory resources with which to address its internal control over financial reporting. In connection with the audit of Legacy Banzai’s financial statements as of and for the year ended December 31, 2022 and continuing through the year ended December 31, 2023, Legacy Banzai identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Legacy Banzai’s annual or interim financial statements will not be prevented or detected on a timely basis.

Legacy Banzai did not design or maintain an effective control environment under the rules and regulations of the SEC. Accordingly and specifically, (i) management does not have appropriate IT general controls in place over change management, user access, cybersecurity, and reviews of service organizations, (ii) management does not have suitable entity level controls in place in accordance with the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control - Integrated Framework (2013) (“COSO”), including reviews of the financial statements, and certain entity level controls were not performed by management, and (iii) pervasive transactional and account level reconciliations and analyses are not performed, or not performed with sufficient detail to prevent or detect a material weakness. These issues related to managements controls over the review of complex significant transactions, complex debt and equity, income and sales taxes, & revenue recognition.

We have taken certain steps, such as recruiting additional personnel, in addition to utilizing third-party consultants and specialists, to supplement our internal resources, to enhance our internal control environment and plans to take additional steps to remediate the material weaknesses. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate how long it will take. We cannot assure you that the measures taken to date and to be taken in the future, will be sufficient to remediate the control deficiencies that led to Legacy Banzai’s material weakness in internal control over financial reporting or that it will prevent or avoid potential future material weaknesses. If the steps we take do not correct the material weakness in a timely manner, we will be unable to conclude that we maintain effective internal control over financial reporting. Accordingly, there could continue to be a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis.

Any failure to remediate existing material weaknesses, or to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Class A Common Stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq. We will not be required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and will therefore not be required to make a formal assessment of the effectiveness of control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our Class A Common Stock.

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Our executive officers and directors collectively beneficially own approximately 39.82% of the voting power of our outstanding Common Stock and have substantial control over us, which will limit your ability to influence the outcome of important transactions, including a change in control.

Our executive officers and directors, in the aggregate, beneficially own approximately 39.82% of the voting power of our outstanding shares of Common Stock as of the date of this prospectus, based on the number of shares outstanding as of July 30, 2024. As a result, these stockholders, if acting together, will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions, or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing, or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their Class A Common Stock as part of a sale of the Company, and might ultimately affect the market price of our Class A Common Stock.

It is not currently anticipated that we will pay dividends on shares of our Class A Common Stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the market price of Class A Common Stock.

It is currently anticipated that we will retain future earnings for the development, operation, and expansion of the business, and we do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to our stockholders will therefore be limited to the appreciation of their shares of Class A Common Stock. There is no guarantee that shares of Class A Common Stock will appreciate in value or even maintain the price at which stockholders have purchased their shares of Class A Common Stock.

The DGCL and our Charter and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Charter, our Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board and therefore depress the trading price of our Class A Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in our management. Among other things, our Charter and/or Bylaws include provisions regarding:

●	that shares of our Class B Common Stock are entitled to 10 votes per share;

●	the ability of the Board to issue shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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●	the limitation of the liability of, and the indemnification of, our directors and officers;

●	the requirement that a special meeting of stockholders may be called only by a majority of the entire Board, the chairperson of the Board or the Chief Executive Officer which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of Board and stockholder meetings;

●	the ability of the Board to amend the Bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Likewise, because our principal executive offices are located in Washington, the anti-takeover provisions of the Washington Business Corporation Act (the “WBCA”) may apply to us under certain circumstances now or in the future. These provisions prohibit a “target corporation” from engaging in any of a broad range of business combinations with any stockholder constituting an “acquiring person” for a period of five years following the date on which the stockholder became an “acquiring person.”

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or our management.

In addition, our Charter includes a provision substantially similar to Section 203 of the DGCL, which may prohibit certain stockholders holding 15% or more of our outstanding capital stock from engaging in certain business combinations with us for a specified period of time.

Our Charter designates the Court of Chancery of the State of Delaware and, to the extent enforceable, the federal district courts of the United States of America as the exclusive forums for substantially all disputes between us and our stockholders, which restricts our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, or employees.

Our Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of claims or causes of action under Delaware statutory or common law: any derivative claims or causes of action brought on our behalf; any claims or causes of action asserting a breach of a fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Charter, or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. In addition, our Charter provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Such provisions are intended to benefit and may be enforced by us and our officers and directors, employees and agents.

These provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find either choice of forum provisions contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

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The exclusive forum clause set forth in the Warrant Agreement may have the effect of limiting an investor’s rights to bring legal action and could limit the investor’s ability to obtain a favorable judicial forum.

The Warrant Agreement provides that (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York and (ii) we irrevocably submit to such jurisdiction, which jurisdiction will be exclusive. We have waived or will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. However, there is uncertainty as to whether a court would enforce these provisions and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of the Public Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Public Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and our Board.

We are an emerging growth company and smaller reporting company, and the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies may make our shares of Class A Common Stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of 7GC’s initial public offering (December 22, 2025), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

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In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a smaller reporting company as defined in the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our other periodic reports and proxy statements. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

We cannot predict if investors will find our Class A Common Stock less attractive because we may rely on these exemptions. If some investors find Class A Common Stock less attractive as a result, there may be a less active trading market for Class A Common Stock and its market price may be more volatile.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, our results of operations could be adversely affected.

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We will base our estimates on historical experience, known trends and events, and various other factors that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our financial statements include, but are not limited to, estimates of impairment on goodwill, recognition and measurement of convertible, warrants and SAFEs, including the valuation of the bifurcated embedded derivatives liabilities, and measurement and recognition of stock-based compensation. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our Class A Common Stock.

Additionally, we will regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to us. As a result of new standards, changes to existing standards, and changes in their interpretation, we might be required to change our accounting policies, alter our operational policies, and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or we may be required to restate our published financial statements. Such changes to existing standards or changes in their interpretation may have an adverse effect on our reputation, business, financial position, and profit.

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We may issue additional shares of Common Stock or Preferred Stock, including under our equity incentive plan. Any such issuances would dilute the interest of our stockholders and likely present other risks.

We may issue a substantial number of additional shares of Common Stock or Preferred Stock, including under our 2023 equity incentive plan, which had 3,576,076 unissued shares authorized as of December 31, 2023. Any such issuances of additional shares of Common Stock or Preferred Stock:

●	may significantly dilute the equity interests of our investors;

●	may subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded our Common Stock;

●	could cause a change in control if a substantial number of shares of our Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our Common Stock and/or Public Warrants.

Sales of a substantial number of shares of Class A Common Stock in the public market pursuant to our registration statements could reduce the market price of Class A Common Stock.

Sales of a substantial number of shares of Class A Common Stock in the public market pursuant to the Registration Statements on Form S-1 (File Nos. 333-276307 and 333-278871) (the “S-1 Registration Statements”) could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of Class A Common Stock intend to sell shares, could reduce the market price of Class A Common Stock. In particular, until such time as it is no longer effective, the S-1 Registration Statements permit the resale of shares held by the Sponsor, who has beneficial ownership of approximately 14.38% of our outstanding shares of Class A Common Stock, and Mr. Joseph Davy, who holds approximately 6.17% of outstanding Common Stock of the Company, including shares of both Class A Common Stock and Class B Common Stock and approximately 39.63% of our outstanding voting power, subject, in each case, to the applicable lock-up periods. The resale, or expected or potential resale, of a substantial number of shares of our Class A Common Stock in the public market could adversely affect the market price for Class A Common Stock and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares registered pursuant to the S-1 Registration Statements, the selling securityholders will continue to offer the securities covered thereby pursuant to the S-1 Registration Statements or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to any of our registration statements may continue for an extended period of time. We may also file additional registration statements in connection with the possible sale of other securities.

If certain holders of Class A Common Stock sell a significant portion of their securities, it may negatively impact the market price of the shares of Class A Common Stock and such holders still may receive significant proceeds.

As of the date of this prospectus, the market price of our Class A Common Stock is below $10.00 per share, which was the price per unit sold in the IPO, the per-share value of the consideration issued to Legacy Banzai stockholders upon consummation of the Business Combination. However, certain of our stockholders hold shares of Class A Common Stock that were originally purchased by the Sponsor in a private placement prior to the IPO (“Founder Shares”) and may nonetheless be inclined to sell such Founder Shares, as they were originally purchased at an effective price significantly less than $10.00 per share. The currently outstanding 5,064,110 Founder Shares, representing 14.38% of our Class A Common Stock as of July 30, 2024, were purchased at an effective price of $[  ] per share. Accordingly, holders of the Founder Shares could sell their securities at a per-share price that is less than $10.00 and still realize a significant profit from the sale of those securities that could not be realized by our other stockholders. On July 29, 2024, the closing price of our Class A Common Stock was $.15. Based on this closing price, the aggregate sales price of the Founder Shares would be approximately $0.8 million.

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It is not possible to predict the actual number of shares we will sell under the SEPA, or the actual gross proceeds resulting from those sales. Further, we may not have access to any or the full amount available under the SEPA.

On December 14, 2023, we entered into the SEPA with Yorkville, pursuant to which Yorkville has committed to purchase up to $100 million of Class A Common Stock, pursuant to Advance Notices delivered by the Company any time during the commitment period terminating on the 36-month anniversary of the SEPA; provided that any Advance Notice may only be made if (x) no amount remains outstanding on the Yorkville Promissory Notes, (y) there is an effective Resale Registration Statement filed with the SEC for the resale under the Securities Act of the shares of Class A Common Stock to be issued pursuant to such Advance Notice, and (z) other customary conditions precedent. Additionally, at any time during the commitment period, provided there is a balance remaining outstanding under a Yorkville Promissory Note, Yorkville may deliver an Investor Notice, causing an Advance Notice to be deemed delivered to Yorkville, subject to certain conditions.

Save for the issuance of shares of Class A Common Stock following receipt of an Investor Notice (as defined in the SEPA) or pursuant to conversion of a Yorkville Promissory Note, we generally have the right to control the timing and amount of any sales of shares of Class A Common Stock to Yorkville under the SEPA. Sales of Class A Common Stock, if any, to Yorkville under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Yorkville all, some or none of the shares of Class A Common Stock that may be available for us to sell to Yorkville pursuant to the SEPA.

Because the purchase price per share to be paid by Yorkville for the shares of Class A Common Stock that we may elect to sell to Yorkville under the SEPA, if any, will fluctuate based on the market prices of Class A Common Stock prior to each sale made pursuant to the SEPA, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Class A Common Stock that we will sell to Yorkville under the SEPA, the purchase price per share that Yorkville will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by Yorkville under the SEPA, if any.

Moreover, although the SEPA provides that we may issue up to an aggregate of $100 million of our Class A Common Stock to Yorkville, only 5,726,282 shares of Class A Common Stock (excluding 300,000 shares issued to Yorkville in lieu of a commitment fee at Closing) were registered for resale under the S-1 Registration Statement. If we issue to Yorkville all of the 5,726,282 shares of Class A Common Stock registered for resale under the S-1 Registration Statement, depending on the market price of our Class A Common Stock prior to each Advance made pursuant to the SEPA, the actual gross proceeds from the sale of all such shares may be substantially less than the $100 million available to us under the SEPA.

If it becomes necessary for us to issue to Yorkville under the SEPA more than the 5,726,282 shares of Class A Common Stock registered for resale under the S-1 Registration Statement in order to receive aggregate gross proceeds equal to $100 million under the SEPA, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by Yorkville of any such additional shares of Class A Common Stock we wish to issue from time to time under the SEPA, which the SEC must declare effective.

The SEPA does not obligate Yorkville to subscribe for or acquire any shares of Class A Common Stock under the SEPA if those shares of Class A Common Stock, when aggregated with all other shares of Class A Common Stock acquired by Yorkville under the SEPA, would result in Yorkville beneficially owning more than 9.99% of the then outstanding shares of Class A Common Stock.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering from the sale of the securities will be approximately $[  ] million based on an assumed offering price of $[  ] per share and accompanying Common Warrant, which was the last reported sale price of our Class A Common Stock on [  ], 2024, after deducting the Placement Agent fees and estimated offering expenses. This amount excludes the proceeds, if any, from the exercise of the Common Warrants issued in this offering. If all of the Common Warrants sold in this offering were to be exercised in cash at an assumed exercise price of $[  ] per share, we would receive additional net proceeds of approximately $[  ] million. We cannot predict when or if these Common Warrants will be exercised. It is possible that the Common Warrants may expire and may never be exercised. Additionally, because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agents’ fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $[   ] million, $[   ] million, and $[ ] million, respectively, after deducting the estimated placement agent fees and estimated offering expenses payable by us, and assuming no issuance of any pre-funded warrants. The combined public offering price per share (or pre-funded warrant)will be fixed for the duration of this offering.

We intend to use the net proceeds from the sale of our securities in this offering to pay off a portion of the currently outstanding debt and for general corporate purposes, including working capital, operating expenses and capital expenditures. Our management will have broad discretion in the application of the net proceeds.

We plan to use $[  ] million of the net proceeds from this offering to repay a portion of indebtedness owed to Yorkville pursuant to the Yorkville Promissory Notes. As of July 30, 2024, we had $1,950,000 million aggregate principal amount outstanding under the Yorkville Promissory Notes. Each of the Yorkville Promissory Notes accrues interest at a rate of 0.0% per annum, which rate increases to 18% per annum upon the occurrence of an Event of Default (as defined in the Yorkville Promissory Notes) for so long as such event remains uncured. The maturity date of each of the Yorkville Promissory Notes is expected to be extended to the date that is 120 days after the repayment of a portion of the Yorkville Promissory Notes described above is completed. The proceeds from the Yorkville Promissory Notes were used for working capital.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

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MARKET INFORMATION FOR CLASS A COMMON STOCK AND DIVIDEND POLICY

Market Information

As of July 30, 2024, our Class A Common Stock is listed on The Nasdaq Global Market under the symbol “BNZI”. Our Public Warrants are currently listed on The Nasdaq Global Market under the symbol “BNZIW.” As of July 30, 2024, there were 44 holders of record of our Class A Common Stock and one holder of record of our Public Warrants. These numbers do not include beneficial owners whose securities were held in street name.

Dividend Policy

As of the date of this prospectus, we have not declared or paid any cash dividends on our Common Stock. We expect to retain future earnings, if any, for future operations, expansion and debt repayment and have no plans to declare or pay cash dividends on our Common Stock for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes our equity securities authorized for issuance as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by shareholders	748,087	$5.87	4,148,248
Equity compensation plans not approved by shareholders	-	-	-
Total:	748,087	$5.87	4,148,248

(1)	Includes 3,576,076 shares available pursuant to our 2023 Equity Incentive Plan and 572,172 shares available pursuant to our Employee Stock Purchase Plan.

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CAPITALIZATION

The following table sets forth our cash, as well as our capitalization, as of March 31, 2024, as follows:

●	On an actual basis; and

●	On an as adjusted basis, giving effect to the assumed sale by us of [ ] shares of common stock in this offering at an assumed public offering price of $[ ] per share and accompanying Common Warrant, after deducting the Placement Agent fees and other estimated offering expenses payable by us, and the anticipated use of the net proceeds from this offering to pay off a portion of the currently outstanding debt as described under “Use of Proceeds”.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the period ended March 31, 2024, and the related notes thereto, that appear elsewhere in this prospectus.

	Actual	As Adjusted
Cash	$1,026,932	$

Total liabilities	$35,281,386	$

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 75,000,000 shares authorized, 0 shares issued and outstanding	$-	$
Common stock, $0.0001 par value, 275,000,000 shares (250,000,000 Class A Common Stock and 25,000,000 Class B Common Stock) authorized; 20,221,589 shares (17,910.455 Class A Common Stock and 2,311,134 Class B Common Stock) issued and outstanding, actual, and [ ] shares ([ ] Class A Common Stock and [ ] Class B Common Stock) issued and outstanding, as adjusted	$2,022	$
Additional paid-in capital	$20,421,999	$
Accumulated deficit	$(51,266,596)	$

Total stockholders’ deficit	$(30,842,575)	$

Pro Forma per 10Q as filed as of March 31st 2024	March 31st 2024 per 10Q as filed	Pro Forma - Public Offering Closed on May 31st 2024	Pro Forma As Adjusted
Cash	$1,026,932	$1,255,876	$
Total Assets	$4,438,811	$1,255,876	$
Total liabilities	$35,281,386	$(750,000)	$
Stockholders’ deficit:			$
Preferred stock, $0.0001 par value, 75,000,000 shares authorized, 0 shares issued and outstanding	$-	$-	$
Common stock, $0.0001 par value, 275,000,000 shares (250,000,000 Class A Common Stock shares (250,000,000 Class A Common Stock) authorized and 20,221,589 shares (17,910,455 Class A Common Stock and 2,311,134 Class B Common Stock) issued and outstanding, actual, and [ ] shares ([ ] Class A, Common Stock and [ ] Class B Common Stock) issued and outstanding as adjusted	$2,022	$1,389	$
Additional paid-in capital	$20,421,999	$2,004,487	$
Accumulated deficit	$(51,266,596)	$-	$
Total stockholders’ deficit	$(30,842,575)	$2,005,876	$

The number of shares of Class A Common Stock to be outstanding immediately after giving effect to this offering as shown above excludes:

●	[ 17,311,581 ] shares issued by us in the aggregate between March 31, 2024 and [ July 29 ], 2024;

●	11,500,000 shares issuable upon exercise of outstanding Public Warrants with an exercise price of $11.50;

●	828,533 shares issuable upon exercise of the GEM Warrant with an exercise price of $6.49 per share, which will be adjusted downward to 105% of the per share consideration received in this offering pursuant to anti-dilution price protections contained within those warrants (See “Description of Securities-Warrants-GEM Warrant”);

●	3,125,000 shares issuable for repayment of the GEM Promissory Note based on a VWAP of $0.16;

●	[ 1,832,473 ] shares issuable upon exercise of outstanding stock options with a weighted average exercise price of $[ 3.25] granted through July 29, 2024;

●	[ 877,903 ] shares issuable upon vesting of outstanding restricted stock units granted through [ July 29 ], 2024;

●	686,492 shares issuable upon conversion of Senior Convertible Notes;

●	340,136 shares issued to Yorkville on May 15, 2024 in connection with Yorkville’s delivery of an Investor Notice pursuant to the Yorkville Promissory Notes;

●	6,632,653shares issuable upon conversion of Yorkville Promissory Notes in the event we do not redeem a portion of the Yorkville Promissory Notes pursuant to the Debt Repayment Agreement (or up to 4,081,633shares issuable upon conversion of Yorkville Promissory Notes in the event we do redeem a portion of the Yorkville Promissory Notes pursuant to the Debt Repayment Agreement);

●	2,311,134 shares issuable upon conversion of outstanding shares of Class B Common Stock; and

●	13,888,890 shares issuable upon exercise of outstanding Common Stock Purchase Warrants with an exercise price of $0.18; and

●	833,333 shares issuable upon exercise of Placement Agent Warrants issued pursuant to the “best efforts” public offering the Company completed in May 2024.

●	[_] shares issuable upon exercise of the Common Warrants and up to [_] shares issuable upon the exercise of the Placement Agent Warrants to be issued in this offering.

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DILUTION

If you invest in our Class A Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Class A Common Stock and the as adjusted net tangible book value per share of our Class A Common Stock after this offering.

Our historical net tangible (negative) book value as of March 31, 2024, was $(33,014,101), or $(1.63) per share of Class A Common Stock based on 17,910,455 shares of Class A Common Stock and 2,311,134 shares of Class B Common Stock outstanding as of March 31, 2024. Historical net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Common Stock outstanding as of such date.

After giving effect to the assumed sale by us of [  ] shares of Class A Common Stock at an assumed public offering price of $[  ] per share (without attributing any value to the Common Warrants), and after deducting the Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible negative book value as of March 31, 2024 would have been approximately $([  ]) million or $([  ]) per share of Class A Common Stock. This represents an immediate increase in the net tangible negative book value of $[  ] per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $([  ]) per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed public offering price per share	$	[ ]
Historical net tangible negative book value per share as of March 31, 2024		$(1.63)
Increase in net tangible negative book value, as adjusted, per share attributable to this offering		$0.90
As adjusted net tangible negative book value per share as of March 31, 2024, after giving effect to this offering		$(0.73)
Dilution per share to new investors purchasing shares in this offering		$(1.07)

A $0.10 increase (decrease) in the assumed combined public offering price per share of Class A Common Stock would result in an incremental increase (decrease) in our as adjusted net tangible negative book value of approximately $[ ] million, and would result in an incremental increase (decrease) in the dilution to new investors of approximately $[ ] per share, assuming that the number of shares of our Class A Common Stock sold by us remains the same and after deducting the Placement Agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of securities sold in this offering and other terms of this offering determined at pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated audited financial statements and related notes, and our interim condensed consolidated financial statements and related notes, that appear elsewhere in this prospectus, as well as the section entitled “Business.” In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere particularly in the section titled “Risk Factors” and elsewhere in this prospectus.

Certain figures, such as interest rates and other percentages, included in this section have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

Overview

Banzai is a MarTech company that produces data-driven marketing and sales solutions for businesses of all sizes. Our mission is to help our customers accomplish their mission-by enabling better marketing, sales, and customer engagement outcomes. Banzai endeavors to acquire companies strategically positioned to enhance our product and service offerings, increasing the value provided to current and prospective customers.

Banzai was founded in 2015. The first product Banzai launched was Reach, a SaaS and managed services offering designed to increase registration and attendance of marketing events, followed by the acquisition of Demio, a SaaS solution for webinars designed for marketing, sales, and customer success teams, in 2021 and the launch of Boost, a SaaS solution for social sharing designed to increase attendance for Demio-hosted events by enabling easy social sharing by event registrants, in 2023. Our customer base included over 2,700 customers as of December 31, 2023 and comes from a variety of industries, including (among others) healthcare, financial services, e-commerce, technology and media, operating in over 90 countries. Our customers range in size from solo entrepreneurs and small businesses to Fortune 500 companies. No single customer represents more than 10% of our revenue. Since 2021, we have focused on increasing mid-market and enterprise customers for Demio. Progress towards this is reflected in our increase in multi-host Demio customers from 14 on January 1, 2021 to 116 on December 31, 2023, an approximately 10-fold increase.

We sell our products using a recurring subscription license model typical in SaaS businesses. Pricing tiers for our main product, Demio, are based on the number of host-capable users, desired feature sets, and maximum audience size. Boost pricing tiers are based on the Demio plan to which the customer subscribes. Reach pricing is based on the number of event campaigns a customer has access to run simultaneously or the maximum number of registrations a customer is allowed to generate per subscription period. Banzai’s customer contracts vary in term length from single months to multiple years.

Banzai generated revenue of $4.6 million, $5.3 million, $1.1 million and $1.2 million in the years ended December 31, 2023 and 2022 and the three months ended March 31, 2024 and 2023, respectively. Banzai has incurred significant net losses since inception, including net losses of $14.4 million, $15.5 million, $4.5 million and $3.8 million in the years ended December 31, 2023 and 2022 and the three months ended March 31, 2024 and 2023, respectively. Banzai had an accumulated deficit of $46.8 million, $32.4 million and $51.3 million as of December 31, 2023 and 2022 and March 31, 2024, respectively.

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Summary of our Merger

On December 14, 2023, we consummated the Business Combination with Legacy Banzai. Pursuant to the terms of the Merger Agreement, the Business Combination was effected through (a) the merger of First Merger Sub with and into Legacy Banzai, with Legacy Banzai surviving as a wholly-owned subsidiary of 7GC and (b) the subsequent merger of Legacy Banzai with and into Second Merger Sub, with the Second Merger Sub being the surviving entity of the Second Merger, which ultimately resulted in Legacy Banzai becoming a wholly-owned direct subsidiary of 7GC. Upon closing the Business Combination, we changed our name from 7GC & Co. Holdings Inc. to Banzai International, Inc.

Recent Financing

On May 22, 2024, we priced a “best efforts” public offering for the sale by the Company of an aggregate of 5,227,780 shares of our Class A common stock, 8,661,110 pre-funded warrants (the “Pre-Funded Warrants”), and 13,888,890 common warrants (the “Common Warrants”). The public offering price was $0.18 per share and accompanying Common Warrant, or $0.1799 per Pre-Funded Warrant and accompanying Common Warrant. The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.0001. The Common Warrants are exercisable immediately for a term of five years and have an exercise price of $0.18.

A.G.P./Alliance Global Partners (“AGP”) acted as placement agent for the offering, pursuant to a placement agency agreement, dated May 22, 2024, between the Company and AGP (the “Placement Agency Agreement”). Under the Placement Agency Agreement, AGP received a cash fee of $174,939 and warrants (the “Placement Agent Warrants”) to purchase 833,333 shares of our Class A Common Stock at an exercise price per share equal to $0.20. The offering closed on May 28, 2024.

Operating Metrics

In the management of our businesses, we identify, measure, and evaluate a variety of operating metrics, as described below. These key performance measures and operating metrics are not prepared in accordance with GAAP and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies. Measurements are specific to the group being measured, i.e. total customers, new customers, or other cohorts. We currently use these operating metrics with our Demio product. We do not track and use these operating metrics with prior products.

The following table presents the percentage of Banzai’s revenue generated from Demio for the years ended December 31, 2023 and 2022 and the three months ended March 31, 2024 and 2023 as compared to their other SaaS products.

Revenue %	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022
Reach	1.0%	7.0%	4.5%	15.0%
Demio	99.0%	93.0%	94.9%	84.6%
Other	0.0%	0.0%	0.6%	0.4%
Total	100.0%	100.0%	100.0%	100.0%

Net Revenue Retention (“NRR”)

NRR is a metric Banzai uses to measure the revenue retention of its existing customer base. NRR calculates the change in revenue from existing customers by cohort over a period of time, after taking into account revenue lost due to customer churn and downgrades, and revenue gained due to upgrades and reactivations.

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The formula for calculating NRR is: NRR = (Revenue at the beginning of a period-Revenue lost from churn, and downgrades + Revenue gained from expansion and reactivation) / Revenue at the beginning of the period.

The following table presents average monthly NRR for Demio for the years ended December 31, 2023 and 2022.

Product: Demio	Year Ended December 31, 2023	Year Ended December 31, 2022
Average Monthly NRR	95.5%	93.7%

Average Customer Value (“ACV”)

ACV is a metric Banzai uses to calculate the total revenue that it can expect to generate from a customer in a year. ACV is commonly used in the SaaS industry to measure the value of a customer to a subscription-based company over a 12-month period. Banzai uses ACV to segment its customers and to determine whether the value of new customers is growing or shrinking relative to the existing customer base. Banzai uses this information to make strategic decisions about pricing, marketing, and customer retention.

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The formula for calculating ACV is: ACV = Total Annual Recurring Revenue (“ARR”) / Total Number Customers, where ARR is defined as annual run-rate revenue of subscription agreements from all customers measured at a point in time.

The following table presents new customer ACV and total average ACV for Demio for the years ended December 31, 2023 and 2022.

Product: Demio	Year Ended December 31, 2023	Year Ended December 31, 2022
New Customer ACV	$1,355	$1,453
Total Average ACV	$1,406	$1,213

Customer Acquisition Cost (“CAC”)

CAC is a financial metric Banzai uses to evaluate the average cost of acquiring a new customer. It includes marketing, sales, and other related expenses incurred while attracting and converting prospects into paying customers. CAC is a critical metric for Banzai to understand the efficiency and effectiveness of its marketing and sales efforts, as well as to ensure sustainable growth.

The formula for calculating CAC is: CAC = Total Sales & Marketing Cost / Number of Customers Acquired.

The following table presents CAC for Demio for the years ended December 31, 2023 and 2022.

Product: Demio	Year Ended December 31, 2023	Year Ended December 31, 2022
Customer Acquisition Cost (CAC)	$1,030	$785

Customer Churn %

Customer Churn % is the rate of customers who deactivate in a given period relative to the number of active customers at the beginning of such period or end of the prior period. Understanding drivers of churn allows Banzai to take measures to reduce the number of customers who deactivate and increase the overall rate of customer retention. There are two types of Churn % measured: Revenue churn and Customer (or logo) churn.

The formula for calculating Churn % is: Churn % = [# or $ value of] Deactivations / [# or $ value of] Active Customers (Beginning of period).

The following table presents revenue Churn and new customer (or logo) Churn for Demio for the years ended December 31, 2023 and 2022.

Product: Demio	Year Ended December 31, 2023	Year Ended December 31, 2022
Average Monthly Churn-Revenue	6.9%	7.1%
Average Monthly Churn-Customer (Logo)	7.9%	7.6%

Customer Lifetime Value (“LTV”)

LTV is a financial metric Banzai uses to estimate the total revenue it can expect to generate from a customer throughout their entire relationship. LTV helps Banzai understand the long-term value of each customer, enabling it to make informed decisions about marketing, sales, customer support, and product development strategies. It also helps Banzai allocate resources more efficiently by identifying high-value customer segments to focus on growth and retention.

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The formula for calculating LTV is comprised of two metrics: Monthly Recurring Revenue (“MRR”) and Customer Life represented in # of months. Calculations for these metrics on a per-customer basis, as follows:

MRR = ACV / 12

Customer Life (# of months) = 1 / Churn %

LTV = MRR * Customer Life (# of months)

MRR is calculated by aggregating, for all customers from customer base or the group being measured during that month, monthly revenue from committed contractual amounts. For customers on annual contracts, this represents their ACV divided by 12.

The following table presents MRR, Customer Life, and LTV for Demio for the years ended December 31, 2023 and 2022.

Product: Demio	Year Ended December 31, 2023	Year Ended December 31, 2022
MRR (New Customers)	$117	$121
Customer Life (months)	14.5	14.1
LTV (New Customers)	$1,635	$1,706

LTV / CAC Ratio

LTV / CAC ratio is a culminating metric measuring the efficiency of Sales and Marketing activities in terms of the dollar value of new business generated versus the amount invested in order to generate that new business. This provides a measurement of ROI for Sales and Marketing activities. A segmented view of LTV / CAC ratio gives additional insight into the profitability of various business development activities.

The formula for calculating LTV / CAC ratio is: LTV / CAC for the segment or activity being measured.

The following table presents the LTV / CAC ratio for Demio for the years ended December 31, 2023 and 2022.

Product: Demio	Year Ended December 31, 2023	Year Ended December 31, 2022
LTV / CAC Ratio	1.6	2.2

Analysis of the Impact of Key Business Drivers on Financial Performance

Banzai strives to maximize revenue growth within a reasonable cost structure through optimizing and continuous monitoring of the key business metrics described above relative to SaaS industry benchmarks, Banzai’s direct competition, and historical company performance. This is accomplished through a combination of increased revenue per customer (higher ACVs and NRR) on an increasing customer base, generated through efficient customer acquisition (LTV / CAC ratio) and improved customer retention (lower churn, higher customer life). Other business activities contribute to improved performance and metrics, including but not limited to the following:

●	Customer Success and Onboarding, leading to maximum customer satisfaction and retention.

●	Product Development and Support, maximizing customer value, supporting usage and expansion revenue.

●	Company Initiatives, designed to improve trial experience and conversion rates, on-demand adoption, and emphasis on data to position our products as a system of automation and a system of record for our customers, supporting growth and retention.

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Identification of Operational Risk Factors

There are a number of key internal and external operational risks to the successful execution of Banzai’s strategy.

Internal risks include, among others:

●	Management and leadership issues: ineffective leadership, poor decision-making, or lack of direction.

●	Operational inefficiencies: inadequate processes and poor resource allocation may lead to decreased productivity or insufficient ROI.

●	Financial mismanagement: inadequate financial planning, improper accounting practices, or excessive debt can lead to financial instability.

●	Employee-related challenges: high turnover, lack of skilled staff, or internal conflicts can impact morale and productivity.

●	Technological obsolescence: failing to develop (or adapt) to new technologies in anticipation or response to changes in market trends can lead to competitive disadvantages.

External risks include, among others:

●	Economic factors: including economic downturns, inflation, or currency fluctuations impacting business spending and overall market conditions.

●	Competition: from established industry players to new entrants, eroding market share and profitability.

●	Legal and regulatory: changes in laws or regulations that impact operations or increase compliance costs.

●	Technological disruptions: from advancements in technology leading to obsolescence of existing products.

●	Unforeseen events: including natural disasters, geo-political instability, and pandemics, potentially impacting market demand, operational or supply chain disruption.

Analysis of the Impact of Operational Risks on Financial Performance

The risk factors described above could have significant impacts on Banzai’s financial performance. These or other factors, including those risk factors summarized in the section titled “Risk Factors” could impact Banzai’s ability to generate and grow revenue, contain costs, or inhibit profitability, cash flow, and overall financial performance:

●	Revenue and Sales: Internal risks from operating inefficiency or external factors, including economic downturns or increased competition, could lead to lower sales, impaired unit economics, and reduced revenue.

●	Costs and Expenses: Internal operating mismanagement or external factors, including supplier issues, may cause increased cost relative to revenue generation, resulting in insufficient return on investment or profit margins.

By continuing to conduct comprehensive risk monitoring and analysis on financial performance, Banzai can optimize its ability to make informed decisions and improve its ability to navigate internal and external challenges. Such activities include: identification and categorization of risks, quantification and analysis of potential severity, and development of risk mitigation strategies. It is also important for Banzai to ensure financial reports and disclosures accurately reflect the potential impact of risks on financial performance, essential for transparent communication with investors and stakeholders.

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The Business Combination and Public Company Costs

The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, 7GC was treated as the acquired company for financial statement reporting purposes. Accordingly, for accounting purposes, the financial statements of Banzai represent a continuation of the financial statements of Legacy Banzai with the Business Combination treated as the equivalent of Legacy Banzai issuing stock for the net assets of 7GC, accompanied by a recapitalization. The net assets of 7GC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy Banzai in this and future reports of Banzai.

As a consequence of the Business Combination, we became the successor to an SEC-registered and Nasdaq-listed company, which required Banzai to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We incurred and expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees. We are qualified as an “emerging growth company.” As a result, we have been provided certain disclosure and regulatory relief. Our future results of operations and financial position may not be comparable to Legacy Banzai’s historical results of operations and financial position as a result of the Business Combination.

Results of Operations

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over- Year $	Year-over- Year%
Operating income:
Revenue	$1,079	$1,177	$(98)	-8.3%	$4,561	$5,333	$(772)	-14.5%
Cost of revenue	381	412	(31)	-7.5%	1,445	1,957	(512)	-26.2%
Gross profit	$698	$765	$(67)	-8.8%	$3,116	$3,376	$(260)	-7.7%
Operating expenses:
General and administrative expenses	4,309	3,170	1,139	35.9%	$12,905	$9,275	$3,630	39.1%
Depreciation expense	2	2	-	0.0%	7	10	(3)	-30.0%
Impairment loss on operating lease	-	-	-	-	-	303	(303)	-100.0%
Total operating expenses	$4,311	$3,172	$1,139	35.9%	$12,912	$9,588	$3,324	34.7%
Operating loss	$(3,613)	$(2,407)	$(1,206)	50.1%	$(9,796)	$(6,212)	$(3,584)	57.7%
Other expenses (income):
SEPA commitment fee and deferred fee expense	$-	$-	$-	nm	$3,826	$-	$3,826	nm
GEM warrant expense	-	-	-	nm	2,448	-	2,448	nm
GEM commitment fee expense	200	-	200	nm	2,000	-	2,000	nm
Other income, net	(4)	(63)	59	-93.7%	(63)	(151)	88	-58.3%
Interest income	-	-	-	nm	(1)	-	(1)	nm
Interest expense	451	538	(87)	-16.2%	2,631	1,651	980	59.4%
Interest expense - related party	578	383	195	50.9%	2,923	729	2,194	301.0%
Loss (gain) on extinguishment of debt	(528)	-	(528)	nm	-	57	(57)	-100.0%
Loss on debt issuance	171	-	171	nm	-	-	-	-
Change in fair value of warrant liability	(408)	-	(408)	nm	(1,807)	-	(1,807)	nm

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($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over- Year $	Year-over- Year%
Change in fair value of warrant liability - related party	(115)	-	(115)	nm	115	-	115	nm
Loss on modification of simple agreement for future equity	-	-	-	nm	-	121	(121)	-100.0%
Loss on modification of simple agreement for future equity - related party	-	-	-	nm	-	1,602	(1,602)	-100.0%
Change in fair value of simple agreement for future equity	-	23	(23)	-100.0%	(208)	308	(516)	-167.5%
Change in fair value of simple agreement for future equity - related party	-	303	(303)	-100.0%	(2,752)	4,078	(6,830)	-167.5%
Change in fair value of bifurcated embedded derivative liabilities	-	32	(32)	-100.0%	(1,405)	254	(1,659)	-653.1%
Change in fair value of bifurcated embedded derivative liabilities - related party	-	137	(137)	-100.0%	(3,063)	607	(3,670)	-604.6%
Change in fair value of convertible promissory notes	544	-	544	nm	(34)	-	(34)	nm
Total other (income) expenses	$889	$1,353	$(464)	-34.3%	$4,610	$9,256	$(4,646)	-50.2%
Loss before income taxes	$(4,502)	$(3,760)	$(742)	19.7%	$(14,406)	$(15,468)	$1,062	-6.9%
Income tax (benefit) expense	(1)	3	(4)	-133.3%	-	-	-	nm
Net loss	$(4,501)	$(3,763)	$(738)	19.6%	$(14,406)	$(15,468)	$1,062	-6.9%

The percentage changes included in the tables herein that are not considered meaningful are presented as “nm”.

Components of Results of Operations

Three Months Ended March 31, 2024 Compared to Three Months Ended March 31, 2023

Revenue Analysis

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %
Revenue	$1,079	$1,177	$(98)	-8.3%

For the three months ended March 31, 2024, Banzai reported total revenue of approximately $1,079 thousand, representing a decrease of approximately $98 thousand, or approximately 8.3%, compared to the three months for the same period ended March 31, 2023. This decrease is primarily attributable to lower Reach revenue which declined by approximately $74 thousand due to a shift in Banzai’s focus to its Demio product and decision, which decision was reversed in 2024, to begin phasing out the Reach product. In 2024 Banzai is revitalizing its focus on the Reach product through re-engineering and expanded sales efforts. Demio revenue was lower by approximately $25 thousand for the three months ended March 31, 2024 as compared to the three months ended March 31, 2023 due to churn and lower new sales period-over-period.

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Cost of Revenue Analysis

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %
Cost of revenue	$381	$412	$(31)	-7.5%

For the three months ended March 31, 2024 and 2023, Banzai’s cost of revenue totaled approximately $381 thousand and approximately $412 thousand, respectively. This represents a decrease of approximately $31 thousand, or approximately 7.5%, for the three months ended March 31, 2024 as compared to the three months ended March 31, 2023, is due primarily to lower customer base and an approximately 4% lower average cost per customer, driven by lower infrastructure costs of approximately $45 thousand, contracted services of approximately $34 thousand, subscription payroll of approximately $14 thousand, and merchant fee costs of approximately $3 thousand. The lower contracted services and data licenses cost described above were offset by the increase of the streaming services costs of approximately $65 thousand.

Gross Profit Analysis

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %
Gross profit	$698	$765	$(67)	-8.8%

For the three months ended March 31, 2024 and 2023, Banzai’s gross profit was approximately $698 thousand and approximately $765 thousand, respectively. This represents a decrease of approximately $67 thousand, or approximately 8.8% due to the decreases in revenue of approximately $98 thousand and decreases in cost of revenue of approximately $31 thousand described above.

Operating Expense Analysis

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %
Total operating expenses	$4,311	$3,172	$1,139	35.9%

Total operating expenses for the three months ended March 31, 2024 and 2023, were approximately $4.3 million and approximately $3.2 million, respectively, an increase of approximately $1.1 million, or 35.9%. This increase was due primarily to an overall increase in salaries and related expenses by approximately $0.1 million, marketing expenses by approximately $0.1 million, costs associated with audit, technical accounting, and legal and other professional services of approximately $0.7 million.

Other Expense Analysis

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %
Total other expenses (income)	$889	$1,353	$(464)	-34.3%

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For the three months ended March 31, 2024, Banzai reported total other expenses of approximately $0.9 million. This represents a decrease of approximately $0.5 million from the three months ended March 31, 2023, when the Company reported total other expenses of approximately $1.4 million. The change in other expenses (income), net was primarily driven by the following:

●	GEM settlement commitment fee expense of approximately $0.2 million.

●	Gain on extinguishment of debt of approximately $0.5 million.

●	There were no changes in fair value of the simple agreement for future equity (“SAFEs”) during the three months ended March 31, 2024 relative to a loss of approximately $0.3 million, approximately $0.3 million of which related to related party SAFEs.

●	Changes in fair value of warrant liability was a gain of approximately $0.4 million during the three months ended March 31, 2024, with a gain of approximately $0.1 million related to related party warrant liabilities. These warrants, both third party and related party, were issued and assumed in December 2023, and as such, there was no equivalent gain or loss on warrant liabilities during the three months ended March 31, 2023.

●	Interest expense increased by approximately $0.1 million period-over-period to approximately $1.0 million for the three months ended March 31, 2024 due to the company raising additional interest bearing debt.

●	There were no changes in fair value of bifurcated embedded derivative liabilities during the three months ended March 31, 2024 relative to a loss of approximately $0.2 million during the three months ended March 31, 2023.

Provision for Income Taxes

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %
Income tax (benefit) expense	$(1)	$3	$(4)	-133.3%

For the three months ended March 31, 2024 and 2023, Banzai’s reported provision for income tax benefit was $1 thousand and expense was $3.0 thousand, respectively.

Due to Banzai’s history of losses since inception, there is not enough evidence at this time to support that Banzai will generate future income of a sufficient amount and nature to utilize the benefits of its net deferred tax assets. Accordingly, the deferred tax assets have been reduced by a full valuation allowance, since Banzai cannot currently support that realization of its deferred tax assets is more likely than not.

At March 31, 2024, Banzai had no unrecognized tax benefits that would reduce Banzai’s effective tax rate if recognized.

Net Loss Analysis

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period-over- Period $	Period- over- Period%
Net loss	$(4,501)	$(3,763)	$(738)	19.6%

For the three months ended March 31, 2024 and 2023, Banzai reported net losses of approximately $4.5 million and approximately $3.8 million, respectively. The greater net loss is primarily due to a reduction in total other expenses of approximately $0.5 million during the three months ended March 31, 2024 compared to the three months ended March 31, 2023, offset by an increase in operating expenses of approximately $1.1 million and a decrease in gross profit of approximately $0.1 million.

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Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Revenue Analysis

($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over- Year $	Year-over- Year%
Revenue	$4,561	$5,333	$(772)	-14.5%

For the year ended December 31, 2023, Banzai reported total revenue of $4.6 million, representing a decrease of $0.8 million, or approximately 14.5%, over 2022. This decrease is primarily attributable to lower Reach revenue which declined by approximately $0.55 million due to a shift in Banzai’s focus to its Demio product and decision, which decision was reversed in 2024, to begin phasing out the Reach product. In 2024 Banzai is revitalizing its focus on the Reach product through re-engineering and expanded sales efforts. Demio revenue was lower by $0.19 million in 2023 as compared to 2022 due to churn and lower new sales year-over-year.

Cost of Revenue Analysis

($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over- Year $	Year-over- Year%
Cost of revenue	$1,445	$1,957	$(512)	-26.2%

For the years ended December 31, 2023 and 2022, Banzai’s cost of revenue totaled $1.4 million and $2.0 million, respectively. This represents a decrease of $0.5 million, or approximately 26.2%, in 2023 compared to 2022, due primarily to lower customer base and an approximately 5% lower cost per average customer, driven by lower contracted services and data licenses costs of approximately $0.3 million and $0.2 million, respectively.

Gross Profit Analysis

($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over- Year $	Year-over- Year%
Gross profit	$3,116	$3,376	$(260)	-7.7%

For the years ended December 31, 2023 and 2022, Banzai’s gross profit was $3.1 million and $3.4 million, respectively. This represents a year-over-year decrease of $0.3 million, or approximately 7.7% due to the decreases in revenue of $0.8 million and decreases in cost of revenue of $0.5 million described above.

Operating Expense Analysis

($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over- Year $	Year- over- Year%
Total operating expenses	$12,912	$9,588	$3,324	34.7%

Total operating expenses for the years ended December 31, 2023 and 2022, were $12.9 million and $9.6 million, respectively, signifying a year-over-year increase of approximately $3.3 million, or 34.7%. This increase was due primarily to fees associated with the Business Combination and the initial public offering of our predecessor, 7GC, including the cost associated with audit, technical accounting, legal and other professional services of approximately $3.7 million, primarily offset by the loss on impairment of lease of $0.3 million.

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Other Expense Analysis

($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year- over- Year $	Year- over- Year%
Total other (income) expenses	$4,610	$9,256	$(4,646)	-50.2%

For the year ended December 31, 2023, Banzai reported total other expenses of $4.6 million. This represents a decrease of $4.6 million from the year ended December 31, 2022, when the Company reported total other expenses of $9.3 million. The change in other expenses (income), net was primarily driven by the following:

●	The cost associated with the Yorkville SEPA, of $3.8 million.

●	GEM warrants issued as a financing expense of approximately $2.4 million.

●	GEM commitment fee expense of $2.0 million.

●	Changes in fair value of the simple agreement for future equity (“SAFEs”) was a gain of $3.0 million in 2023, of which $2.8 million pertained to related party SAFEs. This represents a net change of $7.3 million from the 2022 loss of $4.4 million, $4.1 million of which related to related party SAFEs.

●	Loss on modification of SAFEs was $1.7 million in 2022, $1.6 million of which was related to related party SAFEs, with no equivalent modification or resulting gain or loss in 2023.

●	Changes in fair value of warrant liability was a gain of $1.7 million in 2023, with a loss of $0.1 million related to related party warrant liabilities. These warrants, both third party and related party, were issued and assumed in 2023, and as such, there was no equivalent gain or loss on warrant liabilities in 2022.

●	Interest expense increased by $3.2 million ($2.2 million due to related party) year-over-year to $5.6 million for the year ended December 31, 2023 ($2.9 million for related party) due to the company raising additional interest bearing debt during 2023.

●	Changes in fair value of bifurcated embedded derivative liabilities was a gain of $4.5 million ($3.1 million for related party) as of December 31, 2023, relative to a loss of $0.9 million in 2022.

Provision for Income Taxes

($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over- Year $	Year-over- Year%
Provision for income taxes	$-	$-	$-	nm

For the years ended December 31, 2023 and 2022, Banzai’s reported provision for income tax expense was $0.0 million and $0.0 million, respectively. There was no year-over-year increase or decrease to income tax expense.

As of December 31, 2023, the Company had federal and state net operating loss carryforwards of approximately $26,705,200 and $13,043,900, respectively. As of December 31, 2022, the Company had federal and state net operating loss carryforwards of approximately $15,325,300 and $9,175,400, respectively. Federal losses of $124,500 begin to expire in 2036 and $26,580,700 of the federal losses carryforward indefinitely. State losses of $10,666,100 begin to expire in 2031 and $2,377,800 of the state losses carryforward indefinitely. Utilization of the net operating loss carryforwards may be subject to an annual limitation according to Section 382 of the Internal Revenue Code of 1986 as amended, and similar provisions.

Banzai has determined, based upon available evidence, that it is more likely than not that all of the net deferred tax assets will not be realized and, accordingly, has provided a full valuation allowance against its net deferred tax asset. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, net operating loss carryback potential, and tax planning strategies in making these assessments. Banzai has determined that it had no material uncertain tax benefits for the years ended December 31, 2023 and 2022.

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Banzai recognizes interest accrued for unrecognized tax benefits and penalties in interest expense and penalties in operating expense. No amounts were accrued for the payment of interest and penalties at December 31, 2023, and 2022. Banzai files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, Banzai is subject to examination by federal and state jurisdictions where applicable based on the statute of limitations that apply in each jurisdiction. Our 2016 and subsequent tax years remain open to examination by the IRS. Banzai had no open tax audits with any taxing authority as of December 31, 2023.

Net Loss Analysis

($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year- over- Year $	Year-over- Year%
Net loss	$(14,406)	$(15,468)	$1,062	-6.9%

For the years ended December 31, 2023 and 2022, Banzai reported net losses of $14.4 million and $15.5 million, respectively. This improvement is primarily due to a reduction in total other expenses of $4.6 million in 2023 compared to 2022, offset by an increase in operating expenses of $3.3 million and a decrease in gross profit of $0.3 million.

Critical Accounting Estimates

Our consolidated financial statements have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make judgments and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions. On a recurring basis, we evaluate our judgments and estimates in light of changes in circumstances, facts, and experience. The effects of material revisions in an estimate, if any, will be reflected in the consolidated financial statements prospectively from the date of the change in the estimate.

We believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

Impairment of goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. Goodwill is reviewed for impairment at least annually, in December, or more frequently if a triggering event occurs between impairment testing dates. As of December 31, 2023, the Company had one operating segment, which was deemed to be its reporting unit, for the purpose of evaluating goodwill impairment.

The Company’s impairment assessment begins with a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. Qualitative factors may include, macroeconomic conditions, industry and market considerations, cost factors, and other relevant entity and Company specific events. If, based on the qualitative test, the Company determines that it is “more likely than not” that the fair value of a reporting unit is less than its carrying value, then we evaluate goodwill for impairment by comparing the fair value of our reporting unit to its respective carrying value, including its goodwill. If it is determined that it is not likely that the fair value of the reporting unit is less than its carrying value, then no further testing is required.

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The selection and assessment of qualitative factors used to determine whether it is more likely than not that the fair value of a reporting unit exceeds the carrying value involves significant judgment and estimates. Fair values may be determined using a combination of both income and market-based approaches.

Recognition and measurement of convertible and Simple Agreement for Future Equity (SAFE) notes, including the associated embedded derivatives

The Company accounts for SAFEs at fair value in accordance with Accounting Standards Codification (“ASC”) 480 Distinguishing Liabilities from Equity. The SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the accompanying Consolidated Statement of Operations.

The Company evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract in the Company’s balance sheet.

Determination of the fair value of the warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Public Warrants

The Public Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statements of operations.

The Public Warrants were initially measured at fair value using a Monte Carlo simulation model and have subsequently been measured based on the listed market price of such warrants. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Warrant liabilities are classified as current liabilities on the Company’s consolidated balance sheets.

GEM Warrants

The GEM Warrants were not considered indexed to the issuer’s stock as the holder’s ability to receive one percent of the total consideration received by the Company’s stockholders in connection with a Change of Control in lieu of the GEM Warrant, where the surviving corporation is not publicly traded, adjusts the settlement value based on items outside the Company’s control in violation of the fixed-for-fixed option pricing model. As such, the Company recorded the Warrants as liabilities initially measured at fair value with subsequent changes in fair value recognized in earnings each reporting period.

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The measurement of fair value was determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, exercise price, term, volatility, risk-free rate, probability of dilutive term of three years, and expected time to conversion). The Company determined the GEM Warrants were share issuance costs associated with an aborted offering. Aborted offering costs may not be deferred and charged against proceeds of a subsequent offering. As such, the Company recorded an expense for the corresponding fair value.

Recognition and measurement of stock compensation

The Company expenses stock-based compensation to employees and non-employees over the requisite service period based on the estimated grant-date fair value of the awards in accordance with ASC 718, Stock Compensation. The Company accounts for forfeitures as they occur. The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment.

Non-GAAP Financial Measures

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA, a non-GAAP measure as defined below, is useful in evaluating our operational performance distinct and apart from certain irregular, non-cash, and non-operational expenses. We use this information for ongoing evaluation of operations and for internal planning purposes. We believe that non-GAAP financial information, when taken collectively with results under GAAP, may be helpful to investors in assessing our operating performance and comparing our performance with competitors and other comparable companies.

Non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We endeavor to compensate for the limitation of Adjusted EBITDA, by also providing the most directly comparable GAAP measure, which is net loss, and a description of the reconciling items and adjustments to derive the non-GAAP measure. Some of these limitations are:

●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments;

●	Adjusted EBITDA does not reflect impairment and restructuring costs;

●	Adjusted EBITDA does not reflect interest expense or other income;

●	Adjusted EBITDA does not reflect income taxes;

●	Adjusted EBITDA does not reflect audit, legal, incremental accounting and other expenses tied to M&A or the Business Combination; and

●	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently from the way we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should only be considered alongside results prepared in accordance with GAAP, including various cash-flow metrics, net income (loss) and our other GAAP results and financial performance measures.

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Adjusted EBITDA Analysis

Three Months Ended March 31, 2024 Compared to Three Months Ended March 31, 2023

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- period $	Period-over- Period %
Adjusted EBITDA (Loss)	$(1,508)	$(626)	$(882)	141.1%

For the three months ended March 31, 2024, Banzai’s Adjusted EBITDA loss was approximately $1,508 thousand, reflecting a decrease in the earnings of approximately $882 thousand compared to a loss of approximately $626 thousand for the three months ended March 31, 2023. This period-over-period decrease in earnings is primarily attributable to an increase in interest expense - related party and transaction related expenses.

Net Income/(Loss) to Adjusted EBITDA Reconciliation

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period-over- Period $	Period-over- Period %
Net loss	$(4,501)	$(3,763)	$(738)	19.6%
Other income, net	(4)	(63)	59	-93.7%
Depreciation expense	2	2	-	0.0%
Stock based compensation	253	402	(149)	-37.1%
Interest expense	451	538	(87)	-16.2%
Interest expense - related party	578	383	195	50.9%
Income tax (benefit) expense	(1)	3	(4)	-133.3%
GEM commitment fee expense	200	-	200	nm
Gain on extinguishment of debt	(528)	-	(528)	nm
Loss on debt issuance	171	-	171	nm
Change in fair value of warrant liability	(408)	-	(408)	nm
Change in fair value of warrant liability - related party	(115)	-	(115)	nm
Change in fair value of simple agreement for future equity	-	23	(23)	-100.0%
Change in fair value of simple agreement for future equity - related party	-	303	(303)	-100.0%
Change in fair value of bifurcated embedded derivative liabilities	-	32	(32)	-100.0%
Change in fair value of bifurcated embedded derivative liabilities - related party	-	137	(137)	-100.0%
Change in fair value of convertible promissory notes	544	-	544	nm
Transaction related expenses*	1,842	1,251	591	47.2%
Adjusted EBITDA (Loss)	$(1,508)	$(626)	$(882)	141.1%

*	Transaction related expenses include:

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($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %
Professional fees - audit	$344	$277	$67	24.2%
Professional fees - legal	597	68	529	777.9%
Incremental accounting	680	808	(128)	-15.8%
Market study, M&A support	221	98	123	125.5%
Transaction related expenses	$1,842	$1,251	$591	47.2%

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year- over- Year $	Year- over- Year%
Adjusted EBITDA (Loss)	$(10,218)	$(4,826)	$(5,392)	111.7%

For the year ended December 31, 2023, Banzai’s Adjusted EBITDA (loss) was $10.2 million, reflecting an increase in the loss of $5.4 million from $4.8 million for the year ended December 31, 2022. This year-over-year increase in loss is primarily attributable to increased general and administrative expenses.

Net Income/(Loss) to Adjusted EBITDA Reconciliation

($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year- over- Year $	Year- over- Year%
Net loss	$(14,406)	$(15,468)	$1,062	-6.9%
Other income, net	(63)	(151)	88	-58.3%
Depreciation expense	7	10	(3)	-30.0%
Stock based compensation	1,246	770	476	61.8%
Interest expense	2,631	1,651	980	59.4%
Interest expense - related party	2,923	729	2,194	301.0%
Provision for income taxes	-	-	-	nm
Loss (gain) on extinguishment of debt	-	57	(57)	-100.0%
Loss on modification of simple agreement for future equity	-	121	(121)	-100.0%
Loss on modification of simple agreement for future equity - related party	-	1,602	(1,602)	-100.0%
Change in fair value of simple agreement for future equity	(208)	308	(516)	-167.5%
Change in fair value of simple agreement for future equity - related party	(2,752)	4,078	(6,830)	-167.5%
Change in fair value of bifurcated embedded derivative liabilities	(1,405)	254	(1,659)	-653.1%
Change in fair value of bifurcated embedded derivative liabilities - related party	(3,063)	607	(3,670)	-604.6%
Transaction related expenses*	4,746	304	4,442	1461.2%
Adjusted EBITDA	$(10,218)	$(4,826)	$(5,392)	111.7%

*	Transaction related expenses include:

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($ in Thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year- over- Year $	Year- over- Year%
Professional fees - audit	$560	$-	$560	nm
Professional fees - legal	254	102	152	149.0%
Incremental accounting	2,731	202	2,529	1252.0%
Market study, M&A support	1,201	-	1,201	nm
Transaction related expenses	$4,746	$304	$4,442	1461.2%

Liquidity and Capital Resources

Going Concern

Since inception, Banzai has financed its operations primarily from the sales of redeemable convertible preferred stock and convertible promissory notes, and proceeds from senior secured loans. As of March 31, 2024, Banzai had cash and cash equivalents of approximately $1.0 million.

Banzai has incurred losses since its inception, had a working capital deficit of approximately $33.1 million as of March 31, 2024, and had an accumulated deficit at March 31, 2024 totaling approximately $51.3 million. As of March 31, 2024, Banzai had approximately $10.0 million and approximately $6.8 million aggregate principal amount outstanding on term/ promissory notes and convertible notes, respectively. During the three months ended March 31, 2024, Banzai has raised additional capital under the SEPA through the issuance of additional convertible notes for a total of approximately $2.5 million to fund the Company’s operations. Additionally, during the three months ended March 31, 2024, the Company issued non-cash share payments of approximately $1.5 million in partial settlement of the Yorkville Promissory Note financing; an approximately $0.5 million non-cash share payment to settle the deferred fee liability recognized as of March 31, 2024, and payable to Yorkville in terms of the SEPA. These stock issuances described herein do not represent sources of new capital, rather the issuances were made to settle existing liabilities in lieu of cash payments, as described above. Banzai has historically used debt financing proceeds principally to fund operations.

Banzai intends to seek additional funding through the SEPA arrangement and other equity financings in 2024. If Banzai is unable to raise such funding, Banzai will have to pursue an alternative course of action to seek additional capital through other debt and equity financing.

If Banzai is unable to raise sufficient additional capital, through future debt or equity financings or through strategic and collaborative ventures with third parties, Banzai will not have sufficient cash flows and liquidity to fund its planned business for 12 months from the issuance of its condensed consolidated financial statements for the three months ended March 31, 2024. There can be no assurances that Banzai will be able to secure alternate forms of financing at terms that are acceptable to management. In that event, Banzai might be forced to limit many of its business plans and consider other means of creating value for its stockholders. Based on the factors described above, and after considering management’s plans, there is substantial doubt about Banzai’s ability to continue as a going concern within one year from the date the financial statements were available to be issued. The accompanying condensed consolidated financial statements have been prepared assuming Banzai will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

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Cash Flows

The following table sets forth Banzai’s cash flows for the three months ended March 31, 2024 and 2023 and the years ended December 31, 2023 and 2022:

($ in Thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Period- over- Period $	Period- over- Period %	Year Ended December 31, 2023	Year Ended December 31, 2022	Year- over- Year $	Year- over- Year%
Net loss	$(4,500)	$(3,765)	$(735)	19.5%	$(14,406)	$(15,469)	$1,063	-6.9%
Adjustments to reconcile net loss to net cash used in operating activities:	2,383	2,286	97	4.2%	12,855	10,300	2,555	24.8%
Net cash used in operating activities	(2,117)	(1,479)	(638)	43.1%	(1,551)	(5,168)	3,617	-70.0%
Net cash used in investing activities	-	-	-	nm	-	(11)	11	-100.0%
Net cash provided by financing activities	1,050	1,506	(456)	-30.3%	2,621	4,416	(1,795)	-40.6%
Net increase / (decrease) in cash	(1,067)	26	(1,093)	4203.8%	1,070	(763)	1,833	-240.2%

Cash Flows for the three months ended March 31, 2024

Net cash used in operating activities was approximately $2.1 million for the three months ended March 31, 2024. Net cash used in operating activities consists of net loss of approximately $4.5 million, offset by total adjustments of $2.4 million for non-cash items and the effect of changes in working capital. Non-cash adjustments included non-cash settlement of the GEM commitment fee of approximately $0.2 million, stock-based compensation expense of approximately $0.3 million, gain on extinguishment of liability of $0.5 million, non-cash interest expense of approximately $0.5 million (approximately $0.09 million for related party), amortization of debt discount and issuance costs of approximately $0.5 million (approximately $0.5 million for related party), amortization of operating lease ROU assets of approximately $0.04 million, fair value adjustment for warrant liabilities gain of approximately $0.5 million (gain of approximately $0.1 million for related party), and net of change in operating assets and liabilities of approximately $1.2 million.

There were no net cash investing activities for the three months ended March 31, 2024.

Net cash provided by financing activities was approximately $1.1 million for the three months ended March 31, 2024, and was primarily related to proceeds from convertible debt financing of approximately $2.3 million and payment of the GEM commitment fee of approximately $1.2 million.

Cash Flows for the three months ended March 31, 2023

Net cash used in operating activities was approximately $1.5 million for the three months ended March 31, 2023. Net cash used in operating activities consists of net loss of approximately $3.8 million, total adjustments of approximately $2.3 million for non-cash items and the effect of changes in working capital. Non-cash adjustments include stock-based compensation expense of approximately $0.4 million, non-cash interest expense of approximately $0.2 million (approximately $0.09 million for related party), amortization of debt discount and issuance costs of approximately $0.4 million (approximately $0.3 million for related party), amortization of operating lease ROU assets of approximately $0.04 million, fair value adjustments to simple agreement for future equity of approximately $0.3 million (approximately $0.3 million for related party), fair value adjustments to bifurcated embedded derivative liabilities of approximately $0.2 million (approximately $0.1 million for related party), and net of change in operating assets and liabilities of approximately $0.7 million.

There were no net cash investing activities for the three months ended March 31, 2023.

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Net cash provided by financing activities was approximately $1.5 million for the three months ended March 31, 2023, and was primarily related to proceeds from the issuance of convertible note, net of issuance costs of approximately $1.5 million (all amounts for related party).

Cash Flows for the Year Ended December 31, 2023

Net cash used in operating activities was $1.6 million for the year ended December 31, 2023. Net cash used in operating activities consists of net loss of $14.4 million, offset by total adjustments of $12.9 million for non-cash items and the effect of changes in working capital. Non-cash adjustments included non-cash issuance of shares to Yorkville in terms of the aggregate commitment fee of $3.3 million, non-cash issuance of warrants accounted for as liabilities of $2.4 million, non-cash GEM commitment fee of $2.0 million, stock-based compensation expense of $1.2 million, non-cash interest expense of $1.2 million ($0.5 million for related party), amortization of debt discount and issuance costs of $3.4 million ($2.4 million for related party), amortization of operating lease ROU assets of $0.2 million, fair value adjustments to simple agreement for future equity gain of $3.0 million (gain of $2.8 million for related party), fair value adjustments to bifurcated embedded derivative liabilities gain of $4.5 million (gain of $3.1 million for related party), fair value adjustment for warrant liabilities gain of $1.7 million (loss of $0.1 million for related party), and net of change in operating assets and liabilities of $8.1 million.

There were no net cash investing activities for the year ended December 31, 2023.

Net cash provided by financing activities was $2.6 million for the year ended December 31, 2023, and was primarily related to proceeds from convertible debt financing of $5.8 million ($2.6 million for related party), related party note payable financing of $4.4 million, offset by the effect of the Business Combination, net of transaction costs of $7.6 million.

Cash Flows for the Year Ended December 31, 2022

Net cash used in operating activities was $5.2 million for the year ended December 31, 2022. Net cash used in operating activities consists of net loss of $15.5 million, total adjustments of $10.3 million for non-cash items and the effect of changes in working capital. Non-cash adjustments include stock-based compensation expense of $0.8 million, non-cash interest expense of $0.9 million ($0.1 million for related party), bad debt expense of $(0.1 million), amortization of debt discount and issuance costs of $0.7 million ($0.5 million for related party), amortization of operating lease ROU assets of $0.2 million, impairment of operating lease ROU assets of $0.3 million, loss on extinguishment of debt of $0.1 million, loss on modification of SAFE $1.7 million ($1.6 million for related party), fair value adjustments to simple agreement for future equity of $4.4 million ($4.0 million for related party), fair value adjustments to bifurcated embedded derivative liabilities of $0.9 million ($0.6 million for related party), and net of change in operating assets and liabilities of $0.5 million.

Net cash used in investing activities was $(0.01) million for the year ended December 31, 2022, and was primarily related to the purchase of equipment.

Net cash provided by financing activities was $4.4 million for the year ended December 31, 2022, and was primarily related to convertible debt financing of $5.9 million ($4.2 million for related party), net of deferred offering cost payment of $1.5 million.

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Capital Expenditure Commitments and Financing Requirements

($ in Thousands)	Total	Less than 1 year	1 - 3 Years
Debt principal - 14% CP BF convertible notes	$1,821	$1,821	$-
Debt principal - 14% CP BF term notes	6,500	6,500	-
Debt principal - 8% Alco promissory notes	4,400	4,400	-
Debt principal - Yorkville Convertible promissory note	3,000	3,000	-
Debt principal - GEM promissory note	900	900	-
Interest on debt	3,365	3,365	-
Operating leases	162	162	-
Total capital expenditure commitments and financing requirements at March 31, 2024	$20,148	$20,148	$-

Debt principal - 14% CP BF convertible and term notes

On February 19, 2021, the Company entered into a loan agreement with CP BF Lending, LLC (“CP BF”) for $8,000,000 (the “Loan Agreement”). The Loan Agreement was comprised of a Term Note for $6,500,000 and a Convertible Note for $1,500,000, with the option upon the request of the Company for Additional Loan (“Additional Loan”) principal amount of up to $7,000,000, evidenced by additional notes with 81.25% of the principal amount of such Additional Loan being evidenced by a Term Note, and 18.75% of the principal amount of such an Additional Loan being evidenced by a Convertible Note. The Term Note bears cash interest at a rate of 14% per annum paid monthly and accrued interest payable-in-kind (“PIK”) cumulatively at 1.5% per annum. The outstanding principal balance of the Term Note together with accrued and unpaid interest thereon, unpaid fees and expenses and any other Obligations then due, shall be paid on February 19, 2025 (“Loan Maturity Date”). The Convertible Note accrues PIK interest cumulatively at a rate of 15.5% per annum, and is convertible into Class A Common Stock upon Qualified Financing (as defined in the agreement), upon a Change of Control (as defined in the agreement), upon Prepayment, or at Maturity at a fixed conversion price. If not sooner converted or prepaid, the Convertible Note principal together with accrued and unpaid interest thereon, unpaid fees and expenses and any other Obligations then due, shall be paid on the Loan Maturity Date. Upon the occurrence, and during the continuance, of an Event of Default (as defined in the agreement), interest on the Term Note will bear cash interest at a per annum rate of 20% (“Default Rate”) and no PIK interest shall accrue at any time during an Event of Default and the Convertible Note will bear PIK Interest at a per annum at the Default Rate.

Additionally, the Company may voluntarily prepay the Principal of the Loans, in accordance with their terms, in whole or in part at any time. On the date of any such prepayment, the Company will owe to Lender: (i) all accrued and unpaid Cash Interest with respect to the principal amount so prepaid through the date the prepayment is made; (ii) if such prepayment is prior to the twelve-month anniversary of the Closing Date, all unpaid interest (including for the avoidance of doubt, PIK Interest and Cash Interest) with respect to the principal amount so prepaid that would have been due and payable on or prior to the twelve-month anniversary of the Closing Date had the Loans remained outstanding until such twelve-month anniversary date (the “Yield Maintenance Premium”); (iii) the Exit Fee with respect to the principal amount so prepaid, calculated as 1.0% of the outstanding principal balance of the Loans, with only the portion of the principal balance so converted counted for purposes of determining the applicable Exit Fee; and provided further, that, in the event of a partial prepayment of the Loans, the Exit Fee shall be calculated on the principal amount so repaid and not on the entire outstanding principal balance thereof, and (iv) all other Obligations, if any, that shall have become due and payable hereunder with respect to the principal amount so prepaid.

The Loan Agreement contains customary covenants, including restrictions on the Company’s ability to incur indebtedness, grant liens or security interest on assets, make acquisitions, loans, advances or investments, or sell or otherwise transfer assets, among others. The Loan Agreement also contains other financial covenants related to minimum gross profit margin, minimum ARR (Annual Recurring Revenue) growth rate, and fixed charge ratio, among other financial covenants per the terms of the Loan Agreement. The Loan Agreement is secured by a first-priority Lien (subject to Permitted Liens) on and security interest in the Collateral pursuant to the terms of the Collateral Documents. The Loan Agreement named Joseph Davy, CEO, as Guarantor, and per the term of the Loan Agreement, he is willing to guarantee the full payment, performance and collection of all of the Credit Parties’ obligations thereunder and under the Loan Agreement, all as further set forth therein.

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For all respective periods presented, the Company was not in compliance with the Minimum Gross Profit Margin covenant in section 7.14.1 of the Loan Agreement, the Minimum ARR Growth covenant in section 7.14.2 of the Loan Agreement, and the Fixed Charge Coverage Ratio covenant in section 7.14.3 of the Loan Agreement. As a result of the Company’s noncompliance with the financial covenants, the entire principal amount and all unpaid and accrued interest will be classified as current on the Company’s consolidated balance sheets.

Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by CP BF or cured to the satisfaction of Lender, subject to the exercise of customary commercial underwriting standards in determining such satisfaction, Lender may, without notice or demand to the Credit Parties declare the unpaid principal of and any accrued interest shall be immediately due and payable. While the Company and the Lender are engaged in good faith discussions to resolve these matters, no agreement to resolve such matters has been reached and all of the Loans remain in default for the reasons stated above, and the Lender is not presently exercising remedies, which the Lender reserves the right to so do at any time.

On October 10, 2022 the Loan Agreement was amended, where CP BF waived payment by the Company of four months of cash interest with respect to the Term Note in replacement for a Convertible Note (“First Amendment Convertible Note”) in the principal amount of $321,345, which is not considered an Additional Loan as defined above. The First Amendment Convertible Note has the same features as the Convertible Note described above.

Modification of Term and Convertible Notes (CP BF)

On August 24, 2023, the Company entered into a forbearance agreement (the “Forbearance Agreement”) with CP BF Lending. Under the terms of this Forbearance Agreement, and as a result of the Company’s non-compliance with certain covenants of its Loan Agreement with CP BF, CP BF agreed to (i) amend certain provisions of the Loan Agreement to clarify the treatment of the Merger with 7GC under the Loan Agreement, (ii) consent to the consummation of the Merger Agreement with 7GC and (iii) forbear from exercising any of its rights and remedies under the Loan Agreement with the Company from the effective date of the Forbearance Agreement until the earlier of (a) the four-month anniversary of the closing of the Merger if the Merger is closed on or prior to December 29, 2023, (b) December 29, 2023 if the Merger is not consummated on or prior to December 29, 2023 or (c) the date on which any Termination Event (as defined within the Forbearance Agreement) shall have occurred. In connection with the Forbearance Agreement, CP BF and the Company also agreed to amend and restate CP BF’s existing convertible promissory notes (the “A&R CP BF Notes”) so that they may remain outstanding following the closing of the Merger and, at CP BF’s option, be convertible into Class A shares of the combined company.

On December 14, 2023, the Company entered into the First Amendment to the Forbearance Agreement with the Lender. In particular, the Company agreed to pay the Lender an amount in cash equal to $23,748 (the “Amendment Fee”) on the execution date to extend the forbearance period from the four-month anniversary of the closing of the Merger to the six-month anniversary of the closing of the Merger. This amendment was deemed to be a debt modification in accordance with ASC 470, Debt, which will be accounted for prospectively. Modification does not result in recognition of a gain or loss in the consolidated statement of operations but does impact interest expense recognized in the future.

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Debt principal - 8% Alco promissory notes

On August 30, 2023, the Company issued a subordinate promissory note (“Alco August Promissory Note”) in the aggregate principal amount of $150,000 to Alco Investment Company, a related party. Alco held its ownership of over 10% of the issued equity of the Company, through its ownership of Series A preferred stock. The Alco August Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on the earlier of August 29, 2024 and the closing of the next transaction in which the Company sells for cash any of its equity securities (i) with net proceeds of greater than $4,000,000 or (ii) pursuant to which the note holder acquires equity securities in an amount n ot less than the then-outstanding balance of the Alco August Promissory Note, as amended on May 30, 2024; such amendment also provides the holder with a purchase right should the company conduct an offering while the Alco August Promissory Note is outstanding. The Company recorded a $3,711 debt discount upon issuance of the Alco August Promissory Note. For the three months ended March 31, 2024, interest expense on the Alco August Promissory Note totaled $5,449, comprised of $2,991 of contractual accrued interest and $2,458 for the amortization of the discount. As of March 31, 2024 and December 31, 2023, $150,000 of principal and $7,035 and $4,044, respectively, of accrued interest is outstanding under the Alco August Promissory Note.

On September 13, 2023, the Company issued a subordinate promissory note (“Alco September Promissory Note”) in the aggregate principal amount of up to $1,500,000 to Alco Investment Company, a related party. The Alco September Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on September 30, 2024. The Company recorded $8,588 of debt issuance costs and a $638,808 debt discount upon issuance of the Alco September Promissory Note, relating to the share transfer agreements, see below. For the three months ended March 31, 2024, interest expense on the Alco September Promissory Note totaled $91,563, comprised of $29,918 of contractual accrued interest and $61,645 for the amortization of the discount. As of March 31, 2024 and December 31, 2023, $1,500,000 of principal and $60,493 and $30,575, respectively, of accrued interest is outstanding under the Alco September Promissory Note.

On November 16, 2023, the Company issued a subordinate promissory note (“Alco November Promissory Note”) in the aggregate principal amount of up to $750,000 to Alco Investment Company, a related party. The Alco November Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on the earlier of August 29, 2024 and the closing of the next transaction in which the Company sells for cash any of its equity securities (i) with net proceeds of greater than $4,000,000 or (ii) pursuant to which the note holder acquires equity securities in an amount not less than the then-outstanding balance of the Alco November Promissory Note, as amended on May 30, 2024; such amendment also provides the holder with a purchase right should the company conduct an offering while the Alco August Promissory Note is outstanding. The Company recorded a $363,905 debt discount upon issuance of the Alco November Promissory Note relating to the share transfer agreements, see below. For the three months ended March 31, 2024, interest expense on the Alco November Promissory Note totaled $248,285, comprised of $14,959 of contractual accrued interest and $233,326 for the amortization of the discount. As of March 31, 2024 and December 31, 2023, $750,000 of principal and $22,356 and $7,397, respectively, of accrued interest is outstanding under the Alco November Promissory Note.

On December 13, 2023, the Company issued a subordinate promissory note (“Alco December Promissory Note”) in the aggregate principal amount of up to $2,000,000 to Alco Investment Company, a related party. The Alco December Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on December 31, 2024. The Company recorded a $1,496,252 debt discount upon issuance of the Alco December Promissory Note, relating to the share transfer agreements, see below. For the three months ended March 31, 2024, interest expense on the Alco December Promissory Note totaled $232,216, comprised of $39,890 of contractual accrued interest and $192,326 for the amortization of the discount. As of March 31, 2024 and December 31, 2023, $2,000,000 of principal and $47,780 and $7,890, respectively, of accrued interest is outstanding under the Alco December Promissory Note.

In connection with the issuances of the Alco September, November, and December Promissory Notes, the Company, 7GC and the Sponsor entered into share transfer agreements (the “Alco Share Transfer Agreements”) with Alco Investment Company. Pursuant to which for each $10.00 in principal borrowed under the Alco September and November Promissory Notes, the Sponsor agreed to forfeit one share of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive one New Banzai Class A Share. For each $10.00 in principal borrowed under the December Note, the Sponsor agreed to forfeit three shares of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive three New Banzai Class A Shares. Such forfeited and issued shares under the Alco September, November, and December Promissory Notes are capped at an amount equal to 150,000, 75,000, and 600,000, respectively. Pursuant to the Alco Share Transfer Agreements, the shares are subject to an 180-day lock-up period upon issuance of the shares.

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Debt principal - 7GC Convertible promissory note

The Company assumed two promissory notes in connection with the Merger which remained outstanding as of March 31, 2024. The promissory notes were issued on December 21, 2022 for a principal amount of $2,300,000 (“December 2022 7GC Note”) and on October 3, 2023 for a principal amount of $250,000 (“October 2023 7G Note, together with the December 2022 7GC Note, the “7GC Promissory Notes”). The 7GC Promissory Notes were issued to the Sponsor, 7GC & Co. Holdings LLC. The 7GC Promissory Notes do not bear interest and were repayable in full upon the earlier of the consummation of a business combination or the date the Company liquidates the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) upon the failure of the Company to consummate a business combination within the requisite time period. Under the original terms of the 7GC Promissory Notes, the Sponsor has the option, but not the obligation, to convert the principal balance of the Note, in whole or in part, into that number of shares of Class A common stock, $0.0001 par value per share, of the Company equal to the principal amount of the Note so converted divided by $10.00.

Modification of Promissory Notes - 7GC

On December 12, 2023, in connection with the Merger, the Sponsor came to a non-binding agreement (“First Amendment”) with the Company to amend the optional conversion provision of the 7GC Promissory Notes. The First Amendment provided that the holder has the right to elect to convert up to the full amount of the principal balance of the 7GC Promissory Notes, in whole or in part, 30 days after the closing of the Merger (the “Closing”) at a conversion price equal to the average daily VWAP of Class A Common Stock for the 30 trading days following the Closing. This amendment was deemed to be a debt modification in accordance with ASC 470, Debt, which will be accounted for prospectively. Modification does not result in recognition of a gain or loss in the consolidated statement of operations but does impact interest expense recognized in the future. Pursuant to ASC 470, if the modification or exchange of a convertible debt instrument is not accounted for as an extinguishment, the accounting for the change in the fair value of the embedded conversion option which increases the value of the embedded conversion option (calculated as the difference between the fair value of the embedded conversion option immediately before and after the modification or exchange) is recorded as a reduction to the carrying amount of the 7GC Promissory Notes with a corresponding increase to additional paid in capital. The 7GC Promissory Notes were converted in full and subsequently cancelled on March 6, 2024.

Debt principal - Yorkville Convertible promissory note

On December 14, 2023, in connection with and pursuant to the terms of its Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”), (refer to Note 15 - Equity for further details), Yorkville agreed to advance to the Company, in exchange for convertible promissory notes, an aggregate principal amount of up to $3,500,000, $2,000,000 of which was funded at the Closing in exchange for the issuance by the Company of a Convertible Promissory Note (the “December Yorkville Convertible Note”). The Company received net proceeds of $1,800,000 after a non-cash original issue discount of $200,000.

On February 5, 2024, the Company and Yorkville entered into a supplemental agreement (the “SEPA Supplemental Agreement”) to increase the amount of convertible promissory notes allowed to be issued under SEPA by $1,000,000 (the “Additional Pre-Paid Advance Amount”), for an aggregate principal amount of $4,500,000 to be advanced by Yorkville to the Company in the form of convertible promissory notes. On February 5, 2024 in exchange for a promissory note in the principal amount of $1,000,000 (the “February Yorkville Promissory Note”), with the same terms as the December Yorkville Convertible Note, the Company received net proceeds of $900,000 after a non-cash original issue discount of $100,000.

On March 26, 2024, the Company, in exchange for a convertible promissory note with a principal amount of $1,500,000 (the “March Yorkville Promissory Note”, together with the December Yorkville Convertible Note and February Yorkville Promissory Note (the “Yorkville Promissory Notes”), received net proceeds of $1,250,000 after a non-cash original issue discount of $250,000 from Yorkville.

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The Yorkville Convertible Notes have a maturity date of June 14, 2024, and accrue interest at 0% per annum, subject to an increase to 18% per annum upon events of default as defined in the agreement. As of March 31, 2024, no events of default have occurred.

Yorkville has the right to convert any portion of the outstanding principal into shares of Class A common stock at any time. The number of shares issuable upon conversion is equal to the amount of principal to be converted (as specified by Yorkville) divided by the Conversion Price (as defined in the Standby Equity Purchase Agreement disclosure in Note 15). Yorkville will not have the right to convert any portion of the principal to the extent that after giving effect to such conversion, Yorkville would beneficially own in excess of 9.99% of the total number of shares of Class A common stock outstanding after giving effect to such conversion.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Promissory Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 10% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of Class A common stock is less than the Fixed Price.

Upon the occurrence of certain triggering events, as defined in the Yorkville Convertible Notes agreement (each an “Amortization Event”), the Company may be required to make monthly repayments of amounts outstanding under the Yorkville Convertible Notes, with each monthly repayment to be in an amount equal to the sum of (x) $1,000,000, plus (y) 10% in respect of such amount, and (z) all outstanding accrued and unpaid interest as of each payment date.

During the three months ending March 31, 2024, $500,000 of principal under the December Yorkville Convertible Note was converted into 788,211 Class A Common stock of the Company and the full principal amount of $1,000,000 under the February Yorkville Convertible Note was converted into 1,445,524 Class A Common stock of the Company.

As of March 31, 2024 and December 31, 2023, the principal amount outstanding under the Yorkville Convertible Notes was $3 million and $2 million, respectively. During the three months ended March 31, 2024, the Company recorded interest expense of $0 in connection with the Yorkville Convertible Notes.

Debt principal - GEM Promissory Note

On February 5, 2024, the Company and GEM entered into a settlement agreement (the “GEM Settlement Agreement”), pursuant to which (a) the Company and GEM agreed to (i) settle the Company’s obligations under and terminate the binding term sheet entered into between Legacy Banzai and GEM, dated December 13, 2023, and (ii) terminate the share repurchase agreement, dated May 27, 2022, by and among the Company and GEM, and (b) the Company (i) agreed to pay GEM $1.2 million in cash within three business days of the GEM Settlement Agreement and (ii) issued to GEM, on February 5, 2024, an unsecured promissory zero coupon note in the amount of $1.0 million, payable in monthly installments of $100,000 beginning on March 1, 2024, with the final payment to be made on December 1, 2024 (the “GEM Promissory Note”). The Company paid GEM the $1.2 million in cash in February 2024.

The GEM Promissory Note provides that, in the event the Company fails to make a required monthly payment when due, the Company shall issue to GEM a number of shares of Class A Common Stock equal to the monthly payment amount divided by the VWAP of Class A Common Stock for the trading day immediately preceding the applicable payment due date. In addition, the Company agreed to register on a registration statement 2,000,000 shares of Class A Common Stock that may be issuable under the terms of the GEM Promissory Note. The GEM Promissory Note contains customary events of default. If an event of default occurs, GEM may, at its option, demand from the Company immediate payment of any outstanding balance under the GEM Promissory Note.

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As of March 31, 2024, the Company has issued an aggregate of 139,470 shares of Class A Common Stock to GEM in lieu of monthly payment obligations and the remaining balance of the GEM Promissory Note as of March 31, 2024 is $900,000.

Interest on Debt

Interest on debt totals $3.4 million for the three months ended March 31, 2024, representing the aggregate interest expenses / payments obligation to be paid and to be recognized during the rest of the terms of the Loan Agreements and Senior Convertible Notes, described above.

Operating Leases

Banzai has an operating lease for its real estate for office use. The lease term expires in October 2024. Banzai adopted ASC 842 Leases by applying the guidance at adoption date, January 1, 2022. The $158,965 balance recognized as of March 31, 2024 represents the future minimum lease payments under non-cancellable leases as liabilities.

Debt Structure and Maturity Profile

($ in Thousands)	Principal	Debt Discount / Issuance Cost	Carrying Value	Accrued Interest	Carrying Value and Accrued Interest
As of March 31, 2024
Debt principal - 14% CP BF term notes	$6,500	$(107)	$6,393	$556	$6,949
Debt principal - 8% Alco promissory notes	4,400	(1,455)	2,945	138	3,038
Debt principal - Yorkville Convertible promissory note	3,000	64	3,064	-	3,064
Debt principal - 14% CP BF convertible notes	1,821	(35)	1,786	1,023	2,809
Debt principal - GEM promissory note	900	-	900	-	900
Total debt carrying values at March 31, 2024	$16,621	$(1,533)	$15,088	$1,717	$16,805

Contractual Obligations and Commitments

Revenue

Under ASC 606, revenue is recognized throughout the life of the executed agreement. Banzai measures revenue based on considerations specified in terms and conditions agreed to by a customer. Furthermore, Banzai recognizes revenue in an amount that reflects the consideration we expect to be entitled to in exchange for those services. The performance obligation is satisfied by transferring control of the service to the customer, which occurs over time.

Leases

Banzai’s existing leases contain escalation clauses and renewal options. Banzai is not reasonably certain that renewal options will be exercised upon expiration of the initial terms of its existing leases. Prior to adoption of ASU 2016-02 effective January 1, 2022, Banzai accounted for operating lease transactions by recording lease expense on a straight-line basis over the expected term of the lease.

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Banzai entered into a sublease which it had identified as an operating lease prior to the adoption of ASC 842 Leases. Banzai remains the primary obligor to the head lease lessor, making rental payments directly to the lessor and separately billing the sublessee. The sublease is subordinated to the master lease, and the sublessee must comply with all applicable terms of the master lease. Banzai subleased the real estate to a third-party at a monthly rental payment amount that was less than the monthly cost that it pays on the headlease with the lessor.

Deferred underwriting fees

On December 28, 2023, the Company and Cantor amended the Fee Reduction Agreement to provide that the Reduced Deferred Fee was payable in the form of 1,113,927 shares of Class A Common Stock and to provide that Cantor is subject to a 12-month lock-up with respect to the Cantor Fee Shares. On December 28, 2023, the Company issued the Cantor Fee Shares to Cantor, covering the Reduced Deferred Fee in accordance with the Fee Reduction Agreement. The fair value of the 1,113,927 shares of Class A Common Stock was determined to be $2,450,639 on December 28, 2023 based on the Company’s opening stock price of $2.20. Although the Company issued the Cantor Fee Shares, as of March 31, 2024, the Company has not satisfied its Cantor Registration Rights Obligations. As such, the Company cannot conclude that it has settled its outstanding obligations to Cantor. Therefore, neither criteria under ASC 405 for extinguishment and derecognition of the liability were satisfied and the $4,000,000 Reduced Deferred Fee remained outstanding as a current liability on the Company’s March 31, 2024 balance sheet.

GEM commitment fee liability

In May 2022, Legacy Banzai entered into the GEM Agreement with GEM pursuant to which, among other things, upon the terms and subject to the conditions of the GEM Agreement, GEM was to purchase Legacy Banzai (or its successor per the GEM Agreement) up to the number of duly authorized, validly issued, fully paid and non-assessable shares of common stock having an aggregate value of $100,000,000 (the “GEM Financing”). Further, in terms of the GEM Agreement, on the date of public listing of Legacy Banzai, Legacy Banzai was required to make and execute a warrant granting GEM the right to purchase up to the number of common shares of Legacy Banzai that would be equal to 3% of the total equity interests, calculated on a fully diluted basis, and at an exercise price per share equal to the lesser of (i) the public offering price or closing bid price on the date of public listing or (ii) the quotient obtained by dividing $650 million by the total number of equity interests.

On December 13, 2023, Legacy Banzai and GEM entered into the GEM Term Sheet and, on December 14, 2023, the GEM Letter, agreeing to terminate in its entirety the GEM Agreement by and between Legacy Banzai and GEM, other than with respect to the Company’s obligation (as the post-combination company in the Business Combination) to issue the GEM Warrant granting the right to purchase Class A Common Stock in an amount equal to 3% of the total number of equity interests outstanding as of the Closing, calculated on a fully diluted basis, at an exercise price on the terms and conditions set forth therein, in exchange for issuance of a $2.0 million convertible debenture with a five-year maturity and 0% coupon. Due to the determination of the final terms of the planned $2.0 million convertible debenture having not been finalized, nor the final agreement related to the convertible debenture having been executed, as of March 31, 2024, the Company recognized, concurrent with the close of the merger, a liability for the GEM commitment fee, along with a corresponding GEM commitment fee expense, in the amount of $2.0 million.

On February 5, 2024, the Company and GEM entered into the GEM Settlement Agreement, pursuant to which (a) the Company and GEM agreed to (i) settle the Company’s obligations under and terminate the GEM Term Sheet, and (ii) terminate the GEM Agreement, and (b) the Company (i) agreed to pay GEM $1.2 million in cash within three business days of the GEM Settlement Agreement and (ii) issued to GEM the GEM Promissory Note on February 5, 2024.

The GEM Promissory Note provides that, in the event the Company fails to make a required monthly payment when due, the Company shall issue to GEM a number of shares of Class A Common Stock equal to the monthly payment amount divided by the VWAP of Class A Common Stock for the trading day immediately preceding the applicable payment due date. In addition, the Company agreed to register on a registration statement 2,000,000 shares of Class A Common Stock that may be issuable under the terms of the GEM Promissory Note. The GEM Promissory Note contains customary events of default. If an event of default occurs, GEM may, at its option, demand from the Company immediate payment of any outstanding balance under the GEM Promissory Note. As of the date of this prospectus, we have issued an aggregate of 562,803 shares of Class A Common Stock to GEM in lieu of monthly payment obligations.

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Off-Balance Sheet Arrangements

Banzai had no off-balance sheet arrangements as of December 31, 2023 or March 31, 2024.

Quantitative and Qualitative Disclosures About Market Risk

This item is not applicable as we are a smaller reporting company.

Internal Control Over Financial Reporting

Previously Identified Material Weaknesses

As of March 31, 2024, the Company concluded that it had material weaknesses in its IT General Controls, adherence to the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission in Internal Control-Integrated Framework (2013), and period end financial close and reporting process as described below.

The material weaknesses in our internal control over financial reporting for the year ended December 31, 2023, and the quarter ended March 31, 2024, were as follows:

(1)	IT General Controls-We did not maintain an effective IT control environment because we did not maintain a formal cybersecurity governance program, sufficient provisioning, deprovisioning, user access reviews, and reviews of service organizations.

(2)	COSO Entity Level Controls-We did not maintain effective controls over the identification and monitoring of related party relationships and transactions and have not yet implemented a formal delegation of authority process.

(3)	Period end financial close and reporting-Our assessment of internal controls has identified a material weakness whereby the CFO has unrestricted administrative access to the General Ledger (GL) system. Given the concentration of responsibility includes approval of key transactions, bank account reconciliations, and journal entries, administrative access to the G/L system should be restricted to personnel outside of Accounting and Finance function.

Remediation of Material Weaknesses

We are committed to the remediation of the material weaknesses described above, as well as the continued improvement of our internal control over financial reporting. We are in the process of taking steps to remediate the identified material weaknesses and continue to evaluate our internal controls over financial reporting, including the following:

IT General Controls:

●	We have implemented enhanced segregation of duties and workflow approvals to prevent unauthorized changes in our systems.

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●	We have begun utilizing the services of external consultants to review our internal controls environment and make recommendations to remediate the material weaknesses in our financial reporting.

●	We have begun utilizing the services of external consultants to complete a formal cybersecurity assessment and subsequently identified remediation plans to address any gaps and weaknesses.

●	We utilized the services of external consultants to assist in the development of an incident response plan to mitigate the IT control risk, which we expect to formalize by the end of 2024.

COSO Entity Level Controls:

●	We utilized the services of external consultants to assist in the identification and documentation of entity level controls as of March 31, 2024. Additionally, in Q1 2024 we completed a formal COSO mapping document and remediation plans have been drafted where gaps were identified.

●	We implemented an Audit Committee, Compensation Committee, Nominating and Governance Committee and Board of Directors immediately post-merger.

Period End Financial Close and Reporting:

●	We have begun utilizing the services of external consultants to assess our overall security role design and privileged user access for each of our in-scope applications, including our general ledger system. We expect to implement certain user access changes by the end of 2024 and further system-wide changes thereafter.

As we continue our evaluation and improve our internal control over financial reporting, management may identify and take additional measures to address control deficiencies. We cannot assure you that we will be successful in remediating the material weaknesses in a timely manner. See the section titled “Risk Factors-We have identified material weaknesses in our internal control over financial reporting in the past. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

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BUSINESS

Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) is a MarTech company that produces data-driven marketing and sales solutions for businesses of all sizes. We were originally incorporated in Delaware in September 2020 as a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Upon closing the Business Combination on December 14, 2023 pursuant to the Original Merger Agreement (as amended by the Merger Agreement Amendment, we acquired Legacy Banzai. Legacy Banzai operates under the name “Banzai Operating Co Inc.” (the “Operating Company”) and is one of our two wholly owned subsidiaries. Legacy Banzai was incorporated in Delaware in September 2015. Our business operations are currently conducted by the Operating Company.

As a MarTech company, our mission is to help our customers accomplish their mission-to enable better marketing, sales, and customer engagement outcomes by increasing the value of every customer interaction. We plan to do this by delivering SaaS MarTech tools that leverage data, analytics, and artificial intelligence (“AI”) to improve all types of customer interactions and provide powerful benefits to our customers across three key areas of focus: targeting, engagement, and measurement. As part of our acquisition strategy, we also endeavor to acquire companies strategically positioned to enhance our product and service offerings, increasing the value provided to current and prospective customers.

Our platform currently includes three products. The first product we launched was Reach, a SaaS and managed services offering designed to increase registration and attendance of marketing events, followed by the acquisition of Demio, a SaaS solution for webinars designed for marketing, sales, and customer success teams in 2021. In 2023, we launched Boost, a SaaS solution for social sharing designed to increase attendance for Demio-hosted events by enabling easy social sharing by event registrants.

We sell our products using a recurring subscription license model typical in SaaS businesses, with customer contracts that vary in term length from single months to multiple years. As of December 31, 2023, our customer base included over 2,770 customers operating in over 90 countries, representing a variety of industries, including (among others) healthcare, financial services, e-commerce, technology, media and others. Our customers range in size from solo entrepreneurs and small businesses to Fortune 500 companies. No single customer represents more than 1% of our revenue.

Industry Background and Trends

The MarTech industry has experienced significant growth and transformation in recent years. As companies increasingly rely on digital channels to reach customers, the demand for MarTech solutions has grown. MarTech refers to the software and tools that enable marketers to plan, execute, and measure their campaigns across various channels.

The MarTech landscape is vast and complex, with thousands of vendors offering a wide range of solutions. There are 11,038 MarTech companies included in the 2023 Marketing Technology Landscape report published by ChiefMartec, a leading marketing technology research group. MarTech solutions can be grouped into several broad categories, including advertising and promotion, content and experience, social and relationships, commerce and sales, data management and analytics, and marketing automation.

One of the key drivers of growth in the MarTech industry is the increasing importance of data-driven marketing. As companies collect more data on their customers’ behaviors and preferences, they need more sophisticated tools to analyze this data and use it to inform and optimize their marketing strategies. This has led to a proliferation of customer data platforms, customer relationship management (“CRM”) systems, analytics tools, and other solutions that help marketers make sense of their data and utilize it more effectively.

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Another trend driving growth in the MarTech industry is the rise of AI and machine learning. These technologies can be used to automate many aspects of marketing campaigns, from ad targeting to content creation. Overall, the MarTech industry is expected to continue growing rapidly in the coming years as companies invest more heavily in digital marketing channels. However, with so many vendors offering similar solutions, competition is fierce, making it essential for MarTech companies to differentiate themselves through innovation and exceptional customer service.

There are several key trends in MarTech that are shaping the industry and driving innovation:

1.	Personalization: Consumers today expect personalized experiences from the brands they interact with, and MarTech solutions are helping companies deliver on this expectation. By leveraging data and AI, marketers can create highly targeted campaigns that speak directly to individual customers’ needs and preferences.

2.	Automation: As marketing campaigns become more complex, automation is becoming increasingly important. By leveraging data and AI, MarTech solutions can automate many aspects of marketing, from ad targeting to content creation, freeing up marketers’ time to focus on strategy and creativity.

3.	Integration: With so many different MarTech solutions available, integration has become a major challenge for marketers. To address this issue, many vendors are working to create more open platforms that can easily integrate with other tools and systems. The growing trend of open platforms allows us to gather larger amounts of data as an input from an increasing variety of marketing tools and platforms to then leverage in AI systems.

4.	Data Privacy: With the increasing importance of data-driven marketing comes a greater need for data privacy and security. MarTech vendors are working to ensure that their solutions comply with regulations like the EU General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act of 2018 (“CCPA”), while also providing customers with greater control over their data.

5.	Results Driven Environment: In today’s economic environment, marketers are faced with internal pressure to prove the value of every dollar spent while also maintaining results across every channel. Marketers require a complete view of performance and ROI of all marketing campaigns and investments to enable better decision making and streamline their operations.

The MarTech industry is constantly evolving, and these trends are just a few of the many factors shaping its future. As technology continues to advance, the success of any MarTech company will depend on its ability to adapt to these trends and deliver real value to marketers and their customers alike.

Market Size

We compete within the business-to-business (“B2B”) MarTech value chain, which encompasses tasks ranging from acquiring and nurturing leads, to executing and optimizing campaigns and managing and measuring content, data, and performance.

In 2023, we engaged Verista Partners Inc., also known as Winterberry Group (“Winterberry”), to conduct an analysis of our opportunity within the MarTech space. Winterberry provided a Strategic Due Diligence Assessment Report (the “Winterberry Report”) on April 14, 2023, which estimated the size of our total addressable market (our “TAM”), which is defined to include B2B spending in the United States on demand generation, marketing automation, digital events platforms, account-based marketing, customer relationship management, engagement, content management systems, customer data platforms, measurement and attribution, and predictive and prescriptive analytics. The Winterberry Report forecasted our TAM to reach an estimated $39.42 billion by 2026, which would represent a projected compound annual growth rate (“CAGR”) of 11.80% during the 2020 to 2026 period. The Winterberry Report also estimated our Serviceable Addressable Market (our “SAM”), which is defined to include B2B spending in the United States on measurement and attribution, demand generation, and digital events platforms. The Winterberry Report forecasted our SAM to reach an estimated $8.37 billion by 2026. This would represent a projected CAGR of 16.07% during the 2020 to 2026 period.

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To calculate our estimated SAM and TAM, Winterberry started with the B2B MarTech stack from acquiring and nurturing leads to executing and optimizing campaigns to managing and measuring content, data and performance. Within that value chain, Winterberry identified which components were core to the Banzai business as of the date of the Winterberry Report (i.e., measurement and attribution, demand generation, and digital events platforms) and which would be natural adjacencies and future offerings (i.e., demand generation, marketing automation, digital events platforms, account-based marketing, customer relationship management, engagement, content management systems, customer data platforms, measurement and attribution, and predictive and prescriptive analytics). The identified core components make up our SAM, and both core components and adjacent and future offerings are included in our TAM. Winterberry then sized each component individually utilizing a range of sources estimating market spending and forecasted growth rates, including Winterberry proprietary models, as well as various other market research company products and forecasts. Depending on the estimate and whether it was global or included in B2B use cases, Winterberry utilized assumptions that 25% of spend is B2B and 33% of global spend is U.S.-specific.

The models provided by Winterberry were based on economic forecasts from government and private sector analysts as well as third-party media forecasts primarily provided by marketing agencies, governing bodies and associations, trade publications, and research analysts, all of which are subject to change. There are uncertainties inherent in attempting to make such projections and forecasts, and we encourage our stockholders and investors to perform their own investigation and carefully consider such uncertainties.

Products and Services

Our platform offers three SaaS products: Demio, Boost, and Reach.

Demio

Demio is a user-friendly, browser-based webinar platform with extensive data and marketing features designed to help businesses effectively engage with their audience through live events and on-demand, interactive video content. Demio enables customers to create, host, and manage webinars with ease, providing a suite of tools and features that enhance audience interaction, generate leads, and drive sales. Demio provides the following features and benefits to customers:

1.	Easy Webinar Creation and Setup: Demio allows users to quickly create and schedule webinars with a simple, intuitive interface. Users can customize their webinar registration pages, add branding elements, and set up email reminders for attendees.

2.	Live Webinars: Customers can host live webinars, where they can interact with their audience in real-time using features like polls, question & answer sessions, featured actions, and pre-loaded content.

3.	Automated Webinars: Automated webinars run on a pre-set schedule and can run with or without participation from the host. This flexibility enables businesses to reach their audience at the most convenient times and increase engagement.

4.	Audience Interaction: Demio offers a range of engagement tools, such as polls, question & answer sessions, and real-time chat, which allow presenters to interact with their audience during the webinar and helps create a more interactive experience, leading to higher attendee engagement.

5.	Screen Sharing and Presentations: Presenters can share their screen, display slides, or play videos during the webinar, providing a seamless multimedia experience for the audience. This helps to create a more professional and polished presentation.

6.	Integration with Marketing Tools: Demio integrates with various marketing tools and platforms, such as CRM systems, email marketing services, and marketing automation software, allowing users to streamline their lead generation and follow-up processes.

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7.	Analytics and Reporting: Demio provides detailed analytics and reporting features, giving users insights into attendee engagement, registration conversion, and overall webinar performance. This data can help businesses optimize their webinar strategies and improve their results.

8.	Lead Generation and Sales: With customizable registration forms, Demio enables customers to capture lead information during the registration process. Additionally, Demio’s built-in call-to-action (“CTA”) feature allows presenters to promote products or services during the webinar, driving sales and audience conversions.

In summary, Demio enables customers to create and host engaging, interactive webinars with ease, helping businesses generate leads, drive sales, and foster strong relationships with their audience.

Boost

Boost is a tool utilized by customers to enhance participation in their Demio webinars. This tool allows registered attendees to promote Demio webinars on social media platforms. Moreover, Boost offers incentives to current registrants to encourage additional signups. In this manner, registrants become promoters, with the ability to tailor promotional content for platforms such as Facebook, LinkedIn, Twitter, and email. Boost’s native integration with Demio ensures a smooth user experience. Boost offers customers a series of features and benefits, as outlined below:

1.	Email Notifications: Boost integrates with Demio to send automated notifications to all event registrants directing them to a share page.

2.	Social Sharing: Boost provides a share page that makes it easy for registrants to share Demio registration links on LinkedIn, Twitter, Facebook, and via email.

3.	Link Tracking: Boost’s seamless link tracking enables customers to identify which registrants have driven additional registrations through their links.

4.	Rewards: Boost enables offering rewards for registrants who drive additional registrations and tracking reward attainment through tracking links.

In summary, Boost enables customers to create social sharing campaigns for their events more easily, leading to increased registrations.

Reach

Customers use Reach to directly connect with their event’s target audience to increase registrations for their events. Reach’s Audience AI feature generates target lists of potential event attendees, and the email marketing feature sends personalized email invitations to those target lists. Reach provides features such as:

1.	Audience AI: Reach enables targeting of a potential audience based on customer-defined criteria such as region, job title, company size, and revenue.

2.	Automatic Event Invitations: Event invitations are automatically generated and sent to targeted customers.

3.	Event Confirmation and Reminders: Confirmations and reminders are automatically generated and sent to registrants to improve attendance rate.

4.	Opt-ins and Privacy Compliance: Reach enables customers to define customized privacy policy and opt-in language to help customers maintain compliance with privacy regulations such as GDPR.

5.	Target Lists: Account and contact lists can be specified for inclusion or exclusion, allowing customers to enact account-based marketing (“ABM”) campaigns or exclude sensitive accounts or contacts.

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6.	List Scrubbing: Target lists are pre-validated to remove invalid email addresses and other invalid contacts, improving email deliverability rates.

Reach can be used to drive event attendance and reach leads that customers might be otherwise unable to engage.

Product Roadmap and Enhancements

Improving our family of products is how we create more value for our customers and our product roadmap is an essential part of delivering on our vision of improving the value of customer interactions for companies throughout the world. The role of product management at Banzai is to identify and prioritize underserved and unmet customer and market needs and to use our ability to create products and features based on data and AI to increase customer value.

1.	Strategic Vision and Alignment: We align our cross-functional objectives around a set of strategies that we update as the needs of our business change. We use these strategies to create alignment for our engineering, sales, and marketing teams. This helps us to work cohesively towards shared goals, maximizing the efficiency and effectiveness of our efforts.

2.	Customer-Centric Approach: By prioritizing innovation, we demonstrate a commitment to addressing the evolving needs and expectations of our customers. This customer-centric approach helps us maintain a competitive edge, as we continuously adapt our products and services to stay relevant and valuable to our existing and future customers.

3.	Long-Term Growth: By identifying opportunities for new features, enhancements, and market segments, we can strategically plan and execute our growth initiatives, supporting our long-term sustainability and success.

4.	Customer Expansion: We believe our strategies support increasing the average amount of revenue we earn per customer per year (our average customer value or “ACV”) through development of features that are correlated with usage by higher value customers. We also develop add-on features and products that can be sold to our existing customers.

5.	Resource Allocation: Our strategic planning process allows us to better allocate resources between projects, allowing us to advance multiple initiatives at once. This capability is essential for a multi-product company to maintain product leadership on multiple fronts.

6.	Stakeholder Communication: A product roadmap serves as a powerful communication tool, enabling us to set clear expectations with our customers. We use tools such as Product Board to accept customer feedback and share upcoming product changes.

There are several product areas that we are focused on for the foreseeable future. These may change from time to time as we learn from our customers and make changes to our strategy.

1.	Mobile Capabilities: By expanding our mobile web experience or developing future mobile apps, we believe we can increase customer value across multiple products, including Demio.

2.	Integrations: Integrations are a core feature of Demio. Over time, we will want to develop integrations with new systems, as well as improve our existing integrations.

3.	AI: We are exploring a number of additional AI-powered features such as text-to-voice, translation, transcription, and content generation.

4.	Analytics & Insights: We are embedding analytics and insights features into multiple products, including Demio. These features seek to enable our customers to see new perspectives on their data, further improve their results, and dramatically reduce their manual analysis effort.

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5.	Ad Generation: We believe there may be opportunities in automating ad-creative generation (e.g., text, images, and videos) to help our customers improve their ad performance through automated testing.

6.	Content and Experience Hosting: We are expanding the content and experiences that can be hosted and deployed using Banzai products. For example, we plan to improve our automated events capability in Demio.

Research and Development Expenses

As a product-led company, we attain and maintain our competitive advantage through our investment in our products. Maintenance of existing products and development of new products are both essential to our long-term success. Therefore, our management team feels that significant investment in technology is required in the future. We plan to utilize a combination of in-house employees and development partners to maintain and improve our technology.

Our Growth Strategies

Our growth strategy is to expand our platform to make it more valuable to customers and find new ways to enhance a wider range of MarTech interactions. The key elements of our growth strategy are:

1.	Cost Efficient Customer Acquisition: Continue to acquire new customers cost effectively through organic traffic, content, affiliates, social media, partnerships, advertising, word-of-mouth, and other sources.

2.	Customer Retention and Expansion: Continue to expand our customer success and customer marketing organizations to increase customer retention and customer expansion.

3.	Implement Product Improvements: Continue to develop our family of products to create defensibly differentiated solutions that are essential to customers.

4.	Introduce New Products: Roll out new products that attract new customers and expand the ways we can serve existing customers.

5.	Acquisition Strategy: Banzai signed and announced non-binding letters of intent (“LOI”) to acquire 4 target companies in Q1 2024. The company is still engaged in the potential acquisition of Boast and Cliently, for which the company previously announced non-binding LOIs. These companies, which operate in the MarTech space, provide data analytics, innovative solutions in social media and B2B scraping across multiple platforms. Completion of these acquisitions would enhance the company’s product offerings that would lead to the next stage of growth for Banzai.

Sales and Marketing

Our primary focus is on increasing mid-market and enterprise customers for Demio. Progress towards this is reflected in our increase in multi-host Demio customers from 12 on January 1, 2021 to 116 on December 31, 2023, an approximately 10-fold increase.

As a product-led growth company, we utilize a hybrid self-service and direct sales go-to-market approach. Our self-service customers subscribe or purchase directly from our product websites or start free product trials which can lead to a later paid subscription or purchase. Our direct sales customers subscribe or purchase through sales representatives, who are compensated with a base salary and typically participate in incentive plans such as commissions or bonuses.

Trials, customers, and leads come from organic website visitors, affiliates and partners, and visitors from paid ads such as Google ads. We also utilize partner marketing, account-based marketing, lead generation and demand generation programs, webinars, and other direct and indirect marketing activities to reach our target audience and acquire leads and customers.

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We sell our products using a recurring subscription license model typical in SaaS businesses. Pricing tiers for our main product, Demio, are based on the number of host-capable users, desired feature sets, and maximum audience size. Boost pricing tiers are based on the Demio plan to which the customer subscribes. Reach pricing is based on the number of event campaigns a customer has access to run simultaneously or the maximum number of registrations a customer is allowed to generate per subscription period. Our customer contracts vary in term length from single months to multiple years. It is common for our customers to purchase services to supplement their subscriptions to include additional licenses or products. For example, as of December 31, 2023, less than 8 months after the launch of the Boost product, approximately 1.0% of Demio customers had also purchased the Boost add-on product.

Competition, Strengths, and Differentiation

We compete across five distinct categories within the B2B MarTech landscape: digital events and webinars, demand generation, creative development, engagement platforms and marketing automation, and measurement and attribution.

We believe our strengths are:

1.	Brand: Our recognizable brand, and the brands of our products, especially Demio, can be leveraged to acquire customers at lower costs than reliance on paid advertising alone.

2.	Existing Customer Base: Our existing customers can be cross-sold additional products we may offer in the future. We can also cross sell our current products to existing customers.

3.	Customer Success: We have developed an operational competency in customer success, enabling us to more effectively leverage our customer base to drive expansion sales.

We seek to differentiate ourselves from the crowded MarTech market in the following ways:

1.	Data: Our products incorporate data either as a primary value proposition or an enabling feature, or by utilizing data through integrations to simplify and streamline otherwise complex business processes.

2.	AI / Machine Learning: Many of our products incorporate AI and machine learning to deliver new capabilities or improved performance for our customers.

3.	Marketing Industry Focus: Our focus exclusively on the marketing industry differentiates us from broad-market competitors such as Zoom and GoToWebinar in the digital event, analytics, and webinar product categories.

4.	Organic Customer Acquisition: The majority of our product trials and new leads come from organic customer acquisition due to our content, social media, affiliates, word-of-mouth, and brand awareness.

5.	Multi-Product Strategy: Multiple products provide opportunities to grow our customer base through expansion that single-product companies typically do not have.

Intellectual Property

To establish and protect our proprietary rights, we rely on a combination of trademarks and trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights. As of December 31, 2023, we held two registered trademark in the United States: “Banzai”, “Demio”. For more information regarding risks related to our intellectual property, please see “Risk Factors-Risks Related to Business and Industry-Failure to protect or enforce our intellectual property rights could harm our business and results of operations” and “Risk Factors-Risks Related to Business and Industry-Third parties may initiate legal proceedings alleging that we are infringing or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could harm our business.”

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Government Regulation

We are subject to federal, state, and foreign legal requirements on matters customary to the SaaS and MarTech industries such as data privacy and protection, employment and labor relations, immigration, taxation, anti-corruption, import/export controls, trade restrictions, internal and disclosure control obligations, securities regulation, and anti-competition considerations.

Regarding privacy and communications, we are subject to the following regulatory standards and laws: the GDPR, CCPA, Telephone Consumer Protection Act (TCPA), Canada’s Anti-Spam Legislation (CASL), the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (CAN-SPAM), and others that may apply in the various regions in which we operate.

Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other damage to our reputation, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations. To date, we have not experienced material fines or penalties related to these regulations.

Properties

Our principal executive office is located at 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110 and, as of December 31, 2023, consists of approximately 1,800 square feet of space under a lease that expires in September 2024. We believe this facility is adequate and suitable for our current and anticipated future needs.

Legal Proceedings

From time to time, we may be party to litigation and subject to claims incident to the ordinary course of our business. As our growth continues, we may become party to an increasing number of litigation matters and claims. The outcome of litigation and claims cannot be predicted with certainty, and the resolution of these matters could materially affect our future results of operations, cash flows, or financial position. We are not presently party to any legal proceedings that, in the opinion of management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition, or cash flows.

Employees and Management

As of December 31, 2023, we had 13 full-time employees, 0 part-time employees, and 54 contractors.

Our culture is unique and an important contributor to our success. Our culture allows us to scale our business by attracting and retaining great people who are aligned to our values. Having shared values enables our team members to make independent decisions, encourages accountability, and fosters collaboration. Our culture is defined by four core values:

1.	Learning. Technology and marketing are constantly changing. We value learning because adaptation is essential to delivering the best solutions for our customers. Our team members are open-minded, critical-thinkers who are willing to disagree, try new things, and change their minds when warranted.

2.	Serving Others. Nothing happens without our customers. We value Serving Others because serving customers is the reason we exist. Our team members prioritize the needs of our customers, our team, and our communities.

3.	Game Changing. To succeed in a competitive marketplace, we have to deliver impactful solutions for our customers. Our team members find creative solutions, raise the bar, take risks, and help our customers realize more successful outcomes.

4.	“10,000 Years.” To achieve long-term success, we must plan and act with the end goal in mind. We value the symbolism of the term “10,000 Years” (the literal translation of the Japanese word “Banzai”), because it reminds us that we’re building for the future-to something greater than what we see today-and that each day we’re contributing toward that vision.

Corporate Information

7GC, our predecessor company, was incorporated in the State of Delaware in September 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving 7GC and one or more businesses. 7GC completed its IPO in December 2020. In December 2023, First Merger Sub merged with and into Legacy Banzai, and Legacy Banzai as the Surviving Corporation merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity, which ultimately resulted in Legacy Banzai becoming a wholly-owned direct subsidiary of 7GC. In connection with the Mergers, 7GC changed its name to Banzai International, Inc. Our offices are located at 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110. Our website is www.banzai.io.

We have two wholly owned operating subsidiaries: Banzai Operating Co LLC (f/k/a Banzai International, Inc.) and Demio Holding, Inc.

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MANAGEMENT

The following is a list of the persons who currently serve, as of the date of this prospectus, as directors and executive officers of Banzai.

Name	Age	Position
Joseph P. Davy	34	Chief Executive Officer, Chairman and Director
Alvin Yip	59	Interim Chief Financial Officer
Simon Baumer	38	Chief Technology Officer
Rachel Stanley	41	Vice President of Customer Experience
Jack Leeney (3)	38	Director
Mason Ward (1)(2)(3)	42	Director
Paula Boggs (1)(2)(3)	64	Director
William Bryant (1)(2)	66	Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

Executive Officers

Joseph P. Davy serves as our Chief Executive Officer and a member of our Board and prior to the Business Combination, served as Chief Executive Officer and as a member the Board of Legacy Banzai since co-founding Legacy Banzai in 2015. Prior to co-founding Legacy Banzai, Mr. Davy served as the General Manager at Avalara from 2013 to 2016. From 2012 to 2013, he served as Chief Executive Officer of Buystand. From 2012 to 2013, he also served as Customer Advisory Board Member at Microsoft Corp. Mr. Davy founded EvoApp in 2009 and served as its Chief Executive Officer and Chief Product Officer from 2009 to 2012. Prior to his service at EvoApp, Mr. Davy was a software engineer at International Business Machines Corp (IBM). Mr. Davy also served as a member of the board of directors of Legalpad Inc. from 2019 to 2022. Prior to joining IBM, Mr. Davy attended the University of North Carolina at Chapel Hill from 2007 to 2010. We believe Mr. Davy is qualified to serve on the Board due to his extensive venture capital experience and experience as founder and chief executive officer of Legacy Banzai.

Alvin Yip serves as our Interim Chief Financial Officer and prior to this, served as Legacy Banzai’s Corporate Controller since 2022. Prior to that, Mr. Yip worked at Pax Lab Inc as Director of Accounting from 2021 to 2022, as a Chief Financial consultant at RGP from 2018 to 2021, as a Corporate Controller at [24/].ai from 2010 to 2018.

Simon Baumer serves as our Chief Technology Officer and prior to this, served as Legacy Banzai’s Chief Technology Officer since 2021. Prior to that, Mr. Baumer worked at Verivox GmbH as Vice President of Engineering from 2018 to 2021, as Head of Software Development from 2016 to 2021, and as Teamlead for Software Development from 2015 to 2021.

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Rachel Stanley serves as our Vice President of Customer Experience and prior to this, served as Legacy Banzai’s Vice President of Revenue since 2022 and previously served as Legacy Banzai’s Vice President of Customer Experience from 2021 to 2022, as Senior Director of Customer Adoption and Support in 2021, as Director of Customer Adoption from 2020 to 2021, and as Enterprise Customer Success Manager from 2019 to 2020. In 2018, she served as Marketing Manager at Amazon. Prior to that, she worked at ACS Technologies as Team Leader from 2014 to 2018, as Implementation Consultant from 2012 to 2014, and as Launch and Onboarding Coordinator in 2012. Ms. Stanley worked at CRISTA Ministries as Administrative Assistant in the President’s Office from 2011 to 2012. Ms. Stanley holds a degree from Palm Beach Atlantic University.

Non-Employee Directors

Jack Leeney has served as a member of the Board since December 2023, and prior to this, served as 7GC’s Chairman and Chief Executive Officer since its inception. Since September 2016, Mr. Leeney has served as a Founding Partner of 7GC & Co Sarl and is responsible for running the firm’s operations. Mr. Leeney led the firm’s investments in Cheddar TV, Capsule Pharmacy, hims & hers, Jyve, Roofstock, The Mom Project, and Reliance Jio. Since 2020, he has served as a director for The Mom Project. From December 2020 to November 2022, he served as a director of PTIC, a SPAC that closed an initial business combination with RW National Holdings, LLC (d/b/a Appreciate), the parent holding company of Renters Warehouse, in November 2022. Between April 2011 and December 2016, Mr. Leeney served on the boards of directors of Quantenna Communications, Inc. (Nasdaq: QTNA), DoAt Media Ltd. (Private), CinePapaya (acquired by Comcast), Joyent (acquired by Samsung), BOKU, Inc. (AIM: BOKU), Eventful (acquired by CBS) and Blueliv (Private). Previously, Mr. Leeney served as the Head of U.S. Investing for Telefonica Ventures, the investment arm of Telefonica (NYSE: TEF), between June 2012 and September 2016 and as an investor at Hercules Capital (NYSE: HTGC) between May 2011 and June 2012. He began his career as a technology-focused investment banker at Morgan Stanley in 2007, where he worked on the initial public offerings for Tesla Motors, LinkedIn, and Pandora. Mr. Leeney holds a B.S. from Syracuse University. We believe Mr. Leeney is qualified to serve on the Board due to his extensive venture capital experience.

Mason Ward has served as a member of the Board since December 2023, and prior to this, has served as the Chief Financial Officer of Alco Investment Company since 2018, and served as its Controller and Finance Director from 2015 to 2018. Prior to joining Alco, Mr. Ward served as an Infantry Officer in multiple operations, logistics, risk management and fiscal operations roles during two deployments to Afghanistan with the United States Army. Mr. Ward holds a B.S. in Civil Engineering from the University of Cincinnati and a Certificate in Accounting and a Masters in Business Administration from the University of Washington, and he is also a certified public accountant (inactive). We believe Mr. Ward is qualified to serve on the Board due to his extensive finance and accounting expertise and experience.

Paula Boggs has served as a member of the Board since December 2023, and prior to this, is the founder and owner of Boggs Media, LLC, which manages Ms. Boggs’ musical, public speaking, and other creative business endeavors. A former executive at the Starbucks Coffee Company, she led the global law department of Starbucks from 2002 to 2012 and was Corporate Secretary of the Starbucks Foundation. Prior to that, Ms. Boggs was a Vice President of Legal for products, operations and information technology at Dell Computer Corporation from 1997 to 2002 and also held the role of Senior Deputy General Counsel starting in June 1997. Before joining Dell, Ms. Boggs was a partner with the law firm of Preston Gates & Ellis LLP from 1995 to 1997. Ms. Boggs is also a voting member and Pacific Northwest Chapter Governor of the Recording Academy, and serves on the Newport Festivals Foundation board, overseeing both the Newport Jazz Festival and Newport Folk Festival. She was previously on the board of Fender; a member of the Board of Premera Blue Cross and chair of its compensation and investments committees; a member of the Nominating/Trusteeship, Audit/Compliance (including six years as the chair of the audit committee) and Executive Committees of Johns Hopkins University’s board of trustees; a member of the Executive Committee of KEXP Radio, an affiliate of National Public Radio and the University of Washington; a member of the audit committee for School of Rock LLC; a member of the American Bar Association board of governors, chairing its investments committee; a member of the President’s Committee for the Arts and the Humanities from 2013 through 2017; a member of the White House Council for Community Solutions from 2010 to 2012; a member of the audit and nominating committee of the American Red Cross; and a member of the board of Sterling Financial Inc. Ms. Boggs holds a B.A. from Johns Hopkins University and a J.D. from the University of California at Berkeley. We believe Ms. Boggs is qualified to serve on the Board due to her extensive governance and Fortune 500 experience with high-growth companies.

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William Bryant has served as a member of the Board since December 2023, and prior to this, has served as the general partner of Threshold Ventures, a venture capital firm, since 2007 and has been a founder, board member, advisor and investor in over twenty venture backed startups. Prior joining Threshold Ventures, Mr. Bryant served as the Chief Executive Officer of Mixxer Inc. from 2005 to 2006, as a Venture Partner with Atlas Venture from 2001 to 2002 and as Chief Executive Officer and Chairman of Qpass Inc. from 1997 until its acquisition in 2001 by Amdocs. Mr. Bryant has also served as a director for multiple public and private companies, including, recently, Remitly Global (REMY) from 2015 to 2022. Mr. Bryant holds a Ph.D. in Business Strategy and a Masters in Business Administration in Business Strategy and Entrepreneurship from the University of Washington. We believe Mr. Bryant is qualified to serve on the Board due to his extensive experience in venture capital and as a public company board member.

Role of Board in Risk Oversight

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not currently have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Company’s audit committee (the “Audit Committee”) has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Company’s audit committee also monitors compliance with legal and regulatory requirements. The Company’s compensation committee (the “Compensation Committee”) assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements. See “Description of Securities-Anti-Takeover Effects of Delaware Law and the Charter.”

Composition of the Board

The Company’s business and affairs is managed under the direction of the Board. The Board currently consists of five members, with Joseph Davy serving as Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling, and direction to the Company’s management. The Board meets on a regular basis and additionally as required.

In accordance with the terms of the Charter, the Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. The Class I directors are elected to an initial one-year term (and three-year terms subsequently), the Class II directors are elected to an initial two-year term (and three-year terms subsequently) and the Class III directors are elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The Board is divided into the following classes:

●	Class I, which consists of Joseph Davy, whose term will expire at the Company’s first annual meeting of stockholders to be held in 2024;

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●	Class II, which consists of William Bryant and Mason Ward, whose terms will expire at the Company’s annual meeting of stockholders to be held in 2025; and

●	Class III, which consists of Paula Boggs and Jack Leeney, whose terms will expire at the Company’s third annual meeting of stockholders to be held in 2026.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in the Company’s control or management. Directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock of the Company entitled to vote at an election of directors, voting together as a single class.

Director Independence

The Board has determined that each of the directors of the Company other than Mr. Davy qualify as independent directors, as defined under the listing rules of Nasdaq (the “Nasdaq listing rules”), and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements.

Board Committees and Committee Composition

The Board has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each committee operates under a written charter that has been approved by the Board and satisfies the applicable listing standards of Nasdaq. Written copies of these committee charters may be obtained by contacting our Investor Relations Department at 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110. These documents are also available on the Corporate Governance section of our website at https://ir.banzai.io/corporate-governance/governance-overview.

The Chair of each committee reviews and discusses the agendas and materials for meetings with senior management in advance of distribution to the other committee members, and reports to the Board on actions taken at each committee meeting. The following table sets forth the current membership of each committee.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joseph P. Davy	-	-	-
Jack Leeney	-	-	✓
Mason Ward	✓	Chair	✓
Paula Boggs	✓	✓	Chair
William Bryant	Chair	✓	-

Audit Committee

The Audit Committee consists of William Bryant, who serves as the chairperson, Mason Ward, and Paula Boggs. Each member qualifies as an independent director under the Nasdaq corporate governance standards, and that each of Ms. Boggs and Mr. Bryant qualifies as independent under the independence requirements of Rule 10A-3 of the Exchange Act. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

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The Board determined that Mr. Bryant qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq. In making this determination, the Board considered Mr. Bryant’s: understanding of generally accepted accounting principles and financial statements, ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience in actively supervising one or more persons engaged in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements; understanding of internal control over financial reporting; and understanding of audit committee functions. We are relying on the phase-in exemption provided under Rule 10A-3 of the Exchange Act and the Nasdaq rules. While we believe Mr. Ward may be deemed to own in excess of 10% of our Class A Common Stock, a class of voting securities, as of the date of this prospectus, which would leave him outside the safe harbor provision of SEC Rule 10A-3, Mr. Ward will serve on the Audit Committee under the phase-in exemption referenced above. In accordance with the phase-in exemption, we expect that a majority of the members of our Audit Committee will satisfy the independence standards under the Exchange Act and Nasdaq listing rules within 90 days of the closing of the Business Combination and all members of our Audit Committee will satisfy the independence standards under the Exchange Act and Nasdaq listing rules within 12 months of the Closing of the Business Combination.

The primary purpose of the Audit Committee is to discharge the oversight responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control over financial reporting, and financial statement audits, as well as the quality and integrity of the financial statements and reports and to oversee the qualifications, independence, and performance of our independent registered public accounting firm. The Audit Committee also provides oversight assistance in connection with legal, risk, regulatory, and ethical compliance programs established by management and the Board. Specific responsibilities of the Audit Committee include:

●	helping the Board oversee its corporate accounting and financial reporting processes;

●	reviewing and discussing with management the adequacy and effectiveness of our disclosure controls and procedures;

●	assisting with design and implementation of our risk assessment functions;

●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing related person transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

●	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The Compensation Committee consists of Mason Ward, who serves as the chairperson, Paula Boggs and William Bryant. Each member is independent under the listing standards of Nasdaq, including Nasdaq’s controlled company exemption which is discussed below, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

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The primary purpose of the Compensation Committee will be to discharge the responsibilities of the Board in overseeing the Company’s compensation policies, plans, and programs and to review, approve, and/or recommend the compensation to be paid to its executive officers, directors, and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

●	reviewing and recommending to the Company’s Board the compensation of the Chief Executive Officer and other executive officers;

●	reviewing and recommending to the Board the compensation of the Company’s directors;

●	administering the Company’s equity incentive plans and other benefit programs;

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the Company’s executive officers and other senior management;

●	reviewing and establishing general policies relating to compensation and benefits of the Company’s employees, including the Company’s overall compensation philosophy; and

●	reviewing and evaluating with the Chief Executive Officer the succession plans for the Company’s executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Paula Boggs, who serves as the chairperson, Jack Leeney and Mason Ward. Each member is independent under the listing standards of Nasdaq, including Nasdaq’s controlled company exemption which is discussed below.

Specific responsibilities of the Nominating and Corporate Governance Committee include:

●	identifying, reviewing, and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

●	reviewing with the Chief Executive Officer the plans for succession to the offices of the Company’s executive officers and make recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters; and

●	overseeing periodic evaluations of the Board’s performance, including committees of the Board.

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Code of Business Conduct and Ethics

We have a code of business conduct and ethics (the “Code of Conduct”) that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We will provide, without charge, a copy of our Code of Conduct upon written request mailed to the attention of our Investor Relations Department at 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110. Our Code of Conduct is available under the Corporate Governance section of our website at https://ir.banzai.io/corporate-governance/governance-overview.We will post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been during the Company’s last fiscal year one of its officers or employees. None of the Company’s executive officers currently serves, or has served during the last year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers that serve as a member of the Board or Compensation Committee.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter eliminates each director’s liability for monetary damages for breaches of fiduciary duty as a director, except to the extent prohibited by law, unless a director violated his or her duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. The Charter eliminates directors’ liability for monetary damages to the fullest extent permitted by applicable law. Our Charter requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers, and agents and prohibit any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. We believe these provisions in our Charter are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officer Compensation

Our named executive officers for the fiscal year ended December 31, 2023, consisting of our principal executive officer, principal financial officer and the next two most highly compensated executive officers, were:

Joseph P. Davy, our Chief Executive Officer;

Mark Musburger, our Chief Financial Officer(1);

Simon Baumer, our Chief Technology Officer; and

Ashley Levesque, our Vice President of Marketing(2).

(1)	On May 29, 2024, Ashley Levesque resigned from her position as Vice President of Marketing.

(2)	On June 5, 2024, Mark Musburger resigned from his position as Chief Financial Officer.

2023 Summary Compensation Table

The following table presents the compensation paid or awarded to our named executive officers with respect to the fiscal years ended December 31, 2023 and, to the extent required by SEC disclosure rules, December 31, 2022.

Name and Principal Position	Year	Salary ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Joseph P. Davy	2023	$300,000	$-		$-	$18,216	$318,216
Chief Executive Officer	2022	237,500	-		-	5,500	243,000
Mark Musburger(4)	2023	216,000	1,133,105	(1)	-	-	1,349,105
Chief Financial Officer	2022	-	-		-	-	-
Simon Baumer	2023	250,000	289,559	(1)	-	-	539,559
Chief Technology Officer	2022	250,000	38,210		-	-	288,210
Ashley Levesque(5)	2023	180,000	621,296	(1)	-	11,594	812,890
Vice President of Marketing	2022	151,818	7,642	(2)	-	3,000	162,460

(1)	The amounts disclosed represent the (i) aggregate grant date fair value of the stock options granted to our named executive officers during the fiscal year ended December 31, 2023 under the 2016 Plan Equity Incentive Plan (the “2016 Plan”) (Mr. Musburger, $1,104,209; Mr. Baumer $262,289; Ms. Levesque, $595,294) and (ii) the incremental cost under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) associated with a reduction in the exercise price of certain outstanding options that occurred in December 2023 (Mr. Musburger, $28,896; Mr. Baumer, $27,270; Ms. Levesque, $26,002), each computed in accordance ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 19 to our audited consolidated financial statements included in the registration statement of which this prospectus forms a part. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(2)	The amounts disclosed represent the aggregate grant date fair value of the stock options granted to our named executive officers during the fiscal year ended December 31, 2022 under the 2016 Plan computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 19 to our audited consolidated financial statements included elsewhere in the registration statement of which this prospectus forms a part. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3)	Consists of Company contributions to the Company’s 401(k) plan.

(4)	On June 5, 2024, Mark Musburger resigned from his position as Chief Financial Officer.

(5)	On May 29, 2024, Ashley Levesque resigned from her position as Vice President of Marketing.

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Narrative Disclosure to Summary Compensation Table

Non-Equity Incentive Plan Compensation

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our employees to achieve defined performance goals. None of our named executive officers received or will receive annual performance-based cash bonuses with respect to the fiscal years ended December 31, 2022 or December 31, 2023.

Equity Grants

To further align the interests of our executive officers with the interests of our stockholders and to further focus our executive officers on our long-term performance, Legacy Banzai historically granted equity compensation in the form of stock options. Stock options allow the holder to exercise the stock option and receive shares upon exercise, with the exercise price determined based on the fair market value of a share of common stock at the time of grant.

The stock options granted to our named executive officers vested or will vest in a 25% increment on the one-year anniversary of the vesting commencement date and thereafter 1/48th of the total shares underlying the option award vests in 36 equal monthly installments, subject to the named executive officer’s continued service at each vesting date.

During 2023, Ms. Levesque received option grants with respect to 115,000 shares with an original exercise price of $7.36 per share. On December 6, 2023, the Board approved a repricing of the 2023 option awards granted to Ms. Levesque, reducing the exercise price to $5.15 per share, which, upon the closing of the Business Combination, then increased to $8.38 and at the same time the original option grants reduced to 70,685 shares.

During 2023, Mr. Baumer received option grants with respect to 50,000 shares with an original exercise price of $7.36 per share. On December 6, 2023, the Board approved a repricing of the 2023 option awards granted to Mr. Baumer, reducing the exercise price to $5.15 per share, which, upon the closing of the Business Combination, then increased to $8.38 and at the same time the original option grants reduced to 30,732 shares.

During 2023, Mr. Musburger received option grants with respect to 150,000 shares with an original exercise price of $7.36 per share. On December 6, 2023, the Board approved a repricing of the 2023 option awards granted to Mr. Musburger, reducing the exercise price to $5.15 per share, which, upon the closing of the Business Combination, then increased to $8.38 and at the same time the original option grants reduced to 92,199 shares.

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Outstanding Equity Awards as of December 31, 2023

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2023.

			Option Awards (1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Option Exercise Price Per Share ($)	Option Expiration Date
Joseph P. Davy	-	-	-	-	-	-
Mark Musburger(3)	12/3/2023	10/1/2023	-	46,099	$8.38	12/2/2033
	12/3/2023	12/9/2022	9,219	27,660	$8.38	3/1/2033
	12/3/2023	12/9/2022	13,829	41,490	$8.38	3/1/2033
Simon Baumer	12/3/2023	12/9/2022	7,683	23,049	$8.38	3/1/2033
	2/16/2022	1/31/2022	14,725	16,007	$2.77	2/15/2032
	7/14/2021	7/1/2021	18,567	12,165	$2.82	7/14/2031
Ashley Levesque(4)	12/3/2023	6/1/2022	26,507	44,179	$8.38	3/1/2033
	2/16/2022	1/31/2022	255	3,202	$2.77	2/15/2032
	7/14/2021	2/21/2021	153	2,152	$2.82	7/14/2031
	7/14/2021	7/1/2021	1,882	3,163	$2.82	7/14/2031

(1)	Each of the equity awards was granted under the 2016 Plan.
(2)	25% of the total shares underlying the option award vest on the one-year anniversary of the vesting commencement date, thereafter 1/48th of the total shares underlying the option award vest in 36 equal monthly installments, subject to the named executive officer’s continued service at each vesting date.
(3)	On June 5, 2024, Mark Musburger resigned from his position as Chief Financial Officer.
(4)	On May 29, 2024, Ashley Levesque resigned from her position as Vice President of Marketing

Additional Narrative Disclosure

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We make employer contributions under the 401(k) plan and also have the ability to make employer profit sharing contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Non-Employee Director Compensation

The Board reviews director compensation periodically to ensure that director compensation remains competitive such that the Company is able to recruit and retain qualified directors. While none of the non-employee directors received compensation during the fiscal years ended December 31, 2023 or December 31, 2022 for services rendered to the Company, in December 2023, the Company adopted a board of directors’ compensation program that is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize, and reward directors who contribute to the long-term success of the Company. Under that program, our non-employee directors are eligible to receive the following:

●	Annual base retainer of $100,000, to be paid as determined by the compensation committee;

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●	Committee Chair Retainers: Audit Committee, $10,000; Compensation Committee, $5,000; and Nominating and Corporate Governance Committee, $5,000.

●	Committee Member Retainers: Audit Committee, $5,000; Compensation Committee, $2,500; and Nominating and Corporate Governance Committee, $2,500

Our non-employee directors are also reimbursed for their reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

Disclosure of Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy. The sale of any shares under such a plan will be subject to the Lock-Up Agreements, to the extent that the selling director or executive officer is a party thereto.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our chief executive officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2022 and any currently proposed transactions to which the Company was or is to be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 and one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of the Company’s directors, executive officers or, to the Company’s knowledge, beneficial owners of more than 5% of the Company’s capital stock, or their immediate family members have had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section of this prospectus titled “Executive and Director Compensation.”

Amended & Restated Registration Rights Agreement

In connection with the Business Combination, on the Closing Date, the Company, the Sponsor and certain securityholders of 7GC and Legacy Banzai entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), which amended and restated that certain Registration Rights Agreement, dated December 22, 2020. The A&R Registration Rights Agreements provides these holders (and their permitted transactions) with the right to require the Company, at the Company’s expense, to register shares of Class A Common Stock that they hold on customary terms for such a Business Combination, including customary demand and piggyback registration rights. The A&R Registration Rights Agreement also provides that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

In addition, subject to certain exceptions, the A&R Registration Rights Agreement provides for certain restrictions on transfer with respect to the securities of the Company. Such restrictions began upon Closing and end at the earliest of (A) 180 days after the Closing and (B) the first date on which (x) the closing price of Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities, or other property.

Lock-up Agreements

In connection with the Business Combination, on the Closing Date, the Company and certain stockholders and executives of Legacy Banzai, including Legacy Banzai’s officers, directors, and certain holders of 10% or more of the outstanding shares of Legacy Banzai Common Stock as of the date of the Merger Agreement, entered into Lock-Up Agreements effective as of the Closing Date (each, a “Lock-Up Agreement”). The terms of the Lock-Up Agreements provide that such signatory stockholders agree not to, without the prior written consent of the Company (subject to certain exceptions): (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Act and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by him, her, or it immediately after the Closing, any shares of Common Stock issuable upon the exercise of options to purchase shares, or any securities convertible into or exercisable or exchangeable for Common Stock held by him, her, or it immediately after the Closing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until 180 days after the Closing Date.

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Share Transfer Agreements

On December 13, 2023, in connection with the Business Combination, 7GC and the Sponsor entered into a share transfer agreement (the “December Share Transfer Agreement”) with Alco, pursuant to which for each $10.00 in principal borrowed under the New Alco Note, the Sponsor agreed to forfeit three shares of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive three shares of Class A Common Stock, in each case, at (and contingent upon) the Closing, with such forfeited and issued shares capped at an amount equal to 600,000. On October 3, 2023 and November 16, 2023, 7GC, the Sponsor, and Alco also entered into share transfer agreements, pursuant to which the Sponsor agreed to forfeit an aggregate of 225,000 shares of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive 225,000 shares of Class A Common Stock at (and contingent upon) the Closing (such share transfer agreements together with the December Share Transfer Agreement, the “Share Transfer Agreements”). Alco is subject to a 180-day lock-up period with respect to such shares of Class A Common Stock pursuant to the Share Transfer Agreements, subject to customary exceptions. Additionally, in connection with the December Share Transfer Agreement, (a) Legacy Banzai issued the New Alco Note to Alco in the aggregate principal amount of $2.0 million, which bears interest at a rate of 8% per annum and will be due and payable on December 31, 2024, and (b) Legacy Banzai, Alco, and the Lender agreed to amend that certain Subordinated Promissory Note issued by Legacy Banzai to Alco on September 13, 2023 in the aggregate principal amount of $1.5 million to extend the maturity date from January 10, 2024 to September 30, 2024. Immediately prior to, and substantially concurrently with, the Closing, (i) the Sponsor surrendered and forfeited to 7GC for no consideration an aggregate of 825,000 shares of the class B common stock of 7GC and (ii) the Company issued to Alco 825,000 shares of Class A Common Stock pursuant to the Share Transfer Agreements.

7GC Related Party Transactions

Related Party Loans

In connection with the extension of 7GC’s deadline to consummate an initial business combination, on December 21, 2022, 7GC issued to the Sponsor an unsecured promissory note, dated as of December 21, 2022 (the “2022 Promissory Note”), which provided for borrowings from time to time of up to an aggregate of $2.3 million. On October 3, 2023, 7GC also issued to the Sponsor an unsecured promissory note, dated as of October 3, 2023 (the “2023 Promissory Note,” and together with the 2022 Promissory Note, the “7GC Promissory Notes”), which provided for borrowings from time to time of up to an aggregate of $500,000.

Upon the Closing of the Business Combination, the 7GC Promissory Notes became payable, and the Sponsor gained the option, but not the obligation, to convert the principal balance of the 7GC Promissory Notes, in whole or in part, into shares of Class A Common Stock (the “Converted Shares”) equal to the principal amount of the 7GC Promissory Notes so converted divided by $10.00. On December 12, 2023, in connection with the Business Combination, the Sponsor and 7GC amended the optional conversion provision of the 7GC Promissory Notes to provide that the Sponsor has the right to elect to convert up to the full amount of the principal balance of the 7GC Promissory Notes, in whole or in part, 30 days after the Closing at a conversion price equal to the average daily VWAP of Class A Common Stock for the 30 trading days following the Closing. Pursuant to these amended terms, each of the 7GC Promissory Notes was converted in full on February 2, 2024, resulting in the issuance to the Sponsor of an aggregate of 890,611 shares of our Class A Common Stock.

Administrative Support Agreement

As of December 31, 2023, the Company had accrued a total of approximately $40,000 related to office space, utilities, and secretarial and administrative support services, incurred by our predecessor, 7GC.

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Legacy Banzai Related Party Transactions

Convertible Note Financing

Beginning in July 2022, Legacy Banzai issued convertible promissory notes (the “2022 Notes”) to certain accredited investors in an aggregate principal amount of approximately $6.0 million (of which $4.2 million was issued to related parties). The 2022 Notes accrued interest at a rate of 8% per annum. During the year ended December 31, 2023, Legacy Banzai issued additional convertible promissory notes to certain accredited investors in an aggregate principle amount of approximately $4.0 million (of which $2.6 million was issued to related parties) under the same terms of the 2022 Notes (together with the 2022 Notes, the “Legacy Banzai Notes”). The Legacy Banzai Notes, including principal and interest, converted into shares of our Class A Common Stock in connection with the Closing of the Business Combination.

The table below sets forth the aggregate principal amount of Legacy Banzai Notes issued to Legacy Banzai’s related parties:

Stockholder	Aggregate Principal Amount
Entities Affiliated with DNX Partners (1)	$1,500,000
Alco (2)	$5,100,538
William Bryant (3)	$33,000
Mason Ward (4)	$150,000

(1)	Consists of (i) a 2022 Note issued to DNX III in the principal amount of $717,000 (ii) a 2022 Note issued to DNX Japan III in the principal amount of $258,000, (iii) a 2022 Note issued to DNX S-III in the principal amount of $25,000, (iv) a 2022 Note issued to DNX III in the principal amount of $358,500, (v) a 2022 Note issued to DNX Japan III in the principal amount of $129,000, (vi) a 2022 Note issued to DNX S-III in the principal amount of $12,500 ((i)-(iii) together, the “2022 DNX Notes”, (iv)-(vi) together, the “2023 DNX Notes” and, the 2022 DNX Notes and the 2023 DNX Notes, together, the “DNX Notes”). The 2022 DNX Notes were issued in on July 1,2022 and the 2023 DNX Notes were issued on May 11, 2023.

(2)	Consists of (i) a 2022 Note issued to Alco in the principal amount of $1,000,000 on July 1, 2022, (ii) a 2022 Note issued to Alco in the principal amount of $2,100,538.22 on July 19, 2022, (iii) a 2023 Note issued to Alco in the principal amount of $1,500,000 on March 8, 2023 and (iv) a 2023 Note issued to Alco in the principal amount of $500,000 on May 10, 2023.

(3)	Consists of (i) a 2023 Note issued to William Bryant in the principal amount of $33,000 on June 6, 2023.

(4)	Consists of (i) a 2022 Note issued to Mason Ward in the principal amount of $50,000 on July 28, 2022, (ii) a 2022 Note issued to Mason Ward in the principal amount of $50,000 on September 2, 2022, and (iii) a 2023 Note issued to Mason Ward in the principal amount of $50,000 on June 14, 2023.

Promissory Notes

On August 30, 2023, the Company issued the Alco August Promissory Note in the aggregate principal amount of $150,000 to Alco. Alco held approximately 5% of the issued equity of the Company, through its ownership of Series A Preferred Stock, for all periods presented. The Alco August Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on the earlier of August 29, 2024 and the closing of the next transaction in which the Company sells for cash any of its equity securities (i) with net proceeds of greater than $4,000,000 or (ii) pursuant to which the note holder acquires equity securities in an amount not less than the then-outstanding balance of the Alco August Promissory Note, as amended on May 30, 2024; such amendment also provides the holder with a purchase right should the company conduct an offering while the Alco August Promissory Note is outstanding.

On September 13, 2023, the Company issued the Alco September Promissory Note in the aggregate principal amount of up to $1,500,000 to Alco. The Alco September Promissory Note bears interest at a rate of 8% per annum. In December 2023, the Alco September Promissory Note was amended pursuant to the Alco September Promissory Note Amendment to extend the maturity date to September 30, 2024.

On November 16, 2023, the Company issued the Alco November Promissory Note in the aggregate principal amount of up to $750,000 to Alco. The Alco November Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on the earlier of August 29, 2024 and the closing of the next transaction in which the Company sells for cash any of its equity securities (i) with net proceeds of greater than $4,000,000 or (ii) pursuant to which the note holder acquires equity securities in an amount not less than the then-outstanding balance of the Alco November Promissory Note, as amended on May 30, 2024; such amendment also provides the holder with a purchase right should the company conduct an offering while the Alco August Promissory Note is outstanding. As of December 31, 2023, $750,000 of principal and $7,397 of accrued interest is outstanding under the Alco November Promissory Note recorded in note payable-related party on the consolidated balance sheets.

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On December 13, 2023, the Company issued a subordinate promissory note (“Alco December Promissory Note”) in the aggregate principal amount of up to $2,000,000 to Alco. The Alco December Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on December 31, 2024. As of December 31, 2023, $2,000,000 of principal and $7,890 of accrued interest is outstanding under the Alco December Promissory Note recorded in note payable-related party on the consolidated balance sheets.

Series A Preferred Stock Financing

In February 2020, Legacy Banzai issued and sold an aggregate of 2,129,476 shares of its Series A-1 Preferred Stock at a purchase price of $2.9155 per share, for an aggregate purchase price of approximately $6.2 million, and issued an aggregate of 199,347 shares of its Series A-2 Preferred Stock upon conversion of an aggregate of $100,000 in SAFE Agreements.

The table below sets forth the number of shares of Legacy Banzai Series A Preferred Stock purchased by Legacy Banzai’s related parties, which were converted into shares of our Class A Common Stock in connection with the Closing of the Business Combination:

Stockholder	Shares of Series A-1 and Series A-2 Preferred Stock	Total Cash Purchase Price	Conversion of SAFE
Entities affiliated with DNX Partners (1)	1,371,977	$3,999,999	$-
Alco (2)	524,219	$999,999	$100,000
William Bryant (3)	17,149	$49,998	$-

(1)	Consists of (i) 1,104,166 shares of Series A-1 Preferred Stock purchased by DNX III, (ii) 350,266 shares of Series A-1 Preferred Stock purchased by DNX Japan III, and (iii) 7,545 shares of Series A-1 Preferred Stock purchased by DNX S-III. DNX III LLC is the general partner of DNX III and DNX Japan III, and DNX S3 is the general partner of DNX S-III. Mitch Kitamura, a member of Banzai’s board of directors, is the manager of each of DNX III LLC and DNX S3.

(2)	Consists of (i) 342,994 shares of Series A-1 Preferred Stock purchased by Alco and (ii) 181,225 shares of Series A-2 Preferred Stock purchased by Alco in consideration of the conversion of a SAFE Agreement issued to Alco in 2016.

(3)	Consists of 17,149 shares of Series A-1 Preferred Stock purchased by William Bryant.

SAFE Financing

In September 2021, Legacy Banzai entered into SAFE Agreements (the “2021 SAFEs”) with accredited investors in an aggregate principal amount of approximately $3.8 million.

The table below sets forth the aggregate principal amount of 2021 SAFEs issued to Legacy Banzai’s related parties, which was converted into shares of our Class A Common Stock in connection with the Closing of the Business Combination:

Stockholder (3)(4)	Aggregate Principal Amount
Entities Affiliated with DNX Partners (1)	$1,000,000
Alco (2)	$2,500,000
William Bryan (3)	$67,000

(1)	Consists of (i) a 2021 SAFE entered into with DNX III in the principal amount of $717,000, (ii) a 2021 SAFE entered into with DNX Japan III in the principal amount of $258,000, and (iii) a 2021 SAFE entered into with DNX S-III in the principal amount of $25,000 (together, the “DNX SAFEs”). Each of the DNX SAFEs were issued on September 17, 2021. DNX III LLC is the general partner of DNX III and DNX Japan III, and DNX S3 is the general partner of DNX S-III. Mitch Kitamura, a member of Banzai’s board of directors, is the manager of each of DNX III LLC and DNX S3.

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(2)	Consists of a 2021 SAFE in the principal amount of $2,500,000 issued to Alco on September 17, 2021.

(3)	Consists of a 2021 SAFE in the principal amount of $67,000 issued to William Bryant on September 17, 2021.

Related Person Transactions Policy

The Company is in the process of formally adopting a written related person transactions policy. The Board has historically identified, reviewed and approved any transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in Banzai or any of its subsidiaries and related persons are, were or would be participants, including the transactions described above. Prior to approving such a transaction, the material facts as to a director or officer’s relationship or interest in the agreement or transaction were disclosed to the Board.

Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.

Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform the Chair of our Audit Committee pursuant to this policy before such related person may engage in the transaction. Each related person transaction must be reviewed and approved in accordance with our related party transactions policy either by the Audit Committee or, if the Audit Committee determines that the approval of such related party transaction should be considered by all of the disinterested, independent members of the Board, by the disinterested, independent members of the Board by the vote of a majority thereof.

In considering related person transactions, our Audit Committee or the disinterested, independent members of the Board, as the case may be, take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the size of the transaction and the amount payable to a related party;

●	the nature of the interest of the related party in the transaction;

●	whether the transaction may involve a conflict of interest;

●	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties; and

●	any other information regarding the related party transaction or related party that would be material to investors in light of the circumstances of the transaction.

Our Audit Committee or the disinterested, independent members of the Board, as the case may be, shall approve only those related party transactions that they determine in good faith, based on all of the relevant information available to them, are in the best interests of the Company and our stockholders.

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PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our Class A Common Stock and Class B Common Stock as of July 29, 2024 for:

●	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all directors and named executive officers as a group.

Beneficial ownership of our Common Stock is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options or warrants or convertible securities held by such persons that are currently exercisable or convertible within 60 days of July 29, 2024, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

Percentage of beneficial ownership is based on 35,222,036 shares of Class A Common Stock and 2,311,134 shares of Class B Common Stock outstanding as of July 29, 2024.

	Class A Common Stock		Class B Common Stock		% Total Voting
Name and Address of Beneficial Owner†	Shares	%	Shares	%	Power††
Directors and Named Executive Officers:
Jack Leeney (1)	5,064,110	14.38%	-	-	8.68%
Joseph Davy (2)	4,398	* %	2,311,134	100%	39.63%
Simon Baumer (3)	57,621	* %	-	-	* %
Rachel Stanley (4)	56,059	* %	-	-	* %
Mason Ward (5)	2,421,431	6.87%	-	-	4.15%
Paula Boggs	-	* %	-	-	* %
Alvin Yip (6)	3,073	* %	-	-	* %
William Bryant	26,228	* %	-	-	* %
All Directors and Executive Officers of the Company as a Group (9 Individuals)
Five Percent or Greater Holders:
7GC & Co. Holdings LLC (1)	5,064,110	14.38%	-	-	8.68%
Alco Investment Company (7)	2,396,261	6.80%	-	-	4.11%
Estate of Roland A. Linteau, III (8)	1,573,538	4.47%	-	-	2.70%
Entities Affiliated with DNX Partners (9)	1,251,786	3.55%	-	-	2.15%
Cantor Fitzgerald & Co. (10)	1,113,927	3.16%	-	-	1.91%

*	Less than 1%.

†	Unless otherwise noted, the business address of each of the following persons is c/o Banzai International, Inc., 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110.
††	Each share of Class A Common Stock entitles its holders to one vote per share; each share of Class B Common Stock entitles its holder to ten votes on all matters presented to our stockholders generally. As a result, percentage of voting power is based on 58,333,376 total votes.

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(1)	Sponsor is the record holder of such shares. VII Co-Invest Sponsor LLC and HC 7GC Partners I LLC are the managing members of Sponsor. VII Co-Invest Sponsor LLC is managed by SP Global Advisors LLC, which is managed by Jack Leeney. Each of Tom Hennessy and Joseph Beck are the managing members of HC 7GC Partners I LLC. As such, each of the foregoing individuals have voting and investment discretion with respect to and may be deemed to have shared beneficial ownership of Class A Common Stock held of record by Sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address of Sponsor is 388 Market Street, Suite 1300, San Francisco, CA 94111.

(2)	Consists of 4,398 shares of Class A Common Stock and 2,311,134 shares of Class B Common Stock. Each share of Class B Common Stock entitles its holder to ten votes on all matters presented to our stockholders generally, which has the effect of concentrating the majority of the aggregate voting power of our Common Stock with Mr. Davy (approximately 39.63% of the aggregate voting power as of July 29, 2024).

(3)	Consists of options to purchase 57,621 shares of Class A Common Stock exercisable within 60 days of July 29, 2024.

(4)	Consists of 5,992 shares of Class A Common Stock and options to purchase 50,067 shares of Class A Common Stock exercisable within 60 days of July 29, 2024.

(5)	Consists of 25,170 shares of Class A Common Stock held directly by Mason Ward and 2,396,261 shares of Class A Common Stock held directly by Alco. Mr. Ward is the Chief Financial Officer of Alco and, in such capacity, has voting and investment control over the shares held by Alco such that Mason Ward may be deemed to indirectly beneficially own the shares owned directly by Alco. The address of Alco is 33930 Weyerhaeuser Way S., Suite 150, Federal Way, Washington 98001.

(6)	Consists of options to purchase 3,073 shares of Class A Common Stock exercisable within 60 days of July 29, 2024.

(7)	The address of Alco is 33930 Weyerhaeuser Way S., Suite 150, Federal Way, Washington 98001.

(8)	The address of Estate of Roland A. Linteau III is c/o Justin D. Williams, 7320 Six Forks Road, Suite 100, Raleigh, North Carolina 27615.

(9)	Consists of (i) 916,289 shares of Class A Common Stock held by DNX Partners III, LP (“DNX III”), (ii) 320,645 shares of Class A Common Stock held by DNX Partners Japan III, LP (“DNX Japan III”) and (iii) 14,852 shares of Class A Common Stock held by DNX Partners S-III, LP (“DNX S-III”). DNX, LLC (“DNX III LLC”) is the general partner of DNX III and DNX Japan III, and DNX Partners S3, LLC (“DNX S3”) is the general partner of DNX S-III. Mitch Kitamura is the Managing Partner of DNX Partners and a Manager of each of DNX III LLC and DNX S3 and, in such capacity, has voting and investment control over the shares held by DNX III, DNX Japan III and DNX S-III such that Mr. Kitamura may be deemed to indirectly beneficially own the shares owned directly by DNX III, DNX Japan III and DNX S-III. The address of DNX III, DNX Japan III and DNX S-III is 55 East 3rd Avenue, San Mateo, California 94401.

(10)	Based upon a Schedule 13G filed with the SEC on February 12, 2024 by Cantor Fitzgerald & Co. (“CF&CO”), Cantor Fitzgerald Securities, Cantor Fitzgerald, L.P., CF Group Management, Inc. and Howard W. Lutnick reporting shared voting and dispositive power with respect to and beneficial ownership of 1,113,927 shares of Class A Common Stock. Cantor Fitzgerald Securities (“CFS”) controls the managing general partner of CF&CO. Cantor Fitzgerald, L.P. (“CFLP”) indirectly controls each of CFS and CF&CO. CFLP is controlled by CF Group Management, Inc. (“CFGM”), its managing general partner. Mr. Howard Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of CFGM’s sole stockholder and therefore controls CFGM. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address of each of the reporting persons is 110 East 59th Street, New York, New York 10022.

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DESCRIPTION OF SECURITIES

The following summary of certain material provisions of the Company’s securities does not purport to be complete and is subject to and qualified in its entirety by the provisions of the Charter, the Bylaws and applicable law. The applicable provisions of the Charter and the Bylaws that are filed with the registration statement of which this prospectus forms a part should be read carefully and in their entirety.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 350,000,000 shares, consisting of 250,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock, and 75,000,000 shares of Preferred Stock.

Common Stock

Class A Common Stock

Voting rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any Preferred Stock, the holders of Class A Common Stock are not entitled to vote on any amendment to our Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Charter (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to the rights of holders of Preferred Stock, holders of Class A Common Stock and Class B Common Stock are entitled to receive ratably, on a per share basis, dividends and other distributions in cash, stock or property of the Company as may be declared and paid from time to time by the Board out of any of our assets legally available therefor.

Rights upon liquidation. Subject to applicable law and the rights of holders of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

Other rights. No holder of Class A Common Stock is entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to Class A Common Stock. The rights, preferences, and privileges of holders of Class A Common Stock are subject to those of the holders of any shares of the Preferred Stock that the Company may issue in the future.

Class B Common Stock

Issuance of Class B Common Stock. Shares of Class B Common Stock may be issued only to, and registered in the name of, Mr. Davy and any entities wholly-owned (directly or indirectly) by Mr. Davy, or any trust for the benefit of Mr. Davy, or of which Mr. Davy is a trustee or has sole or shared voting power such that Mr. Davy has Voting Control (as defined in the Charter) over the shares held therein; provided that, in each case, Mr. Davy has sole dispositive power and the exclusive right to direct the voting of all of the shares of Class B Common Stock held by such entity and the transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to Mr. Davy (collectively, “Permitted Class B Owners”).

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Voting rights. Each holder of Class B Common Stock is entitled to 10 votes for each share of Class B Common Stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any Preferred Stock, the holders of Class B Common Stock are not entitled to vote on any amendment to our Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Charter (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to the rights of holders of Preferred Stock, holders of Class A Common Stock and Class B Common Stock are entitled to receive ratably, on a per share basis, dividends and other distributions in cash, stock or property of the Company as may be declared and paid from time to time by the Board out of any of our assets legally available therefor.

Rights upon liquidation. Subject to applicable law and the rights of holders of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

Transfers. Pursuant to the Charter, holders of shares of Class B Common Stock are generally restricted from transferring such shares, other than to a Permitted Class B Owner or in connection with a divorce or domestic relations order or decree.

Conversion. Each share of Class B Common Stock will be (1) automatically converted into an equal number of fully paid and nonassessable shares of Class A Common Stock upon any Transfer (as defined in the Charter) of such shares of Class B Common Stock, except for a Permitted Transfer (as defined in the Charter) and (2) subject to conversion into an equal number of fully paid and nonassessable shares of Class A Common Stock at the determination of the Board 90 days after the earliest date (the “Termination Anniversary Date”) that any of the following conditions are satisfied: (i) Mr. Davy’s employment as Chief Executive Officer being terminated for cause or due to death or permanent disability; (ii) Mr. Davy resigns (other than for good reason) as the Chief Executive Officer of the Company; or (iii) Mr. Davy no longer serves as a member of the Board. In the event that Mr. Davy is reinstated as the Chief Executive Officer of the Company or is reelected or reappointed to serve as a member of the Board prior to the Termination Anniversary Date (each, a “Reset Event”), then the shares of Class B Common Stock will not be converted pursuant to clause (2) unless and until the ninety-day anniversary of the date that any of the foregoing conditions are subsequently met; provided that in the event of a subsequent Reset Event, the next Termination Anniversary Date will extend until the ninety-day anniversary of the date that any of the foregoing conditions are subsequently met without a Reset Event occurring prior to such anniversary. In addition, upon delivery by Mr. Davy of written notice (a “Conversion Notice”) to the Company at any time requesting the conversion of all or a portion of the shares of Class B Common Stock held by Mr. Davy, the Company shall, without further action on the part of the Company or any holder of shares of Class B Common Stock, be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock (a “Voluntary Conversion”). The election by the Founder to effect a Voluntary Conversion shall be irrevocable.

Other rights. No holder of Class B Common Stock is entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to Class A Common Stock. The rights, preferences, and privileges of holders of the shares of Class B Common Stock are subject to those of the holders of any shares of the Preferred Stock that the Company may issue in the future.

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Pre-Funded Warrants to be issued in this offering

The following summary of certain terms and conditions of the Pre-Funded Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

General. The term “pre-funded” refers to the fact that the purchase price of the Pre-Funded Warrants in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Class A Common Stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of shares of our Class A Common Stock which would result in such ownership of more than 4.99% (or, at the election of the holder, 9.99%), and receiving the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at a nominal price at a later date.

Form. The Pre-Funded Warrants will be issued as individual warrant agreements to the investors. You should review the form of Pre-Funded Warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Pre-Funded Warrants.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Duration and Exercise Price. The exercise price per whole share of our Class A Common Stock purchasable upon the exercise of the Pre-Funded Warrants is $0.0001 per share of Class A Common Stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

Cashless Exercise. If, at any time after the issuance of the Pre-Funded Warrants, the holder exercises its Pre-Funded Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of Class A Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants, and we do not plan on applying to list the Pre-Funded Warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

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Fundamental Transaction. If, at any time while the Pre-Funded Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of our significant subsidiaries, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of Class A Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding voting power of the common equity of the Company, (4) we effect any reclassification, reorganization or recapitalization of shares of Class A Common Stock or any compulsory exchange pursuant to which shares of Class A Common Stock is converted into or exchanged for other securities, cash or property, or (5) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding voting power of the common equity of the Company (each, a “Fundamental Transaction”), then upon any subsequent exercise of Pre-Funded Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if they had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of common stock then issuable upon exercise of those Pre- Funded Warrants, or any other consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our Class A Common Stock or as otherwise set forth in the Pre-Funded Warrants, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Class A Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Common Warrants to be issued in this offering

The following summary of certain terms and provisions of the Common Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Common Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Common Warrant.

Duration and Exercise Price. Each Common Warrant offered hereby will have an assumed initial exercise price per share equal to $[ ] (assuming an exercise price equal to 100% of the public offering price per share). The Common Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Common Stock and the exercise price.

Exercisability. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Class A Common Stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us. No fractional shares of Class A Common Stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such fractional amount or round up to the next whole share.

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Cashless Exercise. If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Class A Common Stock underlying the Common Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Common Warrants.

Transferability. Subject to applicable laws, the Common Warrants may be transferred at the election of the holder upon surrender of the Common Warrant to the Company together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transaction. If, at any time while the Common Warrants are outstanding, we effect a Fundamental Transaction, then upon any subsequent exercise of Common Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if they had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of common stock then issuable upon exercise of those Common Warrants, or any other consideration payable as part of the Fundamental Transaction.

Right as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our Class A Common Stock, including any voting rights, until they acquire shares of our Class A Common Stock upon exercise of their Common Warrants.

Placement Agent Warrants

We have agreed to issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase up to [_] shares of Class A Common Stock, which number of shares of Class A Common Stock is equal to 6.0% of the aggregate number of shares of Class A Common Stock sold in this offering (including the shares of Class A Common Stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering) at an exercise price per share equal to 110.0% of the purchase price per share of Class A Common Stock sold in this offering. Notwithstanding the foregoing, in the event any shares of Class A Common Stock sold in this offering are sold to an Identified Purchaser, we will issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase shares of Class A Common Stock equal to 2.0% of the aggregate number of shares of Class A Common Stock sold in this offering to such Identified Purchasers. The Placement Agent Warrants will be non-exercisable for a period of 180 days from the commencement of sales of the securities in this offering and will expire five (5) years from the commencement of sales in this offering. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days from the date of commencement of sales in this offering, except for the transfer of any security as permitted by FINRA Rule 5110(e)(2). The Placement Agent Warrants will provide for cashless exercise and will provide for anti-dilution protection as permitted by FINRA Rule 5110(g). The registration statement of which this prospectus is a part registers for sale the Placement Agent Warrants and the shares of Class A Common Stock underlying the Placement Agent Warrants. See “Plan of Distribution” below.

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Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of Preferred Stock could have the effect of decreasing the trading price of Class A Common Stock, restricting dividends on the capital stock of the Company, diluting the voting power of Class A Common Stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Warrants

Public Stockholder Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination (January 13, 2024) (subject to certain exceptions). Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Class A Common Stock. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time.

Redemption of Public Warrants When the price per Share of Class A Common Stock Equals or Exceeds $18.00.

Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price per share of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “- Warrants-Public Stockholder Warrants-Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price per share of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for certain adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “-Warrants-Public Stockholder Warrants-Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

Redemption Procedures

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock issued and outstanding immediately after giving effect to such exercise.

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Anti-dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering made to all or substantially all holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable per share of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price per share of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares issuable on exercise of each Public Warrant) does not exceed $0.50, then the Public Warrant price shall be decreased, effective immediately, by the amount of cash and/or fair market value (as determined by the Board in good faith) of any securities or other assets paid on each share.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A Common Stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of shares of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes warrant value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants were issued in registered form under the Warrant Agreement. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of the shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by holders of Class A Common Stock.

GEM Warrant

The GEM Warrant entitles GEM to purchase up to 828,533 shares of Class A Common Stock at an exercise price of $6.49 per share. The exercise price will be adjusted to 105% of the then-current exercise price if on December 15, 2024, the GEM Warrant has not been exercised in full, and the average closing price per share of Class A Common Stock for the 10 trading days preceding December 15, 2024 is less than 90% of the then-current exercise price. GEM may exercise the GEM Warrant at any time and from time to time until December 15, 2026.

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The terms of the GEM Warrant provide that the exercise price of the GEM Warrant, and the number of shares of Class A Common Stock for which the GEM Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of Class A Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications. Additionally, the GEM Warrant contains weighted average anti-dilution provisions that provide that if the Company issues shares of Class A Common Stock, or securities convertible into or exercisable or exchangeable for, shares of Class A Common Stock at a price per share that is less than 90% of the exercise price then in effect or without consideration, then the exercise price of the GEM Warrant upon each such issuance will be adjusted to the price equal to 105% of the consideration per share paid for such Class A Common Stock or other securities. The issuance of shares of Class A Common Stock in this offering may cause such an adjustment in the exercise price of the GEM Warrant.

If the per share market value of one share of Class A Common Stock is greater than the then-current exercise price, then GEM will have the option to exercise the GEM Warrant on a cashless basis and receive a number of shares of Class A Common Stock equal to (x) the number of shares of Class A Common Stock purchasable upon exercise of all of the GEM Warrant or, if only a portion of the GEM Warrant is being exercised, the portion of the GEM Warrant being exercised, less (y) the product of the then-current exercise price and the number of shares of Class A Common Stock purchasable upon exercise of all of the GEM Warrant or, if only a portion of the GEM Warrant is being exercised, the portion of the GEM Warrant being exercised, divided by the per share market value of one share of Class A Common Stock.

The GEM Warrant is subject to a restriction on exercise of the GEM Warrant such that the GEM Warrant may not be exercised if such exercise would result in the beneficial ownership of the holder and its affiliates in excess of 9.99% of the then-issued and outstanding shares of Class A Common Stock.

Debt

Senior Convertible Notes

On February 19, 2021, Legacy Banzai issued the First Senior Convertible Note in an aggregate principal amount of $1.5 million to CP BF in connection with the Loan Agreement. On October 10, 2022, the Loan Agreement was amended, whereby CP BF waived payment by Banzai of four months of cash interest with respect to the term loan under the Loan Agreement in replacement for the Second Senior Convertible Note in an aggregate principal amount of $321,345. On August 24, 2023, Legacy Banzai and CP BF entered into the Forbearance Agreement, in connection with which they agreed to amend and restate the Senior Convertible Notes so that they would not convert at the Closing of the Business Combination as a “Change of Control.”

After the Closing, the Senior Convertible Notes became convertible, at CP BF’s option on 5 days’ written notice to the Company, into shares of Class A Common Stock. The Senior Convertible Notes provide that, at all times after a SPAC Transaction (as defined in the Senior Convertible Notes), the conversion price for any such conversion is $4.3485 per share.

The terms of the Senior Convertible Notes provide that the conversion price of the Senior Convertible Notes is subject to adjustment to account for increases or decreases in the number of outstanding shares of the Company’s capital stock resulting from stock splits, reverse stock splits, consolidations, combinations, reclassifications, and dividends on capital stock payable in capital stock. In the event the Company issues dividends on capital stock payable in cash, the Senior Convertible Notes entitle the holder to receive upon conversion, a dividend or other distribution in an amount equal to the amount the holder would have received if all outstanding principal and accrued but unpaid interest had been converted into Class A Common Stock on the date of such event, in accordance with the terms of the Senior Convertible Notes.

The Senior Convertible Notes accrue paid-in-kind interest on the unpaid principal balance at a rate equal to 15.5% per annum, compounding monthly, subject to an increase to 20.0% upon an event of default as described in the Senior Convertible Notes, and have a maturity date of February 19, 2025.

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The Senior Convertible Notes are subject to a restriction on conversion such that the principal of the Senior Convertible Notes may not be converted if such conversion would result in the beneficial ownership of CP BF and its affiliates in excess of 19.99% of shares of Common Stock outstanding immediately after giving effect to the conversion (provided that such beneficial ownership limitation shall be 9.99% with respect to any holder other than CP BF and such holder’s affiliates).

GEM Promissory Note

The GEM Promissory Note has an aggregate amount of $1.0 million, with principal on the GEM Promissory Note, together with all accrued but unpaid interest on such principal amount, to be paid to GEM, in cash, in monthly payments of $100,000 on the first day of each month, beginning on March 1, 2024 with the final payment to be made on December 1, 2024. At any time and from time to time, the Company may prepay in whole or in part, without premium or penalty, the outstanding principal amount of the GEM Promissory Note, together with all accrued but unpaid interest on such principal amount up to the date of prepayment.

The GEM Promissory Note provides that, in the event that the Company fails to make a monthly payment when due, then on or before the fifth trading day after the payment due date, such monthly payment amount shall convert into the right of GEM to receive, and obligation of the Company to issue, an amount of shares of Class A Common Stock equal to the monthly payment amount divided by the VWAP for the trading day immediately preceding the payment due date.

Yorkville Promissory Notes

On December 14, 2023, 7GC, Legacy Banzai and Yorkville entered into the Original SEPA and, on February 5, 2024, the Company and Yorkville entered into the Supplemental SEPA Agreement, pursuant to which, subject to certain conditions, the Company has the option, but not the obligation, to sell to Yorkville, and Yorkville must subscribe for, an aggregate amount of up to $100 million of Class A Common Stock, at the Company’s request any time during the commitment period (all as further described below under “- Yorkville SEPA”.

Pursuant to the SEPA, Yorkville advanced to the Company the Pre-Paid Advance in a principal amount equal to $4.5 million, which amount is evidenced by promissory notes convertible into shares of Class A Common Stock. The first Pre-Paid Advance in a principal amount of $2.0 million (less a 10% discount) was advanced at the Closing and was evidenced by issuance by the Company on December 14, 2023 to Yorkville of the First Yorkville Promissory Note having a principal amount of $2.0 million, the Second Tranche of $1.0 million (less a 10% discount) was advanced on February 5, 2024 and is evidenced by the issuance by the Company on February 5, 2024 of the Second Yorkville Promissory Note having a principal amount of $1.0 million and the Third Tranche of $1.5 million (less a 10% discount) was advanced on March 26, 2024 and is evidenced by the issuance by the Company on March 26, 2024 to Yorkville of the Third Promissory Note having a principal amount of $1.5 million.

The Yorkville Promissory Notes shall be convertible by Yorkville into shares of Class A Common Stock at an aggregate purchase price based on a price per share equal to the lower of (a) the Fixed Price of $2.0766 per share or (b) the Variable Price of 90% of the lowest daily VWAP of the shares of Class A Common Stock on The Nasdaq Global Market during the ten trading days immediately prior to each conversion, but which Variable Price shall not be lower than the Floor Price then in effect. The “Floor Price” is $0.2940 per share (subject to adjustment from time to time). Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Promissory Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 10% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than five (5) trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the shares of Class A Common Stock is less than $2.0766 (subject to adjustment from time to time, the “Fixed Price”).

The Yorkville Promissory Notes accrue interest on the outstanding principal balances at an annual rate equal to 0%, subject to an increase to 18% upon an event of default as described in the Yorkville Promissory Notes.

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The Yorkville Promissory Notes each mature on June 14, 2024, which maturity is expected to be extended to the date that is 120 days after the repayment of a portion of the Yorkville Promissory Notes described under the heading “Summary-Recent Developments” in this prospectus is completed and which maturity may be extended at the option of the holder.

Within seven trading days of an Amortization Event (as defined in the Yorkville Promissory Notes), the Company will be obligated to make monthly cash payments in an amount equal to the sum of (i) $1.0 million of principal of the Yorkville Promissory Notes (or the outstanding principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) a payment premium of 10% in respect of such Amortization Principal Amount, plus (iii) accrued and unpaid interest thereunder. The obligation of the Company to make monthly prepayments shall cease (with respect to any payment that has not yet come due) if at any time after an Amortization Event (a) the Company reduces the Floor Price to an amount no more than 75% of the closing price of the shares of Class A Common Stock on the trading day immediately prior to such reset notice (and no greater than the initial Floor Price), or (b) the daily VWAP is greater than the Floor Price for a period of ten consecutive trading days, unless a subsequent Amortization Event occurs.

Yorkville SEPAs

On December 14, 2023, the Company entered into the SEPA with Yorkville, pursuant to which Yorkville has committed to purchase up to $100 million of Class A Common Stock, subject to certain limitations and conditions set forth in the SEPA, including certain beneficial ownership limitations, at our request any time pursuant to Advance Notices delivered by the Company any time during the commitment period terminating on the 36-month anniversary of the Original SEPA; provided that any Advance Notice may only be made if (x) no amount remains outstanding on the Yorkville Promissory Notes, (y) there is an effective Resale Registration Statement filed with the SEC for the resale under the Securities Act of the shares of Class A Common Stock to be issued pursuant to such Advance Notice, and (z) the Company complies with other customary conditions precedent.

At any time during the Commitment Period and provided that a balance under a Yorkville Promissory Note is outstanding, Yorkville may, by providing an Investor Notice to the Company, require the Company to issue and sell shares to Yorkville as set out in the relevant Investor Notice, subject to certain limitations as set forth in the SEPA. The purchase price of the shares delivered pursuant to an Investor Notice shall be equal to the Conversion Price and shall be paid by offsetting the amount of the aggregate purchase price to be paid by Yorkville against an equal amount outstanding under the Promissory Note.

Otherwise, Class A Common Stock to be issued to Yorkville from time to time under the SEPA will be issued at one of two pricing options, at the election of the Company. Under Pricing Option 1, the Company will sell Class A Common Stock at 95% of the VWAP of Class A Common Stock during the period commencing (i) if submitted to Yorkville prior to 9:00 a.m. Eastern Time on a trading day, the open of trading on such day or (ii) if submitted to Yorkville after 9:00 a.m. on a trading day, upon receipt by the Company of written confirmation of acceptance of such Advance Notice by Yorkville (or the open of regular trading hours, if later), and which confirmation shall specify such commencement time, and, in either case, ending on 4:00 p.m. New York City time on the applicable date of the Advance Notice. Under Pricing Option 2, the Company will sell Class A Common Stock at 96% of the lowest daily VWAP of Class A Common Stock during the period commencing (i) if submitted to Yorkville prior to 9:00 a.m. Eastern Time, the three consecutive trading days commencing on the date of the Advance Notice or (ii) if submitted to Yorkville after 9:00 a.m. Eastern Time, the three consecutive trading days commencing on the trading day immediately following the date of the Advance Notice.

The Company’s ability to deliver Advance Notices to Yorkville is subject to the satisfaction or waiver of certain conditions.

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The SEPA does not require Yorkville to subscribe for or acquire any shares of Class A Common Stock under the SEPA if those shares of Class A Common Stock, when aggregated with all other shares of Class A Common Stock acquired by Yorkville under the SEPA, would result in Yorkville beneficially owning more than 9.99% of the then outstanding shares of Class A Common Stock.

On May 22, 2024, the Company entered into an Amended and Restated Debt Repayment Agreement (the “Amended Debt Repayment Agreement”) with Yorkville with respect to the unsecured promissory note in the principal amount of $2,000,000 issued to Yorkville on December 14, 2023 (the “December Promissory Note”) and the unsecured promissory note in the principal amount of $1,500,000 issued to Yorkville on March 26, 2024 (the “March Promissory Note,” together with the December Promissory Note, the “Promissory Notes”). The Amended Debt Repayment Agreement amends and restates the Debt Repayment Agreement, dated as of May 3, 2024, by and between the Company and Yorkville. The Company issued the Promissory Notes pursuant to a Standby Equity Purchase Agreement, dated as of December 14, 2023, by and among Yorkville and the Company, as amended from time to time (the “SEPA”). As of the date hereof, there is an aggregate $2,700,000 outstanding under the Promissory Notes.

Under the Amended Debt Repayment Agreement, Yorkville agreed that, after the Company completed the Best Efforts Offering and repaid an aggregate of $750,000 outstanding under the Promissory Notes from the proceeds of such offering (the “Repayment Amount”), Yorkville will not to deliver to the Company any Investor Notice (as defined in the SEPA) and will not exercise its right to convert the remainder of the amount outstanding under the Promissory Notes for a period commencing on May 28, 2024 and ending on August 26, 2024; provided that the Company will seek any consents necessary to allow Yorkville to issue Investor Notices or exercise its right to convert the remainder of the amount outstanding under the Promissory Notes after a period of 60 days following the closing of the Best Efforts Offering. Under the Amended Debt Repayment Agreement, the Company and Yorkville also agreed to extend the maturity date of the Promissory Notes to September 25, 2024 and to satisfy the $75,000 payment premium due in connection with an early redemption through the issuance of an Advance Notice (as defined in the SEPA) for shares of the Class A Common Stock.

Termination of the SEPA

Unless earlier terminated as provided in the SEPA, the SEPA will terminate automatically on the earlier to occur of:

●	the first day of the month next following the 36-month anniversary of the date of the SEPA, provided that if a Yorkville Promissory Note is then outstanding, such termination shall be delayed until such date that the Yorkville Promissory Note that was outstanding has been repaid (and/or converted); and

●	the date on which Yorkville shall have made payment of Advances pursuant to the SEPA for shares of Class A Common Stock equal to the commitment amount of $100.0 million.

Subject to certain conditions, we have the right to unilaterally terminate the SEPA upon five trading days’ prior written notice to Yorkville. The SEPA may also be terminated at any time by mutual written consent.

Effect of Issuances of Class A Common Stock Under the SEPA on our Stockholders

All shares of Class A Common Stock that may be issued by us to Yorkville under the SEPA that were registered under the Securities Act for resale by Yorkville on the S-1 Registration Statement are expected to be freely tradable. The shares of Class A Common Stock registered for resale under the SEPA may be issued by us to Yorkville from time to time at our discretion during the commitment period or are issued following a conversion of a Yorkville Promissory Note. The resale by Yorkville of a significant amount of shares registered for resale at any given time, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline. Issuances of shares of Class A Common Stock, if any, to Yorkville under the SEPA will depend upon market conditions and other factors. We may ultimately decide to issue to Yorkville all, some or none of the shares of Class A Common Stock that may be available for issuance to Yorkville pursuant to the SEPA.

Because the subscription price per shares of Class A Common Stock to be paid by Yorkville for Class A Common Stock will fluctuate based on the market prices of our Class A Common Stock during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the number of shares of Class A Common Stock that we will issue to Yorkville under the SEPA, the actual subscription price per share of Class A Common Stock to be paid by Yorkville for those shares of Class A Common Stock, or the actual gross proceeds to be raised by us from those issuances, if any.

The issuance, if any, of shares of Class A Common Stock to Yorkville pursuant to the SEPA would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of Class A Common Stock that our existing stockholders own would not decrease as a result of issuances, if any, under the SEPA, the shares of Class A Common Stock owned by our existing stockholders would represent a smaller percentage of our total issued shares of Class A Common Stock after any such issuance.

Amendment of Charter or Bylaws

The DGCL generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as applicable, imposes a higher voting standard.

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The affirmative vote of the holders of a majority in voting power of the shares of the Company entitled to vote thereon is required to amend, alter, change, or repeal any provision of the Charter or to adopt any new provision of the Charter; provided, however, that the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Company entitled to vote thereon is required to amend, alter, change, or repeal, or adopt any provision inconsistent with, any of Article V, Article VI, Article VII, Article VIII of the Charter. The affirmative vote of a majority of the authorized number of directors of the Board and the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal the Bylaws.

Additionally, so long as shares of Class B Common Stock remain outstanding, the Charter requires the approval of Mr. Davy, as Founder, to amend, repeal, waive, or alter any provision in Section A of Article IV (or adopt any provision inconsistent therewith) of the Charter that would adversely affect the rights of holders of shares of Class B Common Stock.

Anti-Takeover Effects of Delaware Law and the Charter

Among other things, the Charter and Bylaws:

●	permit the Board to issue up to 75,000,000 shares of Preferred Stock, with any rights, preferences, and privileges as they may designate, including the right to approve an acquisition or other change of control;

●	provide that the authorized number of directors may be changed only by resolution of the Board;

●	provide that the Board is classified into three classes of directors;

●	provide that, subject to the rights of any series of Preferred Stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the Company’s capital stock entitled to vote generally at an election of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	provide that special meetings of the Company’s stockholders may be called only by the chairperson of the Board, the Company’s Chief Executive Officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●	do not provide for cumulative voting rights, therefore allowing the holders of a majority of the voting power of the stock of the Company entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions makes it more difficult for the Company’s existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Since the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

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These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

The Charter and the Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, the Chief Executive Officer of the Company, or the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to nominate candidates for election to the Board or to bring business before our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our the Bylaws, a stockholder’s notice needs to be received by the Secretary of the Company at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of shares of Class B Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

Exclusive Forum Selection

The Charter provides that unless we consent in writing to the selection of an alternative forum to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (a) any derivative claim or cause of action brought on behalf of the Company; (b) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company or its stockholders; (c) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws; (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Charter or the Bylaws; (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (f) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine or otherwise related to the Company’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Charter also requires that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The above shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Although the Company believes these provisions benefit us by providing increased consistency in the application of the DGCL in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

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Section 203 of the Delaware General Corporation Law

We have not opted out of the provisions of Section 203 of the DGCL regulating corporate takeovers under the Charter. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the initial business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

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Washington Business Corporation Act

The laws of the State of Washington, where the Company’s principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. In particular, the WBCA prohibits a “target corporation,” subject to certain exceptions, from engaging in certain “significant business transactions” with a “person” or group of persons which beneficially own 10% or more of the voting securities of the target corporation, or an “acquiring person,” for a period of five years after such acquisition, unless (1) the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition or (2) the transaction or acquisition was approved by a majority of the members of the target corporation’s board of directors and approved at a shareholder meeting by at least two-thirds of the outstanding voting shares of the target corporation (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition, subject to certain exceptions. Such prohibited transactions may include, among other things:

●	any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

●	any termination of 5% or more of the employees of the target corporation or its subsidiaries employed in Washington as a result of the acquiring person’s acquisition of 10% or more of the shares; and

●	allowing the acquiring person to receive any disproportionate benefit as a stockholder.

In some circumstances, such a business transaction may need to comply with “fair price” provisions specified in the statute. After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the WBCA or is approved at an annual or special meeting of stockholders.

The Company will be considered a “target corporation” so long as its principal executive office is located in Washington, and: (i) a majority of its employees are residents of the state of Washington or it employs more than one thousand residents of the state of Washington; (ii) a majority of the Company’s tangible assets, measured by market value, are located in the state of Washington or it has more than $50.0 million worth of tangible assets located in the state of Washington; and (iii) any one of the following: (a) more than 10% of the Company’s stockholders of record are resident in the state of Washington; (b) more than 10% of the Company’s shares are owned of record by state residents; or (c) 1,000 or more of the Company’s stockholders of record are resident in the state of Washington.

If the Company meets the definition of a target corporation, the WBCA may have the effect of delaying, deferring, or preventing a future change of control.

Limitations on Liability and Indemnification of Officers and Directors

The Charter eliminates the Company’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

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If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Charter requires the Company to indemnify and advance expenses, to the fullest extent permitted by applicable law, to its directors, officers, and agents. The Company maintains a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Charter prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Company has entered into separate indemnification agreements with the Company’s directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

We believe these provisions in the Charter are necessary to attract and retain qualified persons as directors and officers.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Warrant Agent

Continental Stock Transfer & Trust Company is the transfer agent for Common Stock and the warrant agent for Warrants.

Listing of Common Stock and Public Warrants

The Company’s Class A Common Stock is listed on The Nasdaq Global Market under the symbol “BNZI,” and the Company’s Public Warrants are listed on The Nasdaq Global Market under the symbol “BNZIW.”

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of (i) the purchase, ownership and disposition of shares of our Class A Common Stock, (ii) the purchase, ownership and disposition of our Pre-Funded Warrants, and (iii) the purchase, ownership and disposition of our Common Warrants, which we refer to collectively as our securities. However, the following is for general information purposes only and does not purport to be a complete analysis of all potential tax effects related to our securities. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income taxation.

This discussion is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this prospectus. These authorities may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion. No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the purchase, ownership or disposition of our securities. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary.

This discussion addresses only those beneficial owners of our securities that hold their securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax considerations for holders of the GEM Warrants or Public Warrants, recipients of restricted shares of Class A Common Stock or the tax considerations for any beneficial owners of founder shares. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

●	a bank or other financial institution;

●	a tax-exempt organization;

●	a real estate investment trust;

●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

●	an insurance company;

●	a regulated investment company or a mutual fund;

●	pension plans;

●	a “controlled foreign corporation” or a “passive foreign investment company;”

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a holder that is liable for the alternative minimum tax;

●	a holder that received shares, through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

●	a U.S. Holder that has a functional currency other than the U.S. dollar;

●	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

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●	a person required to accelerate the recognition of any item of gross income with respect to its shares as a result of such income being recognized on an applicable financial statement; or

●	a U.S. expatriate.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our securities that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. A “Non-U.S. Holder” means a beneficial owner of our securities (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax consequences of the purchase, ownership and disposition of our securities to a partner in such partnership (or owner of such entity) generally will depend on the status of the partner and the activities of the partnership (or entity). Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our securities, and any partners in such partnership, are urged to consult their own tax advisors with respect to the applicable tax consequences in light of their specific circumstances.

The tax consequences of the purchase, ownership and disposition of our securities will depend on your specific situation. You should consult with your own tax advisor as to the tax consequences of the purchase, ownership and disposition of our securities in your particular circumstances, including the applicability and effect of any applicable alternative minimum tax and any state, local, foreign, or other tax laws and of changes in those laws.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS. IN ADDITION, PROSPECTIVE HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO POTENTIAL CHANGES IN UNITED STATES FEDERAL TAX LAW AS WELL AS POTENTIAL CHANGES IN STATE, LOCAL OR NON-U.S. TAX LAWS.

Allocation of Purchase Price Between Shares of our Class A Common Stock or Pre-Funded Warrants, as Applicable, and Accompanying Common Warrants

Because our shares of Class A Common Stock and accompanying Common Warrants, or Pre-Funded Warrants and accompanying Common Warrants as applicable, will be purchased together in this offering, a holder of shares of our Class A Common Stock and accompanying Common Warrants, or Pre-Funded Warrants and accompanying Common Warrants, as applicable, must allocate such holder’s purchase price between each share of Class A Common Stock or Pre-Funded Warrant, as applicable, and the accompanying Common Warrant based on their respective relative fair market values at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each share of Class A Common Stock or Pre-Funded Warrant, as applicable, and accompanying Common Warrant. A holder’s allocation of the purchase price among the shares of Class A Common Stock or Pre-Funded Warrants, as applicable, and accompanying Common Warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult such holder’s own tax advisor regarding the allocation of the purchase price among the shares of Class A Common Stock or Pre-Funded Warrants, as applicable, and accompanying Common Warrants.

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Treatment of Pre-Funded Warrants

Although the matter is not entirely free from doubt, a Pre-Funded Warrant generally should be treated as a share of our Class A Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants generally should be taxed in the same manner as a holder of Class A Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of the share of Class A Common Stock acquired upon exercise of a Pre-Funded Warrant should include the holding period of such Pre-Funded Warrant. Similarly, the tax basis of the share of Class A Common Stock acquired upon exercise of a Pre-Funded Warrant should equal the tax basis of such Pre-Funded Warrant, increased by the exercise price of $0.0001. Each holder should consult his, her or its own tax advisor regarding the U.S. federal, state and local, and non-U.S tax consequences arising from and relating to the purchase, ownership and disposition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this summary generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Consequences for U.S. Holders

Taxation of Distributions

If Banzai pays distributions to U.S. Holders of shares of Class A Common Stock, Pre-Funded Warrants or Common Warrants (subject to the remainder of the discussion under this section, “Tax Consequences for U.S. Holders-Taxation of Distributions”), such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from Banzai’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such holder’s shares of Class A Common Stock, Pre-Funded Warrants or Common Warrants (subject to the remainder of the discussion under this section, “Tax Consequences for U.S. Holders-Taxation of Distributions”). Any remaining excess will be treated as gain realized on the sale or other disposition of Class A Common Stock, Pre-Funded Warrants or Common Warrants (subject to the remainder of the discussion under this section, “Tax Consequences for U.S. Holders-Taxation of Distributions”) and will be treated as described under the section of this prospectus titled “Tax Consequences for U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock or Pre-Funded Warrants” or “Tax Consequences for U.S. Holders-Sale, Exchange, Redemption or Expiration of a Common Warrant,” as the case may be, below.

Dividends that Banzai pays to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends that Banzai pays to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

The taxation of a distribution (if any) received with respect to a Common Warrant is unclear. Although the matter is not free from doubt, we intend to treat any distribution (excluding constructive distribution as discussed under the heading “Tax Consequences for U.S. Holders-Possible Constructive Distributions”) to a holder of Common Warrants as a distribution with respect to our stock for U.S. federal income tax purposes, in which case, such a distribution would be treated as a distribution subject to the immediately preceding paragraphs. However, the matter is not entirely free from doubt, and U.S. Holders should consult their own tax advisors regarding the U.S. federal income consequences of distributions received with respect to Common Warrants.

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Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock or Pre-Funded Warrants

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of Class A Common Stock or Pre-Funded Warrants. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for Class A Common Stock or Pre-Funded Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible for taxation at reduced rates. The amount of capital gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock or Pre-Funded Warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock or Pre-Funded Warrants will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Exercise of a Common Warrant

Except as discussed below with respect to the cashless exercise of a Common Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Common Warrant. The U.S. Holder’s tax basis in the shares of our Class A Common Stock received upon exercise of the Common Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Common Warrant and the exercise price of such Common Warrant. A U.S. Holder’s holding period for Class A Common Stock received upon exercise of the Common Warrants will commence on the date of exercise of the Common Warrants and will not include the period during which the U.S. Holder held the Common Warrants.

The tax consequences of a cashless exercise of a Common Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in Class A Common Stock received would generally equal the holder’s tax basis in the Common Warrant exercised therefor. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period for Class A Common Stock would generally commence on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of Class A Common Stock would include the holding period of the Common Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Common Warrants having a fair market value equal to the exercise price paid for the total number of Common Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of Class A Common Stock represented by the Common Warrants deemed surrendered and the U.S. Holder’s tax basis in the Common Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in Class A Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Common Warrants exercised and the exercise price of such Common Warrants. A U.S. Holder’s holding period for Class A Common Stock received upon exercise of the Common Warrants will commence on the date of exercise of the Common Warrants and will not include the period during which the U.S. Holder held the Common Warrants.

Alternative characterizations are also possible. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

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Sale, Exchange, Redemption or Expiration of a Common Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Common Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s tax basis in the Common Warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the Common Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible for taxation at reduced rates. If a Common Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Common Warrant. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Common Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Common Warrant may be exercised or to the exercise price of the Commonc Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities-Common Warrants to be issued in this offering.” An adjustment which has the effect of preventing dilution in the event of a stock dividend is generally not a taxable event. Nevertheless, a U.S. Holder of Common Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of shares of our Class Common Stock which is taxable to such holders as a distribution as described under the section of this prospectus entitled “Tax Consequences for U.S. Holders-Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Tax Consequences for Non-U.S. Holders

Taxation of Distributions

Subject to the discussions below regarding the Foreign Account Tax Compliance Act and backup withholding, in general, any distributions that Banzai makes to a Non-U.S. Holder of shares of Class A Common Stock, Pre-Funded Warrants or Common Warrants (subject to the remainder of the discussion under this section “Tax Consequences for Non-U.S. Holders-Taxation of Distributions”), to the extent paid out of Banzai’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), Banzai will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend paid to Non-U.S. Holders of Class A Common Stock, Pre-Funded Warrants or Common Warrants will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Class A Common Stock, Pre-Funded Warrants or Common Warrants (subject to the remainder of the discussion under this section “Tax Consequences for Non-U.S. Holders-Taxation of Distributions”) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of Class A Common Stock, Pre-Funded Warrants or Common Warrants (subject to the remainder of the discussion under this section “Tax Consequences for Non-U.S. Holders-Taxation of Distributions”), which will be treated as described under the section of this prospectus titled “Tax Consequences for Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Pre-Funded Warrants or Common Warrants” below.

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Dividends that Banzai pays to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

As described above under the heading “Tax Consequences for U.S. Holders-Taxation of Distributions,” the taxation of a distribution received with respect to a Common Warrant is unclear. Although the matter is not free from doubt, we intend to treat any distribution (excluding constructive distribution as discussed under the heading “Tax Consequences for Non-U.S. Holders-Possible Constructive Distributions”) to a holder of Common Warrants as a distribution with respect to our stock for U.S. federal income tax purposes, in which case, such a distribution would be treated as a distribution subject to the remainder of the discussion under this heading. However, the matter is not entirely free from doubt, and Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income consequences of distributions received with respect to Common Warrants.

Exercise of a Common Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Common Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Common Warrant by a U.S. Holder, as described under the section of this prospectus entitled “Tax Consequences for U.S. Holders-Exercise of a Common Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be the same as those described below in the section of this prospectus entitled “Tax Consequences for Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock, Pre-Funded Warrants or Common Warrants.”

Possible Constructive Distributions

The terms of each Common Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Common Warrant may be exercised or to the exercise price of the Common Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities-Common Warrants to be issued in this offering.” An adjustment which has the effect of preventing dilution in the event of a stock dividend is generally not a taxable event. Nevertheless, a Non-U.S. Holder of Common Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of shares of our Class Common Stock which is taxable to such holders as a distribution as described under the section of this prospectus entitled “Tax Consequences for Non-U.S. Holders-Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Gain on Sale, Exchange, or Other Taxable Disposition of Class A Common Stock, Pre-Funded Warrants or Common Warrants

Subject to the discussions below regarding the Foreign Account Tax Compliance Act and backup withholding, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of Class A Common Stock or a sale, taxable exchange, expiration, redemption or other taxable disposition of our Pre-Funded Warrants or Common Warrants unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

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●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	Banzai is or has been a “United States real property holding corporation” for U.S. federal income tax purposes and, in the case where Class A Common Stock is traded on an established securities market, such Non-U.S. Holder has owned, directly or constructively, more than 5% of Class A Common Stock at any time within the shorter of the five-year period or such Non-U.S. Holder’s holding period for its Class A Common Stock.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

Banzai will be classified as a United States real property holding corporation if the fair market value of Banzai’s “United States real property interests” equals or exceeds 50% of the sum of the fair market value of Banzai’s worldwide real property interests plus Banzai’s other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Banzai does not believe it currently is or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and, subject to the below discussion of proposed Treasury Regulations, the gross proceeds of dispositions of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Under proposed Treasury Regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury Regulations until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Class A Common Stock or Pre-Funded Warrants held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective Non-U.S. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Payments of dividends on our securities or proceeds received in connection with the sale, exchange or other taxable disposition of our securities may be subject to information reporting to the IRS and U.S. backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may claim a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

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PLAN OF DISTRIBUTION

The Placement Agent has agreed to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire number of securities offered pursuant to this prospectus. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchases our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about [ ], 2024.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged [  ] as our exclusive placement agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per share and Common Warrant	Per Pre- Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement Agent fees	$	$	$
Proceeds to us, before expenses(1)	$	$	$

(1)	The amount of proceeds, before expenses, to us does not give effect to any exercise of the Pre-Funded Warrants or Common Warrants.

We have agreed to pay the Placement Agent the Cash Fee equal to 7.0% of the aggregate gross proceeds from the sale of the shares of Class A Common Stock, the Common Warrants and Pre-Funded Warrants sold in this offering; provided, however, that with respect to any shares of Class A Common Stock sold in this offering to an Identified Purchaser, we have agreed to pay the Placement Agent a cash placement commission equal to 3.0% of the aggregate gross proceeds to us from such sale of shares of Class A Common Stock, or Pre-Funded Warrant in lieu thereof, together with the Common Warrants sold in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate Cash Fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the Placement Agent at closing (i) for legal and other expenses incurred by it in connection with the offering in an aggregate amount of up to $75,000, and (ii) non-accountable expenses payable to the Placement Agent of up to $10,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $[  ].

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The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent, or its permitted designees, Placement Agent Warrants to purchase up to [  ] shares of Class A Common Stock, which number of shares of Class A Common Stock is equal to 6.0% of the aggregate number of shares of Class A Common Stock sold in this offering (including the shares of Class A Common Stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering). Notwithstanding the foregoing, in the event any shares of Class A Common Stock sold in this offering are sold to an Identified Purchaser, we will issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase shares of Class A Common Stock equal to 2.0% of the aggregate number of shares of Class A Common Stock sold in this offering to such Identified Purchasers. The Placement Agent Warrants will be registered as part of this registration statement and will be non-exercisable for 180 days from the commencement of sales of the securities in this offering, which period is in compliance with applicable FINRA rules, and will expire on the five year anniversary of the commencement of sales of the securities in this offering. The Placement Agent Warrants will be exercisable at a price per share equal to 110.0% of the purchase price per share of Class A Common Stock sold in this offering. The Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The Placement Agent (or permitted assignees under FINRA Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these Placement Agent Warrants or the shares of Class A Common Stock underlying the Placement Agent Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrants or the underlying shares of Class A Common Stock for a period commencing 180 days from the commencement of sales of the securities in this offering, except that they may be assigned, in whole or in part, to any officer or partner, registered person or affiliate of the Placement Agent. The Placement Agent Warrants shall not be redeemable and shall provide for cashless exercise in certain cases. The Placement Agent Warrants shall also further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares of Class A Common Stock underlying such warrants) resulting from certain corporate events (which would include dividends, stock splits, etc.).

Listing

Our Class A Common Stock is listed on The Nasdaq Global Market under the trading symbol “BNZI.” Our Public Warrants are listed on The Nasdaq Global Market under the trading symbol “BNZIW.” We do not plan to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq or any other securities exchange or trading market.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers, directors and certain specified five percent stockholders have agreed, subject to limited exceptions, not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of any shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) Class A Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Class A Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock or any of our other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 90 days from the closing date of this offering.

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Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company is the transfer agent for our Class A Common Stock and the warrant agent for the Public Warrants.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short position could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

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LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC. The Placement Agent is being represented by Sullivan & Worcester LLP, New York, New York in connection with this offering.

EXPERTS

The financial statements of Banzai International, Inc. as of December 31, 2023 and for the years ended December 31, 2023 and 2022 included in this prospectus have been audited by Marcum, LLP, independent registered public accounting firm, as set forth in their report which report includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern, appearing elsewhere herein, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.banzai.io. Through our website, we make available, free of charge, certain documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

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INDEX TO FINANCIAL STATEMENTS

BANZAI INTERNATIONAL, INC.

F-1

BANZAI INTERNATIONAL, INC.

Condensed Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash	$1,026,932	$2,093,718
Accounts receivable, net of allowance for credit losses of $3,557 and $5,748, respectively	34,670	105,049
Prepaid expenses and other current assets	1,073,914	741,155
Total current assets	2,135,516	2,939,922

Property and equipment, net	3,080	4,644
Goodwill	2,171,526	2,171,526
Operating lease right-of-use assets	90,308	134,013
Other assets	38,381	38,381
Total assets	4,438,811	5,288,486

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	8,336,909	6,439,863
Accrued expenses and other current liabilities	3,862,714	5,194,240
Convertible notes (Yorkville)	3,064,000	1,766,000
Convertible notes-related party	-	2,540,091
Convertible notes	3,709,889	2,693,841
Notes payable	6,948,710	6,659,787
Notes payable-related party	3,082,650	2,505,137
Deferred underwriting fees	4,000,000	4,000,000
Deferred fee	-	500,000
Warrant liability	233,000	641,000
Warrant liability-related party	460,000	575,000
Earnout liability	37,125	59,399
Due to related party	67,118	67,118
GEM commitment fee liability	-	2,000,000
Deferred revenue	1,245,306	1,214,096
Operating lease liabilities, current	158,965	234,043
Total current liabilities	35,206,386	37,089,615
Other long-term liabilities	75,000	75,000
Total liabilities	35,281,386	37,164,615

Commitments and contingencies (Note 14)
Stockholders’ deficit:
Common stock, $0.0001 par value, 275,000,000 shares authorized and 20,221,589 and 16,019,256 issued and outstanding at March 31, 2024 and December 31, 2023, respectively (Note 15)	2,022	1,602
Preferred stock, $0.0001 par value, 75,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2024 and December 31, 2023	-	-
Additional paid-in capital	20,421,999	14,888,593
Accumulated deficit	(51,266,596)	(46,766,324)
Total stockholders’ deficit	(30,842,575)	(31,876,129)
Total liabilities and stockholders’ deficit	$4,438,811	$5,288,486

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

BANZAI INTERNATIONAL, INC.

Unaudited Condensed Consolidated Statements of Operations

	For the Three Months Ended March 31,
	2024	2023
Operating income:
Revenue	$1,079,472	$1,177,061
Cost of revenue	381,380	412,226
Gross profit	698,092	764,835

Operating expenses:
General and administrative expenses	4,308,929	3,170,063
Depreciation expense	1,564	2,404
Total operating expenses	4,310,493	3,172,467

Operating loss	(3,612,401)	(2,407,632)

Other expenses (income):
GEM settlement fee expense	200,000	-
Other income, net	(4,118)	(62,538)
Interest income	(10)	(111)
Interest expense	451,399	537,878
Interest expense-related party	577,513	383,284
Gain on extinguishment of liability	(527,980)	-
Loss on debt issuance	171,000	-
Change in fair value of warrant liability	(408,000)	-
Change in fair value of warrant liability-related party	(115,000)	-
Change in fair value of simple agreement for future equity	-	22,861
Change in fair value of simple agreement for future equity-related party	-	303,139
Change in fair value of bifurcated embedded derivative liabilities	-	32,415
Change in fair value of bifurcated embedded derivative liabilities-related party	-	137,285
Change in fair value of convertible notes	544,000	-
Total other expenses, net	888,804	1,354,213
Loss before income taxes	(4,501,205)	(3,761,845)
Income tax (benefit) expense	(933)	3,277
Net loss	$(4,500,272)	$(3,765,122)

Net loss per share
Basic and diluted	$(0.26)	$(0.59)

Weighted average common shares outstanding
Basic and diluted	17,355,609	6,382,180

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

BANZAI INTERNATIONAL, INC.

Unaudited Condensed Consolidated Statements of Stockholders’ Deficit

for the Three Months Ended March 31, 2024 and 2023

	Series A Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2023	-	$-	16,019,256	$1,602	$14,888,593	$(46,766,324)	$(31,876,129)
Conversion of convertible notes-related party	-	-	890,611	89	2,540,002	-	2,540,091
Shares issued to Yorkville for convertible notes	-	-	2,233,735	223	1,666,777	-	1,667,000
Shares issued to Yorkville for commitment fee			710,025	71	499,929		500,000
Shares issued to Roth for advisory fee	-	-	175,000	18	278,815	-	278,833
Shares issued to GEM	-	-	139,470	14	99,986	-	100,000
Shares issued for marketing expense	-	-	153,492	15	194,920		194,935
Forfeiture of sponsor shares	-	-	(100,000)	(10)	10	-	-
Stock-based compensation	-	-	-	-	252,967	-	252,967
Net loss	-	-	-	-	-	(4,500,272)	(4,500,272)
Balance March 31, 2024	-	$-	20,221,589	$2,022	$20,421,999	$(51,266,596)	$(30,842,575)

	Series A Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2022	-	$-	6,445,599	$645	$8,245,359	$(32,360,062)	$(24,114,058)
Exercise of stock options	-	-	8,538	1	5,542	-	5,543
Stock-based compensation	-	-	-	-	402,448	-	402,448
Net loss	-	-	-	-	-	(3,765,122)	(3,765,122)
Balance March 31, 2023	-	$-	6,454,137	$646	$8,653,349	$(36,125,184)	$(27,471,189)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

BANZAI INTERNATIONAL, INC.

Unaudited Condensed Consolidated Statements of Cash Flow

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,500,272)	$(3,765,122)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,564	2,404
Provision for credit losses on accounts receivable	(2,191)	(68,285)
Non-cash share issuance for marketing expenses	48,734	-
Non-cash settlement of GEM commitment fee	200,000	-
Non-cash interest expense	374,944	151,316
Non-cash interest expense-related party	87,758	90,422
Amortization of debt discount and issuance costs	30,027	149,798
Amortization of debt discount and issuance costs-related party	489,755	292,862
Amortization of operating lease right-of-use assets	43,705	43,086
Stock based compensation expense	252,967	402,448
Gain on extinguishment of liability	(527,980)	-
Loss on debt issuance	171,000	-
Change in fair value of warrant liability	(408,000)	-
Change in fair value of warrant liability-related party	(115,000)	-
Change in fair value of simple agreement for future equity	-	22,861
Change in fair value of simple agreement for future equity-related party	-	303,139
Change in fair value of bifurcated embedded derivative liabilities	-	32,415
Change in fair value of bifurcated embedded derivative liabilities-related party	-	137,285
Change in fair value of convertible promissory notes	544,000	-
Changes in operating assets and liabilities:
Accounts receivable	72,570	74,946
Prepaid expenses and other current assets	(186,558)	(31,969)
Deferred offering costs	-	(127,054)
Accounts payable	1,897,046	1,175,710
Deferred revenue	31,210	103,164
Accrued expenses	(524,713)	(200,224)
Operating lease liabilities	(75,078)	(68,373)
Earnout liability	(22,274)	(200,000)
Net cash used in operating activities	(2,116,786)	(1,479,171)
Cash flows from financing activities:
Payment of GEM commitment fee	(1,200,000)	-
Proceeds from issuance of convertible notes, net of issuance costs	2,250,000	-
Proceeds from issuance of convertible notes, net of issuance costs-related party	-	1,500,000
Proceeds from issuance of common stock	-	5,543
Net cash provided by financing activities	1,050,000	1,505,543
Net (decrease) / increase in cash	(1,066,786)	26,372
Cash at beginning of period	2,093,718	1,023,499
Cash at end of period	$1,026,932	$1,049,871

Supplemental disclosure of cash flow information:
Cash paid for interest	44,814	234,336
Non-cash investing and financing activities
Shares issued to Roth for advisory fee	278,833	-
Shares issued to GEM	100,000	-
Shares issued for marketing services	194,935	-
Settlement of GEM commitment fee	200,000	-
Shares issued to Yorkville for commitment fee	500,000	-
Issuance of promissory note-GEM	1,000,000	-
Conversion of convertible notes-Yorkville	1,667,000	-
Conversion of convertible notes-related party	2,540,091	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

BANZAI INTERNATIONAL, INC.

Unaudited Notes to Condensed Consolidated Financial Statements

1. Organization

The Business

Banzai International, Inc. (the “Company” or “Banzai”) was incorporated in Delaware on September 30, 2015. Banzai is a leading enterprise SaaS Video Engagement platform used by marketers to power webinars, trainings, virtual events, and on-demand video content.

Close of the Merger

On December 14, 2023 (the “Closing Date”), 7GC & Co. Holdings Inc. (“7GC”), our predecessor company, consummated the business combination pursuant to the Agreement and Plan of Merger and Reorganization, dated as of December 8, 2022 (the “Original Merger Agreement”), by and among 7GC, Banzai International, Inc. (“Legacy Banzai”), 7GC Merger Sub I, Inc., an indirect wholly owned subsidiary of 7GC (“First Merger Sub”), and 7GC Merger Sub II, LLC, a direct wholly owned subsidiary of 7GC (“Second Merger Sub”), as amended by the Amendment to Agreement and Plan of Merger, dated as of August 4, 2023 (the “Merger Agreement Amendment” and, together with the Original Merger Agreement, the “Merger Agreement”), by and between 7GC and Legacy Banzai.

Pursuant to the terms of the Merger Agreement, a business combination between 7GC and Legacy Banzai was effected through (a) the merger of First Merger Sub with and into Legacy Banzai, with Legacy Banzai surviving as a wholly-owned subsidiary of 7GC (Legacy Banzai, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) (the “First Merger”) and (b) the subsequent merger of the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, which ultimately resulted in Legacy Banzai becoming a wholly-owned direct subsidiary of 7GC (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the other transactions described in the Merger Agreement, the “Merger”). On the Closing Date, and in connection with the closing of the Merger (the “Closing”), 7GC changed its name to Banzai International, Inc.

Although 7GC was the legal acquirer of Legacy Banzai in the merger, Legacy Banzai is deemed to be the accounting acquirer, and the historical financial statements of Legacy Banzai became the basis for the historical financial statements of the Company upon the closing of the merger.

As a result, the financial statements included here reflect (i) the historical operating results of Legacy Banzai prior to the merger; (ii) the combined results of 7GC and Legacy Banzai following the close of the merger; (iii) the assets and liabilities of Legacy Banzai at their historical cost and (iv) the Legacy Banzai’s equity structure for all periods presented, as affected by the recapitalization presentation after completion of the merger.

The aggregate consideration payable to securityholders of Legacy Banzai at the Closing consisted of a number of shares of Class A Common Stock or shares of Class B Common Stock, and cash in lieu of any fractional shares of Class A Common Stock or shares of Class B Common Stock that would otherwise have been payable to any Legacy Banzai securityholders, equal to $100,000,000. See Note 4-Reverse Merger Capitalization with 7GC & Co. Holdings Inc. for further details of the merger.

F-6

Emerging Growth Company

Upon closure of the Merger, the Company became an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies. Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply. Private companies are those companies that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies. Any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, it adopts the new or revised standard at the time private companies adopt the new or revised standard. Therefore, the Company’s financial statements may not be comparable to certain public companies.

2. Going Concern

As of March 31, 2024 the Company had cash of approximately $1.0 million. For the three months ended March 31, 2024, the Company used approximately $2.1 million in cash for operating activities. The Company has incurred recurring net losses from operations and negative cash flows from operating activities since inception. As of March 31, 2024, the Company had an accumulated deficit of approximately $51.3 million. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these financial statements were issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

The Company’s plans include obtaining future debt and equity financings associated with the close of the Merger described in Note 4-Reverse Merger Capitalization with 7GC & Co. Holdings Inc.. If the Company is unsuccessful in completing these planned transactions, it may be required to reduce its spending rate to align with expected revenue levels and cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through debt or equity transactions. It may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

These accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

F-7

3. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and applicable regulations of the Securities and Exchange Commission (“SEC”) for interim financial information and with the instructions to Form 10-Q of Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations of the SEC relating to interim financial statements. The December 31, 2023 balance sheet information was derived from the audited financial statements as of that date. Except as disclosed herein, there has been no material change in the information disclosed in the notes to the consolidated financial statements for the year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 1, 2024. The interim unaudited condensed consolidated financial statements should be read in conjunction with those consolidated financial statements included in the Form 10-K. In the opinion of management, all adjustments considered necessary for a fair statement of the financial statements, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended March 31, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024.

Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Warrant Liability-related party

The Public Warrants are recognized as derivative liabilities in accordance with ASC 815 Derivatives and Hedging (“ASC 815”). Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercise or expiration, and any change in fair value is recognized in the Company’s consolidated statements of operations.

The Public Warrants were initially measured at fair value using a Monte Carlo simulation model and have subsequently been measured based on the listed market price of such warrants. Warrant liabilities are classified as current liabilities on the Company’s consolidated balance sheets.

Warrant Liability

The GEM Warrants were not considered indexed to the issuer’s stock pursuant to ASC 815, as the holder’s ability to receive in lieu of the Warrant one percent of the total consideration received by the Company’s stockholders in connection with a Change of Control, where the surviving corporation is not publicly traded, adjusts the settlement value based on items outside the Company’s control in violation of the fixed-for-fixed option pricing model. As such, the Company recorded the Warrants as liabilities initially measured at fair value with subsequent changes in fair value recognized in earnings each reporting period.

The measurement of fair value was determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, exercise price, term, volatility, risk-free rate, probability of dilutive term of three years, and expected time to conversion).

Loss Per Share

Basic loss per share of common stock is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share excludes, when applicable, the potential impact of stock options and convertible preferred stock because their effect would be anti-dilutive due to the net loss. Since the Company had a net loss in each of the periods presented, basic and diluted net loss per common share are the same.

F-8

The calculation of basic and diluted net loss per share attributable to common stock was as follows:

	For the Three Months Ended March 31,
	2024	2023
Numerator:
Net loss attributable to common stock-basic and diluted	$(4,500,272)	$(3,765,122)
Denominator:
Weighted average shares-basic and diluted	17,355,609	6,382,180
Net loss per share attributable to common stock-basic and diluted	$(0.26)	$(0.59)

Securities that were excluded from loss per share as their effect would be anti-dilutive due to the net loss position that could potentially be dilutive in future periods are as follows:

	As of March 31,
	2024	2023
Options	801,372	670,247
Public warrants	11,500,000	-
GEM warrants	828,533	-
Total	13,129,905	670,247

Derivative Financial Instruments

The Company evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract in the Company’s balance sheet. Refer to Note 7-Fair Value Measurements and Note 11-Debt for further detail.

Fair Value of Financial Instruments

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, the Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs). The fair value hierarchy is divided into three levels based on the source of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management during the three months ended March 31, 2024 and 2023. The carrying amount of cash, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, deferred revenue, and other current liabilities approximated their fair values as of March 31, 2024 and December 31, 2023.

F-9

Recent Accounting Pronouncements

Recent accounting pronouncements not yet effective

In December 2023, the FASB issued ASU 2023-09 (Topic 740), Improvements to income tax disclosures, which enhances the disclosure requirements for the income tax rate reconciliation, domestic and foreign income taxes paid, requiring disclosure of disaggregated income taxes paid by jurisdiction, unrecognized tax benefits, and modifies other income tax-related disclosures. The amendments are effective for annual periods beginning after December 15, 2024. Early adoption is permitted and should be applied prospectively. The Company is currently evaluating the effect of adopting this guidance on its condensed consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this update intend to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision maker, the addition of a category for other segment items by reportable segment, that all annual segment disclosures be disclosed in interim periods, and other related segment disclosures. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating the effect of adopting this guidance on its condensed consolidated financial statements.

4. Reverse Merger Capitalization with 7GC & Co. Holdings Inc.

On December 14, 2023 (the “Closing Date”), Banzai consummated the previously announced Merger with 7GC, as a result of which Banzai became a wholly-owned subsidiary of 7GC. While 7GC was the legal acquirer of Banzai in the merger, for accounting purposes, Legacy Banzai was deemed to be the accounting acquirer in the merger. The determination was primarily based on Legacy Banzai’s stockholders having a majority of the voting power in the combined Company, Legacy Banzai having the ability to appoint a majority of the Board of Directors of the Company, Legacy Banzai’s existing management team comprising the senior management of the combined Company, Legacy Banzai comprising the ongoing operations of the combined Company and the combined Company assumed the name “Banzai International, Inc.”. Accordingly, for accounting purposes, the merger was treated as the equivalent of Legacy Banzai issuing stock for the net assets of 7GC, accompanied by a recapitalization. The net assets of 7GC are stated at historical cost, with no goodwill or other intangible assets recorded.

Retroactive Restatement for Conversion of Common Stock and Series A Preferred Stock by Applying Exchange Ratio

Upon the closing of the merger, holders of Legacy Banzai common stock and Series A preferred stock received shares of common stock in an amount determined by application of the Exchange Ratio. In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparable periods, prior to the merger, up to December 14, 2023, to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Banzai’s stockholders in connection with the merger. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Banzai’s outstanding Series A preferred stock and Legacy Banzai’s common stock prior to the merger have been retroactively restated as shares reflecting the exchange ratio of approximately 0.6147 established in the merger. Legacy Banzai’s Series A preferred stock previously classified as temporary equity was retroactively adjusted, converted into common stock and reclassified to permanent equity as a result of the reverse recapitalization. The consolidated assets, liabilities, and results of operations prior to the merger are those of Legacy Banzai.

The aggregate consideration payable to securityholders of Banzai at the Closing Date was equal to $100,000,000. Holders of 3,207,428 shares of 7GC’s Class A common stock, par value $0.0001 per share (“7GC Class A Common Stock”), exercised their right to redeem their shares for cash at a redemption price of approximately $10.76 per share, for an aggregate redemption amount of $34,524,065. Immediately prior to the Closing Date, each share of Banzai’s Preferred Stock that was issued and outstanding was automatically converted into one share of Banzai’s Class A Common Stock, par value $0.0001 per share. Each share of Banzai’s Class B Common Stock that was not held by the Chief Executive Officer of the Company converted to one share of Banzai’s Class A Common Stock, while the Chief Executive Officer received Class B Common Stock.

F-10

On the terms and subject to the conditions set forth in the Merger Agreement, at the Second Effective Time, each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time was cancelled and no consideration was delivered therefore.

Upon the closing of the merger, the Company’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 350,000,000 shares, consisting of 250,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock, and 75,000,000 shares of Preferred Stock, all having a par value of $0.0001 per share. As of March 31, 2024, there were 20,221,589 shares of Common Stock and no shares of Preferred Stock outstanding.

Effect of Merger on Class A and Class B Common Stock

Upon the Close of the Merger, holders of Legacy Banzai common stock and Series A preferred stock were converted into shares of common stock in an amount determined by application of the Exchange Ratio. As noted above, the equity structure has been restated in all comparable periods, prior to the Merger, up to December 14, 2023, to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Banzai’s stockholders in connection with the Merger.

5. Related Party Transactions

7GC Related Party Promissory Notes

On December 21, 2022, 7GC issued an unsecured promissory note (the “December 2022 7GC Note”) to the Sponsor, 7GC & Co. Holdings LLC, which provides for borrowings from time to time of up to an aggregate of $2,300,000. The December 2022 7GC Note does not bear interest. Upon the consummation of a Business Combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the December 2022 7GC Note, in whole or in part, into that number of shares of Class A common stock, $0.0001 par value per share, of 7GC (the “Converted Shares”) equal to the principal amount of the December 2022 7GC Note so converted divided by $10.00.

On October 3, 2023, 7GC issued an additional unsecured promissory note (the “October 2023 7GC Note”, together with the December 2022 7GC Note, the “ 7GC Promissory Notes”) to the Sponsor, which provides for borrowings from time to time of up to an aggregate of $500,000 for working capital purposes. The October 2023 7GC Note does not bear interest. Upon the consummation of a Business Combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the October 2023 7GC Note, in whole or in part, into that number of the Converted Shares, equal to the principal amount of the October 2023 7GC Note so converted divided by $10.00.

Upon Closing of the Merger, Banzai assumed the 7GC Promissory Notes which subsequently converted on February 2, 2024. At the date of conversion, the total balance of the Notes converted was $2,540,092.

Due to Related Party of 7GC

During the year ended December 31, 2023, the Sponsor paid certain expenses on behalf of 7GC. Upon Closing of the Merger, Banzai assumed the $67,118 liability. As of March 31, 2024, the entire balance remained outstanding and is included within due to related party under current liabilities on the accompanying unaudited condensed consolidated balance sheet.

Legacy Banzai Related Party Transactions

During 2023, Legacy Banzai issued Promissory Notes and Convertible Notes to related parties. See Note 11-Debt for further details related to these transactions and associated balances.

6. Revenue

Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on considerations specified in terms and conditions agreed to by a customer. Furthermore, the Company recognizes revenue when a performance obligation is satisfied by transferring control of the service to the customer, which occurs over time.

F-11

The Company’s services include providing end-to-end video engagement solutions that provide a fast, intuitive and powerful platform of marketing tools that create more intent-driven videos, webinars, virtual events and other digital and in-person marketing campaigns.

As noted within the SOW’s and invoices, agreements range from monthly to annual and Banzai generally provides for net 30-day payment terms with the payment made directly through check or electronic means.

Banzai’s Management believes its exposure to credit risk is sufficiently mitigated by collection through credit card sales or direct payment from established clients.

Nature of Products and Services

The following is a description of the Company’s products and services from which the Company generates revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each, as applicable:

Demio

The Demio product is a full-stack technology that marketers can leverage live and automated for video marketing content such as webinars and virtual events. Software products are provided to Demio customers for a range of attendees and hosts within a specified time frame at a specified established price. The performance obligations identified include access to the suite and platform, within the parameters established, and within the standards established in the agreement. Contracts include a standalone selling price for the number of webinars and hosts as a performance obligation. There are no financing components and payments are typically net 30 of date or receipt of invoice. It is nearly 100% certain that a significant revenue reversal will not occur. The Company recognizes revenue for its sale of Demio services over time which corresponds with the period of time that access to the service is provided.

Reach

While the Reach product is in the process of being phased out, the Company continues to generate revenues from the product. The Reach product provides a multi-channel targeted audience acquisition (via Reach) to bolster engagement and Return on Investment (ROI). Banzai enables marketing teams to create winning webinars and virtual and in-person events that increase marketing efficiency and drive additional revenue. Software products are provided to Reach customers for a range of simultaneous events and registrations within a specified time frame at a specified established price. The performance obligations identified include access to the suite and platform, within the parameters established, and within the standards established in the agreement. Contracts include a standalone selling price for the number of simultaneous published events as a performance obligation. There are no financing components and payments are typically net 30 of date or receipt of invoice. It is nearly 100% certain that a significant revenue reversal will not occur. The Company recognizes revenue for its sale of Reach services over time which corresponds with the timing the service is rendered.

F-12

Disaggregation of Revenue

The following table summarizes revenue by region based on the billing address of customers:

	Three Months Ended March 31,
	2024		2023
	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Americas	$582,827	54%	$669,775	62%
Europe, Middle East and Africa (EMEA)	386,250	36%	407,910	30%
Asia Pacific	110,395	10%	99,376	8%
Total	$1,079,472	100%	$1,177,061	100%

Contract Balances

Accounts Receivable, Net

A receivable is recorded when an unconditional right to invoice and receive payment exists, such that only the passage of time is required before payment of consideration is due. The Company receives payments from customers based upon agreed-upon contractual terms, typically within 30 days of invoicing the customer. The timing of revenue recognition may differ from the timing of invoicing to customers.

	Opening Balance 1/1/2024	Closing Balance 3/31/2024	Opening Balance 1/1/2023	Closing Balance 3/31/2023
Accounts receivable, net	$105,049	$34,670	$68,416	$61,755

Costs to Obtain a Contract

Sales commissions, the principal costs incurred to obtain a contract, are earned when the contract is executed. Management has capitalized these costs and amortized the commission expense over time in accordance with the related contract’s term. For the three months ended March 31, 2024 and 2023, commission expenses were $82,142 and $99,376, respectively. Capitalized commissions at March 31, 2024 and December 31, 2023 were $38,462 and $51,472, respectively, and are included within prepaid expenses and other current assets on the condensed consolidated balance sheets.

The following summarizes the Costs to obtain a contract activity during the three months ended March 31, 2024:

Balance-December 31, 2023	$51,472
Commissions Incurred	31,610
Deferred Commissions Recognized	(44,620)
Balance-March 31, 2024	$38,462

F-13

The following summarizes the Costs to obtain a contract activity during the three months ended March 31, 2023:

Balance-December 31, 2022	$69,737
Commissions Incurred	88,928
Deferred Commissions Recognized	(104,289)
Balance-March 31, 2023	$54,376

7. Fair Value Measurements

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and during the three months ended March 31, 2024 and the year ended December 31, 2023. The carrying amount of accounts payable approximated fair value as they are short term in nature.

Fair Value on a Non-recurring Basis

The fair value of non-financial assets measured at fair value on a non-recurring basis, classified as Level 3 in the fair value hierarchy, is determined based on using market-based approaches, or estimates of discounted expected future cash flows.

Fair Value on a Recurring Basis

The Company follows the guidance in ASC 820 Fair Value Measurements and Disclosures for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The estimated fair value of the Public Warrants liabilities represent Level 1 measurements and Level 2 measurements. The estimated fair value of the convertible notes bifurcated embedded derivative liabilities, GEM warrant liabilities, Yorkville convertible note, and SAFE represent Level 3 measurements.

The following table presents information about the Company’s financial instruments that are measured at fair value on a recurring basis at March 31, 2024 and December 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2024	December 31, 2023
Liabilities:
Warrant liabilities-public	2	$460,000	$575,000
GEM warrant liabilities	3	$233,000	$641,000
Yorkville convertible note	3	$3,064,000	$1,766,000

Warrant Liability-Public Warrants

The Company assumed 11,500,000 Public Warrants in the Merger which were outstanding as of March 31, 2024 and December 31, 2023. The fair values of the Public Warrants are measured based on the listed market price of such warrants through March 31, 2024. See Note 12-Warrant Liabilities for further details.

For the three months ended March 31, 2024, the Company recognized a benefit of approximately $115,000 resulting from changes in the fair value of the derivative warrant liabilities, presented as change in fair value of warrant liabilities-related party in the accompanying condensed consolidated statements of operations.

The following tables set forth a summary of the changes in the fair value of the Public Warrants liability which are Level 1 financial liabilities that are measured at fair value on a recurring basis:

Fair Value
Balance at December 31, 2023	$575,000
Change in fair value	(115,000)
Balance at March 31, 2024	$460,000

F-14

Warrant Liability-GEM Warrants

The measurement of fair value of the GEM Warrants were determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, exercise price, term, volatility, risk-free rate, probability of dilutive term of three years, and expected time to conversion). Refer to Note 12-Warrant Liabilities for further details.

As of March 31, 2024, the Company recognized a benefit of approximately $408,000, resulting from changes in the fair value of the derivative warrant liabilities, presented as change in fair value of warrant liabilities in the accompanying condensed consolidated statements of operations.

The following tables set forth a summary of the changes in the fair value of the GEM Warrants liability which are Level 3 financial liabilities that are measured at fair value on a recurring basis:

Fair Value
Balance at December 31, 2023	$641,000
Change in fair value	(408,000)
Balance at March 31, 2024	$233,000

Yorkville Convertible Notes

The measurement of fair value of the Yorkville convertible notes were determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, term, volatility, risk-free rate, and probability of optional redemption). Refer to Note 11-Debt for further details.

As of March 31, 2024, the Company recognized a benefit (loss) of approximately $(544,000) resulting from changes in the fair value of the Yorkville convertible notes, presented as change in fair value of convertible promissory notes in the accompanying condensed consolidated statements of operations.

The following tables set forth a summary of the changes in the fair value of the Yorkville convertible notes which is a Level 3 financial liability measured at fair value on a recurring basis:

Fair Value
Balance at December 31, 2023	$1,766,000
Issuance of Yorkville convertible note	2,250,000
Loss on debt issuance	171,000
Payment in shares to settle Yorkville convertible notes	(1,667,000)
Change in fair value	544,000
Balance at March 31, 2024	$3,064,000

Bifurcated Embedded Derivative Liabilities

The fair value of the embedded put options, relating to the Convertible Notes-Related Party, Convertible Notes, and Term and Convertible Notes (CP BF), was determined using a Black Scholes option pricing model. Estimating fair values of embedded conversion features requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. Because the embedded conversion features are initially and subsequently carried at fair values, the Company’s consolidated statements of operations will reflect the volatility in these estimate and assumption changes. On December 14, 2023, all outstanding principal and accrued interest, including the carrying value of any related embedded derivative, related to the Related Party Convertible Notes and Third Party Convertible Notes converted into the Company’s Class A Common Stock pursuant to the close of the

Merger Agreement. Upon the conversion described above, the bifurcated embedded derivative liabilities were $0 as of March 31, 2024 and December 31, 2023, respectively. Refer to Note 11-Debt for further details.

F-15

The following table sets forth a summary of the changes in the fair value of the bifurcated embedded derivative liabilities for the three months ended March 31, 2023, related to the Related Party and Third Party Convertible Debt, respectively, which are Level 3 financial liabilities that are measured at fair value on a recurring basis:

	Fair Value
	Related Party	Third Party
Balance at December 31, 2022	$1,936,827	$845,473
Issuance of convertible notes with bifurcated embedded derivative	707,000	-
Change in fair value	137,285	32,415
Balance at March 31, 2023	$2,781,112	$877,888

Simple Agreements for Future Equity (SAFE)

During 2021, the Company entered into Simple Agreements for Future Equity (SAFE) arrangements (the “SAFEs”). In the event of an Equity Financing (as defined in the SAFEs agreements), the SAFEs will automatically convert into shares of the Company’s common or preferred stock at a discount of 15% of the per share price of the shares offered in the Equity Financing (the “Discount Price”). In the event of a Liquidity Event, SPAC Transaction or Dissolution Event (all terms as defined in the SAFEs agreements), the holders of the SAFEs will be entitled to receive cash or shares of the Company’s common or preferred stock. The number of shares required to be issued to settle the SAFEs at the equity financing is variable, because that number will be determined by the discounted fair value of the Company’s equity shares on the date of settlement (i.e., Discount Price). Regardless of the fair value of the shares on the date of settlement, the holder will receive a fixed monetary value based on the Purchase Amount of the SAFE. If there is a Liquidity Event or SPAC Transaction before the settlement or termination of the SAFEs, the SAFEs will automatically be entitled to receive a portion of Proceeds, due and payable immediately prior to, or concurrent with, the consummation of such Liquidity Event or SPAC Transaction, equal to the greater of (i) two times (2x) the Purchase Amount (the “Cash-Out Amount”) or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price (as defined in the SAFEs agreements). Refer to Note 13-Simple Agreements for Future Equity for additional information related to the Company’s SAFEs.

The fair value of the SAFEs was determined using a scenario-based method for the pre-modification SAFE’s and a Monte Carlo simulation method for the post-modification SAFEs. The value of the SAFE liability as of December 31, 2023 is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The fair value of the SAFEs on the date of issuance was determined to be $3,836,000. On December 14, 2023, all outstanding principal related to the Third Party SAFEs and Related Party SAFEs converted into the Company’s Class A Common Stock pursuant to the close of the Merger Agreement. Upon the conversion described above, the SAFEs were $0 as of March 31, 2024 and December 31, 2023, respectively. Refer to Note 13-Simple Agreements for Future Equity for further details.

The following tables set forth a summary of the activity of the Related Party and Third Party SAFE liabilities, respectively (See Note 13-Simple Agreements for Future Equity for further detail), which represents a recurring fair value measurement at the end of the relevant reporting period:

	Fair Value
	Related Party	Third Party
Balance at December 31, 2022	$8,802,196	$663,804
Change in fair value	303,139	22,861
Balance at March 31, 2023	$9,105,335	$686,665

F-16

8. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following at the dates indicated:

	March 31, 2024	December 31, 2023
Prepaid expenses and other current assets:
Service Trade	$333,219	$364,384
Prepaid consulting costs	13,258	120,332
Prepaid data license and subscription costs	37,500	53,124
Prepaid commissions	38,462	51,472
Prepaid software costs	17,439	29,887
Prepaid merchant fees	29,182	26,224
Prepaid insurance costs	445,963	17,661
Prepaid advertising and marketing costs	146,201	11,074
Other current assets	12,690	66,997
Total prepaid expenses and other current assets	$1,073,914	$741,155

9. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following at the dates indicated:

	March 31, 2024	December 31, 2023
Accrued expenses and other current liabilities:
Accrued accounting and professional services costs	$2,162,984	$1,511,889
Accrued subscription costs	489,972	22,110
Sales tax payable	338,402	314,873
Excise tax payable	223,717	223,717
Accrued legal costs	153,884	2,694,439
Accrued payroll and benefit costs	93,513	185,504
Accrued streaming service costs	56,380	37,765
Deposits	54,102	54,102
Other current liabilities	289,760	149,841
Total accrued expenses and other current liabilities	$3,862,714	$5,194,240

F-17

10. Deferred Revenue

Deferred revenue represents amounts that have been collected in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The deferred revenue balance does not represent the total contract value of annual or multi-year, non-cancelable revenue agreements. Differences between the revenue recognized per the below schedule, and the revenue recognized per the consolidated statement of operations, reflect amounts not recognized through the deferred revenue process, and which have been determined to be insignificant. For the three months ended March 31, 2024 and March 31, 2023, the Company recognized $861,496 and $930,436, in revenue that was included in the prior year deferred revenue balance, respectively.

The change in deferred revenue was as follows for the periods indicated:

	Three Months Ended March 31, 2024	Year Ended December 31, 2023
Deferred revenue, beginning of period	$1,214,096	$930,436
Billings	1,110,682	4,781,924
Revenue recognized (prior year deferred revenue)	(861,496)	(930,436)
Revenue recognized (current year deferred revenue)	(217,976)	(3,567,828)
Deferred revenue, end of period	$1,245,306	$1,214,096

The deferred revenue balance is short-term and included under current liabilities on the accompanying unaudited condensed consolidated balance sheet.

11. Debt

Convertible Notes

Convertible Notes-Related Party

During 2022 and 2023, the Company issued subordinated convertible promissory notes to related parties Alco Investment Company (“Alco”), Mason Ward, DNX, and William Bryant. Alco held approximately 5% of the issued equity of the Company, through its ownership of Series A preferred stock. DNX held in excess of 5% of the issued equity of the Company, through its ownership of Series A preferred stock. William Bryant became a member of the Board of Directors upon completion of the Merger. The Related Party Convertible Notes bear interest at a rate of 8% per annum, and are convertible into the same series of capital stock of the Company to be issued to other investors upon a Qualified Financing (as defined in the agreement).

During the quarter ending March 31, 2023, the Company recorded a $707,000 debt discount upon issuance of additional Related Party Convertible Notes. For the three months ended March 31, 2023, interest expense on the Related Party Convertible Notes totaled $383,284, comprised of $90,422 of contractual interest and $292,862 for the amortization of the discount.

March 2023 Amendment

In March 2023, the Related Party Convertible Notes were amended to extend the maturity to December 31, 2023. The Company evaluated the terms of the First Amendment in accordance with ASC 470-60, Troubled Debt Restructurings, and ASC 470-50, Debt Modifications and Extinguishments. The Company determined that the Company was granted a concession by the lender based on the decrease of the effective borrowing rate on the First Amendment. Accordingly, the Company accounted for the First Amendment as a troubled debt restructuring. As a result, the Company accounted for the troubled debt restructuring by calculating a new effective interest rate for the First Amendment based on the carrying amount of the debt and the present value of the revised future cash flow payment stream. The troubled debt restructuring did not result in recognition of a gain or loss in the consolidated statement of operations but does impact interest expense recognized in the future.

F-18

Convertible Notes-Third Party

During 2022 and 2023, the Company issued additional subordinated convertible notes (the “Third Party Convertible Notes”). The Third Party Convertible Notes bear interest at a rate of 8% per annum, and are convertible into the same series of capital stock of the Company to be issued to other investors upon a Qualified Financing (as defined in the agreement).

For the three months ended March 31, 2023, interest expense on the Third Party Convertible Notes totaled $151,624, comprised of $34,717 of contractual interest and $116,907 for the amortization of the discount.

March 2023 Amendment

In March 2023, the Third Party Convertible Notes were amended to extend the maturity to December 31, 2023. The Company evaluated the terms of the First Amendment in accordance with ASC 470-60, Troubled Debt Restructurings, and ASC 470-50, Debt Modifications and Extinguishments. The Company determined that the Company was granted a concession by the lender based on the decrease of the effective borrowing rate on the First Amendment. Accordingly, the Company accounted for the First Amendment as a troubled debt restructuring. As a result, the Company accounted for the troubled debt restructuring by calculating a new effective interest rate for the First Amendment based on the carrying amount of the debt and the present value of the revised future cash flow payment stream. The troubled debt restructuring did not result in recognition of a gain or loss in the consolidated statement of operations but does impact interest expense recognized in the future.

The following table presents the Related Party and Third Party Convertible Notes, respectively, as of December 31, 2023:

	Related Party	Third Party
Face value of the convertible notes	$6,783,538	$3,196,206
Debt discount, net	(131,867)	(83,688)
Carrying value of the convertible notes	6,651,671	3,112,518
Accrued interest	619,697	233,714
Conversion of convertible notes	(7,271,368)	(3,346,232)
Total convertible notes and accrued interest	$-	$-

Promissory Notes

Promissory Notes-Related Party

On August 30, 2023, the Company issued a subordinate promissory note (“Alco August Promissory Note”) in the aggregate principal amount of $150,000 to Alco Investment Company, a related party. Alco held its ownership of over 10% of the issued equity of the Company, through its ownership of Series A preferred stock. The Alco August Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on April 29, 2024. The Company recorded a $3,711 debt discount upon issuance of the Alco August Promissory Note. For the three months ended March 31, 2024, interest expense on the Alco August Promissory Note totaled $5,449, comprised of $2,991 of contractual accrued interest and $2,458 for the amortization of the discount. As of March 31, 2024 and December 31, 2023, $150,000 of principal and $7,035 and $4,044, respectively, of accrued interest is outstanding under the Alco August Promissory Note recorded in note payable-related party on the balance sheets.

F-19

On September 13, 2023, the Company issued a subordinate promissory note (“Alco September Promissory Note”) in the aggregate principal amount of up to $1,500,000 to Alco Investment Company, a related party. The Alco September Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on September 30, 2024. The Company recorded $8,588 of debt issuance costs and a $638,808 debt discount upon issuance of the Alco September Promissory Note, relating to the share transfer agreements, see below. For the three months ended March 31, 2024, interest expense on the Alco September Promissory Note totaled $91,563, comprised of $29,918 of contractual accrued interest and $61,645 for the amortization of the discount. As of March 31, 2024 and December 31, 2023, $1,500,000 of principal and $60,493 and $30,575, respectively, of accrued interest is outstanding under the Alco September Promissory Note recorded in note payable-related party on the balance sheets.

On November 16, 2023, the Company issued a subordinate promissory note (“Alco November Promissory Note”) in the aggregate principal amount of up to $750,000 to Alco Investment Company, a related party. The Alco November Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on April 13, 2024. The Company recorded a $363,905 debt discount upon issuance of the Alco November Promissory Note relating to the share transfer agreements, see below. For the three months ended March 31, 2024, interest expense on the Alco November Promissory Note totaled $248,285, comprised of $14,959 of contractual accrued interest and $233,326 for the amortization of the discount. As of March 31, 2024 and December 31, 2023, $750,000 of principal and $22,356 and $7,397, respectively, of accrued interest is outstanding under the Alco November Promissory Note recorded in note payable-related party on the consolidated balance sheets.

On December 13, 2023, the Company issued a subordinate promissory note (“Alco December Promissory Note”) in the aggregate principal amount of up to $2,000,000 to Alco Investment Company, a related party. The Alco December Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on December 31, 2024. The Company recorded a $1,496,252 debt discount upon issuance of the Alco December Promissory Note, relating to the share transfer agreements, see below. For the three months ended March 31, 2024, interest expense on the Alco December Promissory Note totaled $232,216, comprised of $39,890 of contractual accrued interest and $192,326 for the amortization of the discount. As of March 31, 2024 and December 31, 2023, $2,000,000 of principal and $47,780 and $7,890, respectively, of accrued interest is outstanding under the Alco December Promissory Note recorded in note payable-related party on the consolidated balance sheets.

In connection with the issuances of the Alco September, November, and December Promissory Notes, the Company, 7GC and the Sponsor entered into share transfer agreements (the “Alco Share Transfer Agreements”) with Alco Investment Company. Pursuant to which for each $10.00 in principal borrowed under the Alco September and November Promissory Notes, the Sponsor agreed to forfeit one share of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive one New Banzai Class A Share. For each $10.00 in principal borrowed under the December Note, the Sponsor agreed to forfeit three shares of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive three New Banzai Class A Shares. Such forfeited and issued shares under the Alco September, November, and December Promissory Notes are capped at an amount equal to 150,000, 75,000, and 600,000, respectively. Pursuant to the Alco Share Transfer Agreements, the shares are subject to an 180-day lock-up period upon issuance of the shares.

For the Alco Share Transfer Agreements, the Company considered the guidance under ASC 815, Derivatives and Hedging, and determined that the Investor Shares underlying each of the Share Transfer Agreements described above, met the definition of a freestanding financial instrument and are not precluded from being considered indexed to the Company’s common stock. The Company determined that these shares represent a freestanding equity contract issued to the lender, resulting in a discount recorded on the notes when they are issued.

Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized if the contracts continue to be classified in equity. The measurement of fair value was determined utilizing various put option models in estimating the discount lack of marketability (the “DLOM”) applied to the public share price as the shares underlying each of the Share Transfer Agreements are subject to a lock-up period pursuant to each agreement, to estimate the fair value of the shares transferred. Option pricing models assume that the cost to purchase a stock option relates directly to the measurement of the DLOM. The logic behind these models is that investors may be able to quantify this price risk, due to lack of marketability, over a particular holding period where price volatility is usually estimated as a proxy for risk. The inputs and assumptions utilized in the fair value estimation included the Company’s stock price on the measurement date, a DLOM as described above, the number of shares pursuant to each Share Transfer Agreement, and a probability weighted factor for the Company’s expected percentage of completing its Business Combination, at each Share Transfer Agreement date.

F-20

For the Alco September Promissory Note, of which $1,000,000 was drawn on September 13, 2023, the DLOM was estimated using the put option models described above and the following assumptions: a holding period for the shares of 272 days (approximately 0.77 years) measured from the date of issuance of the $1,000,000 of proceeds under the September Note through the issuance of the shares under the Alco October Share Transfer Agreement on December 14, 2023 at which time the 180-day lock-up period commenced; a re-levered equity volatility estimated using guideline public companies of 54.0%; and a risk-free rate commensurate with the term of 5.3%. The put option models provided a DLOM range of 10.7% to 16.0% and the concluded DLOM was estimated to be 12.5%. The Company’s expected percentage of completing the Merger on this date was 80%.

For the remaining $500,000 drawn on the Alco September Promissory Note on October 3, 2023, the DLOM was estimated using the put option models described above and the following assumptions: a holding period for the shares of 252 days (approximately 0.72 years) measured from the date of issuance of the remaining $500,000 of proceeds under the September Note through the issuance of the shares under the Alco October Share Transfer Agreement on December 14, 2023 at which time the 180-day lock-up period commenced; a re-levered equity volatility estimated using guideline public companies of 52.0%; and a risk-free rate commensurate with the term of 5.4%. The put option models provided a DLOM range of 10.0% to 15.0% and the concluded DLOM was estimated to be 11.5%. The Company’s expected percentage of completing the Merger on this date was 80%.

For the Alco November Promissory Note, the DLOM was estimated using the put option models described above and the following assumptions: a holding period for the shares of 208 days (approximately 0.60 years) measured from the issuance date of the November Note through the issuance of the shares under the November 2023 Share Transfer Agreement on December 14, 2023 at which time the 180-day lock-up period commenced; a re-levered equity volatility estimated using guideline public companies of 54.0%; and a risk-free rate commensurate with the term of 5.2%. The put option models provided a DLOM range of 9.5% to 15.0% and the concluded DLOM was estimated to be 11.5%. The Company’s expected percentage of completing the Merger on this date was 100%.

For the Alco December Promissory Note, the DLOM was estimated using the put option models described above and the following assumptions: a holding period for the shares of 180 days (approximately 0.49 years) measured from the issuance date of the December Note through the issuance of the shares under the December 2023 Share Transfer Agreement on December 14, 2023 at which time the 180-day lock-up period commenced; a re-levered equity volatility estimated using guideline public companies of 47.0%; and a risk-free rate commensurate with the term of 5.2%. The put option models provided a DLOM range of 7.5% to 12.0% and the concluded DLOM was estimated to be 9.0%. The Company’s expected percentage of completing its Business Combination on this date was 100%.

Promissory Notes-7GC

The Company assumed two promissory notes in connection with the Merger which remained outstanding as of December 31, 2023. On February 9, 2024, the $2,540,091 balance was converted into 890,611 shares the Company’s Class A Common Stock pursuant to the terms in the 7GC Promissory Notes.

Promissory Note-GEM

On December 14, 2023, the Company and GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”) agreed to terminate in its entirety the GEM Agreement, pursuant to which GEM was to purchase from the Company shares of common stock having an aggregate value up to $100,000,000 and the Company was required to make and execute a warrant (“GEM Warrant”). The Company’s obligation to issue the GEM Warrant remained, granting GEM the right to purchase Class A Common Stock in an amount equal to 3% of the total number of equity interests outstanding as of the Closing, calculated on a fully diluted basis, at an exercise price on the terms and conditions set forth therein, in exchange for issuance of a $2.0 million convertible debenture with a five-year maturity and 0% coupon. Due to the determination of the final terms of the planned $2.0 million convertible debenture having not been finalized, nor the final agreement related to the convertible debenture having been executed, as of December 31, 2023, the Company recognized, concurrent with the close of the merger, a liability for the GEM commitment fee, along with a corresponding GEM commitment fee expense, in the amount of $2.0 million.

F-21

On February 5, 2024, the Company and GEM entered into a settlement agreement (the “GEM Settlement Agreement”), pursuant to which (a) the Company and GEM agreed to (i) settle the Company’s obligations under and terminate the binding term sheet entered into between Legacy Banzai and GEM, dated December 13, 2023, and (ii) terminate the share repurchase agreement, dated May 27, 2022, by and among the Company and GEM, and (b) the Company (i) agreed to pay GEM $1.2 million in cash within three business days of the GEM Settlement Agreement and (ii) issued to GEM, on February 5, 2024, an unsecured promissory zero coupon note in the amount of $1.0 million, payable in monthly installments of $100,000 beginning on March 1, 2024, with the final payment to be made on December 1, 2024 (the “GEM Promissory Note”). The Company paid GEM the $1.2 million in cash in February 2024.

The GEM Promissory Note provides that, in the event the Company fails to make a required monthly payment when due, the Company shall issue to GEM a number of shares of Class A Common Stock equal to the monthly payment amount divided by the VWAP of Class A Common Stock for the trading day immediately preceding the applicable payment due date. In addition, the Company agreed to register on a registration statement 2,000,000 shares of Class A Common Stock that may be issuable under the terms of the GEM Promissory Note. The GEM Promissory Note contains customary events of default. If an event of default occurs, GEM may, at its option, demand from the Company immediate payment of any outstanding balance under the GEM Promissory Note.

As of March 31, 2024, the Company has issued an aggregate of 139,470 shares of Class A Common Stock to GEM in lieu of monthly payment obligations and the remaining balance of the GEM Promissory Note as of March 31, 2024 is $900,000 recorded in the Convertible Notes line on the Consolidated Balance Sheets.

Convertible Promissory Notes (Yorkville)

On December 14, 2023, in connection with and pursuant to the terms of its Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”), (refer to Note 15-Equity for further details), Yorkville agreed to advance to the Company, in exchange for convertible promissory notes, an aggregate principal amount of up to $3,500,000, $2,000,000 of which was funded at the Closing in exchange for the issuance by the Company of a Convertible Promissory Note (the “December Yorkville Convertible Note”). The Company received net proceeds of $1,800,000 after a non-cash original issue discount of $200,000.

On February 5, 2024, the Company and Yorkville entered into a supplemental agreement (the “SEPA Supplemental Agreement”) to increase the amount of convertible promissory notes allowed to be issued under SEPA by $1,000,000 (the “Additional Pre-Paid Advance Amount”), for an aggregate principal amount of $4,500,000 to be advanced by Yorkville to the Company in the form of convertible promissory notes. On February 5, 2024 in exchange for a promissory note in the principal amount of $1,000,000 (the “February Yorkville Promissory Note”), with the same terms as the December Yorkville Convertible Note, the Company received net proceeds of $900,000 after a non-cash original issue discount of $100,000.

On March 26, 2024, the Company, in exchange for a convertible promissory note with a principal amount of $1,500,000 (the “March Yorkville Promissory Note”), together with the December Yorkville Convertible Note and February Yorkville Promissory Note (the” Yorkville Promissory Notes”), received net proceeds of $1,250,000 after a non-cash original issue discount of $250,000 from Yorkville.

The Yorkville Convertible Notes have a maturity date of June 14, 2024, and accrue interest at 0% per annum, subject to an increase to 18% per annum upon events of default as defined in the agreement. As of March 31, 2024, no events of default have occurred.

F-22

Yorkville has the right to convert any portion of the outstanding principal into shares of Class A common stock at any time. The number of shares issuable upon conversion is equal to the amount of principal to be converted (as specified by Yorkville) divided by the Conversion Price (as defined in the Standby Equity Purchase Agreement disclosure in Note 15). Yorkville will not have the right to convert any portion of the principal to the extent that after giving effect to such conversion, Yorkville would beneficially own in excess of 9.99% of the total number of shares of Class A common stock outstanding after giving effect to such conversion.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Promissory Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 10% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of Class A common stock is less than the Fixed Price.

Upon the occurrence of certain triggering events, as defined in the Yorkville Convertible Notes agreement (each an “Amortization Event”), the Company may be required to make monthly repayments of amounts outstanding under the Yorkville Convertible Notes, with each monthly repayment to be in an amount equal to the sum of (x) $1,000,000, plus (y) 10% in respect of such amount, and (z) all outstanding accrued and unpaid interest as of each payment date.

During January 2024, the Company’s stock price per share fell below the then in effect Floor Price (as defined in the Standby Equity Purchase Agreement disclosure in Note 15) of $2.00 for five trading days during a period of seven consecutive trading days (an Amortization Event under the terms of the December Yorkville Convertible Note agreement), thus triggering amortization payments under the terms of the December Yorkville Convertible Note. On January 24, 2024, Yorkville agreed to waive the Amortization Event trigger, prior to the date upon which any amortization payment would have been required. As discussed in the definitions below, the Floor Price was reset on February 14, 2024, in conjunction with the effective date of the Company’s Registration Statement, at a price of $0.294 per share of Common Stock, thus curing the Amortization Event condition.

During the three months ending March 31, 2024, $500,000 of principal under the December Yorkville Convertible Note was converted into 788,211 Class A Common stock of the Company and the full principal amount of $1,000,000 under the February Yorkville Convertible Note was converted into 1,445,524 Class A Common stock of the Company.

As of March 31, 2024 and December 31, 2023, the principal amount outstanding under the Yorkville Convertible Notes was $3,000,000 and $2,000,000, respectively. During the three months ended March 31, 2024, the Company recorded interest expense of $0 in connection with the Yorkville Convertible Notes.

The Yorkville Convertible Notes are required to be measured at fair value pursuant to ASC 480 Distinguishing Liabilities from Equity (“ASC 480”) at the date of issuances and in subsequent reporting periods, due to the variable share-settled feature described above in which, if converted, the value to be received by Yorkville fluctuates based on something other than the fair value of the Company’s common stock. The fair value of the Yorkville Convertible Notes as of March 31, 2024 and December 31, 2023 was $3,064,000 and $1,766,000, respectively. The Company used a Monte Carlo simulation model in order to determine the Yorkville Convertible Note’s fair value at December 31, 2023, with the following inputs: the fair value of the Company’s common stock of $1.88 on December 31, 2023, estimated equity volatility of 71%, the time to maturity of 0.46 years, a discounted market interest rate of 14%, a risk free rate of 5.28%, and probability of optional redemption 10.0%.

During the three months ended March 31, 2024, the Company recorded a loss of $544,000 related to the change in fair value of the Yorkville Convertible Notes liability. The Company used a Monte Carlo simulation model in order to determine the Yorkville Convertible Note’s fair value at March 31, 2024, with the following inputs: the fair value of the Company’s common stock of $0.61 on March 31, 2024, estimated equity volatility of 106%, the time to maturity of 0.21 years, a discounted market interest rate of 16.5%, a risk free rate of 5.46%, and probability of optional redemption 75.0%.

F-23

Term and Convertible Notes (CP BF)

During 2021, the Company entered into a loan agreement with CP BF Lending, LLC (“CP BF”) comprised of a Term Note and a Convertible Note. The Term Note bears cash interest at a rate of 14% per annum paid monthly and accrued interest payable-in-kind (“PIK”) cumulatively at 1.5% per annum. The outstanding principal balance of the Term Note together with accrued and unpaid interest thereon, unpaid fees and expenses and any other Obligations then due, shall be paid on February 19, 2025 (“Loan Maturity Date”). The Convertible Note accrues PIK interest cumulatively at a rate of 15.5% per annum, and is convertible into Class A Common Stock upon Qualified Financing (as defined in the agreement), upon a Change of Control (as defined in the agreement), upon Prepayment, or at Maturity at a fixed conversion price. If not sooner converted or prepaid, the Convertible Note principal together with accrued and unpaid interest thereon, unpaid fees and expenses and any other Obligations then due, shall be paid on the Loan Maturity Date.

For all respective periods presented, the Company was not in compliance with the Minimum Gross Profit Margin covenant in section 7.14.1 of the Loan Agreement, the Minimum ARR Growth covenant in section 7.14.2 of the Loan Agreement, and the Fixed Charge Coverage Ratio covenant in section 7.14.3 of the Loan Agreement. As a result of the Company’s noncompliance with the financial covenants, the entire principal amount and all unpaid and accrued interest will be classified as current on the Company’s consolidated balance sheets.

The effective interest rate for the Term Note was 16% for three months ended March 31, 2024 and 2023. For the three months ended March 31, 2024, interest expense on the Term Note totaled $292,327, comprised of $266,348 of contractual interest and $25,979 for the amortization of the discount. For the three months ended March 31, 2023, interest expense on the Term Note totaled $278,164, comprised of $259,443 of contractual interest and $18,721 for the amortization of the discount. The effective interest rate for the CP BF Convertible Note and First Amendment Convertible Note was 16% for the three months ended March 31, 2024 and 2023. For the three months ended March 31, 2024, interest expense on the Convertible Notes totaled $116,411, comprised of $108,596 of contractual interest and $7,815 for the amortization of the discount. For the three months ended March 31, 2023, interest expense on the Convertible Notes totaled $98,432, comprised of $91,860 of contractual interest and $6,572 for the amortization of the discount.

The Company utilizes a combination of scenario-based methods and Black-Scholes option pricing models to determine the average share count outstanding at conversion and the simulated price per share for the Company as of the valuation date. Key inputs into these models included the timing and probability of the identified scenarios, and for Black-Scholes option pricing models used for notes that included a valuation cap, equity values, risk-free rate and volatility.

The following table presents the CP BF convertible notes as of March 31, 2024:

Face value of the CB BF convertible notes	$1,821,345
Debt discount, net	(34,531)
Carrying value of the CB BF convertible notes	1,786,814
Accrued interest	1,023,075
Total CB BF convertible notes and accrued interest	$2,809,889

The following table presents the CP BF convertible notes as of December 31, 2023:

Face value of the CB BF convertible notes	$1,821,345
Debt discount, net	(41,983)
Carrying value of the CB BF convertible notes	1,779,362
Accrued interest	914,479
Total CB BF convertible notes and accrued interest	$2,693,841

F-24

The following table presents the CP BF term note as of March 31, 2024:

Face value of the CB BF term note	$6,500,000
Debt discount, net	(107,011)
Carrying value of the CB BF term note	6,392,989
Accrued interest	555,721
Total CB BF term note and accrued interest	$6,948,710

The following table presents the CP BF term note as of December 31, 2023:

Face value of the CB BF term note	$6,500,000
Debt discount, net	(129,586)
Carrying value of the CB BF term note	6,370,414
Accrued interest	289,373
Total CB BF term note and accrued interest	$6,659,787

12. Warrant Liabilities

Public Warrants

The Company assumed 11,500,000 Public Warrants in the Merger which remained outstanding as of March 31, 2024. The Public Warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years from the Merger Closing Date. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable and the Company will not be obligated to issue a share of Class A Common Stock upon exercise of a Public Warrant unless the shares of Class A Common Stock issuable upon such Public Warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant. The Resale Registration statement went effective on February 14, 2024. As the Resale Registration Statement was declared effective within the contractual 60-day term upon closing of the Merger, no “cashless basis” exercises were triggered during the period ended March 31, 2024.

Redemption of Public Warrants When the price per Share of Class A Common Stock Equals or Exceeds $18.00

Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price per share of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “- Warrants-Public Stockholder Warrants-Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

F-25

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of shares of Class A Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price per share of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “-Warrants-Public Stockholder Warrants-Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

GEM Financing Arrangement

In association with the GEM Letter, see Note 11-Debt for further details, at Closing, the GEM Warrant automatically became an obligation of the Company, and on December 15, 2023, the Company issued the GEM Warrant granting GEM the right to purchase 828,533 shares at an exercise price of $6.49 per share. The exercise price will be adjusted to 105% of the then-current exercise price if on the one-year anniversary date of the Effective Time, the GEM Warrant has not been exercised in full and the average closing price per share of Class A Common Stock for the 10 days preceding the anniversary date is less than 90% of the initial exercise price. GEM may exercise the GEM Warrant at any time and from time to time until December 14, 2026. The terms of the GEM Warrant provide that the exercise price of the GEM Warrant, and the number of shares of Class A Common Stock for which the GEM Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of New Banzai Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications. Additionally, the GEM Warrant contains weighted average anti-dilution provisions that provide that if the Company issues shares of common stock, or securities convertible into or exercisable or exchange for, shares of common stock at a price per share that is less than 90% of the exercise price then in effect or without consideration, then the exercise price of the GEM Warrant upon each such issuance will be adjusted to the price equal to 105% of the consideration per share paid for such common stock or other securities. In the event of a Change of Control, if the Surviving Corporation does not have registered class of equity securities and common shares listed on a U.S. national securities exchange, then the Holder is entitled to receive one percent of the total consideration received by the Company’s stockholders and the GEM Warrants will expire upon payment.

The Warrants were not considered indexed to the issuer’s stock pursuant to ASC 815, as the holder’s ability to receive in lieu of the Warrant one percent of the total consideration received by the Company’s stockholders in connection with a Change of Control, where the surviving corporation is not publicly traded, adjusts the settlement value based on items outside the Company’s control in violation of the fixed-for-fixed option pricing model. As such, the Company recorded the Warrants as liabilities initially measured at fair value with subsequent changes in fair value recognized in earnings each reporting period.

The measurement of fair value was determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, exercise price, term, volatility, risk-free rate, probability of dilutive term of three years, and expected time to conversion). As of March 31, 2024 and December 31, 2023, the fair value of the Warrants, as determined by the Monte Carlo simulation option pricing model, were $233,000 and $641,000, respectively.

F-26

If the per share market value of one share of Class A Common Stock is greater than the then-current exercise price, then GEM will have the option to exercise the GEM Warrant on a cashless basis and receive a number of shares of Class A Common Stock equal to (x) the number of shares of Class A Common Stock purchasable upon exercise of all of the GEM Warrant or, if only a portion of the GEM Warrant is being exercised, the portion of the GEM Warrant being exercised, less (y) the product of the then-current exercise price and the number of shares of Class A Common Stock purchasable upon exercise of all of the GEM Warrant or, if only a portion of the GEM Warrant is being exercised, the portion of the GEM Warrant being exercised, divided by the per share market value of one share of Class A Common Stock.

The GEM Warrant may not be exercised if such exercise would result in the beneficial ownership of the holder and its affiliates in excess of 9.99% of the then-issued and outstanding shares of Common Stock.

13. Simple Agreements for Future Equity

Simple Agreements for Future Equity-Related Party

During 2021, the Company entered into Simple Agreements for Future Equity (SAFE) arrangements with related parties Alco, DNX and William Bryant (See Note 11-Debt, for a description of the related party relationship with these entities) (the “Related Party SAFEs”) pursuant to which the Company received gross proceeds in the amount of $3,567,000. In the event of an Equity Financing (as defined in the SAFEs agreements), the Related Party SAFEs will automatically convert into shares of the Company’s common or preferred stock at a discount of 15% of the per share price of the shares offered in the Equity Financing (the “Discount Price”). In the event of a Liquidity Event, SPAC Transaction or Dissolution Event (all terms as defined in the SAFEs agreements), the holders of the Related Party SAFEs will be entitled to receive cash or shares of the Company’s common or preferred stock. The Related Party SAFEs were recorded as a liability in accordance with the applicable accounting guidance as they are redeemable for cash upon contingent events that are outside of the Company’s control. The initial fair value of the Related Party SAFE liability was $3,567,000. Subsequent changes in fair value at each reporting period are recognized in the consolidated statement of operations. For the three months ended March 31, 2023, the Company recognized a loss of $303,139 for the change in fair value of the Related Party SAFE liability.

The Company utilizes a combination of scenario-based methods and Monte Carlo simulation to determine the fair value of the Related Party SAFE liability as of the valuation dates. Key inputs into these models included the timing and probability of the identified scenarios, and for Black-Scholes option pricing models used for notes that included a valuation cap, equity values, risk-free rate and volatility.

On December 14, 2023, all outstanding principal related to the Related Party SAFEs at a carrying value of $6,049,766 converted into 551,949 shares the Company’s Class A Common Stock pursuant to the close of the Merger Agreement and application of the exchange ratio.

Simple Agreements for Future Equity-Third Party

During 2021, the Company entered into Simple Agreements for Future Equity (SAFE) arrangements with third party investors (the “Third Party SAFEs”) pursuant to which the Company received gross proceeds in the amount of $269,000. In the event of an Equity Financing (as defined in the SAFEs agreements), the Third Party SAFEs will automatically convert into shares of the Company’s common or preferred stock at a discount of 15% of the per share price of the shares offered in the Equity Financing (the “Discount Price”). In the event of a Liquidity Event, SPAC Transaction or Dissolution Event (all terms as defined in the SAFEs agreements), the holders of the Third Party SAFEs will be entitled to receive cash or shares of the Company’s common or preferred stock. The Third Party SAFEs were recorded as a liability in accordance with the applicable accounting guidance as they are redeemable for cash upon contingent events that are outside of the Company’s control. The initial fair value of the Third Party SAFE liability was $269,000. Subsequent changes in fair value at each reporting period are recognized in the Consolidated Statement of Operations. For the three months ended March 31, 2023, the Company recognized a loss of $22,861 for the change in fair value of the Third Party SAFE liability.

F-27

The Company utilizes a combination of scenario-based methods and Monte Carlo simulation to determine the fair value of the Third Party SAFE liability as of the valuation dates. Key inputs into these models included the timing and probability of the identified scenarios, and for Black-Scholes option pricing models used for notes that included a valuation cap, equity values, risk-free rate and volatility.

On December 14, 2023, all outstanding principal related to the Third Party SAFEs at a carrying value of $456,234 converted into 41,626 shares the Company’s Class A Common Stock pursuant to the close of the Merger Agreement and application of the exchange ratio.

14. Commitments and Contingencies

Leases

The Company has operating leases for its real estate across multiple states. The operating leases have remaining lease terms of approximately 0.51 years as of March 31, 2024 and consist primarily of office space.

The lease agreements generally do not provide an implicit borrowing rate. Therefore, the Company used a benchmark approach to derive an appropriate incremental borrowing rate to discount remaining lease payments.

Leases with an initial term of twelve months or less are not recorded on the balance sheet. There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. Certain leases include variable payments related to common area maintenance and property taxes, which are billed by the landlord, as is customary with these types of charges for office space. The Company has not entered into any lease arrangements with related parties.

The Company’s existing leases contain escalation clauses and renewal options. The Company is not reasonably certain that renewal options will be exercised upon expiration of the initial terms of its existing leases.

The Company entered into a sublease which it has identified as an operating lease prior to the adoption of ASC 842 Leases. The Company remains the primary obligor to the head lease lessor, making rental payments directly to the lessor and separately billing the sublessee. The sublease is subordinate to the master lease, and the sublessee must comply with all applicable terms of the master lease. The Company subleased the real estate to a third-party at a monthly rental payment amount that was less than the monthly cost that it pays on the headlease with the lessor.

The components of lease expense, are as follows:

	For the Three Months Ended March 31,
Components of lease expense:	2024	2023
Operating lease cost	$47,244	$51,448
Sublease income	(52,542)	(51,083)
Total lease (income) cost	$(5,298)	$366

Supplemental cash flow information related to leases are as follows:

	For the Three Months Ended March 31,
Supplemental cash flow information:	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Non-cash lease expense (operating cash flow)	$43,705	$43,086
Change in lease liabilities (operating cash flow)	(75,078)	(68,373)

F-28

Supplemental balance sheet information related to leases was as follows:

Operating leases:	March 31, 2024	December 31, 2023
Operating lease right-of-use assets	$90,308	$134,013
Operating lease liability, current	158,965	234,043
Total operating lease liabilities	$158,965	$234,043

Weighted-average remaining lease term:	March 31, 2024	December 31, 2023
Operating leases (in years)	0.51	0.76

Weighted-average discount rate:	March 31, 2024	December 31, 2023
Operating leases	6.78%	6.76%

Future minimum lease payments under non-cancellable lease as of March 31, 2024, are as follows:

Maturities of lease liabilities:
Year Ending December 31,
Remainder of 2024	$162,202
Total undiscounted cash flows	162,202
Less discounting	(3,237)
Present value of lease liabilities	$158,965

Cantor Fee Agreement

In connection with the Merger, 7GC previously agreed to pay Cantor an Original Deferred Fee of $8,050,000 as deferred underwriting commissions. On November 8, 2023, Cantor and 7GC entered into a Fee Reduction Agreement, pursuant to which Cantor agreed to forfeit $4,050,000 of the $8,050,000 Original Deferred Fee, with the remaining $4,000,000 Reduced Deferred Fee payable by Banzai to Cantor following the Closing of the Merger.

Pursuant to the Fee Reduction Agreement, the Company agreed to use its reasonable best efforts to have the registration statement declared effective by the SEC by the 120th calendar day after December 29, 2023, the date of the initial filing thereof, and to maintain the effectiveness of such registration statement until the earliest to occur of (i) the second anniversary of the date of the effectiveness thereof, (ii) the Cantor Fee Shares shall have been sold, transferred, disposed of or exchanged by Cantor, and (iii) the Cantor Fee Shares issued to Cantor may be sold without registration pursuant to Rule 144 under the Securities Act (such obligations, the “Cantor Registration Rights Obligations”).

Although the Company issued the Cantor Fee Shares, as of March 31, 2024, the Company has not satisfied its Cantor Registration Rights Obligations. As such, the Company cannot conclude that it has settled its outstanding obligations to Cantor. Therefore, neither criteria under ASC 405 for extinguishment and derecognition of the liability were satisfied and the $4,000,000 Reduced Deferred Fee remained outstanding as a current liability on the Company’s March 31, 2024 condensed consolidated balance sheet.

At each interim and annual period after December 31, 2023, the Company will monitor its compliance with the Cantor Registration Rights Obligations to determine whether the entire amount of the Reduced Deferred Fee has become due and payable in cash, or the Company’s obligations have been satisfied and the remaining liability should be derecognized. At such time as the Company’s obligations under the Fee Reduction Agreement have been satisfied the relief of the liability will be recorded through equity.

Roth Addendum to Letter Agreements

On October 13, 2022, Roth Capital Partners, LLC (“Roth”) and Legacy Banzai entered into the Roth Engagement Letter, pursuant to which Legacy Banzai engaged Roth as a financial advisor in connection with the Merger and, on October 14, 2022, MKM and 7GC entered into the MKM Engagement Letter, pursuant to which 7GC engaged MKM as a financial advisor in connection with the Merger. In February 2023, Roth acquired MKM. On December 8, 2023, the Company received an invoice from Roth for an advisory fee in the amount of $1,100,000 as well as transaction expenses reimbursable to Roth amounting to $6,813. As of December 31, 2023, the Company recorded a liability for the total advisory fee of $1,106,813 to accrued expenses.

F-29

On February 2, 2024, the Company and Roth entered into an addendum to (i) the engagement letter, dated October 13, 2022, by and between Roth and Legacy Banzai, and (ii) the engagement letter, dated October 14, 2022, by and between Roth (as successor to MKM Partners, LLC) and 7GC (such engagement agreements, collectively, the “Roth Engagement Agreements,” and such addendum, the “Roth Addendum”). Pursuant to the Roth Addendum, in lieu of payment in cash of the full amount of any advisory fees or other fees or expenses, incurred in 2024, and owed under the Roth Engagement Agreements (collectively, the “Roth Fee”), the Company (i) issued to Roth 175,000 shares (the “Roth Shares”) of the Company’s Class A Common Stock on February 2, 2024, and (ii) on or before June 30, 2024, will pay to Roth an amount in cash equal to $300,000 or, if the Company determines that such payment should not be made in cash due to the Company’s cash position at such time, issue to Roth a number of shares of Class A Common Stock equal to $300,000 divided by the daily VWAP for the trading day immediately preceding June 30, 2024 (any such shares, the “Additional Roth Shares”). The Company registered the Roth Shares and 600,000 shares of Class A Common Stock (in addition to the Roth Shares) on a registration statement to cover any issuances of Additional Roth Shares (which may be more or less than 600,000) that may occur pursuant to the Roth Addendum. This registration statement became effective on February 14, 2024. The $300,000 cash payment has not yet been made as of the date of filing of these condensed consolidated financial statements.

On February 2, 2024, the Company issued the 175,000 Roth Shares with a fair value of $278,833 on the date of issuance. As neither the remaining $300,000 cash payment, nor any Additional Roth Shares had been paid or issued to Roth, as of March 31, 2024, $300,000 will remain as an accrued expense on the Company’s condensed consolidated balance sheet, payable to Roth on or before June 30, 2024. Therefore, the 175,000 shares are determined to settle $806,813 of the obligation recognized as of December 31, 2023, resulting in gain of $577,513 that has been recognized as a gain on extinguishment of liability on the Company’s condensed consolidated statement of operations.

Legal Matters

In the regular course of business affairs and operations, the Company is subject to possible loss contingencies arising from third-party litigation and federal, state, and local environmental, labor, health and safety laws and regulations. The Company assesses the probability that they may incur a liability in connection with certain of these lawsuits. The Company’s assessments are made in accordance with generally accepted accounting principles, as codified in ASC 450-20, and is not an admission of any liability on the part of the Company or any of its subsidiaries. In certain cases that are in the early stages and in light of the uncertainties surrounding them, the Company does not currently possess sufficient information to determine a range of reasonably possible liability.

15. Equity

Class A and B Common Stock

The Company is authorized to issue up to 275,000,000 shares, consisting of 250,000,000 Class A Common Stock, and 25,000,000 shares of Class B Common Stock par value $0.0001 per share.

As discussed in Note 4-Reverse Merger Capitalization with 7GC & Co. Holdings Inc., the Company has retroactively adjusted the shares issued and outstanding prior to December 14, 2023 to give effect to the Exchange Ratio to determine the number of shares of Company Common Stock into which they were converted.

Class A Common Stock and Class B Common Stock entitle their holders to one vote per share and ten votes per share, respectively, on each matter properly submitted to the stockholders entitled to vote thereon. The holders of shares of Common Stock shall be entitled to receive dividends declared by the Board of Directors, on a pro rata basis based on the number of shares of Common Stock held by each such holder, assuming conversion of all Class B Common Stock into Class A Common Stock at a one to one conversion ratio.

F-30

There were 20,221,589 shares (17,910,455 Class A common stock and 2,311,134 Class B common stock) issued and outstanding at March 31, 2024 and 16,019,256 shares (13,708,122 Class A common stock and 2,311,134 Class B common stock) issued and outstanding at December 31, 2023.

Preferred Stock

The Company is authorized to issue 75,000,000 shares of preferred stock with a par value of $0.0001 per share. The board of directors of the Company (the “Board”) has the authority to issue preferred stock and to determine the rights, privileges, preferences, restrictions, and voting rights of those shares. As of March 31, 2024 and December 31, 2023, no shares of preferred stock were outstanding.

Yorkville Standby Equity Purchase Agreement (“SEPA”)

On December 14, 2023, the Company entered into the SEPA with YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”) in connection with the Merger. Pursuant to the SEPA, subject to certain conditions, the Company shall have the option, but not the obligation, to sell to Yorkville, and Yorkville shall subscribe for, an aggregate amount of up to up to $100,000,000 of the Company’s shares of Class A common stock, par value $0.0001 per share, at the Company’s request any time during the commitment period commencing on December 14, 2023 and terminating on the 36-month anniversary of the SEPA (the “SEPA Option”).

Each advance (each, an “Advance”) the Company requests under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of Class A common stock up to the greater of (i) 500,000 shares or (ii) such amount as is equal to 100% of the average daily volume traded of Class A common stock during the five trading days immediately prior to the date the Company requests each Advance; provided, in no event shall the number of shares of Class A common stock issued cause the aggregate shares of Class A common stock held by Yorkville and its affiliates as of any such date to exceed 9.99% of the total number of shares of Class A common stock outstanding as of the date of the Advance Notice (less any such shares held by Yorkville and its affiliates as of such date) (the “Exchange Cap”). The shares would be purchased, at the Company’s election, at a purchase price equal to either:

(i) 95% of the average daily Volume Weighted Average Price (“VWAP”) of Class A Common Stock on the Nasdaq Stock Market (“Nasdaq”), subject to certain conditions per the SEPA (the “Option 1 Pricing Period; or

(ii) 96% of the lowest daily VWAP of Class A Common Stock during the three trading days commencing on the Advance Notice date, subject to certain conditions per the SEPA (the “Option 2 Pricing Period”).

Any purchase under an Advance would be subject to certain limitations, including that Yorkville shall not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 9.99% of the then outstanding voting power or number of shares of Class A common stock or any shares that, aggregated with shares issued under all other earlier Advances, would exceed 19.99% of all shares of Class A common stock and Class B common stock of the Company, par value $0.0001 per share, outstanding on the date of the SEPA, unless Company shareholder approval was obtained allowing for issuances in excess of such amount.

The SEPA Option was determined to be a freestanding financial instrument which did not meet the criteria to be accounted for as a derivative instrument or to be recognized within equity. Pursuant to ASC 815 Derivatives and Hedging (“ASC 815”), the Company will therefore recognize the SEPA Option as an asset or liability, measured at fair value at the date of issuance, December 14, 2023, and in subsequent reporting periods, with changes in fair value recognized in earnings. The SEPA Option was determined to have a fair value of $0 on the date of issuance as well as at December 31, 2023 and March 31, 2024.

In connection with the execution of the SEPA, the Company agreed to pay a commitment fee of $500,000 to Yorkville at the earlier of (i) March 14, 2024 or (ii) the termination of the SEPA, which will be payable, at the option of the Company, in cash or shares of Class A common stock through an Advance (the “Deferred Fee”). In March 2024 the Company issued 710,025 Class A common stock as payment for the Deferred Fee.

F-31

Pursuant to the terms of the SEPA, at any time that there is a balance outstanding under the Yorkville Convertible Note, Yorkville has the right to receive shares to pay down the principal balance, and may select the timing and delivery of such shares (via an “Investor Notice”), in an amount up to the outstanding principal balance on the Yorkville Convertible Note at a purchase price equal to the lower of (i) $10.00 per share of Class A common stock (the “Fixed Price”), or (ii) 90% of the lowest daily Volume Weighted Average Price (“VWAP”) of Class A common stock on Nasdaq during the 10 consecutive Trading Days immediately preceding the Investor Notice date or other date of determination (the “Variable Price”). The Variable Price shall not be lower than $2.00 per share (the “Floor Price”). The Floor Price shall be adjusted (downwards only) to equal 20% of the average VWAP for the five trading days immediately prior to the date of effectiveness of the initial Registration Statement. Notwithstanding the foregoing, the Company may reduce the Floor Price to any amount via written notice to Yorkville, provided that such amount is no more than 75% of the closing price on the Trading Day immediately prior to the time of such reduction and no greater than $2.00 per share of Class A common stock (the “Conversion Price”). At any time that there is a balance outstanding under the Yorkville Convertible Note, the Company is not permitted to issue Advance Notices under the SEPA unless an Amortization Event has occurred under the terms of the Yorkville Convertible Note agreement.

There were no Advance Notices issued pursuant to the SEPA during the three months ended March 31, 2024 or as of the date that these financial statements were issued.

16. Stock-Based Compensation

During 2023, the Company adopted the 2023 Equity Incentive Plan (the “Plan”). The Plan permits the granting of incentive stock options, nonstatutory stock options, SARs, restricted stock awards, RSU awards, performance awards, and other awards. to employees, directors, and consultants. The aggregate number of shares of common stock that may be issued will not exceed approximately 12.5% of the fully diluted common stock determined at the Close of the Merger. In addition, the aggregate number of shares of common stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2024 and ending on January 1, 2033, in an amount equal to 5% of the total number of shares of the fully diluted common stock determined as of the day prior to such increase. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is approximately three times the total number of shares of common stock initially reserved for issuance. As of March 31, 2024 and December 31, 2023, 2,848,823 and 572,172 stock options remain available to be awarded under the Plan, respectively.

The Company accounts for stock-based payments pursuant to ASC 718 Stock Compensation and, accordingly, the Company records compensation expense for stock-based awards based upon an assessment of the grant date fair value for options using the Black-Scholes option pricing model. The Company has concluded that its historical share option exercise experience does not provide a reasonable basis upon which to estimate expected term. Therefore, the expected term was determined according to the simplified method, which is the average of the vesting tranche dates and the contractual term. Due to the lack of company specific historical and implied volatility data, the estimate of expected volatility is primarily based on the historical volatility of a group of similar companies that are publicly traded. For these analyses, companies with comparable characteristics were selected, including enterprise value and position within the industry, and with historical share price information sufficient to meet the expected life of the share-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent periods of the calculated expected term of its share-based awards. The risk-free interest rate is determined by reference to the U.S. Treasury zero-coupon issues with remaining maturities similar to the expected term of the options. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

F-32

The following table summarizes assumptions used to compute the fair value of options granted:

	March 31, 2024	March 31, 2023
Stock price	$0.61	$8.22 - 8.58
Exercise price	$0.61	$11.98
Expected volatility	75.0 - 76.0%	80.00 - 81.13%
Expected term (in years)	5.75 - 6.08	5.25 - 6.08
Risk-free interest rate	4.2%	4.28 - 4.31%

A summary of stock option activity under the Plan is as follows:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Intrinsic Value
Outstanding at December 31, 2023	748,086	$5.87	8.43	$103,662
Granted	54,000	0.61	10.00
Exercised	-	-
Expired	-	-
Forfeited	(714)	2.82
Outstanding at March 31, 2024	801,372	$5.52	8.31	$13,245
Exercisable at March 31, 2024	344,304	$4.23	7.31	$13,191

In connection with issuances under the Plan, the Company recorded stock-based compensation expense of $252,967 and $402,448, which is included in general and administrative expense for the three months ended March 31, 2024 and 2023, respectively. The weighted-average grant-date fair value per option granted during the three months ended March 31, 2024 and 2023 was $0.61 and $8.48, respectively. As of March 31, 2024 and 2023, $2,364,604 and $2,644,032 of unrecognized compensation expense related to non-vested awards is expected to be recognized over the weighted average period of 1.37 and 3.14 years, respectively. The aggregate intrinsic value is calculated as the difference between the fair value of the Company’s stock price and the exercise price of the options.

RSUs

During the three months ended March 31, 2024, the Company began issuing RSUs to non-employee directors. Each RSU entitles the recipient to one share of Class A Common Stock upon vesting. We measure the fair value of RSUs using the stock price on the date of grant. Stock-based compensation expense for RSUs is recorded ratably over their vesting period.

A summary of the activity with respect to, and status of, RSUs during the three months ended March 31, 2024 is presented below:

	Units	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2023	-	$-
Granted	673,253	0.61
Vested	-	-
Forfeited	-	-
Outstanding at March 31, 2024	673,253	$0.61

As of March 31, 2024, unrecognized compensation cost related to the grant of RSUs was $411,358. Unvested outstanding RSUs as of March 31, 2024 had a weighted average remaining vesting period of 1 year.

17. Income Taxes

The Company estimates an annual effective tax rate of 0% for the year ended December 31, 2024 as the Company incurred losses for the three months ended March 31, 2024 and 2023 and is forecasting an estimated net loss for both financial statement and tax purposes for the year ended December 31, 2024. Therefore, no federal or state income taxes are expected and none have been recorded at this time. Income taxes have been accounted for using the liability method in accordance with FASB ASC 740.

F-33

Due to the Company’s history of losses since inception, there is not enough evidence at this time to support that the Company will generate future income of a sufficient amount and nature to utilize the benefits of its net deferred tax assets. Accordingly, the deferred tax assets have been reduced by a full valuation allowance, since the Company cannot currently support that realization of its deferred tax assets is more likely than not.

At March 31, 2024 and 2023, the Company had no unrecognized tax benefits that would reduce the Company’s effective tax rate if recognized.

18. Subsequent Events

On April 18, 2024, the Company amended the Alco August Promissory Note and Alco November Promissory Note to extend the maturity dates of each note to May 31, 2024.

On May 1, 2024, the Company issued 260,443 shares of the Company’s Class A common stock to GEM pursuant to the Unsecured Promissory Note, dated February 5, 2024, between the Company and GEM.

On May 2, 2024, the Company received Investor Notice No. 4 under the SEPA to purchase $100,000 shares of the Company’s Class A common stock. Pursuant to receipt of the Investor Notice, the Company issued 334,336 shares of the Company’s Class A common stock to Yorkville at a purchase price of $0.2991. The issuance amounted to an offset of $100,000 against the Company’s outstanding principal under the then-outstanding Promissory Notes.

On May 3, 2024, the Company and Yorkville entered into a Debt Repayment Agreement (the “Debt Repayment Agreement”) acknowledging as of the effective date of the Debt Repayment Agreement, that the February Promissory Note had been fully repaid and as of the effective date, $2,800,000 of principal remains outstanding under the Yorkville Promissory Notes. Pursuant to the Debt Repayment Agreement, Yorkville shall not (i) deliver any Investor Notice (as defined above pursuant to the SEPA), or (ii) exercise its right to convert all or any portion of any outstanding Promissory Notes after the effective date, for the duration of the standstill period (the “Standstill”). The Standstill is such that within three (3) business days upon the closing of a registered offering, the Company shall (i) pay to Yorkville certain repayment proceeds against outstanding Promissory Notes then-outstanding, and (ii) deliver to Yorkville an Advance Notice. Yorkville has agreed that on the date of such a closing of a registered offering, for ninety (90) days after the closing, (A) it will (i) deliver to the Company and Investor Notice pursuant to the SEPA, or (ii) exercise its Conversion Right and (B) any obligation of the Company to make any monthly payments of the Promissory Notes shall be suspended for the duration of the Standstill period. Additionally, the Company and Yorkville have agreed that upon commencement of the Standstill period, the Floor Price pursuant to the then-outstanding Promissory Notes, shall be adjusted to a price to be mutually agreed between the Company and Yorkville, and upon commencement of the Standstill period, the maturity date of each of the then-outstanding Promissory Notes shall be extended by one hundred and twenty (120) days after the closing of such a registered offering.

On May 6, 2024, the Company issued 320,000 shares of the Company’s Class A common stock as compensation pursuant to a business development and general consulting services agreement entered into in April 2024.

In May, 2024, Yorkville submitted a Conversion Notice, related to the purchase of common shares of the Company, with the aggregate purchase price of those shares offset against amounts outstanding under the Pre-Paid Yorkville Convertible Notes. Once issued, Yorkville will have purchased 360,136 shares, for a total aggregate purchase consideration of $100,000. The conversion price applicable to this purchase is approximately $0.28 per share.

On May 14, 2024, the Company granted options for the purchase of up to 1,200,000 shares of the Company’s Class A common stock, to various executive employees of the Company, under the Company’s 2023 Equity Incentive Plan (the “Plan”). These options vest over a period of four years, have a term of 10 years and have exercise prices ranging from $1 to $5. On this same date, the Company granted options for the purchase of up to 144,500 shares of the Company’s Class A common stock to various employees and outside contractors, under the Plan. These options vest over a period of four years, have a term of 10 years and with an exercise price equal to the closing market price of the Company’s Class A common stock, on the grant date. Further, on this same date, the Company granted 219,290 RSUs covering shares of Company’s Class A common stock, to various employees and outside contractors, under the Plan. These RSUs vest over a period of four years.

F-34

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Banzai International Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Banzai International, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph-Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2023.

Marlton, New Jersey

April 1, 2024

F-35

BANZAI INTERNATIONAL, INC.

Consolidated Balance Sheets

as of December 31, 2023 and 2022

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$2,093,718	$1,023,499
Accounts receivable	110,797	176,276
Less: Allowance for credit losses	(5,748)	(107,860)
Accounts receivable, net	105,049	68,416
Prepaid expenses and other current assets	741,155	333,507
Total current assets	2,939,922	1,425,422
Property and equipment, net	4,644	11,803
Goodwill	2,171,526	2,171,526
Operating lease right-of-use assets	134,013	307,258
Deferred offering costs	-	1,524,934
Other assets	38,381	38,381
Total assets	5,288,486	5,479,324
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	6,439,863	1,100,249
Simple agreement for future equity	-	663,804
Simple agreement for future equity-related party	-	8,802,196
Convertible notes	1,766,000	1,408,826
Convertible notes-related party	2,540,091	3,506,508
Convertible notes (CP BF)	2,693,841	2,276,534
Bifurcated embedded derivative liabilities	-	845,473
Bifurcated embedded derivative liabilities-related party	-	1,936,827
Notes payable	6,659,787	6,494,051
Notes payable-related party	2,505,137	-
Deferred underwriting fees	4,000,000	-
Deferred fee	500,000	-
Warrant liability	641,000	-
Warrant liability-related party	575,000	-
Earnout liability	59,399	289,099
Due to related party	67,118	-
GEM commitment fee liability	2,000,000	-
Deferred revenue	1,214,096	930,436
Operating lease liabilities, current	234,043	284,963
Accrued expenses and other current liabilities	5,194,240	745,373
Total current liabilities	37,089,615	29,284,339
Operating lease liabilities, non-current	-	234,043
Other long-term liabilities	75,000	75,000
Total liabilities	37,164,615	29,593,382
Commitments and contingencies (Note 17)
Stockholders’ deficit:
Common stock, $0.0001 par value, 275,000,000 shares (250,000,000 Class A common stock and 25,000,000 Class B common stock) authorized and 16,019,256 shares (13,708,122 Class A common stock and 2,311,134 Class B common stock) and 6,445,599 shares (2,560,926 Class A common stock and 3,884,673 Class B common stock) issued and outstanding at December 31, 2023 and December 31, 2022, respectively	1,602	645
Preferred stock, $0.0001 par value, 75,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2023 and December 31, 2022	-	-
Additional paid-in capital	14,888,593	8,245,359
Accumulated deficit	(46,766,324)	(32,360,062)
Total stockholders’ deficit	(31,876,129)	(24,114,058)
Total liabilities and stockholders’ deficit	$5,288,486	$5,479,324

The accompanying notes are an integral part of these consolidated financial statements.

F-36

Consolidated Statements of Operations

for the Years ended December 31, 2023 and 2022

	For the Years Ended December 31,
	2023	2022
Operating income:
Revenue	$4,561,300	$5,332,979
Cost of revenue	1,444,618	1,956,964
Gross profit	3,116,682	3,376,015
Operating expenses:
General and administrative expenses	12,905,073	9,275,251
Depreciation expense	7,160	9,588
Impairment loss on operating lease	-	303,327
Total operating expenses	12,912,233	9,588,166
Operating loss	(9,795,551)	(6,212,151)
Other expenses (income):
SEPA commitment fee and deferred fee expense	3,826,176	-
GEM warrant expense	2,448,000	-
GEM commitment fee expense	2,000,000	-
Other income, net	(62,985)	(150,692)
Interest income	(813)	-
Interest expense	2,631,060	1,651,141
Interest expense-related party	2,923,414	728,949
Loss on extinguishment of debt	-	56,653
Change in fair value of warrant liability	(1,807,000)	-
Change in fair value of warrant liability-related party	115,000	-
Loss on modification of simple agreement for future equity	-	120,826
Loss on modification of simple agreement for future equity-related party	-	1,602,174
Change in fair value of simple agreement for future equity	(207,570)	307,569
Change in fair value of simple agreement for future equity-related party	(2,752,430)	4,078,431
Change in fair value of bifurcated embedded derivative liabilities	(1,404,863)	254,443
Change in fair value of bifurcated embedded derivative liabilities-related party	(3,063,278)	606,857
Change in fair value of convertible promissory notes	(34,000)	-
Total other expenses (income), net	4,610,711	9,256,351
Loss before income taxes	(14,406,262)	(15,468,502)
Provision for income taxes	-	-
Net loss	$(14,406,262)	$(15,468,502)
Net loss per share
Basic and diluted	$(2.10)	$(2.40)
Weighted average common shares outstanding
Basic and diluted	6,853,733	6,441,116

The accompanying notes are an integral part of these consolidated financial statements.

F-37

BANZAI INTERNATIONAL, INC.

Consolidated Statements of Stockholders’ Deficit

for the Years ended December 31, 2023 and 2022

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2021	2,328,823	$6,318,491	8,276,972	$828	$1,151,333	$(16,891,560)	$(15,739,399)
Retroactive application of recapitalization	(2,328,823)	(6,318,491)	(1,758,003)	(176)	6,318,667	-	6,318,491
Adjusted balance, beginning of period	-	-	6,518,969	652	7,470,000	(16,891,560)	(9,420,908)
Exercise of stock options	-	-	8,538	1	5,015	-	5,016
Repurchase of shares in High Attendance sale	-	-	(81,908)	(8)	8	-	-
Stock-based compensation	-	-	-	-	770,336	-	770,336
Net loss	-	-	-	-	-	(15,468,502)	(15,468,502)
Balance December 31, 2022, after giving effect to the recapitalization	-	$-	6,445,599	$645	$8,245,359	$(32,360,062)	$(24,114,058)
Reverse recapitalization (Note 4)	-	-	5,872,210	587	(17,859,146)	-	(17,858,559)
Conversion of simple agreement for future equity	-	-	41,626	4	456,230	-	456,234
Conversion of simple agreement for future equity-related party	-	-	551,949	55	6,049,711	-	6,049,766
Conversion of convertible notes	-	-	529,867	53	3,346,179	-	3,346,232
Conversion of convertible notes-related party	-	-	1,146,435	115	7,271,253	-	7,271,368
Modification of convertible notes payable-related party	-	-	-	-	9,909	-	9,909
Shares issued to Yorkville for aggregate commitment fee	-	-	300,000	30	3,287,970	-	3,288,000
Shares issued under share transfer agreement-related party	-	-	-	-	2,498,965	-	2,498,965
Issuance of Cantor fee shares	-	-	1,113,927	111	(111)	-	-
Exercise of stock options	-	-	17,643	2	30,759	-	30,761
Stock-based compensation	-	-	-	-	1,245,796	-	1,245,796
Excise tax	-	-	-	-	305,719	-	305,719
Net loss	-	-	-	-	-	(14,406,262)	(14,406,262)
Balance December 31, 2023	-	$-	16,019,256	$1,602	$14,888,593	$(46,766,324)	$(31,876,129)

The accompanying notes are an integral part of these consolidated financial statements.

F-38

BANZAI INTERNATIONAL, INC.

Consolidated Statements of Cash Flows

for the Years ended December 31, 2023 and 2022

	For the Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(14,406,262)	$(15,468,502)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	7,160	9,588
Provision for credit losses on accounts receivable	(102,112)	92,619
Non-cash shares issued to Yorkville for aggregate commitment fee	3,288,000	-
Non-cash issuance of warrants accounted for as liabilities	2,448,000	-
Non-cash GEM commitment fee expense	2,000,000	-
Non-cash interest expense	686,016	854,379
Non-cash interest expense-related party	513,977	55,086
Amortization of debt discount and issuance costs	958,822	235,463
Amortization of debt discount and issuance costs-related party	2,410,735	485,717
Amortization of operating lease right-of-use assets	173,245	152,018
Impairment of operating lease right-of-use assets	-	303,327
Stock based compensation expense	1,245,796	770,336
Loss on extinguishment of debt	-	56,653
Excise tax	305,719	-
Change in fair value of warrant liability	(1,807,000)	-
Change in fair value of warrant liability-related party	115,000	-
Loss on modification of simple agreement for future equity	-	120,826
Loss on modification of simple agreement for future equity-related party	-	1,602,174
Change in fair value of simple agreement for future equity	(207,570)	307,569
Change in fair value of simple agreement for future equity-related party	(2,752,430)	4,078,431
Change in fair value of bifurcated embedded derivative liabilities	(1,404,863)	254,443
Change in fair value of bifurcated embedded derivative liabilities-related party	(3,063,278)	606,857
Change in fair value of convertible promissory notes	(34,000)	-
Changes in operating assets and liabilities:
Accounts receivable	65,479	(86,308)
Prepaid expenses and other current assets	(407,648)	425,011
Deferred offering costs	(1,708,163)	-
Other assets	-	52,591
Accounts payable	5,339,614	660,844
Due to related party	67,118	-
Deferred revenue	283,660	(129,604)
Accrued expenses and other current liabilities	4,448,867	384,641
Operating lease liabilities	(284,963)	(243,596)
Earnout liability	(229,700)	(710,901)
Deferred fees	500,000	-
Other liabilities	-	(37,837)
Net cash used in operating activities	(1,550,781)	(5,168,175)
Cash flows from investing activities:
Purchase of property and equipment	-	(10,806)
Net cash used in investing activities	-	(10,806)
Cash flows from financing activities:
Effect of Merger, net of transaction costs (Note 4)	(7,615,462)	-
Deferred offering costs	-	(1,524,934)
Proceeds from issuance of notes payable, net of issuance costs-related party	4,387,701	-
Proceeds from issuance of convertible notes, net of issuance costs	3,235,000	1,753,558
Proceeds from issuance of convertible notes, net of issuance costs-related party	2,583,000	4,182,290
Proceeds from issuance of common stock	30,761	5,016
Net cash provided by financing activities	2,621,000	4,415,930
Net increase / (decrease) in cash	1,070,219	(763,051)
Cash at beginning of period	1,023,499	1,786,550
Cash at end of period	$2,093,718	$1,023,499
Supplemental disclosure of cash flow information:
Cash paid for interest	955,848	630,454
Cash paid (refund) for taxes	9,862	(4,875)
Non-cash investing and financing activities
Issuance of Cantor Fee Shares	(111)	-
Modification of convertible notes payable-related party	9,909	-
Shares issued to Yorkville for aggregate commitment fee	3,288,000	-
Shares issued under share transfer agreement-related party	2,498,965	-
Issuance of warrants accounted for as a liability	2,448,000	-
GEM commitment fee	2,000,000	-
Deferred offering costs	(3,233,097)
Conversion of simple agreement for future equity	456,234	-
Conversion of simple agreement for future equity-related party	6,049,766	-
Conversion of convertible notes	3,346,232	-
Conversion of convertible notes-related party	7,271,368	-
Convertible note issued in settlement of accrued interest	-	321,345
Convertible note issued in settlement of accrued interest-related party	-	100,538
Debt issuance costs	-	25,896
Bifurcated embedded derivative liabilities at issuance	-	541,223
Bifurcated embedded derivative liabilities at issuance-related party	-	1,292,777
Right-of-use assets obtained in exchange for lease obligations	-	762,603

The accompanying notes are an integral part of these consolidated financial statements.

F-39

BANZAI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

1. Organization

The Business

Banzai International, Inc. (the “Company” or “Banzai”) was incorporated in Delaware on September 30, 2015. Banzai is a leading enterprise SaaS Video Engagement platform used by marketers to power webinars, trainings, virtual events, and on-demand video content.

Close of the Merger

On December 14, 2023 (the “Closing Date”), 7GC & Co. Holdings Inc. (“7GC”), our predecessor company, consummated the business combination pursuant to the Agreement and Plan of Merger and Reorganization, dated as of December 8, 2022 (the “Original Merger Agreement”), by and among 7GC, Banzai International, Inc. (“Legacy Banzai”), 7GC Merger Sub I, Inc., an indirect wholly owned subsidiary of 7GC (“First Merger Sub”), and 7GC Merger Sub II, LLC, a direct wholly owned subsidiary of 7GC (“Second Merger Sub”), as amended by the Amendment to Agreement and Plan of Merger, dated as of August 4, 2023 (the “Merger Agreement Amendment” and, together with the Original Merger Agreement, the “Merger Agreement”), by and between 7GC and Legacy Banzai.

Pursuant to the terms of the Merger Agreement, a business combination between 7GC and Legacy Banzai was effected through (a) the merger of First Merger Sub with and into Legacy Banzai, with Legacy Banzai surviving as a wholly-owned subsidiary of 7GC (Legacy Banzai, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) (the “First Merger”) and (b) the subsequent merger of the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, which ultimately resulted in Legacy Banzai becoming a wholly-owned direct subsidiary of 7GC (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the other transactions described in the Merger Agreement, the “Merger”). On the Closing Date, and in connection with the closing of the Merger (the “Closing”), 7GC changed its name to Banzai International, Inc.

Although 7GC was the legal acquirer of Legacy Banzai in the merger, Legacy Banzai is deemed to be the accounting acquirer, and the historical financial statements of Legacy Banzai became the basis for the historical financial statements of the Company upon the closing of the merger.

Furthermore, the historical financial statements of Legacy Banzai became the historical financial statements of the Company upon the consummation of the merger. As a result, the financial statements included in this Annual Report reflect (i) the historical operating results of Legacy Banzai prior to the merger; (ii) the combined results of 7GC and Legacy Banzai following the close of the merger; (iii) the assets and liabilities of Legacy Banzai at their historical cost and (iv) the Legacy Banzai’s equity structure for all periods presented, as affected by the recapitalization presentation after completion of the merger.

F-40

The aggregate consideration payable to securityholders of Legacy Banzai at the Closing consisted of a number of shares of Class A Common Stock or shares of Class B Common Stock, and cash in lieu of any fractional shares of Class A Common Stock or shares of Class B Common Stock that would otherwise have been payable to any Legacy Banzai securityholders, equal to $100,000,000. See Note 4-Reverse Merger Capitalization with 7GC & Co. Holdings Inc. for further details of the merger.

Termination of Hyros Acquisition and Amended Merger Agreement with 7GC

In December 2022, the Company entered into an Agreement and Plan of Merger with Hyros, Inc., (“Hyros”) (the “Hyros Purchase Agreement”) whereby Banzai would acquire 100% of the issued share capital of Hyros for approximately $110 million in a primarily stock transaction. The acquisition was expected to enhance Banzai’s role as a full-stack marketing technology platform, expand its total addressable market, to significantly enhance the Banzai platform and accelerate its long-term revenue growth and operational efficiency.

Concurrently, in December 2022, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Original Merger Agreement”) with 7GC & Co. Holdings Inc. (“7GC”), a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, pending the close of the Hyros Purchase Agreement. On July 31, 2023, Banzai sent a notice of termination to Hyros. On August 1, 2023, Banzai and Hyros terminated the Hyros Purchase Agreement and the Hyros Side Letter (the “Hyros Transaction Termination”), with immediate effect, in connection with the inability to procure the Hyros audited financial statements on the timeline contemplated by the Hyros Purchase Agreement.

On August 4, 2023, the Company entered into an Amendment to the Agreement and Plan of Merger and Reorganization (the “Amended Merger Agreement” and together with the Original Merger Agreement, the “Merger Agreement”) with 7GC (the “Merger”). As a result of the Merger Agreement, all outstanding shares of capital stock of Banzai will be canceled and converted into the right to receive newly issued shares of common stock, par value $0.0001 per share, 7GC Common Stock determined based on a pre-money enterprise valuation of Banzai of $100 million and a $10.00 price per share of 7GC Common Stock.

Emerging Growth Company

Upon closure of the Merger, the Company became an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. Private companies are those companies that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, it adopts the new or revised standard at the time private companies adopt the new or revised standard. Therefore, the Company’s financial statements may not be comparable to certain public companies.

F-41

2. Going Concern

As of December 31, 2023 the Company had cash of approximately $2.1 million. For the year ended December 31, 2023, the Company used approximately $1.6 million in cash for operating activities. The Company has incurred recurring net losses from operations and negative cash flows from operating activities since inception. As of December 31, 2023, the Company had an accumulated deficit of approximately $46.8 million. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these financial statements were issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

The Company’s plans include obtaining future debt and equity financings associated with the close of the Merger described in Note 4-Reverse Merger Capitalization with 7GC & Co. Holdings Inc.. If the Company is unsuccessful in completing these planned transactions, it may be required to reduce its spending rate to align with expected revenue levels and cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through debt or equity transactions. It may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

These accompanying audited consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

3. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s audited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and applicable regulations of the Securities and Exchange Commission (“SEC”) regarding annual financial reporting.

Principles of Consolidation

The accompanying audited consolidated financial statements include the accounts of Banzai and its subsidiaries. The Company consolidates all entities over which the Company has the power to govern the financial and operating policies and therefore exercises control, and upon which the Company has a controlling financial interest. The existence and effect of both current voting rights and potential voting rights that are currently exercisable or convertible are considered when assessing whether control of an entity is exercised. The subsidiary is consolidated from the date at which the Company obtains control and is de-consolidated from the date at which control ceases. All intercompany balances and transactions have been eliminated. The accounting policies of the subsidiary has been changed where necessary to ensure consistency with the policies adopted by the Company.

In the opinion of management, all necessary adjustments (consisting of normal recurring adjustments, intercompany adjustments, reclassifications and non-recurring adjustments) have been recorded to present fairly our financial position as of December 31, 2023 and 2022, and the results of operations and cash flows for the years ended December 31, 2023 and 2022.

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Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that estimates made as of the date of the financial statements could change in the near term due to one or more future events. Actual results could differ significantly from these estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include estimates of impairment of goodwill, recognition and measurement of convertible and Simple Agreement for Future Equity (SAFE) notes, including the associated embedded derivatives, determination of the fair value of the warrant liabilities, and recognition and measurement of stock compensation.

Certain Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the world economy. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations. In addition, the Company will compete with many companies that currently have extensive and well-funded products, marketing and sales operations. The Company may be unable to compete successfully against these companies. The Company’s industry is characterized by rapid changes in technology and market demands. As a result, the Company’s products, services, or expertise may become obsolete or unmarketable. The Company’s future success will depend on its ability to adapt to technological advances, anticipate customer and market demands, and enhance its current technology. The Company is also subject to risks which include, but are not limited to, dependence on key personnel, reliance on third parties, successful integration of business acquisitions, protection of proprietary technology, and compliance with regulatory requirements.

Cash

The Company considers all highly liquid investments purchased with original maturities of 90 days or less to be cash equivalents. As of December 31, 2023 and 2022, the Company does not have any cash equivalents.

The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other hedging arrangements. The Company holds cash in banks in excess of federally insured limits. However, the Company believes risk of loss is minimal as the cash is held by large highly rated financial institutions. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds cash. Any material loss that the Company may experience in the future could have an adverse effect on its ability to pay its operational expenses or make other payments and may require the Company to move its cash to other high quality financial institutions. Currently, the Company is reviewing its bank relationships in order to mitigate its risk to ensure that its exposure is limited or reduced to the FDIC protection limits.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable consist of balances due from customers as well as from payment service providers. Payment terms range from due upon receipt, to net 30 days. Accounts receivable are stated net of an allowance for credit losses.

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The allowance for expected credit losses is based on the probability of future collection under the current expected credited loss (“CECL”) impairment model which was adopted by the Company on January 1, 2023, as discussed below within Recent Accounting Pronouncements. The adoption of ASU No. 2016-13, Financial Instruments: Credit Losses (Topic 326) (“ASU 2016-13”) did not have a material impact on these consolidated financial statements. Account balances are written off after all means of collection are exhausted and the balance is deemed uncollectible. Subsequent recoveries are credited to the allowance. Changes in the allowance are recorded as adjustments to credit losses in the period incurred.

As of December 31, 2023 and 2022, the Company determined an allowance for credit losses of $5,748 and $107,860 was required, respectively. Further, for the years ended December 31, 2023 and 2022, the Company recognized bad debt expenses for accounts receivable balances of $65,013 and $142,162, respectively.

The following table presents changes in the allowance for credit losses for the year ended December 31, 2023:

Balance-January 1, 2023	$107,860
Change in provision for credit losses	(102,112)
Balance-December 31, 2023	$5,748

Property and Equipment

Property and equipment are recorded at cost and presented net of accumulated depreciation. Major additions and betterments are capitalized while maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed. Property and equipment are depreciated on the straight-line basis over their estimated useful lives (3 years for computer equipment).

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. Goodwill is reviewed for impairment at least annually, in December, or more frequently if a triggering event occurs between impairment testing dates. As of December 31, 2023, the Company had one operating segment, which was deemed to be its reporting unit, for the purpose of evaluating goodwill impairment.

The Company’s impairment assessment begins with a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. Qualitative factors may include, macroeconomic conditions, industry and market considerations, cost factors, and other relevant entity and Company specific events. If, based on the qualitative test, the Company determines that it is “more likely than not” that the fair value of a reporting unit is less than its carrying value, then we evaluate goodwill for impairment by comparing the fair value of our reporting unit to its respective carrying value, including its goodwill. If it is determined that it is not likely that the fair value of the reporting unit is less than its carrying value, then no further testing is required.

The selection and assessment of qualitative factors used to determine whether it is more likely than not that the fair value of a reporting unit exceeds the carrying value involves significant judgment and estimates. Fair values may be determined using a combination of both income and market-based approaches. There were no impairments of goodwill recorded for the years ended December 31, 2023 and 2022.

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Deferred Offering Costs

In 2022 and 2023, the Company capitalized fees related to the Merger Agreement (see Note 1-Organization and Note 4-Merger) as an asset. These fees were recognized as a reduction of equity, upon Closing of the Merger on December 14, 2023.

Capitalized deferred offering costs consisted of the following, as of December 14, 2023 and December 31, 2022:

	December 14, 2023	December 31, 2022
SPAC-related legal fees	$2,973,077	$1,264,914
Investment bank advisory services	135,000	135,000
Federal Trade Commission filing fees	125,020	125,020
Total deferred offering costs capitalized	$3,233,097	$1,524,934

The entire balance of Deferred Offering Costs capitalized as of December 14, 2023, was reclassified to Additional Paid-in- Capital, on December 14, 2023, in connection with the closing of the Merger. As a result, there was no Deferred Offering Costs balance as of December 31, 2023.

Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Warrant Liability-related party

The Public Warrants are recognized as derivative liabilities in accordance with ASC 815 Derivatives and Hedging (“ASC 815”). Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statements of operations.

The Public Warrants were initially measured at fair value using a Monte Carlo simulation model and have subsequently been measured based on the listed market price of such warrants. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Warrant liabilities are classified as current liabilities on the Company’s consolidated balance sheets.

Warrant Liability

The GEM Warrants were not considered indexed to the issuer’s stock pursuant to ASC 815, as the holder’s ability to receive one percent of the total consideration received by the Company’s stockholders in connection with a Change of Control in lieu of the Warrant, where the surviving corporation is not publicly traded, adjusts the settlement value based on items outside the Company’s control in violation of the fixed-for-fixed option pricing model. As such, the Company recorded the Warrants as liabilities initially measured at fair value with subsequent changes in fair value recognized in earnings each reporting period.

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The measurement of fair value was determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, exercise price, term, volatility, risk-free rate, probability of dilutive term of three years, and expected time to conversion). The Company determined the Warrants were share issuance costs associated with an aborted offering to purchase equity. Aborted offering costs may not be deferred and charged against proceeds of a subsequent offering. As such, the Company recorded an expense for the corresponding fair value.

Simple Agreements for Future Equity-SAFE

The Company accounts for Simple Agreements for Future Equity (“SAFE”) at fair value in accordance with ASC 480 Distinguishing Liabilities from Equity. The SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the accompanying Consolidated Statement of Operations.

Concentration of Business and Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company has no financial instruments with off-balance sheet risk of loss.

At December 31, 2023, no customers accounted for 10% or more of accounts receivable. At December 31, 2022, three customers accounted for 10% or more of accounts receivable with concentrations of 21%, 16%, and 10% and totaling approximately 47% of the total accounts receivable balance as of December 31, 2022. Total revenues from these customers amounted to $259,635 for the year ended December 31, 2022. For the years ended December 31, 2023 and 2022, no customers accounted for 10% or more of total revenues, respectively.

At December 31, 2023 and 2022, one supplier accounted for 10% or more of accounts payable.

Loss Per Share

Basic loss per share of common stock is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted net loss per share excludes, when applicable, the potential impact of stock options and convertible preferred stock because their effect would be anti-dilutive due to the net loss. Since the Company had a net loss in each of the periods presented, basic and diluted net loss per common share are the same.

The calculation of basic and diluted net loss per share attributable to common stock was as follows:

	As of December 31,
	2023	2022
Numerator:
Net loss attributable to common stock-basic and diluted	$(14,406,262)	$(15,468,502)
Denominator:
Weighted average shares-basic and diluted	6,853,733	6,441,116
Net loss per share attributable to common stock-basic and diluted	$(2.10)	$(2.40)

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Securities that were excluded from loss per share as their effect would be anti-dilutive due to the net loss position that could potentially be dilutive in future periods are as follows:

	As of December 31,
	2023	2022
Options	748,086	370,998
Public warrants	11,500,000	-
GEM warrants	828,533	-
Total	13,076,619	370,998

Leases

The Company determines if an arrangement is a lease at inception and classifies its leases at commencement. Operating leases are presented as right-of-use (“ROU”) assets and the corresponding lease liabilities are included in operating lease liabilities, current and operating lease liabilities, non-current on the Company’s balance sheets. ROU assets represent the Company’s right to use an underlying asset, and lease liabilities represent the Company’s obligation for lease payments in exchange for the ability to use the asset for the duration of the lease term.

ROU assets and lease liabilities are recognized at commencement date and determined using the present value of the future minimum lease payments over the lease term. The Company uses an incremental borrowing rate based on estimated rate of interest for collateralized borrowing since the Company’s leases do not include an implicit interest rate. The estimated incremental borrowing rate considers market data, actual lease economic environment, and actual lease term at commencement date. The lease term may include options to extend when it is reasonably certain that the Company will exercise that option. In addition, the Company does not recognize short-term leases that have a term of twelve months or less as ROU assets or lease liabilities. The Company recognizes operating lease expense on a straight-line basis over the lease term.

The Company has lease agreements which contain both lease and non-lease components, which it has elected to account for as a single lease component when the payments are fixed. As such, variable lease payments, including those not dependent on an index or rate, such as real estate taxes, common area maintenance, and other costs that are subject to fluctuation from period to period are not included in lease measurement.

The Company evaluates long-lived assets for recoverability if there are indicators of potential impairment. Indicators of potential impairment may include subleasing a location for less than the head lease cost. If there are indicators of potential impairment, the Company will test the assets for recoverability. If the undiscounted cash flows estimated to be generated are less than the carrying value of the underlying assets, the assets are deemed impaired. If it is determined that assets are impaired, an impairment loss is calculated based on the amount that the asset’s book value exceeds its fair value.

Revenue Recognition

Revenue is generated through Banzai providing marketing and webinar platform subscription software service for a set period of time. The Statement of Work (“SOW”) or Invoice, and the accompanying documents are negotiated and signed by both parties (if applicable). Alternatively, customer contracting is achieved via self service and invoicing is initiated automatically once the customer accepts the terms and conditions on the platform, based on their selection of the desired subscription product. When execution or completion of the contract occurs, the contract is valid and revenue is earned when the service is provided for each period of performance, daily. The amount is paid by the customer based on the contract terms monthly, quarterly, or annually, with the majority paid via credit card processing.

The Company recognizes revenue in an amount that reflects the consideration to which it expects to be entitled in exchange for the transfer of promised services to its customers. To determine revenue recognition for contracts with customers, the Company performs the following steps described in ASC 606: (1) identifies the contract with the customer, or Step 1, (2) identifies the performance obligations in the contract, or Step 2, (3) determines the transaction price, or Step 3, (4) allocates the transaction price to the performance obligations in the contract, or Step 4, and (5) recognizes revenue when (or as) the entity satisfies a performance obligation, or Step 5.

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Revenue from contracts with customers are not recorded until the Company has the approval and commitment from the parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of the consideration is probable. The Company also evaluates the following indicators, amongst others, when determining whether it is acting as a principal in the transaction (and therefore whether to record revenue on a gross basis): (i) whether the Company is primarily responsible for fulfilling the promise to provide the specified good or service, (ii) whether the Company has the inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customerCan and (iii) whether the Company has the discretion to establish the price for the specified good or service. If the terms of a transaction do not indicate that the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and therefore, the associated revenue is recognized on a net basis (that is revenue net of costs).

Revenue is recognized once control passes to the customer. The following indicators are evaluated in determining when control has passed to the customer: (i) whether the Company has a right to payment for the product or service, (ii) whether the customer has legal title to the product or service, (iii) whether the Company has transferred physical possession of the product or service to the customer, (iv) whether the customer has the significant risk and rewards of ownership of the product or service and (v) whether the customer has accepted the product or service. When an arrangement contains more than one performance obligation, the Company will allocate the transaction price to each performance obligation on a relative standalone selling price basis. The Company utilizes the observable price of products and services when they are sold separately to similar customers in order to estimate standalone selling price.

Costs of Revenue

Costs of revenue consist primarily of infrastructure, streaming service, data license and contracted services costs, as well as merchant fees and payroll costs.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were $941,737 and $783,764 for the years ended December 31, 2023 and 2022, respectively, which are included in general and administrative expenses on the consolidated statements of operations.

Stock-Based Compensation

The Company expenses stock-based compensation to employees and non-employees over the requisite service period based on the estimated grant-date fair value of the awards in accordance with ASC 718, Stock Compensation. The Company accounts for forfeitures as they occur. The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

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Derivative Financial Instruments

The Company evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract in the Company’s balance sheet. Refer to Note 8-Fair Value Measurements and Note 14-Debt for further detail.

Fair Value of Financial Instruments

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, the Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs). The fair value hierarchy is divided into three levels based on the source of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management during the years ended December 31, 2023 and 2022. The carrying amount of cash, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, deferred revenue, and other current liabilities approximated their fair values as of December 31, 2023 and 2022. During 2022, the Company carried convertible notes bifurcated embedded derivatives and Simple Agreements for Future Equity (“SAFE”) investments at their fair value (see Note 8-Fair Value Measurements for fair value information).

Business Combinations

The Company accounts for business combinations in accordance with FASB ASC 805 (“ASC 805”), Business Combinations. Accordingly, identifiable tangible and intangible assets acquired and liabilities assumed are recorded at their estimated fair values, the excess of the purchase consideration over the fair values of net assets acquired is recorded as goodwill, and transaction costs are expensed as incurred.

Recent Accounting Pronouncements

Recent accounting pronouncements not yet effective

In December 2023, the FASB issued ASU 2023-09 (Topic 740), Improvements to income tax disclosures, which enhances the disclosure requirements for the income tax rate reconciliation, domestic and foreign income taxes paid, requiring disclosure of disaggregated income taxes paid by jurisdiction, unrecognized tax benefits, and modifies other income tax-related disclosures. The amendments are effective for annual periods beginning after December 15, 2024. Early adoption is permitted and should be applied prospectively. The Company is currently evaluating the effect of adopting this guidance on its consolidated financial statements.

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4. Reverse Merger Capitalization with 7GC & Co. Holdings Inc.

On December 14, 2023 (the “Closing Date”), Banzai consummated the previously announced Merger with 7GC, as a result of which Banzai became a wholly-owned subsidiary of 7GC. While 7GC was the legal acquirer of Banzai in the merger, for accounting purposes, Legacy Banzai was deemed to be the accounting acquirer in the merger. The determination was primarily based on Legacy Banzai’s stockholders having a majority of the voting power in the combined Company, Legacy Banzai having the ability to appoint a majority of the Board of Directors of the Company, Legacy Banzai’s existing management team comprising the senior management of the combined Company, Legacy Banzai comprising the ongoing operations of the combined Company and the combined Company assumed the name “Banzai International, Inc.”. Accordingly, for accounting purposes, the merger was treated as the equivalent of Legacy Banzai issuing stock for the net assets of 7GC, accompanied by a recapitalization. The net assets of 7GC are stated at historical cost, with no goodwill or other intangible assets recorded.

Preferred Stock Conversion

Immediately prior to the First Merger (the “First Effective Time”), each share of Legacy Banzai Series A preferred stock, par value $0.0001 (the “Legacy Banzai Preferred Stock”), that was issued and outstanding was automatically converted into one share of Legacy Banzai Class A Common Stock, par value $0.0001 (the “Legacy Banzai Class A Common Stock”) in accordance with the Amended and Restated Certificate of Incorporation of Legacy Banzai, such that each converted share of Legacy Banzai Preferred Stock was no longer outstanding and ceased to exist, and each holder of shares of Legacy Banzai Preferred Stock thereafter ceased to have any rights with respect to such securities.

At the First Effective Time, by virtue of the First Merger and without any action on the part of 7GC, First Merger Sub, Legacy Banzai or the holders of any of the following securities:

(a)	each outstanding share of Legacy Banzai Class A Common Stock, including the shares of Legacy Banzai Class A Common Stock from the conversion of the Legacy Banzai Preferred Stock described above, and each outstanding share of Class B common stock of Legacy Banzai, par value $0.0001 per share (the “Legacy Banzai Class B Common Stock” and together with Legacy Banzai Class A Common Stock, “Legacy Banzai Common Stock”) (in each case, other than dissenting shares and any shares held in the treasury of Legacy Banzai), was cancelled and converted into the right to receive a number of shares of Class A Common Stock or a number of shares of Class B common stock of the Company, par value $0.0001 (“Class B Common Stock” and, collectively with Class A Common Stock, the “Common Stock”), respectively, equal to (x) the Per Share Value (as defined below) divided by (y) $10.00 (the “Exchange Ratio”);

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(b)	(1) each option to purchase Legacy Banzai Class A Common Stock (“Legacy Banzai Option”), whether vested or unvested, that was outstanding immediately prior to the First Effective Time and held by any securityholders of Legacy Banzai immediately prior to the First Effective Time (each, a “Pre-Closing Holder”) who was providing services to Legacy Banzai immediately prior to the First Effective Time (a “Pre-Closing Holder Service Provider”), was assumed and converted into an option (a “Company Option”) to purchase shares of Class A Common Stock, calculated in the manner set forth in the Merger Agreement; and (2) the vested portion of each Legacy Banzai Option that was outstanding at such time and held by a Pre-Closing Holder who was not then providing services to Legacy Banzai (a “Pre-Closing Holder Non-Service Provider”) was assumed and converted into a Company Option to purchase shares of Class A Common Stock, calculated in the manner set forth in the Merger Agreement;

(c)

each right of each SAFE investor to receive a portion of the Total Consideration (as defined below) pursuant to certain Simple Agreements for Future Equity (“each, a “SAFE Agreement”) that was outstanding immediately prior to the First Effective Time was cancelled and converted into the right (each, a “SAFE Right”) to receive a number of shares of Class A Common Stock equal to (i) the Purchase Amount as defined in the applicable SAFE Agreement that governed such SAFE Right (the “SAFE Purchase Amount”) in respect of such SAFE Right divided by the Valuation Cap Price as defined in each SAFE Agreement in respect of such SAFE Right multiplied by (ii) the Exchange Ratio; and

(d)	each Subordinated Convertible Note set forth in Section 1.1(a) of the Legacy Banzai disclosure schedules to the Merger Agreement (the “Subordinated Convertible Notes”) that was outstanding immediately prior to the First Effective Time was cancelled and converted into the right to receive a number of shares of Class A Common Stock equal to (i) all of the outstanding principal and interest in respect of such Subordinated Convertible Note, divided by the quotient obtained by dividing the Valuation Cap by the Fully Diluted Capitalization (each as defined in and determined pursuant to the terms of such Subordinated Convertible Note) in respect of such Subordinated Convertible Note, multiplied by (ii) the Exchange Ratio.

(e)	“Per Share Value” equals (i) an amount equal to $100,000,000, payable in shares of Class A Common Stock or shares of Class B Common Stock, as applicable (the “Total Consideration”), divided by (ii) (A) the total number of shares of Legacy Banzai Class A Common Stock and Legacy Banzai Class B Common Stock issued and outstanding as of immediately prior to the First Effective Time, (B) the maximum aggregate number of shares of Legacy Banzai Class A Common Stock issuable upon full exercise of Legacy Banzai Options issued, outstanding, and vested immediately prior to the First Effective Time, (C) the maximum aggregate number of shares of Legacy Banzai Class A Common Stock issuable upon conversion of certain senior convertible notes outstanding as of immediately prior to the First Effective Time at the applicable conversion price, (D) the maximum aggregate number of shares of Legacy Banzai Class A Common Stock issuable upon conversion of all of the outstanding principal and interest under the Subordinated Convertible Notes as of immediately prior to the First Effective Time at the applicable conversion price, and (E) the maximum aggregate number of shares of Legacy Banzai Class A Common Stock issuable upon conversion of the SAFE Purchase Amount under each SAFE Right as of immediately prior to the First Effective Time at the applicable SAFE Conversion Price.

At the effective time of the Second Merger (the “Second Effective Time”), by virtue of the Second Merger and without any action on the part of 7GC, Surviving Corporation, Second Merger Sub or the holders of any securities of 7GC or the Surviving Corporation or the Second Merger Sub, each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time was cancelled and extinguished, and no consideration was delivered therefor.

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Retroactive Restatement for Conversion of Common Stock and Series A Preferred Stock by Applying Exchange Ratio

Upon the closing of the merger, holders of Legacy Banzai common stock and Series A preferred stock received shares of common stock in an amount determined by application of the Exchange Ratio. In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparable periods, prior to the merger, up to December 14, 2023, to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Banzai’s stockholders in connection with the merger. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Banzai’s outstanding Series A preferred stock and Legacy Banzai’s common stock prior to the merger have been retroactively restated as shares reflecting the exchange ratio of approximately 0.6147 established in the merger. Legacy Banzai’s Series A preferred stock previously classified as temporary equity was retroactively adjusted, converted into common stock and reclassified to permanent equity as a result of the reverse recapitalization. The consolidated assets, liabilities, and results of operations prior to the merger are those of Legacy Banzai.

The aggregate consideration payable to securityholders of Banzai at the Closing Date was equal to $100,000,000. Holders of 3,207,428 shares of 7GC’s Class A common stock, par value $0.0001 per share (“7GC Class A Common Stock”), exercised their right to redeem their shares for cash at a redemption price of approximately $10.76 per share, for an aggregate redemption amount of $34,524,065. Immediately prior to the Closing Date, each share of Banzai’s Preferred Stock that was issued and outstanding was automatically converted into one share of Banzai’s Class A Common Stock, par value $0.0001 per share. Each share of Banzai’s Class B Common Stock that was not held by the Chief Executive Officer of the Company converted to one share of Banzai’s Class A Common Stock, while the Chief Executive Officer received Class B Common Stock.

On the terms and subject to the conditions set forth in the Merger Agreement, at the Second Effective Time, each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time was cancelled and no consideration was delivered therefore.

Treatment of Outstanding Equity Awards

In addition, as of the First Effective Time: (i) each Legacy Banzai Option, whether vested or unvested, that was outstanding immediately prior to the First Effective Time and held by a Pre-Closing Holder Service Provider, was assumed and converted into a Company Option with respect to a number of shares of Class A Common Stock calculated in the manner set forth in the Merger Agreement; and (ii) the vested portion of each Legacy Banzai Option that was outstanding at such time and held by a Pre-Closing Holder Non-Service Provider was assumed and converted into a Company Option with respect to a number of shares of Class A Common Stock calculated in the manner set forth in the Merger Agreement. See Note 19-Stock-Based Compensation for further details related to the outstanding equity awards.

Treatment of SAFE Rights

As of the First Effective Time, each SAFE Right that was outstanding immediately prior to the First Effective Time was cancelled and converted into and became the right to receive a number of shares of Class A Common Stock equal to the SAFE Purchase Amount in respect of such SAFE Right divided by the SAFE Conversion Price in respect of such SAFE Right multiplied by (ii) the Exchange Ratio. See Note 16-Simple Agreements for Future Equity for further details related to the SAFEs.

Treatment of Convertible Notes

As of the First Effective Time, each Subordinated Convertible Note that was outstanding immediately prior to the First Effective Time was cancelled and converted into the right to receive a number of shares of Class A Common Stock equal to (i) all of the outstanding principal and interest in respect of such Subordinated Convertible Note divided by the Subordinated Convertible Note Conversion Price in respect of such Subordinated Convertible Note, multiplied by (ii) the Exchange Ratio. In connection with the Forbearance Agreement and amended and restated Senior Convertible Notes, each Senior Convertible Note remained outstanding following the Closing (to be convertible at CP BF’s option into shares of Class A Common Stock after the Merger).

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On December 14, 2023, Legacy Banzai entered into the Forbearance Amendment, pursuant to which CP BF agreed not to exercise any right or remedy under the Loan Agreement with CP BF entered into on February 19, 2021 (the “CP BF Loan Agreement”), including its right to accelerate the aggregate amount outstanding under the CP BF Loan Agreement, until (a) the date that is the earlier of the date that all Yorkville Promissory Notes to be issued under the SEPA (See below for further detail) have been repaid (and/or converted) in full, or (b) six months after the Closing of the Merger. See below and Note 14-Debt for further details.

Material Agreements Related to the Close of the Merger

In connection with the close of the merger, the following material agreements and transactions were entered into by 7GC and Legacy Banzai:

●	Sponsor Forfeiture Agreement-On August 4, 2023, 7GC, 7GC & Co. Holdings LLC, a Delaware limited liability company (the “Sponsor”), and Legacy Banzai entered into a Sponsor Forfeiture Agreement (the “Sponsor Forfeiture Agreement”), pursuant to which, contingent upon Closing, the Sponsor agreed to forfeit all 7,350,000 of its private placement warrants to purchase shares of 7GC Class A Common Stock, exercisable at $11.50 per share (the “Forfeited Private Placement Warrants”), acquired by the Sponsor in December 2020 in connection with the IPO. At the Closing, the Forfeited Private Placement Warrants were transferred from the Sponsor to 7GC for cancellation in exchange for no consideration, and 7GC retired and cancelled all of the Forfeited Private Placement Warrants.

●	Yorkville Standby Equity Purchase Agreement (“SEPA”)-On December 14, 2023, the Company entered into the Original SEPA with Legacy Banzai and Yorkville. Additionally, Yorkville agreed to advance to the Company the principal amount of $3.5 million, which was subsequently increased pursuant to the SEPA Supplemental Agreement by $1.0 million to an aggregate principal amount of $4.5 million (the “Pre-Paid Advance”). The Pre-Paid Advance is evidenced by promissory notes convertible into shares of Class A Common Stock (each, a “Yorkville Promissory Note”). See Note 14-Debt and Note 18-Equity for further details of these transactions.

●	Share Transfer Agreements and Alco Promissory Notes-In connection with the Merger, Legacy Banzai issued the Alco September 2023 Promissory Note and the Alco November 2023 Promissory Note and entered into certain share transfer agreements (the “Prior Transfer Agreements”), dated October 3, 2023 and November 16, 2023, with Alco, 7GC and Sponsor, pursuant to which the parties agreed, concurrently with and contingent upon the Closing, that the Sponsor would forfeit 150,000 and 75,000 shares of 7GC Class B Common Stock and the Company would issue to Alco 150,000 and 75,000 shares of Class A Common Stock.

On December 13, 2023, in connection with the Merger, 7GC and the Sponsor entered into a share transfer agreement (the “December Share Transfer Agreement”) with Alco, pursuant to which for each $10.00 in principal borrowed under the New Alco Note, the Sponsor agreed to forfeit three shares of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive three shares of Class A Common Stock, in each case, at (and contingent upon) the Closing, with such forfeited and issued shares capped at an amount equal to 600,000. Additionally, in connection with the December Share Transfer Agreement, (a) Legacy Banzai issued the New Alco Note to Alco in the aggregate principal amount of $2.0 million, which bears interest at a rate of 8% per annum and will be due and payable on December 31, 2024, and (b) Legacy Banzai, Alco, and CP BF Lending, LLC agreed to amend that certain Subordinated Promissory Note issued by Legacy Banzai to Alco on September 13, 2023 in the aggregate principal amount of $1.5 million to extend the maturity date from January 10, 2024 to September 30, 2024 (the “Alco Note Amendment”). Immediately prior to, and substantially concurrently with, the Closing, (i) the Sponsor surrendered and forfeited to 7GC for no consideration an aggregate of 825,000 shares of 7GC Class B Common Stock and (ii) the Company issued to Alco 825,000 shares of Class A Common Stock pursuant to the Share Transfer Agreements. See Note 14-Debt for further details of these transactions.

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●	GEM Agreements-On May 27, 2022, Legacy Banzai entered into a certain share purchase agreement with GEM (the “GEM Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions of the GEM Agreement, GEM was to purchase from Legacy Banzai (or its successor per the GEM Agreement) up to the number of duly authorized, validly issued, fully paid and non-assessable shares of common stock having an aggregate value of $100,000,000. Further, in terms of the GEM Agreement, on the date of public listing of Legacy Banzai, Legacy Banzai was required to make and execute a warrant granting GEM the right to purchase up to the number of common shares of Legacy Banzai that would be equal to 3% of the total equity interests, calculated on a fully diluted basis, and at an exercise price per share equal to the lesser of (i) the public offering price or closing bid price on the date of public listing or (ii) the quotient obtained by dividing $650 million by the total number of equity interests.

On December 13, 2023, Legacy Banzai and GEM entered into that certain binding term sheet (the “GEM Term Sheet”) and, on December 14, 2023, a letter agreement (the “GEM Letter”), agreeing to terminate in its entirety the GEM Agreement by and between Legacy Banzai and GEM, other than with respect to the Company’s obligation (as the post-combination company in the Merger) to issue to GEM a warrant (the “GEM Warrant”) granting the right to purchase Class A Common Stock in an amount equal to 3% of the total number of equity interests outstanding as of the Closing, calculated on a fully diluted basis, at an exercise price on the terms and conditions set forth therein, in exchange for issuance of a $2.0 million convertible debenture with a five-year maturity and 0% coupon, with the documentation of such debenture to be agreed upon and finalized promptly following the Closing. See Note 15-Warrant Liabilities for further details of these transactions, and Note 21-Subsequent Events for details related to the subsequent settlement agreement entered into with GEM, in 2024.

●	7GC Promissory Notes-On December 12, 2023, in connection with the Merger, the Sponsor came to a non-binding agreement with 7GC to amend the optional conversion provision of the 7GC Promissory Notes, consisting of (i) the 7GC 2022 Promissory Note, issued by 7GC to the Sponsor, pursuant to which 7GC may borrow up to $2,300,000 from the Sponsor, and (ii) the 2023 Promissory Note, to provide that the Sponsor has the right to elect to convert up to the full amount of the principal balance of the 7GC Promissory Notes, in whole or in part, 30 days after the Closing at a conversion price equal to the average daily VWAP of Class A Common Stock for the 30 trading days following the Closing (equal to approximately $2.86 per share). See Note 14-Debt and Note 6-Related Party Transactions for further details of this transaction, and Note 21-Subsequent Events for details related to the subsequent conversion of the 7GC Promissory Notes, in 2024.

●	CP BF Senior Convertible Notes-On February 19, 2021, Legacy Banzai issued the First Senior Convertible Note in an aggregate principal amount of $1,500,000 to CP BF in connection with the Loan Agreement. On October 10, 2022, the Loan Agreement was amended, whereby CP BF waived payment by Banzai of four months of cash interest with respect to the term loan under the Loan Agreement in replacement for the Second Senior Convertible Note in an aggregate principal amount of $321,345. On August 24, 2023, Legacy Banzai and CP BF entered into the Forbearance Agreement, in connection with which they agreed to amend and restate the Senior Convertible Notes so that they would not convert at the Closing of the Merger as a “Change of Control.” After Closing, the Senior Convertible Notes became convertible, at CP BF’s option on 5 days’ written notice to the Company, into shares of Class A Common Stock. The Senior Convertible Notes provide that, at all times after a SPAC Transaction (as defined in the Senior Convertible Notes), the conversion price for any such conversion is approximately $4.35 per share (subject to adjustment as set forth therein). See Note 14-Debt for further details of this transaction.

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●	Cantor Fee Agreement-On November 8, 2023, Cantor Fitzgerald & Co. (“Cantor”) and 7GC entered into the Fee Reduction Agreement, pursuant to which Cantor agreed to forfeit $4,050,000 of the aggregate of $8,050,000 of deferred underwriting fees payable (“Original Deferred Fee”), with the remaining $4,000,000 payable by 7GC to Cantor (the “Reduced Deferred Fee”) following the Closing of the Merger. Pursuant to the Fee Reduction Agreement, the Reduced Deferred Fee was payable in the form of the Cantor Fee Shares, calculated as a number of shares of Class A Common Stock equal to the greater of (a) 400,000 or (b) the quotient obtained by dividing (x) the Reduced Deferred Fee by (y) the dollar volume-weighted average price for the shares of Class A Common Stock on Nasdaq, over the five trading days immediately preceding the date of filing of this resale registration statement on Form S-1, as reported by Bloomberg through its “AQR” function (as adjusted for any stock dividend, split, combination, recapitalization or other similar transaction). 7GC and Cantor amended the Fee Reduction Agreement on December 28, 2023 to provide that the Reduced Deferred Fee was payable in the form of 1,113,927 shares of Class A Common Stock and to provide that Cantor is subject to a 12-month lock-up with respect to the Cantor Fee Shares. On December 28, 2023, the Company issued the Cantor Fee Shares to Cantor, covering the Reduced Deferred Fee in accordance with the Fee Reduction Agreement. Pursuant to the Fee Reduction Agreement, the Company also agreed to use its reasonable best efforts to have the registration statement declared effective by the SEC by the 120th calendar day after December 29, 2023, the date of the initial filing thereof, and to maintain the effectiveness of such registration statement until the earliest to occur of (i) the second anniversary of the date of the effectiveness thereof, (ii) the Cantor Fee Shares shall have been sold, transferred, disposed of or exchanged by Cantor, and (iii) the Cantor Fee Shares issued to Cantor may be sold without registration pursuant to Rule 144 under the Securities Act (such obligations, the “Cantor Registration Rights Obligations”). See Note 17-Commitments and Contingencies for further details of this transaction.

Upon the closing of the merger, the Company’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 350,000,000 shares, consisting of 250,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock, and 75,000,000 shares of Preferred Stock, all having a par value of $0.0001 per share. As of December 31, 2023, there were 16,019,256 shares of Common Stock and no shares of Preferred Stock outstanding.

Reconciliation of the Merger to the Company’s Consolidated Financial Statements

The following table reconciles the elements of the Merger to the consolidated statements of cash flows:

Recapitalization
Deferred underwriting fees assumed	$4,000,000
Convertible notes payable assumed	2,550,000
Warrant liabilities assumed	460,000
Less: effect on equity	(14,625,462)
Effect of reverse recapitalization, net of transaction costs	$(7,615,462)

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The following table reconciles the elements of the Merger to the consolidated statements of changes in stockholders’ deficit:

Recapitalization
Cash	$197,166
Non-cash net working capital assumed	(7,812,628)
Deferred underwriting fees assumed	(4,000,000)
Convertible notes payable assumed	(2,550,000)
Fair value of assumed warrant liabilities	(460,000)
Transaction costs	(3,233,097)
Effect of reverse recapitalization	$(17,858,559)

The effect of the reverse recapitalization above differs from the effect of equity on the consolidated statements of cash flows, due to the transaction costs.

Effect of Merger on Class A and Class B Common Stock

Upon the Close of the Merger, holders of Legacy Banzai common stock and Series A preferred stock were converted into shares of common stock in an amount determined by application of the Exchange Ratio. As noted above, the equity structure has been restated in all comparable periods, prior to the Merger, up to December 14, 2023, to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Banzai’s stockholders in connection with the Merger. At January 1, 2022, the Company had 8,276,972 shares of common stock issued and outstanding, consisting of 1,956,972 shares of Class A common stock and 6,320,000 shares of Class B common stock. Additionally, the company had 2,328,823 shares of Series A preferred stock outstanding. The retrospective impact of the recapitalization to Class A common stock and Class B common stock was a decrease of 754,119 and 2,435,327, respectively. The retrospective impact of the Series A preferred stock outstanding was a decrease of 897,380 shares. The total impact to common stock was 1,758,003 which was determined by the decrease in the Class A and Class B common stock of 754,119 and 2,435,327, respectively, offset by the increase of reclassification of the Series A preferred stock into common stock of 1,431,443.

The total shares of common stock issued and outstanding at December 31, 2022, after giving effect to the recapitalization and activity during the year, was 6,445,599, consisting of 2,560,926 shares of Class A common stock and 3,884,673 shares of Class B common stock. At December 31, 2023, the Company had 16,019,256 shares of common stock issued and outstanding, consisting of 13,708,122 shares of Class A common stock and 2,311,134 shares of Class B common stock.

5. Asset Disposal

Disposal of High Attendance Assets

On July 1, 2022, the Company sold the assets and liabilities of High Attendance, a subsidiary of the Company, back to its former owner (the “Buyer”), from whom the assets were originally purchased during the year ended December 31, 2020 pursuant to an Asset Purchase Agreement. At the time of the sale, the Buyer was employed by and a shareholder of the Company. The sale was accounted for as a nonmonetary transaction as the Company determined the sale of the High Attendance asset group represents the rescission of the prior acquisition of these assets in the asset acquisition which occurred during the year ended December 31, 2020.

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The assets and liabilities of High Attendance were exchanged for the cancellation of 81,908 shares of restricted Class A Common Stock of the Company, par value $0.0001 per share, held by the former owner of High Attendance, and which were previously granted to the Buyer as consideration for the acquisition of High Attendance during the year ended December 31, 2020. As additional consideration for the Buyer’s assumption of liabilities relating to the purchased assets of High Attendance, the Company paid $17,500 to the Buyer at closing. The shares of restricted Class A Common Stock had vesting terms over 24 months of continuous service from the date of the initial purchase during the year ended December 31, 2020.

In accordance with the provisions of ASC 845 Nonmonetary Transactions, the Company recorded the cancellation of 81,908 shares of restricted Class A Common Stock as a reduction of additional paid in capital, and no gain or loss was recorded in this transaction.

6. Related Party Transactions

7GC Related Party Promissory Notes

On December 21, 2022, 7GC issued an unsecured promissory note (the “December 2022 7GC Note”) to the Sponsor, 7GC & Co. Holdings LLC, which provides for borrowings from time to time of up to an aggregate of $2,300,000. Up to $500,000 of the December 2022 7GC Note may be drawn and used for Working Capital Drawdowns and up to $1,800,000 of the December 2022 7GC Note may be drawn and used for Extension Drawdowns. 7GC borrowed $1,100,000 under the December 2022 7GC Note on December 21, 2022, $900,000 of which was an Extension Drawdown and $200,000 of which was a Working Capital Drawdown. The December 2022 7GC Note does not bear interest and is repayable in full upon the earlier of the consummation of a Business Combination or the date 7GC liquidates the Trust Account upon the failure to consummate a Business Combination within the requisite time period. Upon the consummation of a Business Combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the December 2022 7GC Note, in whole or in part, into that number of shares of Class A common stock, $0.0001 par value per share, of 7GC (the “Converted Shares”) equal to the principal amount of the December 2022 7GC Note so converted divided by $10.00. The terms of the Converted Shares, if issued, will be identical to the terms of 7GC’s Public Shares, except that the Converted Shares (x) will not be registered under the Securities Act, and (y) will be subject to the terms of that certain letter agreement, dated as of December 22, 2020, among 7GC, the Sponsor, and certain other parties thereto. The December 2022 7GC Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the December 2022 7GC Note and all other sums payable with regard to the December 2022 7GC Note becoming immediately due and payable. On February 9, 2023, 7GC borrowed an additional $177,500 under the December 2022 7GC Note which was a Working Capital Drawdown. During the three months ended June 30, 2023 an additional $122,500 was borrowed under the Working Capital Drawdown, for a total outstanding of $500,000. During the three months ended June 30, 2023 an additional $900,000 was borrowed as an Extensions drawdown, for a total outstanding of $1,800,000.

On October 3, 2023, 7GC issued an additional unsecured promissory note (the “October 2023 7GC Note”, together with the December 2022 7GC Note, the “ 7GC Promissory Notes”) to the Sponsor, which provides for borrowings from time to time of up to an aggregate of $500,000 for working capital purposes. The October 2023 7GC Note does not bear interest and is repayable in full upon the earlier of the consummation of a Business Combination or the date 7GC liquidates the Trust Account established in connection with 7GC’s Initial Public Offering upon the failure of 7GC to consummate a Business Combination within the requisite time period. Upon the consummation of a Business Combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the October 2023 7GC Note, in whole or in part, into that number of the Converted Shares, equal to the principal amount of the October 2023 7GC Note so converted divided by $10.00.

Upon Closing of the Merger, Banzai assumed the 7GC Promissory Notes which remained outstanding as of December 31, 2023. As of December 31, 2023, $2,540,091 was outstanding on the loans. See Note 14-Debt for further details of these transactions and associated balances and Note 21-Subsequent Events for details related to the subsequent conversion of the 7GC Promissory Notes, in 2024.

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Due to Related Party of 7GC

During the year ended December 31, 2023, the Sponsor paid certain expenses on behalf of 7GC. Upon Closing of the Merger, Banzai assumed the $67,118 liability. As of December 31, 2023, the entire balance remained outstanding and is included within due to related party under current liabilities on the accompanying consolidated balance sheet.

Legacy Banzai Related Party Transactions

During 2022 and 2023, Legacy Banzai issued Promissory Notes and Convertible Notes to related parties. See Note 14-Debt for further details related to these transactions and associated balances. Legacy Banzai also entered into Simple Agreements for Future Equity (SAFE) arrangements with related parties during 2021. See Note 16-Simple Agreements for Future Equity for further details of these transactions and associated balances.

7. Revenue

Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on considerations specified in terms and conditions agreed to by a customer. Furthermore, the Company recognizes revenue when a performance obligation is satisfied by transferring control of the service to the customer, which occurs over time.

The Company’s services include providing end-to-end video engagement solutions that provide a fast, intuitive and powerful platform of marketing tools that create more intent-driven videos, webinars, virtual events and other digital and in-person marketing campaigns.

As noted within the SOW’s and invoices, agreements range from monthly to annual and Banzai generally provides for net 30-day payment terms with the payment made directly through check or electronic means.

Banzai’s Management believes its exposure to credit risk is sufficiently mitigated by collection through credit card sales or direct payment from established clients.

The Company follows the provisions of ASC 606, under which the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognize revenues following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Sales, value add, and other taxes collected on behalf of third parties are excluded from revenue.

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Nature of Products and Services

The following is a description of the Company’s products and services from which the Company generates revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each, as applicable:

Demio

The Demio product is a full-stack technology that marketers can leverage live and automated for video marketing content such as webinars and virtual events. Software products are provided to Demio customers for a range of attendees and hosts within a specified time frame at a specified established price. The performance obligations identified include access to the suite and platform, within the parameters established, and within the standards established in the agreement. Contracts include a standalone selling price for the number of webinars and hosts as a performance obligation. There are no financing components and payments are typically net 30 of date or receipt of invoice. It is nearly 100% certain that a significant revenue reversal will not occur. The Company recognizes revenue for its sale of Demio services over time which corresponds with the period of time that access to the service is provided.

Reach

While the Reach product is in the process of being phased out, the Company continues to generate revenues from the product. The Reach product provides a multi-channel targeted audience acquisition (via Reach) to bolster engagement and Return on Investment (ROI). Banzai enables marketing teams to create winning webinars and virtual and in-person events that increase marketing efficiency and drive additional revenue. Software products are provided to Reach customers for a range of simultaneous events and registrations within a specified time frame at a specified established price. The performance obligations identified include access to the suite and platform, within the parameters established, and within the standards established in the agreement. Contracts include a standalone selling price for the number of simultaneous published events as a performance obligation. There are no financing components and payments are typically net 30 of date or receipt of invoice. It is nearly 100% certain that a significant revenue reversal will not occur. The Company recognizes revenue for its sale of Reach services over time which corresponds with the timing the service is rendered.

Service Trade Revenue

The Company has one customer for which the customer is also a vendor. For this one customer, the Company exchanged services for approximately $375,000 and $293,500, during the years ended December 31, 2023 and 2022, respectively.

Disaggregation of Revenue

The following table summarizes revenue by region based on the billing address of customers:

	Year Ended December 31,
	2023		2022
	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Americas	$2,677,050	59%	$3,307,129	62%
Europe, Middle East and Africa (EMEA)	1,511,886	33%	1,588,539	30%
Asia Pacific	372,364	8%	437,311	8%
Total	$4,561,300	100%	$5,332,979	100%

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Contract Balances

Accounts Receivable, Net

A receivable is recorded when an unconditional right to invoice and receive payment exists, such that only the passage of time is required before payment of consideration is due. The Company receives payments from customers based upon agreed-upon contractual terms, typically within 30 days of invoicing the customer. The timing of revenue recognition may differ from the timing of invoicing to customers.

	For The Years Ended December 31,
	2023		2022
	Opening Balance	Closing Balance	Opening Balance	Closing Balance
Accounts receivable, net	$68,416	$105,049	$74,727	$68,416

Costs to Obtain a Contract

Sales commissions, the principal costs incurred to obtain a contract, are earned when the contract is executed. Management has capitalized these costs and amortized the commission expense over time in accordance with the related contract’s term. For the years ended December 31, 2023 and 2022, commission expenses were $299,450 and $434,446, respectively. Capitalized commissions at the years ended December 31, 2023 and 2022 were $51,472 and $69,737, respectively, and are included within Prepaid expenses and other current assets on the Consolidated Balance Sheets.

The following summarizes the Costs to obtain a contract activity during the years ended December 31, 2023 and 2022:

Balance-December 31, 2021	$90,662
Commissions Incurred	343,003
Deferred Commissions Recognized	(363,928)
Balance-December 31, 2022	69,737
Commissions Incurred	242,810
Deferred Commissions Recognized	(261,075)
Balance-December 31, 2023	$51,472

8. Fair Value Measurements

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and during the years ended December 31, 2023 and 2022. The carrying amount of accounts payable approximated fair value as they are short term in nature.

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Fair Value on a Non-recurring Basis

The fair value of non-financial assets measured at fair value on a non-recurring basis, classified as Level 3 in the fair value hierarchy, is determined based on using market-based approaches, or estimates of discounted expected future cash flows.

Fair Value on a Recurring Basis

The Company follows the guidance in ASC 820 Fair Value Measurements and Disclosures for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The estimated fair value of the Public Warrants liabilities represent Level 2 measurements. The estimated fair value of the convertible notes bifurcated embedded derivative liabilities, GEM warrant liabilities, Yorkville convertible note, and SAFE represent Level 3 measurements.

The following table presents information about the Company’s financial instruments that are measured at fair value on a recurring basis at December 31, 2023 and 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2023	December 31, 2022
Liabilities:
Warrant liabilities-public	2	$575,000	$-
GEM warrant liabilities	3	$641,000	$-
Yorkville convertible note	3	$1,766,000	$-
Bifurcated embedded derivative liabilities	3	$-	$845,473
Bifurcated embedded derivative liabilities-related party	3	$-	$1,936,827
SAFE	3	$-	$663,804
SAFE-related party	3	$-	$8,802,196

Warrant Liability-Public Warrants

The Company assumed 11,500,000 Public Warrants in the Merger which remained outstanding as of December 31, 2023. The fair values of the Public Warrants are measured based on the listed market price of such warrants through December 31, 2023. See Note 15-Warrant Liabilities for further details.

For the period from December 14, 2023 through December 31, 2023, the Company recognized a benefit of approximately $115,000 resulting from changes in the fair value of the derivative warrant liabilities, presented as change in fair value of warrant liabilities in the accompanying condensed consolidated statements of operations.

The estimated fair values of the Public Warrants prior to being separately listed and traded, were initially determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

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The following tables set forth a summary of the changes in the fair value of the Public Warrants liability which are Level 2 financial liabilities that are measured at fair value on a recurring basis:

Fair Value
Balance at December 31, 2022	$-
Merger date assumption of public warrants	460,000
Change in fair value	115,000
Balance at December 31, 2023	$575,000

Warrant Liability-GEM Warrants

The measurement of fair value of the GEM Warrants were determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, exercise price, term, volatility, risk-free rate, probability of dilutive term of three years, and expected time to conversion). Refer to Note 15-Warrant Liabilities for further details.

As of December 31, 2023, the Company recognized a benefit (loss) of approximately $1,807,000, resulting from changes in the fair value of the derivative warrant liabilities, presented as change in fair value of warrant liabilities in the accompanying condensed consolidated statements of operations.

The following tables set forth a summary of the changes in the fair value of the GEM Warrants liability which are Level 3 financial liabilities that are measured at fair value on a recurring basis:

Fair Value
Balance at December 31, 2022	$-
Issuance of GEM warrants	2,448,000
Change in fair value	(1,807,000)
Balance at December 31, 2023	$641,000

Yorkville Convertible Note

The measurement of fair value of the Yorkville convertible note were determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, term, volatility, risk-free rate, and probability of optional redemption). Refer to Note 14-Debt for further details.

Issuance of yorkville convertible note

As of December 31, 2023, the Company recognized a benefit (loss) of approximately $(34,000) resulting from changes in the fair value of the Yorkville convertible note, presented as change in fair value of convertible promissory notes in the accompanying condensed consolidated statements of operations.

The following tables set forth a summary of the changes in the fair value of the Yorkville convertible note which is a Level 3 financial liability measured at fair value on a recurring basis:

Fair Value
Balance at December 31, 2022	$-
Issuance of yorkville convertible note	1,800,000
Change in fair value	(34,000)
Balance at December 31, 2023	$1,766,000

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Bifurcated Embedded Derivative Liability

The fair value of the embedded put option was determined using a Black Scholes option pricing model. Estimating fair values of embedded conversion features requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. Because the embedded conversion features are initially and subsequently carried at fair values, the Company’s consolidated statements of operations will reflect the volatility in these estimate and assumption changes. On December 14, 2023, all outstanding principal and accrued interest, including the carrying value of any related embedded derivative, related to the Related Party Convertible Notes and Third Party Convertible Notes converted into the Company’s Class A Common Stock pursuant to the close of the Merger Agreement. Refer to Note 14-Debt for further details.

The following tables set forth a summary of the changes in the fair value of the bifurcated embedded derivative liability, related to the Related Party and Third Party Convertible Debt, respectively, which are Level 3 financial liabilities that are measured at fair value on a recurring basis:

	Fair Value
	Related Party	Third Party
Balance at December 31, 2021	$-	$4,000
Issuance of convertible notes with bifurcated embedded derivatives	1,398,595	586,405
Issuance of CP BF convertible notes with bifurcated embedded derivative	1,375	625
Extinguishment of Old Alco Note derivative	(70,000)	-
Change in fair value	606,857	254,443
Balance at December 31, 2022	1,936,827	845,473
Issuance of convertible notes with bifurcated embedded derivative	1,126,451	559,390
Change in fair value	(3,063,278)	(1,404,863)
Balance at December 31, 2023	$-	$-

Simple Agreements for Future Equity (SAFE)

During 2021, the Company entered into Simple Agreements for Future Equity (SAFE) arrangements (the “SAFEs”). In the event of an Equity Financing (as defined in the SAFEs agreements), the SAFEs will automatically convert into shares of the Company’s common or preferred stock at a discount of 15% of the per share price of the shares offered in the Equity Financing (the “Discount Price”). In the event of a Liquidity Event, SPAC Transaction or Dissolution Event (all terms as defined in the SAFEs agreements), the holders of the SAFEs will be entitled to receive cash or shares of the Company’s common or preferred stock. The number of shares required to be issued to settle the SAFEs at the equity financing is variable, because that number will be determined by the discounted fair value of the Company’s equity shares on the date of settlement (i.e., Discount Price). Regardless of the fair value of the shares on the date of settlement, the holder will receive a fixed monetary value based on the Purchase Amount of the SAFE. If there is a Liquidity Event or SPAC Transaction before the settlement or termination of the SAFEs, the SAFEs will automatically be entitled to receive a portion of Proceeds, due and payable immediately prior to, or concurrent with, the consummation of such Liquidity Event or SPAC Transaction, equal to the greater of (i) two times (2x) the Purchase Amount (the “Cash-Out Amount”) or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price (as defined in the SAFEs agreements). Refer to Note 16-Simple Agreements for Future Equity for additional information related to the Company’s SAFEs.

The fair value of the SAFEs was determined using a scenario-based method for the pre-modification SAFE’s and a Monte Carlo simulation method for the post-modification SAFEs. The value of the SAFE liability as of December 31, 2023 and 2022 is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The fair value of the SAFEs on the date of issuance was determined to be $3,836,000. On December 14, 2023, all outstanding principal related to the Third Party SAFEs and Related Party SAFEs converted into the Company’s Class A Common Stock pursuant to the close of the Merger Agreement. Refer to Note 16-Simple Agreements for Future Equity for further details.

F-63

The following tables set forth a summary of the activity of the Related Party and Third Party SAFE liabilities, respectively (See Note 16-Simple Agreements for Future Equity for further detail), which represents a recurring fair value measurement at the end of each reporting period:

	Fair Value
	Related Party	Third Party
Balance at December 31, 2021	$3,121,591	$235,409
Change in fair value	4,078,431	307,569
Loss on modification	1,602,174	120,826
Balance at December 31, 2022	8,802,196	663,804
Change in fair value	(2,752,430)	(207,570)
Conversion of SAFEs	(6,049,766)	(456,234)
Balance at December 31, 2023	$-	$-

9. Property and Equipment

Property and equipment, net consisted of the following at the dates indicated:

	December 31,
	2023	2022
Computers and equipment	$30,867	$30,866
Less: accumulated depreciation	(26,223)	(19,063)
Property and equipment, net	$4,644	$11,803

Depreciation expense for the years ended December 31, 2023 and 2022 was $7,160 and $9,588, respectively.

10. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following at the dates indicated:

	December 31,
	2023	2022
Prepaid expenses and other current assets:
Service Trade	$364,384	$97,875
Prepaid consulting costs	120,332	3,124
Prepaid data license and subscription costs	53,124	40,000
Prepaid commissions	51,472	69,737
Prepaid software costs	29,887	10,255
Prepaid merchant fees	26,224	26,401
Prepaid insurance costs	17,661	15,430
Prepaid advertising and marketing costs	11,074	32,178
Other current assets	66,997	38,507
Total prepaid expenses and other current assets	$741,155	$333,507

F-64

11. Goodwill

The following summarizes our goodwill activity during the years ended December 31, 2023 and 2022:

Total
Goodwill-December 31, 2021	$2,171,526
Impairment	-
Goodwill-December 31, 2022	2,171,526
Impairment	-
Goodwill-December 31, 2023	$2,171,526

As the Company has one operating segment which was deemed to be its only reporting unit, goodwill is allocated to that one reporting unit and the carrying value is determined based on the equity of the entire company for purposes of evaluating goodwill impairment. The last quantitative goodwill impairment analysis was performed on December 31, 2022 where the Company determined that the carrying value of the Company’s reporting unit was negative. As of December 31, 2023, the date of the last goodwill impairment analysis, the reporting unit had a negative carrying value. No impairment of goodwill was identified as of December 31, 2023 or 2022, respectively.

12. Accrued and Other Current Liabilities

Accrued and other current liabilities consisted of the following at the dates indicated:

	December 31, 2023	December 31, 2022
Accrued and other current liabilities:
Accrued legal costs	$2,694,439	$31,355
Accrued accounting and professional services costs	1,511,889	94,573
Sales tax payable	314,873	230,617
Excise tax payable	223,717	-
Accrued payroll and benefit costs	185,504	95,947
Deposits	54,102	-
Accrued streaming service costs	37,765	-
Accrued subscription costs	22,110	28,774
Accrued offering costs	-	261,090
Other current liabilities	149,841	3,017
Total accrued and other current liabilities	$5,194,240	$745,373

13. Deferred Revenue

Deferred revenue represents amounts that have been collected in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The deferred revenue balance does not represent the total contract value of annual or multi-year, non-cancelable revenue agreements. Differences between the revenue recognized per the below schedule, and the revenue recognized per the consolidated statement of operations, reflect amounts not recognized through the deferred revenue process, and which have been determined to be insignificant. For the year ended December 31, 2023, the Company recognized $930,436 in revenue that was included in the prior year deferred revenue balance.

F-65

The change in deferred revenue was as follows for the periods indicated:

	December 31,
	2023	2022
Deferred revenue, beginning of period	$930,436	$1,060,040
Billings	4,781,924	5,040,665
Revenue recognized (prior year deferred revenue)	(930,436)	(1,004,697)
Revenue recognized (current year deferred revenue)	(3,567,828)	(4,165,572)

Deferred revenue, end of period	$1,214,096	$930,436

14. Debt

Convertible Notes

Convertible Notes-Related Party

On March 21, 2022, the Company issued a subordinated convertible promissory note (“Old Alco Note”) for a principal sum of $2,000,000 to Alco Investment Company (“Alco”), a related party. Alco held approximately 5% of the issued equity of the Company, through its ownership of Series A preferred stock. The Old Alco Note bore interest at a rate of 15% per annum until exchanged. The outstanding principal and accrued interest were due and payable on December 31, 2023 (“Original Maturity Date”), provided that, Alco could elect to extend the Original Maturity Date up to two times by additional 12-month increments by delivering written notice to the Company prior to the Original Maturity Date of such election. The outstanding principal and interest under the Old Alco Note was, at the Holder’s election, either (i) effective upon the closing of an Equity Financing (as defined in the agreement), to be converted into shares of the same series of preferred stock of the Company issued to other investors in the Equity Financing (the “Equity Financing Securities”) at a conversion price equal to 85% of the price per share of Equity Financing Securities paid by the other investors in the Equity Financing, with any resulting fraction of a share rounded to the nearest whole share (with 0.5 being rounded up) (the “Conversion Option”) or (ii) immediately prior to the closing of an Equity Financing, become due and payable in cash.

The embedded redemption put feature upon an Equity Financing is not clearly and closely related to the debt host instrument, was separated from the debt host and initially measured at fair value. Subsequent changes in fair value of the feature are recognized in the Consolidated Statement of Operations. The fair value (see Note 8-Fair Value Measurements) of the bifurcated derivative liability was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

Discounts to the principal amounts were included in the carrying value of the Old Alco Note and amortized to interest expense over the remaining term of the underlying debt. During 2022, the Company recorded a $151,000 debt discount upon issuance of the Old Alco Note. For the year ended December 31, 2022, interest expense on the Old Alco Note totaled $124,621, comprised of $100,274 of contractual interest and $24,347 for the amortization of the discount. The effective interest rate was 20% prior to the exchange of the Old Alco Note as noted below.

F-66

On July 19, 2022, the Company and Alco entered into an exchange agreement whereby Alco and the Company agreed to the cancellation of the Old Alco Note in exchange for the issuance of a new subordinated convertible promissory note in the principal amount of $2,101,744 (representing the principal amount plus accrued interest under the Old Alco Note) (the “New Alco Note”). In accordance with ASC 470 Debt, the Company treated the Old Alco Note as extinguished and recognized a loss on debt extinguishment of $56,653, determined by the sum of the fair value of the New Alco Note in excess of the carrying value of the Old Alco Note less the bifurcated embedded derivative liability at the time of the modification.

Between July and September 2022, the Company issued additional subordinated convertible notes (together with the New Alco Note, the “2022 Related Party Convertible Notes”) for an aggregate amount of $4,200,538 to related parties Alco, Mason Ward and DNX. Between March and September 2023, the Company issued additional subordinate convertible notes (together with the 2022 Related Party Convertible Notes, the “Related Party Convertible Notes”) for an aggregate amount of $2,583,000 to related parties Alco, Mason Ward, DNX and William Bryant. DNX held in excess of 5% of the issued equity of the Company, through its ownership of Series A preferred stock. William Bryant will become a member of the Board of Directors upon completion of the Merger. The Related Party Convertible Notes bear interest at a rate of 8% per annum, and are convertible into the same series of capital stock of the Company to be issued to other investors upon a Qualified Financing (as defined in the agreement) at a conversion price equal to the lesser of (i) 80% of the per share price paid by the cash purchasers of such Qualified Financing Securities (as defined in the agreement) in the Qualified Financing, or (ii) the conversion price obtained by dividing $50,000,000 by the Fully Diluted Capitalization (as defined in the agreement). If not sooner converted or prepaid, the Convertible Notes are payable no later than the earlier of (a) the written demand by the holders of a majority-in-interest of the Notes then outstanding on or after September 1, 2023, (b) consummation of a Liquidity Event (as defined in the agreement), or (c) the written demand by the Majority Holders (as defined in the agreement) after an Event of Default (as defined in the agreement) has occurred. In the event of a Liquidity Event (as defined below) while this Note is outstanding, immediately prior to the closing of such Liquidity Event and in full satisfaction of this Note, an amount equal to the greater of (a) the Outstanding Amount, or (b) two times (2x) the principal amount of this Note then outstanding shall become immediately due and payable in cash.

The embedded redemption put feature upon an Equity Financing and the optional redemption upon a Liquidity Event at a substantial premium are not clearly and closely related to the debt host instrument, were separated and bundled together, assigned probabilities of being affected and initially measured at fair value. Subsequent changes in fair value of the feature will be recognized in the Consolidated Statement of Operations. The fair value of the bifurcated derivative liability was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative (see Note 8-Fair Value Measurements).

Discounts to the principal amounts are included in the carrying value of the Related Party Convertible Notes and amortized to interest expense over the contractual term of the underlying debt. During 2022, the Company recorded a $1,311,025 debt discount upon issuance of the above described Related Party Convertible Notes, which is comprised of $1,292,777 related to the bifurcated derivative and $18,248 of debt issuance costs. During the year ended December 31, 2023, the Company recorded a $1,126,451 debt discount upon issuance of additional Related Party Convertible Notes. For the year ended December 31, 2023, interest expense on the Related Party Convertible Notes totaled $2,307,013, comprised of $464,071 of contractual interest and $1,842,942 for the amortization of the discount.

March 2023 Amendment

In March 2023, the 2022 Related Party Convertible Notes were amended to extend the maturity to December 31, 2023. The Company evaluated the terms of the First Amendment in accordance with ASC 470-60, Troubled Debt Restructurings, and ASC 470-50, Debt Modifications and Extinguishments. The Company determined that the Company was granted a concession by the lender based on the decrease of the effective borrowing rate on the First Amendment. Accordingly, the Company accounted for the First Amendment as a troubled debt restructuring. As a result, the Company accounted for the troubled debt restructuring by calculating a new effective interest rate for the First Amendment based on the carrying amount of the debt and the present value of the revised future cash flow payment stream. The troubled debt restructuring did not result in recognition of a gain or loss in the consolidated statement of operations but does impact interest expense recognized in the future.

F-67

Conversion of Related Party Convertible Notes

On December 14, 2023, all outstanding principal and accrued interest, net of the remaining debt discount, related to the Related Party Convertible Notes, totaling $7,271,368 converted into 1,146,435 shares the Company’s Class A Common Stock pursuant to the close of the Merger Agreement and application of the exchange ratio.

Convertible Notes-Third Party

Between July and September 2022, the Company issued additional subordinated convertible notes (the “2022 Third Party Convertible Notes”) for an aggregate amount of $1,761,206 to third-party creditors. Between March and September 2023, the Company issued additional subordinate convertible notes (together with the 2022 Third Party Convertible Notes, the “Third Party Convertible Notes”) for an aggregate amount of $1,435,000 to third-party creditors. The Third Party Convertible Notes bear interest at a rate of 8% per annum, and are convertible into the same series of capital stock of the Company to be issued to other investors upon a Qualified Financing (as defined in the agreement) at a conversion price equal to the lesser of (i) 80% of the per share price paid by the cash purchasers of such Qualified Financing Securities (as defined in the agreement) in the Qualified Financing, or (ii) the conversion price obtained by dividing $50,000,000 by the Fully Diluted Capitalization (as defined in the agreement). If not sooner converted or prepaid, the Convertible Notes are payable no later than the earlier of (a) the written demand by the holders of a majority-in-interest of the Notes then outstanding on or after September 1, 2023, (b) consummation of a Liquidity Event (as defined in the agreement), or (c) the written demand by the Majority Holders (as defined in the agreement) after an Event of Default (as defined in the agreement) has occurred. In the event of a Liquidity Event (as defined below) while this Note is outstanding, immediately prior to the closing of such Liquidity Event and in full satisfaction of this Note, an amount equal to the greater of (a) the Outstanding Amount, or (b) two times (2x) the principal amount of this Note then outstanding shall become immediately due and payable in cash.

The embedded redemption put feature upon an Equity Financing and the optional redemption upon a Liquidity Event at a substantial premium are not clearly and closely related to the debt host instrument, were separated and bundled together, assigned probabilities of being affected and initially measured at fair value. Subsequent changes in fair value of the feature will be recognized in the Consolidated Statement of Operations. The fair value of the bifurcated derivative liability was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative (see Note 8-Fair Value Measurements).

Discounts to the principal amounts are included in the carrying value of the Third Party Convertible Notes and amortized to interest expense over the contractual term of the underlying debt. During 2022, the Company recorded a $548,871 debt discount upon issuance of the Third Party Convertible Notes, which is comprised of $541,223 related to the bifurcated derivative and $7,648 of debt issuance costs. During the year ended December 31, 2023, the Company recorded a $559,390 debt discount upon issuance of additional Third Party Convertible Notes. For the year ended December 31, 2023, interest expense on the Third Party Convertible Notes totaled $1,063,093, comprised of $188,059 of contractual interest and $875,034 for the amortization of the discount.

March 2023 Amendment

In March 2023, the 2022 Related Party Convertible Notes were amended to extend the maturity to December 31, 2023. The Company evaluated the terms of the First Amendment in accordance with ASC 470-60, Troubled Debt Restructurings, and ASC 470-50, Debt Modifications and Extinguishments. The Company determined that the Company was granted a concession by the lender based on the decrease of the effective borrowing rate on the First Amendment. Accordingly, the Company accounted for the First Amendment as a troubled debt restructuring. As a result, the Company accounted for the troubled debt restructuring by calculating a new effective interest rate for the First Amendment based on the carrying amount of the debt and the present value of the revised future cash flow payment stream. The troubled debt restructuring did not result in recognition of a gain or loss in the consolidated statement of operations but does impact interest expense recognized in the future.

F-68

Conversion of Third Party Convertible Notes

On December 14, 2023, all outstanding principal and accrued interest, net of the remaining debt discount, related to the Third Party Convertible Notes, totaling $3,346,232 converted into 529,867 shares the Company’s Class A Common Stock pursuant to the close of the Merger Agreement and application of the exchange ratio.

The following table presents the Related Party and Third Party Convertible Notes, respectively, as of December 31, 2023:

	Related Party	Third Party
Face value of the convertible notes	$6,783,538	$3,196,206
Debt discount, net	(131,867)	(83,688)
Carrying value of the convertible notes	6,651,671	3,112,518
Accrued interest	619,697	233,714
Conversion of convertible notes	(7,271,368)	(3,346,232)
Total convertible notes and accrued interest	$-	$-

The following table presents the Related Party and Third Party Convertible Notes, respectively, as of December 31, 2022:

	Related Party	Third Party
Face value of the convertible notes	$4,200,538	$1,761,206
Debt discount, net	(849,656)	(398,034)
Carrying value of the convertible notes	3,350,882	1,363,172
Accrued interest	155,626	45,654
Total convertible notes and accrued interest	$3,506,508	$1,408,826

Promissory Notes

Promissory Notes-Related Party

On August 30, 2023, the Company issued a subordinate promissory note (“Alco August Promissory Note”) in the aggregate principal amount of $150,000 to Alco Investment Company, a related party. Alco held its ownership of over 10% of the issued equity of the Company, through its ownership of Series A preferred stock. The Alco August Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on April 29, 2024. The Company recorded a $3,711 debt discount upon issuance of the Alco August Promissory Note. For the year ended December 31, 2023, interest expense on the Alco August Promissory Note totaled $4,494, comprised of $4,044 of contractual accrued interest and $450 for the amortization of the discount. As of December 31, 2023, $150,000 of principal and $4,044 of accrued interest is outstanding under the Alco August Promissory Note recorded in note payable-related party on the balance sheets.

F-69

On September 13, 2023, the Company issued a subordinate promissory note (“Alco September Promissory Note”) in the aggregate principal amount of up to $1,500,000 to Alco Investment Company, a related party. The Alco September Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on January 10, 2024. The Company recorded $8,588 of debt issuance costs and a $638,808 debt discount upon issuance of the Alco September Promissory Note, relating to the share transfer agreements, see below. For the year ended December 31, 2023, interest expense on the Alco September Promissory Note totaled $478,815, comprised of $30,575 of contractual accrued interest and $448,240 for the amortization of the discount. As of December 31, 2023, $1,500,000 of principal and $30,575 of accrued interest is outstanding under the Alco September Promissory Note recorded in note payable-related party on the balance sheets.

In connection with the issuance of the Alco September Promissory Note, the Company, 7GC and the Sponsor entered into a share transfer agreement (the “Alco October Share Transfer Agreement”) with Alco Investment Company, pursuant to which for each $10.00 in principal borrowed under the Alco September Promissory Note, the Sponsor agreed to forfeit one share of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive one New Banzai Class A Share, in each case, at (and contingent upon) the Closing, with such forfeited and issued shares capped at an amount equal to 150,000. Pursuant to the Alco October Share Transfer Agreement, the shares are subject to an 180-day lock-up period upon issuance of the shares.

On November 16, 2023, the Company issued a subordinate promissory note (“Alco November Promissory Note”) in the aggregate principal amount of up to $750,000 to Alco Investment Company, a related party. The Alco November Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on April 13, 2024. The Company recorded a $363,905 debt discount upon issuance of the Alco November Promissory Note relating to the share transfer agreements, see below. For the year ended December 31, 2023, interest expense on the Alco November Promissory Note totaled $94,005, comprised of $7,397 of contractual accrued interest and $86,608 for the amortization of the discount. As of December 31, 2023, $750,000 of principal and $7,397 of accrued interest is outstanding under the Alco November Promissory Note recorded in note payable-related party on the consolidated balance sheets.

In connection with the issuance of the Alco November Promissory Note, the Company, 7GC and the Sponsor entered into a share transfer agreement (the “November 2023 Share Transfer Agreement”) with Alco Investment Company, pursuant to which for each $10.00 in principal borrowed under the Alco November Promissory Note, the Sponsor agreed to forfeit one share of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive one New Banzai Class A Share, in each case, at (and contingent upon) the Closing, with such forfeited and issued shares capped at an amount equal to 75,000. Pursuant to the November 2023 Transfer Agreement, the shares are subject to an 180-day lock-up period upon issuance of the shares.

On December 13, 2023, the Company issued a subordinate promissory note (“Alco December Promissory Note”) in the aggregate principal amount of up to $2,000,000 to Alco Investment Company, a related party. The Alco December Promissory Note bears interest at a rate of 8% per annum. The outstanding principal and accrued interest are due and payable on December 31, 2024. The Company recorded a $1,496,252 debt discount upon issuance of the Alco December Promissory Note, relating to the share transfer agreements, see below. For the year ended December 31, 2023, interest expense on the Alco December Promissory Note totaled $39,087, comprised of $7,890 of contractual accrued interest and $31,197 for the amortization of the discount. As of December 31, 2023, $2,000,000 of principal and $7,890 of accrued interest is outstanding under the Alco December Promissory Note recorded in note payable - related party on the consolidated balance sheets.

In connection with the issuance of the Alco December Promissory Note, the Company, 7GC and the Sponsor entered into a share transfer agreement (the “December 2023 Share Transfer Agreement”, together with the November 2023 Share Transfer Agreement and Alco October Share Transfer Agreement, the “Alco Share Transfer Agreements”) with Alco Investment Company, pursuant to which for each $10.00 in principal borrowed under the December 2023 Note, the Sponsor agreed to forfeit three shares of 7GC Class B Common Stock held by the Sponsor, in exchange for the right of Alco to receive three New Banzai Class A Shares, in each case, at (and contingent upon) the Closing, with such forfeited and issued shares capped at an amount equal to 600,000. Pursuant to the December Share 2023 Transfer Agreement, the shares are subject to an 180-day lock-up period upon issuance of the shares.

F-70

For the Alco Share Transfer Agreements, the Company considered the guidance under ASC 815, Derivatives and Hedging, and determined that the Investor Shares underlying each of the Share Transfer Agreements described above, met the definition of a freestanding financial instrument and are not precluded from being considered indexed to the Company’s common stock. The Company determined that these shares represent a freestanding equity contract issued to the lender, resulting in a discount recorded on the notes when they are issued.

Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized if the contracts continue to be classified in equity. The measurement of fair value was determined utilizing various put option models in estimating the discount lack of marketability (the “DLOM”) applied to the public share price as the shares underlying each of the Share Transfer Agreements are subject to a lock-up period pursuant to each agreement, to estimate the fair value of the shares transferred. Option pricing models assume that the cost to purchase a stock option relates directly to the measurement of the DLOM. The logic behind these models is that investors may be able to quantify this price risk, due to lack of marketability, over a particular holding period where price volatility is usually estimated as a proxy for risk. The inputs and assumptions utilized in the fair value estimation included the Company’s stock price on the measurement date, a DLOM as described above, the number of shares pursuant to each Share Transfer Agreement, and a probability weighted factor for the Company’s expected percentage of completing its Business Combination, at each Share Transfer Agreement date.

For the Alco September Promissory Note, of which $1,000,000 was drawn on September 13, 2023, the DLOM was estimated using the put option models described above and the following assumptions: a holding period for the shares of 272 days (approximately 0.77 years) measured from the date of issuance of the $1,000,000 of proceeds under the September Note through the issuance of the shares under the Alco October Share Transfer Agreement on December 14, 2023 at which time the 180-day lock-up period commenced; a re-levered equity volatility estimated using guideline public companies of 54.0%; and a risk-free rate commensurate with the term of 5.3%. The put option models provided a DLOM range of 10.7% to 16.0% and the concluded DLOM was estimated to be 12.5%. The Company’s expected percentage of completing the Merger on this date was 80%.

For the remaining $500,000 drawn on the Alco September Promissory Note on October 3, 2023, the DLOM was estimated using the put option models described above and the following assumptions: a holding period for the shares of 252 days (approximately 0.72 years) measured from the date of issuance of the remaining $500,000 of proceeds under the September Note through the issuance of the shares under the Alco October Share Transfer Agreement on December 14, 2023 at which time the 180-day lock-up period commenced; a re-levered equity volatility estimated using guideline public companies of 52.0%; and a risk-free rate commensurate with the term of 5.4%. The put option models provided a DLOM range of 10.0% to 15.0% and the concluded DLOM was estimated to be 11.5%. The Company’s expected percentage of completing the Merger on this date was 80%.

For the Alco November Promissory Note, the DLOM was estimated using the put option models described above and the following assumptions: a holding period for the shares of 208 days (approximately 0.60 years) measured from the issuance date of the November Note through the issuance of the shares under the November 2023 Share Transfer Agreement on December 14, 2023 at which time the 180-day lock-up period commenced; a re-levered equity volatility estimated using guideline public companies of 54.0%; and a risk-free rate commensurate with the term of 5.2%. The put option models provided a DLOM range of 9.5% to 15.0% and the concluded DLOM was estimated to be 11.5%. The Company’s expected percentage of completing the Merger on this date was 100%.

For the Alco December Promissory Note, the DLOM was estimated using the put option models described above and the following assumptions: a holding period for the shares of 180 days (approximately 0.49 years) measured from the issuance date of the December Note through the issuance of the shares under the December 2023 Share Transfer Agreement on December 14, 2023 at which time the 180-day lock-up period commenced; a re-levered equity volatility estimated using guideline public companies of 47.0%; and a risk-free rate commensurate with the term of 5.2%. The put option models provided a DLOM range of 7.5% to 12.0% and the concluded DLOM was estimated to be 9.0%. The Company’s expected percentage of completing its Business Combination on this date was 100%.

F-71

Modification of Alco September Promissory Note

In December 2023, the September 2023 Alco Promissory Note was amended to extend the maturity date to September 30, 2024. Alco is a related party to the Company due to its ownership of over 10% of the issued equity of the Company. The Company evaluated the terms of the Amendment in accordance with ASC 470-60, Troubled Debt Restructurings, and ASC 470-50, Debt Modifications and Extinguishments. The Company determined that the Company was granted a concession by the lender based on the decrease of the effective borrowing rate resulting from the First Amendment. Accordingly, the Company accounted for the Amendment as a troubled debt restructuring. As a result, the Company accounted for the troubled debt restructuring by calculating a new effective interest rate for the Amendment based on the carrying amount of the debt and the present value of the revised future cash flow payment stream. The troubled debt restructuring did not result in recognition of a gain or loss in the consolidated statement of operations but does impact interest expense to be recognized in future periods.

Promissory Notes-7GC

The Company assumed two promissory notes in connection with the Merger which remained outstanding as of December 31, 2023. The promissory notes were issued on December 21, 2022 for a principal amount of $2,300,000 (“December 2022 7GC Note”) and on October 3, 2023 for a principal amount of $250,000 (“October 2023 7G Note, together with the December 2022 7GC Note, the “7GC Promissory Notes”). The 7GC Promissory Notes were issued to the Sponsor, 7GC & Co. Holdings LLC. The 7GC Promissory Notes do not bear interest and were repayable in full upon the earlier of the consummation of a business combination or the date the Company liquidates the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) upon the failure of the Company to consummate a business combination within the requisite time period. Under the original terms of the 7GC Promissory Notes, the Sponsor has the option, but not the obligation, to convert the principal balance of the Note, in whole or in part, into that number of shares of Class A common stock, $0.0001 par value per share, of the Company equal to the principal amount of the Note so converted divided by $10.00. As of December 31, 2023 and the Merger date, $2,550,000 was outstanding under the 7GC Promissory Notes. The combined balance of the outstanding amount of $2,550,000 offset by the effect of the modification as discussed below of $9,909 results in the $2,540,091 balance recorded on Consolidated Balance Sheets in Convertible notes-related party. See Note 6-Related Party Transactions for further details of these transactions and associated balances and Note 21-Subsequent Events for details related to the subsequent conversion of the 7GC Promissory Notes, in 2024.

Modification of Promissory Notes-7GC

On December 12, 2023, in connection with the Merger, the Sponsor came to a non-binding agreement (“First Amendment”) with the Company to amend the optional conversion provision of the 7GC Promissory Notes. The First Amendment provided that the holder has the right to elect to convert up to the full amount of the principal balance of the 7GC Promissory Notes, in whole or in part, 30 days after the closing of the Merger (the “Closing”) at a conversion price equal to the average daily VWAP of Class A Common Stock for the 30 trading days following the Closing. This amendment was deemed to be a debt modification in accordance with ASC 470, Debt, which will be accounted for prospectively. Modification does not result in recognition of a gain or loss in the consolidated statement of operations but does impact interest expense recognized in the future. Pursuant to ASC 470, if the modification or exchange of a convertible debt instrument is not accounted for as an extinguishment, the accounting for the change in the fair value of the embedded conversion option which increases the value of the embedded conversion option (calculated as the difference between the fair value of the embedded conversion option immediately before and after the modification or exchange) is recorded as a reduction to the carrying amount of the 7GC Promissory Notes with a corresponding increase to additional paid in capital. At the time of modification, it was determined the embedded conversion option value increased by $9,909 and was recorded as a reduction to the carrying amount of the 7GC Promissory Notes which are recorded on the Consolidated Balance Sheets in Convertible notes-related party.

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Convertible Promissory Notes (Yorkville)

On December 14, 2023, in connection with and pursuant to the terms of its Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”), (refer to Note 18-Equity for further details), Yorkville agreed to advance to the Company, in exchange for convertible promissory notes, an aggregate principal amount of up to $3,500,000, $2,000,000 of which was funded at the Closing in exchange for the issuance by the Company of a Convertible Promissory Note (the “Yorkville Convertible Note”) and $1,500,000 of which (the “Second Tranche”) will be funded upon the effectiveness of a registration statement for the resale under the Securities Act by Yorkville of the shares of Class A common stock issued under the SEPA pursuant to an Advance requested to be included in such registration statement; provided that if at the time of the initial filing of the registration statement, shares issuable under the Exchange Cap multiplied by the closing price on the day prior to such filing is less than $7,000,000, the Second Tranche will be further conditioned upon the Company obtaining stockholder approval to exceed the Exchange Cap. The registration statement was declared effective on February 14, 2024, and the value of shares issuable upon the initial filing of the registration statement was less than $7,000,000. On March 25, 2024 the Company obtained stockholder approval to exceed the Exchange Cap and the Second Tranche was funded.

The Company received net proceeds of $1,800,000 million after a non-cash original issue discount of $.2 million.

The Yorkville Convertible Note has a maturity date of June 14, 2024, and accrues interest at 0% per annum, subject to an increase to 18% per annum upon events of default as defined in the agreement. As of December 31, 2023, no events of default have occurred.

Additionally, Yorkville has the right to convert any portion of the outstanding principal into shares of Class A common stock at any time. The number of shares issuable upon conversion is equal to the amount of principal to be converted (as specified by Yorkville) divided by the Conversion Price (as defined in the Standby Equity Purchase Agreement disclosure below). Yorkville will not have the right to convert any portion of the principal to the extent that after giving effect to such conversion, Yorkville would beneficially own in excess of 9.99% of the total number of shares of Class A common stock outstanding after giving effect to such conversion.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Promissory Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 10% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of Class A common stock is less than the Fixed Price.

Upon the occurrence of certain triggering events, as defined in the Yorkville Convertible Note agreement (each an “Amortization Event”), the Company may be required to make monthly repayments of amounts outstanding under the Yorkville Convertible Note, with each monthly repayment to be in an amount equal to the sum of (x) $1,000,000, plus (y) 10% in respect of such amount, and (z) all outstanding accrued and unpaid interest as of each payment date. See Note 21-Subsequent Events for details related to the receipt by the Company of a an amortization event waiver, from Yorkville, in January, 2024.

As of December 31, 2023, the principal amount outstanding under the Yorkville Convertible Note is $2 million. During the year ended December 31, 2023, the Company recorded interest expense of $0 in connection with the Yorkville Convertible Note.

The Yorkville Convertible Note is required to be measured at fair value pursuant to ASC 480 Distinguishing Liabilities from Equity (“ASC 480”) at the date of issuance, December 14, 2023, and in subsequent reporting periods, due to the variable share-settled feature described above in which, if converted, the value to be received by Yorkville fluctuates based on something other than the fair value of the Company’s common stock. The fair value of the Yorkville Convertible Note as of December 14, 2023 and December 31, 2023 was $1,800,000 and $1,766,000, respectively. The Company used a Monte Carlo simulation model in order to determine the Yorkville Convertible Note’s fair value at December 14, 2023, with the following inputs: the fair value of the Company’s common stock of $10.96 on the issuance date, estimated equity volatility of 43%, the time to maturity of 0.5 years, a discounted market interest rate of 14.9%, a risk free rate of 5.30%, and probability of optional redemption 10.0%.

During the year ended December 31, 2023, the Company recorded a gain of $34,000 related to the change in fair value of the Yorkville Convertible Note liability. The Company used a Monte Carlo simulation model in order to determine the Yorkville Convertible Note’s fair value at December 31, 2023, with the following inputs: the fair value of the Company’s common stock of $1.88 on December 31, 2023, estimated equity volatility of 71%, the time to maturity of 0.46 years, a discounted market interest rate of 14%, a risk free rate of 5.28%, and probability of optional redemption 10.0%.

F-73

Term and Convertible Notes (CP BF)

On February 19, 2021, the Company entered into a loan agreement with CP BF Lending, LLC (“CP BF”) for $8,000,000 (the “Loan Agreement”). The Loan Agreement was comprised of a Term Note for $6,500,000 and a Convertible Note for $1,500,000, with the option upon the request of the Company for Additional Loan (“Additional Loan”) principal amount of up to $7,000,000, evidenced by additional notes with 81.25% of the principal amount of such Additional Loan being evidenced by a Term Note, and 18.75% of the principal amount of such an Additional Loan being evidenced by a Convertible Note. The Term Note bears cash interest at a rate of 14% per annum paid monthly and accrued interest payable-in-kind (“PIK”) cumulatively at 1.5% per annum. The outstanding principal balance of the Term Note together with accrued and unpaid interest thereon, unpaid fees and expenses and any other Obligations then due, shall be paid on February 19, 2025 (“Loan Maturity Date”). The Convertible Note accrues PIK interest cumulatively at a rate of 15.5% per annum, and is convertible into Class A Common Stock upon Qualified Financing (as defined in the agreement), upon a Change of Control (as defined in the agreement), upon Prepayment, or at Maturity at a fixed conversion price. If not sooner converted or prepaid, the Convertible Note principal together with accrued and unpaid interest thereon, unpaid fees and expenses and any other Obligations then due, shall be paid on the Loan Maturity Date. Upon the occurrence, and during the continuance, of an Event of Default (as defined in the agreement), interest on the Term Note will bear cash interest at a per annum rate of 20% (“Default Rate”) and no PIK interest shall accrue at any time during an Event of Default and the Convertible Note will bear PIK Interest at a per annum at the Default Rate.

Additionally, the Company may voluntarily prepay the Principal of the Loans, in accordance with their terms, in whole or in part at any time. On the date of any such prepayment, the Company will owe to Lender: (i) all accrued and unpaid Cash Interest with respect to the principal amount so prepaid through the date the prepayment is made; (ii) if such prepayment is prior to the twelve-month anniversary of the Closing Date, all unpaid interest (including for the avoidance of doubt, PIK Interest and Cash Interest) with respect to the principal amount so prepaid that would have been due and payable on or prior to the twelve-month anniversary of the Closing Date had the Loans remained outstanding until such twelve-month anniversary date (the “Yield Maintenance Premium”); (iii) the Exit Fee with respect to the principal amount so prepaid, calculated as 1.0% of the outstanding principal balance of the Loans, with only the portion of the principal balance so converted counted for purposes of determining the applicable Exit Fee; and provided further, that, in the event of a partial prepayment of the Loans, the Exit Fee shall be calculated on the principal amount so repaid and not on the entire outstanding principal balance thereof, and (iv) all other Obligations, if any, that shall have become due and payable hereunder with respect to the principal amount so prepaid.

The Loan Agreement contains customary covenants, including restrictions on the Company’s ability to incur indebtedness, grant liens or security interest on assets, make acquisitions, loans, advances or investments, or sell or otherwise transfer assets, among others. The Loan Agreement also contains other financial covenants related to minimum gross profit margin, minimum ARR (Annual Recurring Revenue) growth rate, and fixed charge ratio, among other financial covenants per the terms of the Loan Agreement. The Loan Agreement is secured by a first-priority Lien (subject to Permitted Liens) on and security interest in the Collateral pursuant to the terms of the Collateral Documents. The Loan Agreement named Joseph Davy, CEO, as Guarantor, and per the term of the Loan Agreement, he is willing to guarantee the full payment, performance and collection of all of the Credit Parties’ obligations thereunder and under the Loan Agreement, all as further set forth therein.

For all respective periods presented, the Company was not in compliance with the Minimum Gross Profit Margin covenant in section 7.14.1 of the Loan Agreement, the Minimum ARR Growth covenant in section 7.14.2 of the Loan Agreement, and the Fixed Charge Coverage Ratio covenant in section 7.14.3 of the Loan Agreement. As a result of the Company’s noncompliance with the financial covenants, the entire principal amount and all unpaid and accrued interest will be classified as current on the Company’s consolidated balance sheets.

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Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by CP BF or cured to the satisfaction of Lender, subject to the exercise of customary commercial underwriting standards in determining such satisfaction, Lender may, without notice or demand to the Credit Parties declare the unpaid principal of and any accrued interest shall be immediately due and payable. While the Company and the Lender are engaged in good faith discussions to resolve these matters, no agreement to resolve such matters has been reached and all of the Loans remain in default for the reasons stated above, and the Lender is not presently exercising remedies, which the Lender reserves the right to so do at any time.

On February 19, 2021, the Company capitalized $310,589 and $71,674 of costs associated with the issuance of the Term Note and Convertible Notes, respectively, and amortizes these costs to interest expense over the term of the debt, using the effective interest method. The capitalized debt issuance costs are presented as a reduction of the carrying value of the Term Note and Convertible Notes.

The embedded redemption put feature upon a Prepayment and Default Interest triggering events that are unrelated to the creditworthiness of the Company are not clearly and closely related to the debt host instrument, were separated and bundled together, as a derivative and assigned probabilities of being affected and initially measured at fair value in the amount of $3,000. Subsequent changes in fair value of the feature will be recognized as a gain or loss in the Consolidated Statement of Operations. The fair value of the bifurcated derivative liability was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative (See Note 8-Fair Value Measurements).

On October 10, 2022 the Loan Agreement was amended, where CP BF waived payment by the Company of four months of cash interest with respect to the Term Note in replacement for a Convertible Note (“First Amendment Convertible Note”) in the principal amount of $321,345, which is not considered an Additional Loan as defined above. The First Amendment Convertible Note has the same features as the Convertible Note described above.

Discounts to the principal amounts, relating to the debt issuance costs and embedded features, are included in the carrying value of the Convertible Notes and amortized to interest expense over the remaining term of the underlying debt. During 2022, the Company recorded a $2,000 debt discount upon issuance of the Convertible Notes. For the year ended December 31, 2023, interest expense on the Term Note totaled $1,140,106, comprised of $1,058,230 of contractual interest and $81,876 for the amortization of the discount. The effective interest rate for the Term Note was 16% for years ended December 31, 2023 and 2022. For the year ended December 31, 2023, interest expense on the Convertible Notes totaled $422,507, comprised of $395,575 of contractual interest and $26,932 for the amortization of the discount. The effective interest rate for the CP BF Convertible Note and First Amendment Convertible Note was 16% for the years ended December 31, 2023 and 2022. For the year ended December 31, 2022, interest expense on the Term Note totaled $1,110,296, comprised of $1,042,291 of contractual interest and $68,006 for the amortization of the discount. For the year ended December 31, 2022, interest expense on the Convertible Notes totaled $319,743, comprised of $303,121 of contractual interest and $16,622 for the amortization of the discount.

The Company utilizes a combination of scenario-based methods and Black-Scholes option pricing models to determine the average share count outstanding at conversion and the simulated price per share for the Company as of the valuation date. Key inputs into these models included the timing and probability of the identified scenarios, and for Black-Scholes option pricing models used for notes that included a valuation cap, equity values, risk-free rate and volatility.

Modification of Term and Convertible Notes (CP BF)

On August 24, 2023, the Company entered into a forbearance agreement (the “Forbearance Agreement”) with CP BF Lending. Under the terms of this Forbearance Agreement, and as a result of the Company’s non-compliance with certain covenants of its Loan Agreement with CP BF, CP BF agreed to (i) amend certain provisions of the Loan Agreement to clarify the treatment of the Merger with 7GC under the Loan Agreement, (ii) consent to the consummation of the Merger Agreement with 7GC and (iii) forbear from exercising any of its rights and remedies under the Loan Agreement with the Company from the effective date of the Forbearance Agreement until the earlier of (a) the four-month anniversary of the closing of the Merger if the Merger is closed on or prior to December 29, 2023, (b) December 29, 2023 if the Merger is not consummated on or prior to December 29, 2023 or (c) the date on which any Termination Event (as defined within the Forbearance Agreement) shall have occurred. In connection with the Forbearance Agreement, CP BF and the Company also agreed to amend and restate CP BF’s existing convertible promissory notes (the “A&R CP BF Notes”) so that they may remain outstanding following the closing of the Merger and, at CP BF’s option, be convertible into Class A shares of the combined company.

F-75

On December 14, 2023, the Company entered into the First Amendment to the Forbearance Agreement with the Lender. In particular, the Company agreed to pay the Lender an amount in cash equal to $23,748 (the “Amendment Fee”) on the execution date to extend the forbearance period from the four-month anniversary of the closing of the Merger to the six-month anniversary of the closing of the Merger. This amendment was deemed to be a debt modification in accordance with ASC 470, Debt, which will be accounted for prospectively. Modification does not result in recognition of a gain or loss in the consolidated statement of operations but does impact interest expense recognized in the future.

The following table presents the CP BF convertible notes as of December 31, 2023:

Face value of the CB BF convertible notes	$1,821,345
Debt discount, net	(41,983)
Carrying value of the CB BF convertible notes	1,779,362
Accrued interest	914,479
Total CB BF convertible notes and accrued interest	$2,693,841

The following table presents the CP BF convertible notes as of December 31, 2022:

Face value of the CB BF convertible notes	$1,821,345
Debt discount, net	(63,715)
Carrying value of the CB BF convertible notes	1,757,630
Accrued interest	518,904
Total CB BF convertible notes and accrued interest	$2,276,534

F-76

The following table presents the CP BF term note as of December 31, 2023:

Face value of the CB BF term note	$6,500,000
Debt discount, net	(129,586)
Carrying value of the CB BF term note	6,370,414
Accrued interest	289,373
Total CB BF term note and accrued interest	$6,659,787

The following table presents the CP BF term note as of December 31, 2022:

Face value of the CB BF term note	$6,500,000
Debt discount, net	(192,911)
Carrying value of the CB BF term note	6,307,089
Accrued interest	186,962
Total CB BF term note and accrued interest	$6,494,051

15. Warrant Liabilities

Public Warrants

The Company assumed 11,500,000 Public Warrants in the Merger which remained outstanding as of December 31, 2023. The Public Warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years from the Merger Closing Date. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable and the Company will not be obligated to issue a share of Class A Common Stock upon exercise of a Public Warrant unless the shares of Class A Common Stock issuable upon such Public Warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant. The Resale Registration statement went effective on February 14, 2024.

F-77

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Merger, it will its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Merger, the warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the average last sale price of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders.

Redemption of Public Warrants When the price per Share of Class A Common Stock Equals or Exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●

if, and only if, the closing price per share of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “- Warrants-Public Stockholder Warrants-Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of shares of Class A Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price per share of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “-Warrants-Public Stockholder Warrants-Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

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No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

GEM Financing Arrangement

In May 2022, the Company entered into a Share Purchase Agreement with GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”) (the “GEM Agreement”) pursuant to which, among other things, upon the terms and subject to the conditions of the GEM Agreement, GEM is to purchase from the Company (or its successor following a Reverse Merger Transaction (as defined in the GEM Agreement)) up to the number of duly authorized, validly issued, fully paid and non-assessable shares of common stock having an aggregate value of $100,000,000 (the “GEM Financing”). Further, in terms of the GEM Agreement, on the Public Listing Date, the Company was required to make and execute a warrant (“GEM Warrant”) granting GEM the right to purchase up to the number of common shares of the Company that would be equal to 3% of the total equity interests, calculated on a fully diluted basis, and at an exercise price per share equal to the lesser of (i) the public offering price or closing bid price on the date of public listing or (ii) the quotient obtained by dividing $650 million by the total number of equity interests.

On December 13, 2023, the Company and GEM entered into a binding term sheet (the “GEM Term Sheet”) and, on December 14, 2023, a letter agreement (the “GEM Letter”), agreeing to terminate in its entirety the GEM Agreement by and between the Company and GEM, other than with respect to the Company’s obligation (as the post-combination company in the Merger) to issue the GEM Warrant granting the right to purchase Class A Common Stock in an amount equal to 3% of the total number of equity interests outstanding as of the Closing, calculated on a fully diluted basis, at an exercise price on the terms and conditions set forth therein, in exchange for issuance of a $2.0 million convertible debenture with a five-year maturity and 0% coupon. Due to the determination of the final terms of the planned $2.0 million convertible debenture having not been finalized, nor the final agreement related to the convertible debenture having been executed, as of December 31, 2023, the Company recognized, concurrent with the close of the merger, a liability for the GEM commitment fee, along with a corresponding GEM commitment fee expense, in the amount of $2.0 million. See Note 21-Subsequent Events for details related to the subsequent execution of the GEM Settlement Agreement and issuance of the final GEM convertible promissory note, in 2024.

At Closing, the GEM Warrant automatically became an obligation of the Company, and on December 15, 2023, the Company issued the GEM Warrant granting GEM the right to purchase 828,533 shares at an exercise price of $6.49 per share. The exercise price will be adjusted to 105% of the then-current exercise price if on the one-year anniversary date of the Effective Time, the GEM Warrant has not been exercised in full and the average closing price per share of Class A Common Stock for the 10 days preceding the anniversary date is less than 90% of the initial exercise price. GEM may exercise the GEM Warrant at any time and from time to time until December 14, 2026. The terms of the GEM Warrant provide that the exercise price of the GEM Warrant, and the number of shares of Class A Common Stock for which the GEM Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of New Banzai Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications. Additionally, the GEM Warrant contains weighted average anti-dilution provisions that provide that if the Company issues shares of common stock, or securities convertible into or exercisable or exchange for, shares of common stock at a price per share that is less than 90% of the exercise price then in effect or without consideration, then the exercise price of the GEM Warrant upon each such issuance will be adjusted to the price equal to 105% of the consideration per share paid for such common stock or other securities. In the event of a Change of Control, if the Surviving Corporation does not have registered class of equity securities and common shares listed on a U.S. national securities exchange, then the Holder is entitled to receive one percent of the total consideration received by the Company’s stockholders and the GEM Warrants will expire upon payment.

The Warrants were not considered indexed to the issuer’s stock pursuant to ASC 815, as the holder’s ability to receive one percent of the total consideration received by the Company’s stockholders in connection with a Change of Control in lieu of the Warrant, where the surviving corporation is not publicly traded, adjusts the settlement value based on items outside the Company’s control in violation of the fixed-for-fixed option pricing model. As such, the Company recorded the Warrants as liabilities initially measured at fair value with subsequent changes in fair value recognized in earnings each reporting period.

F-79

The measurement of fair value was determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, exercise price, term, volatility, risk-free rate, probability of dilutive term of three years, and expected time 1to conversion). The fair value of the Warrants on the grant date, as determined by the Monte Carlo simulation option pricing model, was $2,448,000 on December 15, 2023. The Company determined the Warrants were share issuance costs associated with an aborted offering. ASC 340 notes aborted offering costs may not be deferred and charged against proceeds of a subsequent offering. As such, the Company will record an expense for the corresponding fair value. As of December 31, 2023, the fair value of the Warrants, as determined by the Monte Carlo simulation option pricing model, was $641,000.

If the per share market value of one share of Class A Common Stock is greater than the then-current exercise price, then GEM will have the option to exercise the GEM Warrant on a cashless basis and receive a number of shares of Class A Common Stock equal to (x) the number of shares of Class A Common Stock purchasable upon exercise of all of the GEM Warrant or, if only a portion of the GEM Warrant is being exercised, the portion of the GEM Warrant being exercised, less (y) the product of the then-current exercise price and the number of shares of Class A Common Stock purchasable upon exercise of all of the GEM Warrant or, if only a portion of the GEM Warrant is being exercised, the portion of the GEM Warrant being exercised, divided by the per share market value of one share of Class A Common Stock.

The GEM Warrant is subject to a restriction on exercise of the GEM Warrant such that the GEM Warrant may not be exercised if such exercise would result in the beneficial ownership of the holder and its affiliates in excess of 9.99% of the then-issued and outstanding shares of Common Stock.

16. Simple Agreements for Future Equity

Simple Agreements for Future Equity-Related Party

During 2021, the Company entered into Simple Agreements for Future Equity (SAFE) arrangements with related parties Alco, DNX and William Bryant (See Note 14-Debt, for a description of the related party relationship with these entities) (the “Related Party SAFEs”) pursuant to which the Company received gross proceeds in the amount of $3,567,000. In the event of an Equity Financing (as defined in the SAFEs agreements), the Related Party SAFEs will automatically convert into shares of the Company’s common or preferred stock at a discount of 15% of the per share price of the shares offered in the Equity Financing (the “Discount Price”). In the event of a Liquidity Event, SPAC Transaction or Dissolution Event (all terms as defined in the SAFEs agreements), the holders of the Related Party SAFEs will be entitled to receive cash or shares of the Company’s common or preferred stock. The Related Party SAFEs were recorded as a liability in accordance with the applicable accounting guidance as they are redeemable for cash upon contingent events that are outside of the Company’s control. The initial fair value of the Related Party SAFE liability was $3,567,000. Subsequent changes in fair value at each reporting period are recognized in the consolidated statement of operations. For the years ended December 31, 2023 and 2022, the Company recognized a gain of $2,752,430 and loss of $4,078,431, respectively, for the change in fair value of the Related Party SAFE liability.

The Company utilizes a combination of scenario-based methods and Monte Carlo simulation to determine the fair value of the Related Party SAFE liability as of the valuation dates. Key inputs into these models included the timing and probability of the identified scenarios, and for Black-Scholes option pricing models used for notes that included a valuation cap, equity values, risk-free rate and volatility.

On September 2, 2022, the Company modified the SAFE agreements pursuant to approval by the holders. In accordance with the modified terms, in the event of an Equity Financing or SPAC Transaction, the Related Party SAFEs will automatically convert into shares of the Company’s common or preferred stock at the lesser of (a) the Discount Price for an Equity Financing (Liquidity Price (as defined in the agreements) for a SPAC Transaction) or (b) the conversion price obtained by dividing $50,000,000 by the Fully Diluted Capitalization (as defined in the agreements). Upon modification, the Company calculated the fair value of the Related Party SAFE liability immediately before and immediately after the modification which resulted in the recognition of a loss for the change in fair value of $1,602,174.

F-80

On December 14, 2023, all outstanding principal related to the Related Party SAFEs at a carrying value of $6,049,766 converted into 551,949 shares the Company’s Class A Common Stock pursuant to the close of the Merger Agreement and application of the exchange ratio.

Simple Agreements for Future Equity-Third Party

During 2021, the Company entered into Simple Agreements for Future Equity (SAFE) arrangements with third party investors (the “Third Party SAFEs”) pursuant to which the Company received gross proceeds in the amount of $269,000. In the event of an Equity Financing (as defined in the SAFEs agreements), the Third Party SAFEs will automatically convert into shares of the Company’s common or preferred stock at a discount of 15% of the per share price of the shares offered in the Equity Financing (the “Discount Price”). In the event of a Liquidity Event, SPAC Transaction or Dissolution Event (all terms as defined in the SAFEs agreements), the holders of the Third Party SAFEs will be entitled to receive cash or shares of the Company’s common or preferred stock. The Third Party SAFEs were recorded as a liability in accordance with the applicable accounting guidance as they are redeemable for cash upon contingent events that are outside of the Company’s control. The initial fair value of the Third Party SAFE liability was $269,000. Subsequent changes in fair value at each reporting period are recognized in the Consolidated Statement of Operations. For the years ended December 31, 2023 and 2022, the Company recognized a gain of $207,570 and a loss of $307,569, respectively, for the change in fair value of the Third Party SAFE liability.

The Company utilizes a combination of scenario-based methods and Monte Carlo simulation to determine the fair value of the Third Party SAFE liability as of the valuation dates. Key inputs into these models included the timing and probability of the identified scenarios, and for Black-Scholes option pricing models used for notes that included a valuation cap, equity values, risk-free rate and volatility.

On September 2, 2022, the Company modified the Third Party SAFE agreements pursuant to approval by the holders. In accordance with the modified terms, in the event of an Equity Financing or SPAC Transaction, the Third Party SAFEs will automatically convert into shares of the Company’s common or preferred stock at the lesser of (a) the Discount Price for an Equity Financing (Liquidity Price (as defined in the agreements) for a SPAC Transaction) or (b) the conversion price obtained by dividing $50,000,000 by the Fully Diluted Capitalization (as defined in the agreements). Upon modification, the Company calculated the fair value of the Third Party SAFE liability immediately before and immediately after the modification which resulted in the recognition of a loss for the change in fair value of $120,826.

On December 14, 2023, all outstanding principal related to the Third Party SAFEs at a carrying value of $456,234 converted into 41,626 shares the Company’s Class A Common Stock pursuant to the close of the Merger Agreement and application of the exchange ratio.

17. Commitments and Contingencies

Leases

The Company has operating leases for its real estate across multiple states. The operating leases have remaining lease terms of approximately 0.76 years as of December 31, 2023 and consist primarily of office space.

The lease agreements generally do not provide an implicit borrowing rate. Therefore, the Company used a benchmark approach to derive an appropriate incremental borrowing rate to discount remaining lease payments.

Leases with an initial term of twelve months or less are not recorded on the balance sheet. There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. Certain leases include variable payments related to common area maintenance and property taxes, which are billed by the landlord, as is customary with these types of charges for office space. The Company has not entered into any lease arrangements with related parties.

F-81

The Company’s existing leases contain escalation clauses and renewal options. The Company is not reasonably certain that renewal options will be exercised upon expiration of the initial terms of its existing leases. Prior to adoption of ASU 2016-02 effective January 1, 2022, the Company accounted for operating lease transactions by recording lease expense on a straight-line basis over the expected term of the lease.

The Company entered into a sublease which it has identified as an operating lease prior to the adoption of ASC 842 Leases. The Company remains the primary obligor to the head lease lessor, making rental payments directly to the lessor and separately billing the sublessee. The sublease is subordinate to the master lease, and the sublessee must comply with all applicable terms of the master lease. The Company subleased the real estate to a third-party at a monthly rental payment amount that was less than the monthly cost that it pays on the headlease with the lessor.

In evaluating long-lived assets for recoverability, the Company calculated the fair value of the sublease using its best estimate of future cash flows expected to result from the use of the asset. When undiscounted cash flows to be generated through the sublease is less than the carrying value of the underlying asset, the asset is deemed impaired. If it is determined that assets are impaired, an impairment loss is recognized for the amount that the asset’s book value exceeds its fair value. Based on the expected future cash flows, the Company recognized an impairment loss upon adoption of ASC 842 Leases of $303,327. The impairment loss was recorded to impairment loss on lease on the consolidated statement of operations for the year ended December 31, 2022.

The components of lease expense, are as follows:

	For the Year Ended December 31,
Components of lease expense:	2023	2022
Operating lease cost	$199,611	$191,483
Lease impairment cost	-	303,327
Sublease income	(204,324)	(177,588)
Total lease (income) cost	$(4,713)	$317,222

Supplemental cash flow information related to leases are as follows:

	For the Year Ended December 31,
Supplemental cash flow information:	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Non-cash lease expense (operating cash flow)	$173,245	$152,018
Non-cash impairment of right to use assets (operating cash flow)	-	(303,327)
Change in lease liabilities (operating cash flow)	(284,963)	(243,596)
Operating lease right-of-use assets obtained in exchange for lease obligations:
Operating leases	$-	$762,603

F-82

Supplemental balance sheet information related to leases was as follows:

Operating leases:	December 31, 2023	December 31, 2022
Operating lease right-of-use assets	$134,013	$307,258
Operating lease liability, current	234,043	284,963
Operating lease liability, long-term	-	234,043
Total operating lease liabilities	$234,043	$519,006

Weighted-average remaining lease term:	December 31, 2023	December 31, 2022
Operating leases (in years)	0.76	1.76

Weighted-average discount rate:	December 31, 2023	December 31, 2022
Operating leases	6.76%	6.74%

Future minimum lease payments under non-cancellable lease as of December 31, 2023, are as follows:

Maturities of lease liabilities:
Year Ending December 31, 2024	$240,818
Total undiscounted cash flows	240,818
Less discounting	(6,775)
Present value of lease liabilities	$234,043

Cantor Fee Agreement

In connection with the Merger, 7GC previously agreed to pay Cantor an Original Deferred Fee of $8,050,000 as deferred underwriting commissions. On November 8, 2023, Cantor and 7GC entered into a Fee Reduction Agreement, pursuant to which Cantor agreed to forfeit $4,050,000 of the $8,050,000 Original Deferred Fee, with the remaining $4,000,000 Reduced Deferred Fee payable by Banzai to Cantor following the Closing of the Merger. Pursuant to the Fee Reduction Agreement, the Reduced Deferred Fee will be payable in the form of the Cantor Fee Shares, which will be calculated as a number of Class A Common Stock equal to the greater of (a) 400,000 or (b) the quotient obtained by dividing (x) the Reduced Deferred Fee by (y) the dollar volume-weighted average price for Class A Common Stock on Nasdaq, over the five trading days immediately preceding the date of filing of a resale registration statement on Form S-1, as reported by Bloomberg through its “AQR” function (as adjusted for any stock dividend, split, combination, recapitalization or other similar transaction). In connection with the merger discussed in Note 4-Merger, the Company assumed the outstanding liabilities of 7GC, including the above discussed deferred underwriting fee payable.

Pursuant to the Fee Reduction Agreement, the Company also agreed to use its reasonable best efforts to have the registration statement declared effective by the SEC by the 120th calendar day after December 29, 2023, the date of the initial filing thereof, and to maintain the effectiveness of such registration statement until the earliest to occur of (i) the second anniversary of the date of the effectiveness thereof, (ii) the Cantor Fee Shares shall have been sold, transferred, disposed of or exchanged by Cantor, and (iii) the Cantor Fee Shares issued to Cantor may be sold without registration pursuant to Rule 144 under the Securities Act (such obligations, the “Cantor Registration Rights Obligations”).

F-83

On December 28, 2023, the Company and Cantor amended the Fee Reduction Agreement to provide that the Reduced Deferred Fee was payable in the form of 1,113,927 shares of Class A Common Stock and to provide that Cantor is subject to a 12-month lock-up with respect to the Cantor Fee Shares. On December 28, 2023, the Company issued the Cantor Fee Shares to Cantor, covering the Reduced Deferred Fee in accordance with the Fee Reduction Agreement. The fair value of the 1,113,927 shares of Class A Common Stock was determined to be $2,450,639 on December 28, 2023 based on the Company’s opening stock price of $2.20. Although the Company issued the Cantor Fee Shares, as of December 31, 2023, the Company has not satisfied its Cantor Registration Rights Obligations. As such, the Company cannot conclude that it has settled its outstanding obligations to Cantor. Therefore, neither criteria under ASC 405 for extinguishment and derecognition of the liability were satisfied and the $4,000,000 Reduced Deferred Fee remained outstanding as a current liability on the Company’s December 31, 2023 balance sheet.

At each interim period after December 31, 2023, the Company will monitor its compliance with the Cantor Registration Rights Obligations to determine whether the entire amount of the Reduced Deferred Fee has become due and payable in cash, or the Company’s obligations have been satisfied and the remaining liability should be derecognized. At such time as the Company’s obligations under the Fee Reduction Agreement have been satisfied the relief of the liability will be recorded through equity.

Legal Matters

In the regular course of business affairs and operations, we are subject to possible loss contingencies arising from third-party litigation and federal, state, and local environmental, labor, health and safety laws and regulations. We assess the probability that we could incur liability in connection with certain of these lawsuits. Our assessments are made in accordance with generally accepted accounting principles, as codified in ASC 450-20, and is not an admission of any liability on the part of the Company or any of its subsidiaries. In certain cases that are in the early stages and in light of the uncertainties surrounding them, we do not currently possess sufficient information to determine a range of reasonably possible liability.

18. Equity

Class A and B Common Stock

The Company is authorized to issue up to 275,000,000 shares, consisting of 250,000,000 Class A Common Stock, and 25,000,000 shares of Class B Common Stock par value $0.0001 per share.

As discussed in Note 4-Reverse Merger Capitalization with 7GC & Co. Holdings Inc., the Company has retroactively adjusted the shares issued and outstanding prior to December 14, 2023 to give effect to the Exchange Ratio to determine the number of shares of Company Common Stock into which they were converted.

Class A Common Stock and Class B Common Stock entitle their holders to one vote per share and ten votes per share, respectively, on each matter properly submitted to the stockholders entitled to vote thereon. The holders of shares of Common Stock shall be entitled to receive dividends declared by the Board of Directors, on a pro rata basis based on the number of shares of Common Stock held by each such holder, assuming conversion of all Class B Common Stock into Class A Common Stock at a one to one conversion ratio.

Preferred Stock

The Company is authorized to issue 75,000,000 shares of preferred stock with a par value of $0.0001 per share. The board of directors of the Company (the “Board”) has the authority to issue preferred stock and to determine the rights, privileges, preferences, restrictions, and voting rights of those shares. As of December 31, 2023, no shares of preferred stock were outstanding.

F-84

On December 14, 2023, pursuant to the Merger, 2,328,823 outstanding shares of Preferred Stock were automatically converted into 1,432,443 shares of the Company’s Class A Common Stock pursuant to the Exchange Ratio. Refer to Note 4-Reverse Merger Capitalization with 7GC & Co. Holdings Inc. for further details.

Restricted Stock

In connection with the acquisition of Demio and High Attendance, the Company issued restricted stock to the selling shareholders and founders of Demio. 745,800 shares of the Company’s restricted Class A common stock were issued to the selling shareholders and founders of Demio and 81,908 shares of the Company’s restricted Class A common stock were issued to the High Attendance shareholder. All shares issued to the selling shareholders and founders of Demio vested and are outstanding as of December 31, 2023. On July 1, 2022, all shares issued to the High Attendance shareholder were cancelled and are not outstanding as of December 31, 2023 and 2022. Upon the closing of the Merger, the restrictions on the outstanding shares were lifted and the shares became freely tradeable.

Yorkville Standby Equity Purchase Agreement (“SEPA”)

On December 14, 2023, the Company entered into the SEPA with YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”) in connection with the Merger. Pursuant to the SEPA, subject to certain conditions, the Company shall have the option, but not the obligation, to sell to Yorkville, and Yorkville shall subscribe for, an aggregate amount of up to up to $100,000,000 of the Company’s shares of Class A common stock, par value $0.0001 per share, at the Company’s request any time during the commitment period commencing on December 14, 2023 and terminating on the 36-month anniversary of the SEPA (the “SEPA Option”).

Each advance (each, an “Advance”) the Company requests under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of Class A common stock up to the greater of (i) 500,000 shares or (ii) such amount as is equal to 100% of the average daily volume traded of Class A common stock during the five trading days immediately prior to the date the Company requests each Advance; provided, in no event shall the number of shares of Class A common stock issued cause the aggregate shares of Class A common stock held by Yorkville and its affiliates as of any such date to exceed 9.99% of the total number of shares of Class A common stock outstanding as of the date of the Advance Notice (less any such shares held by Yorkville and its affiliates as of such date) (the “Exchange Cap”). The shares would be purchased, at the Company’s election, at a purchase price equal to either:

i) 95% of the average daily Volume Weighted Average Price (“VWAP”) of Class A Common Stock on the Nasdaq Stock Market (“Nasdaq”), subject to certain conditions per the SEPA (the “Option 1 Pricing Period; or

ii) 96% of the lowest daily VWAP of Class A Common Stock during the three trading days commencing on the Advance Notice date, subject to certain conditions per the SEPA (the “Option 2 Pricing Period”).

Any purchase under an Advance would be subject to certain limitations, including that Yorkville shall not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 9.99% of the then outstanding voting power or number of shares of Class A common stock or any shares that, aggregated with shares issued under all other earlier Advances, would exceed 19.99% of all shares of Class A common stock and Class B common stock of the Company, par value $0.0001 per share, outstanding on the date of the SEPA, unless Company shareholder approval was obtained allowing for issuances in excess of such amount.

The SEPA Option was determined to be a freestanding financial instrument which did not meet the criteria to be accounted for as a derivative instrument or to be recognized within equity. Pursuant to ASC 815 Derivatives and Hedging (“ASC 815”), the Company will therefore recognize the SEPA Option as an asset or liability, measured at fair value at the date of issuance, December 14, 2023, and in subsequent reporting periods, with changes in fair value recognized in earnings. The SEPA Option was determined to have a fair value of $0 at December 14, 2023 and December 31, 2023.

In connection with the execution of the SEPA, the Company paid a cash structuring fee to Yorkville in the amount of $35,000 (the “Structuring Fee”). Additionally, (a) Legacy Banzai issued to Yorkville immediately prior to the Closing of the Merger on December 14, 2023 such number of shares of Legacy Banzai’s Class A common stock such that upon the Closing, Yorkville received 300,000 shares of Class A common stock (the “Closing Shares”) having an aggregate fair value of $3,288,000 at issuance, as a holder of shares of Class A common stock of Legacy Banzai, and (b) the Company agreed to pay a commitment fee of $500,000 to Yorkville at the earlier of (i) March 14, 2024 or (ii) the termination of the SEPA, which will be payable, at the option of the Company, in cash or shares of Class A common stock through an Advance (the “Deferred Fee”). The aggregate fair value of the Structuring Fee, the Closing Shares, and the Deferred Fee of $3,823,000 was recorded to general and administrative expense upon execution of the SEPA.

F-85

Pursuant to the terms of the SEPA, at any time that there is a balance outstanding under the Yorkville Convertible Note, Yorkville has the right to receive shares to pay down the principal balance, and may select the timing and delivery of such shares (via an “Investor Notice”), in an amount up to the outstanding principal balance on the Yorkville Convertible Note at a purchase price equal to the lower of (i) $10.00 per share of Class A common stock (the “Fixed Price”), or (ii) 90% of the lowest daily Volume Weighted Average Price (“VWAP”) of Class A common stock on Nasdaq during the 10 consecutive Trading Days immediately preceding the Investor Notice date or other date of determination (the “Variable Price”). The Variable Price shall not be lower than $2.00 per share (the “Floor Price”). The Floor Price shall be adjusted (downwards only) to equal 20% of the average VWAP for the five trading days immediately prior to the date of effectiveness of the initial Registration Statement. Notwithstanding the foregoing, the Company may reduce the Floor Price to any amount via written notice to Yorkville, provided that such amount is no more than 75% of the closing price on the Trading Day immediately prior to the time of such reduction and no greater than $2.00 per share of Class A common stock (the “Conversion Price”). At any time that there is a balance outstanding under the Yorkville Convertible Note, the Company is not permitted to issue Advance Notices under the SEPA unless an Amortization Event has occurred under the terms of the Yorkville Convertible Note agreement. Refer to Note 21 Subsequent Events for further details

There were no Advance Notices issued pursuant to the SEPA during the year ended December 31, 2023 or as of the date that these financial statements were issued.

Cantor Fee Agreement

On December 28, 2023, the Company issued 1,113,927 shares of Class A Common Stock to Cantor pursuant to the Fee Reduction Agreement. See Note 17-Commitments and Contingencies for further details of this transaction.

19. Stock-Based Compensation

Prior to the Merger, the Company established the Banzai International, Inc. 2016 Equity Incentive Plan (“the 2016 Plan”) on April 26, 2016, to enable the Company to attract, incentivize and retain eligible individuals through the granting of awards in the Company. The maximum number of options that may be issued over the term of the Plan were initially set at 400,000 shares of common stock. On July 19, 2017, the 2016 Plan was amended to increase the maximum number of options that may be issued to 2,400,000 shares of common stock. Accordingly, the Company has reserved a sufficient number of shares to permit the exercise of options in accordance with the terms of the 2016 Plan. The term of each award under the 2016 Plan shall be no more than ten years from the date of grant thereof. The Company’s Board of Directors is responsible for the administration of the 2016 Plan and has the sole discretion to determine which grantees will be granted awards and the terms and conditions of the awards granted. As of December 31, 2023, 572,172 stock options remain available to be awarded under the 2023 Plan.

During 2023, the Company adopted the 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan permits the granting of incentive stock options, nonstatutory stock options, SARs, restricted stock awards, RSU awards, performance awards, and other awards. to employees, directors, and consultants. The aggregate number of shares of common stock that may be issued will not exceed approximately 12.5% of the fully diluted common stock determined at the Close of the Merger. In addition, the aggregate number of shares of common stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2024 and ending on January 1, 2033, in an amount equal to 5% of the total number of shares of the fully diluted common stock determined as of the day prior to such increase. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is approximately three times the total number of shares of common stock initially reserved for issuance. As of December 31, 2023, no shares have been awarded under the 2023 Plan.

F-86

The Company accounts for stock-based payments pursuant to ASC 718 Stock Compensation and, accordingly, the Company records compensation expense for stock-based awards based upon an assessment of the grant date fair value for options using the Black-Scholes option pricing model. The Company has concluded that its historical share option exercise experience does not provide a reasonable basis upon which to estimate expected term. Therefore, the expected term was determined according to the simplified method, which is the average of the vesting tranche dates and the contractual term. Due to the lack of company specific historical and implied volatility data, the estimate of expected volatility is primarily based on the historical volatility of a group of similar companies that are publicly traded. For these analyses, companies with comparable characteristics were selected, including enterprise value and position within the industry, and with historical share price information sufficient to meet the expected life of the share-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent periods of the calculated expected term of its share-based awards. The risk-free interest rate is determined by reference to the U.S. Treasury zero-coupon issues with remaining maturities similar to the expected term of the options. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

On December 3, 2023, the Board of Directors of Banzai approved the repricing of 359,673 outstanding stock options held by current employees to an exercise price of $5.15. No other changes to the original stock option grant terms were made.

The incremental compensation cost was measured as the fair value of the stock options immediately before and immediately after the modification. The Company determined the total incremental compensation cost from the modification to be $113,475, of which $23,849 related to fully vested options and was expensed as stock-based compensation expense, and $89,626 related to unvested options and will be recognized over the remaining service period.

In connection with the Merger, each option of Banzai that was outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) was assumed by 7GC and converted into an option to acquire an adjusted number of shares of Common Stock at an adjusted exercise price per share (the “Substitute Options”), based on the Option Exchange Ratio (of 0.6147), and will continue to be governed by substantially the same terms and conditions, including vesting, as were applicable to the former option. Each Substitute Option will be exercisable for a number of whole shares of Common Stock equal to the product of the number of shares of Banzai common stock underlying such Banzai option multiplied by the Option Exchange Ratio, and the per share exercise price of such Substitute Option will be equal to the quotient determined by dividing the exercise price per share of Banzai common stock by the Option Exchange Ratio. The percentage of total shares of Common Stock subject to each Substitute Option that is vested immediately following the Effective Time will equal the percentage of total shares of Banzai common stock subject to each Banzai option that is vested immediately prior to the Effective Time.

Upon the closing of the Merger, the outstanding and unexercised Banzai stock options became options to purchase an aggregate 748,087 shares of the Company’s Common Stock at a weighted average exercise price of $5.87 per share. The Company accounted for the Substitute Options as a modification of the existing options. Incremental compensation costs, measured as the excess, if any, of the fair value of the modified options over the fair value of the original options immediately before its terms are modified, is measured based on the fair value of the underlying shares and other pertinent factors at the modification date. The change to the award effected only the number of options and strike price by the same exchange ratio, the Company determined the change would not impact the fair value of the awards. As such, no incremental compensation costs relating to the Substitute Options was recorded at the date of modification.

F-87

The following table summarizes assumptions used to compute the fair value of options granted:

	December 31, 2023	December 31, 2022
Stock price	$8.38 - 11.98	$1.54
Exercise price	$8.38 - 11.98	$1.04
Expected volatility	80.00 - 110.95%	53.61 - 55.30%
Expected term (in years)	5.00 - 6.08	5.94 - 6.08
Risk-free interest rate	3.46 - 4.31%	1.95 - 2.85%

A summary of stock option activity under the Plan is as follows:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Intrinsic Value
Outstanding at December 31, 2021	781,715	$1.15	7.20	$369,102
Retroactive application of recapitalization (Note 4)	(301,223)	0.72
Outstanding at December 31, 2021, after effect of Merger (Note 4)	480,492	1.87
Granted	235,109	2.77
Exercised	(8,538)	1.24		10,835
Expired	(120,569)	1.38
Forfeited	(215,496)	2.59
Outstanding at December 31, 2022	370,998	$2.13	7.95	$3,433,946
Granted	821,998	10.01
Exercised	(17,643)	2.19		4,440
Expired	(12,908)	11.97
Forfeited	(414,359)	10.76
Outstanding at December 31, 2023	748,086	$5.87	8.43	$103,662
Exercisable at December 31, 2023	345,018	$4.23	7.56	$103,251

In connection with issuances under the Plan, the Company recorded stock-based compensation expense of $1,245,796 and $770,336, which is included in general and administrative expense for the years ended December 31, 2023 and 2022, respectively. The weighted-average grant-date fair value per option granted during the years ended December 31, 2023 and 2022 was $4.86 and $0.77, respectively. As of December 31, 2023 and 2022, $2,594,571 and $160,203 of unrecognized compensation expense related to non-vested awards is expected to be recognized over the weighted average period of 2.73 and 2.74 years, respectively. The aggregate intrinsic value is calculated as the difference between the fair value of the Company’s stock price and the exercise price of the options.

F-88

20. Income Taxes

A reconciliation of the statutory U.S. federal income tax rate to the Company’s effective tax rate consists of the following:

	For the Years Ended December 31,
	2023		2022
Statutory federal income tax benefit	$(3,025,315)	21.0%	$(3,248,385)	21.0%
State taxes, net of federal tax benefit	(219,705)	1.5%	(327,095)	2.1%
Change in valuation allowance	2,079,231	-14.4%	1,435,041	-9.3%
Change in state tax rate	462,709	-3.2%	13,055	-0.1%
Change in fair value estimates	(2,050,026)	14.2%	1,610,993	-10.4%
Non-deductible interest-IRC 163(j)	738,993	-5.1%	-	0.0%
Non-deductible transaction/restructuring costs	1,313,792	-9.1%	-	0.0%
Nondeductible warrant issuance expense	552,321	-3.8%	-	0.0%
Other non-deductible expenses	148,000	-1.0%	516,391	-3.3%
Effective tax rate	$-	0.0%	$-	0.0%

The components of income tax provision (benefit) are as follows:

As of December 31,
	2023	2022
Federal:
Current	$-	$-
Deferred	-	-
State and Local:
Current	-	-
Deferred	-	-
Total	$-	$-

F-89

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The temporary differences that give rise to deferred tax assets and liabilities are as follows:

	As of December 31,
	2023	2022
Deferred tax assets (liabilities):
Net operating loss carryforwards	$6,368,669	$3,744,512
Contribution carryforwards	24,626	20,837
Stock-based compensation	155,404	25,216
Accrual to cash adjustment	1,299	482,109
Startup costs	1,816,143	-
Lease Liabilities	52,805	119,971
Right of use assets	(30,236)	(71,024)
Capitalized R&D costs (Sec. 174)	798,802	451,195
Other	(3,363)	696
	9,184,149	4,773,512
Valuation allowance	(9,184,149)	(4,773,512)
Deferred tax assets, net of allowance	$-	$-

As of December 31, 2023, the Company had federal and state net operating loss carryforwards of approximately $26,705,200 and $13,043,900, respectively. As of December 31, 2022, the Company had federal and state net operating loss carryforwards of approximately $15,325,300 and $9,175,400, respectively. Federal losses of $124,500 begin to expire in 2036 and $26,580,700 of the federal losses carryforward indefinitely. State losses of $10,666,100 begin to expire in 2031 and $2,377,800 of the state losses carryforward indefinitely. Utilization of the net operating loss carryforwards may be subject to an annual limitation according to Section 382 of the Internal Revenue Code of 1986 as amended, and similar provisions.

The Company has determined, based upon available evidence, that it is more likely than not that all the net deferred tax assets will not be realized and, accordingly, has provided a full valuation allowance against its net deferred tax asset. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, net operating loss carryback potential, and tax planning strategies in making these assessments.

The Company has determined that it had no material uncertain tax benefits for the year ended December 31, 2023 and 2022. The Company recognizes interest accrued related to unrecognized tax benefits and penalties in interest expense and penalties in operating expense. No amounts were accrued for the payment of interest and penalties at December 31, 2023, and 2022.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which they operate. In the normal course of business, the Company is subject to examination by federal and state jurisdictions where applicable based on the statute of limitations that apply in each jurisdiction. As of December 31, 2023, the 2016 and subsequent tax years related to all jurisdictions remain open.

The Company has no open tax audits with any taxing authority as of December 31, 2023.

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21. Subsequent Events

Yorkville SEPA Supplemental Agreement

As previously disclosed, pursuant to the SEPA, dated December 14, 2023, between the Company and Yorkville, Yorkville agreed to advance to the Company, in exchange for convertible promissory notes, a Pre-Paid Advance for an aggregate principal amount of up to $3.5 million, $2.0 million (less a 10% discount) of which was funded at the closing of the Company’s Merger and $1.5 million (less a 10% discount) of which was to be funded when the Company’s Registration Statement on Form S-1, originally filed with the U.S. Securities and Exchange Commission on December 29, 2023, and amended on February 5, 2024, becomes effective and the Company obtains stockholder approval for the issuance of shares in excess of 19.99% of the aggregate number of shares of the Company’s Class A common stock issued and outstanding as of the date of the SEPA in accordance with the applicable rules of Nasdaq.

On February 5, 2024, the Company and Yorkville entered into a supplemental agreement (the “SEPA Supplemental Agreement”) to increase the amount of the Pre-Paid Advance under the SEPA by $1.0 million (the “Additional Pre-Paid Advance Amount”), for an aggregate principal amount of $4.5 million to be advanced by Yorkville to the Company under the SEPA and SEPA Supplemental Agreement. The Additional Pre-Paid Advance Amount (less a 10% discount) was funded on February 5, 2024 in exchange for a promissory note in the principal amount of $1.0 million (the “Yorkville Promissory Note”). The Yorkville Promissory Note matures on June 14, 2024 and bears interest at a rate of 0%, subject to certain adjustments.

On March 27, 2024, the Company and Yorkville entered into a supplemental agreement (the “SEPA March Supplemental Agreement”) to increase the amount of the Pre-Paid Advance under the SEPA by $1.5 million (the “March Additional Pre-Paid Advance Amount”), for an aggregate principal amount of $4.5 million to be advanced by Yorkville to the Company under the SEPA, SEPA Supplemental Agreement, and SEPA March Supplemental Agreement. The March Additional Pre-Paid Advance Amount (less a 10% discount) was funded on March 27, 2024 in exchange for a promissory note in the principal amount of $1.5 million (the “March Yorkville Promissory Note”). The March Yorkville Promissory Note matures on June 14, 2024 and bears interest at a rate of 0%, subject to certain adjustments.

Yorkville Advance Agreement Amortization Event Waiver

On January 24, 2024, Yorkville provided the Company with a waiver with respect to the triggering of an amortization event in January 2024, in terms of the Yorkville Convertible Note Agreement, which would have required the Company to make monthly repayments of amounts outstanding under the Yorkville Convertible Note, with each monthly repayment to be in an amount equal to the sum of (x) $1,000,000, plus (y) 10% in respect of such amount, and (z) all outstanding accrued and unpaid interest as of each payment date. As a result of the waiver, no repayments were required by the Company, and the floor price trigger underlying the amortization event was reset on February 15, 2023, at which point the amortization event trigger was cured.

Yorkville SEPA Advance Purchase Notices and Yorkville Deferred Fee Settlement

In February, 2024, Yorkville submitted two Advance Notice Investor Notices, related to the purchase of common shares of the Company, with the aggregate purchase price of those shares offset against amounts outstanding by the Company under the Pre-Paid Yorkville Convertible Notes. Yorkville purchased a total of 344,377 shares, for a total aggregate purchase consideration of $300,000. The conversion prices applicable to these purchases ranged from $0.7616 to $1.2229 per share.

In March, 2024, Yorkville submitted six Advance Notice Investor Notices, related to the purchase of common shares of the Company, with the aggregate purchase price of those shares offset against amounts outstanding by the Company under the Pre-Paid Yorkville Convertible Notes and to settle the Deferred Fee payable to Yorkville. Yorkville purchased a total of 1,889,358 and 710,025 shares, for a total aggregate purchase consideration of $1,200,000 and $500,000 in settlement of the Yorkville Convertible Notes and Deferred Fee, respectively. The conversion prices applicable to these purchases ranged from $0.6330 to $0.7042 per share.

Roth Addendum to Letter Agreements

On October 13, 2022, Roth and Legacy Banzai entered into the Roth Engagement Letter, pursuant to which Legacy Banzai engaged Roth as a financial advisor in connection with the Merger and, on October 14, 2022, MKM and 7GC entered into the MKM Engagement Letter, pursuant to which 7GC engaged MKM as a financial advisor in connection with the Merger. In February 2023, Roth acquired MKM.

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On February 2, 2024, the Company and Roth entered into an addendum to (i) the engagement letter, dated October 13, 2022, by and between Roth and Legacy Banzai, and (ii) the engagement letter, dated October 14, 2022, by and between Roth (as successor to MKM Partners, LLC) and 7GC (such engagement agreements, collectively, the “Roth Engagement Agreements,” and such addendum, the “Roth Addendum”). Pursuant to the Roth Addendum, in lieu of payment in cash of the full amount of any advisory fees or other fees or expenses, incurred in 2024, and owed under the Roth Engagement Agreements (collectively, the “Roth Fee”), the Company (i) issued to Roth 175,000 shares (the “Roth Shares”) of the Company’s Class A Common Stock, and (ii) on or before June 30, 2024, will pay to Roth an amount in cash equal to $300,000 or, if the Company determines that such payment should not be made in cash due to the Company’s cash position at such time, issue to Roth a number of shares of Class A Common Stock equal to $300,000 divided by the daily VWAP for the trading day immediately preceding June 30, 2024 (any such shares, the “Additional Roth Shares”). The Company registered the Roth Shares and 600,000 shares of Class A Common Stock (in addition to the Roth Shares) on a registration statement to cover any issuances of Additional Roth Shares (which may be more or less than 600,000) that may occur pursuant to the Roth Addendum. This registration statement became effective on February 14, 2024. The $300,000 cash payment has not yet been made as of the date of filing of these annual financial statements.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 5, 2024, the Company received a letter (the “Letter”) from the staff at Nasdaq notifying the Company that, for the 30 consecutive business days prior to the date of the Letter, the Company’s Minimum Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A). The staff at Nasdaq also noted in the Letter that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(3)(A), which requires listed companies to have total assets and total revenue of at least $50,000,000 each for the most recently completed fiscal year or for two of the three most recently completed fiscal years. The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until August 5, 2024, to regain compliance. The Letter notes that to regain compliance, the Company’s MVLS must close at or above $50 million for a minimum of ten consecutive business days during the compliance period. The Letter further notes that if the Company is unable to satisfy the MVLS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Global Market (provided that the Company then satisfies the requirements for continued listing on that market).

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If the Company does not regain compliance by August 5, 2024, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

The Company intends to actively monitor the Company’s MVLS between now and August 5, 2024, and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the MVLS requirement. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

GEM Agreement

On February 5, 2024, the Company and GEM entered into a settlement agreement (the “GEM Settlement Agreement”), pursuant to which (a) the Company and GEM agreed to (i) settle the Company’s obligations under and terminate the binding term sheet entered into between Legacy Banzai and GEM, dated December 13, 2023, and (ii) terminate the share repurchase agreement, dated May 27, 2022, by and among the Company and GEM, and (b) the Company (i) agreed to pay GEM $1.2 million in cash within three business days of the GEM Settlement Agreement and (ii) issued to GEM, on February 5, 2024, an unsecured promissory note in the amount of $1.0 million, payable in monthly installments of $100,000 beginning on March 1, 2024, with the final payment to be made on December 1, 2024 (the “GEM Promissory Note”).

The GEM Promissory Note provides that, in the event the Company fails to make a required monthly payment when due, the Company shall issue to GEM a number of shares of Class A Common Stock equal to the monthly payment amount divided by the VWAP of Class A Common Stock for the trading day immediately preceding the applicable payment due date. In addition, the Company agreed to register on a registration statement 2,000,000 shares of Class A Common Stock that may be issuable under the terms of the GEM Promissory Note. The GEM Promissory Note contains customary events of default. If an event of default occurs, GEM may, at its option, demand from the Company immediate payment of any outstanding balance under the GEM Promissory Note. As of the date of this Annual Report, we have issued an aggregate of 139,470 shares of Class A Common Stock to GEM in lieu of monthly payment obligations.

Conversion of 7GC Promissory Notes

As discussed per Note 14-Debt, On December 12, 2023, in connection with the Merger, the Sponsor came to a non-binding agreement with 7GC to amend the 7GC Promissory Notes, to provide that 7GC has the right to elect to convert up to the full amount of the principal balance of the 7GC Promissory Notes, in whole or in part, 30 days after the closing of the Merger at a conversion price equal to the average daily VWAP of Class A Common Stock for the 30 trading days following the Closing.

On February 2, 2024, pursuant to and in accordance with the First Amendment Conversion Provisions, the Sponsor exercised its right to convert the full principal amount under each of the 7GC Notes within 30 days after the Closing, and such conversions were completed on February 2, 2024, resulting in the issuance to the Sponsor of an aggregate of 890,611 shares of Class A Common Stock (collectively, the “Conversion and Issuance”).

Forfeiture and Cancellation of 7GC Sponsor Shares

In January 2024, the Company and 7GC entered into an agreement whereby 7GC agreed to forfeit a total of 100,000 shares held by 7GC. These shares were transferred to the Company and subsequently cancelled.

Issuance of Shares as Compensation for Marketing Agreement

On February 16, 2024, the Company entered into a Marketing Services Agreement with a vendor. This agreement was effective February 19, 2024, and relates to the provision of marketing and distribution services to the Company. Effective as of February 19, 2024, as compensation for these services, the Company agreed to issued to this vendor a total of 153,492 ordinary shares, with a market value as of the valuation date, of $200,000. As of the date of this annual report, these shares have not yet been issued to the vendor.

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Up to [   ] Shares of Class A Common Stock

Common Warrants to Purchase up to [   ] shares of Class A Common Stock

Pre-Funded Warrants to Purchase up to [    ] shares of Class A Common Stock

Up to [    ] shares of Class A Common Stock underlying the Common Warrants

Up to [    ] shares of Class A Common Stock underlying the Pre-Funded Warrants

PROSPECTUS

Sole Placement Agent

[      ]

   , 2024

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$2,066.40
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*To be provided by amendment.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. All amounts are estimates except the SEC registration fee.

Item 14.	Indemnification of Directors and Officers.

Our Charter provides that all of our directors, officers, employees, and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees, and agents is set forth below.

Section 145. Indemnification of officers, directors, employees, and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

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Our Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Charter may have or hereafter acquire under law, our Charter, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Charter also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Charter.

Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in our Charter. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust, or other enterprise against any expense, liability, or loss, whether or not we would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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Item 15.	Recent Sales of Unregistered Securities.

7GC Class B Common Stock

Prior to the IPO, the Sponsor paid an aggregate of $25,000 to cover certain 7GC expenses on 7GC’s behalf in exchange for the issuance of 5,031,250 shares of 7GC Class B Common Stock. In December 2020, the Sponsor transferred 25,000 shares of 7GC Class B Common Stock to each of Courtney Robinson, Tripp Jones, Kent Schofield, and Patrick Eggen, each of whom served on the board of directors of 7GC, at their original per share purchase price. In December 2020, 7GC effected a stock dividend of approximately 0.143 shares for each share of 7GC Class B Common Stock, resulting in an aggregate of 5,750,000 shares of 7GC Class B Common Stock issued and outstanding. Ms. Robinson and Messrs. Jones, Schofield, and Eggen then retransferred an aggregate of 14,286 shares back to the Sponsor. Immediately prior to, and substantially concurrently with, the Closing, (i) the Sponsor surrendered and forfeited to 7GC for no consideration (i) an aggregate of 396,501 shares of 7GC Class B Common Stock pursuant to the Non-Redemption Agreements and (ii) an aggregate of 825,000 shares of 7GC Class B Common Stock pursuant to the Share Transfer Agreements. The shares of 7GC Class B Common Stock are identical to the shares of 7GC Class A Common Stock included in the units sold in the IPO except that the shares of 7GC Class B Common Stock which automatically converted into shares of Class A Common Stock at Closing and were subject to certain transfer restrictions, as described in more detail below. These shares of 7GC Class B Common Stock were issued in connection with the organization of 7GC pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Pursuant to the amended and restated certificate of incorporation of 7GC, each share of 7GC Class B Common Stock converted into one share of Class A Common Stock at the Closing. After the Closing and following the effectiveness of our Charter, each share of 7GC Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Class A Common Stock, without any further action by the Company or any stockholder thereof. The issuance of Class A Common Stock upon automatic conversion of 7GC Class B Common Stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Private Placement Warrants

Simultaneously with the consummation of the IPO, the Sponsor purchased from 7GC an aggregate of 7,350,000 private placement warrants (for a purchase price of approximately $7.35 million). Each Private Placement Warrant entitled the holder thereof to purchase one share of 7GC Class A Common Stock or Class A Common Stock at an exercise price of $11.50 per share. The sale of the Private Placement Warrants was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Pursuant to the Sponsor Forfeiture Agreement, the Sponsor forfeited all 7,350,000 private placement warrants in connected with the Business Combination at Closing.

GEM Warrant

On December 15, 2023, the Company issued GEM a warrant granting GEM the right to purchase 828,533 shares of Class A Common Stock at an exercise price of $6.49 per share in connection with the termination of the GEM Agreement, subject to adjustment to account for increases or decreases in the number of outstanding shares of Class A Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications. The sale of the GEM Warrant was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Share Transfer Agreements

Simultaneously with the consummation of the Business Combination, the Company issued 825,000 shares of Class A Common Stock to Alco pursuant to the Share Transfer Agreements. Such shares have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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Senior Convertible Notes

On February 19, 2021, Legacy Banzai issued a convertible promissory note in the principal amount of $1.5 million to CP BF pursuant in connection with the Loan Agreement. The Senior Convertible Notes and the shares of Class A Common Stock issuable upon conversion of the Senior Convertible Note have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

7GC Promissory Notes

On October 3, 2023 and December 12, 2023, 7GC issued unsecured promissory notes to the Sponsor in an aggregate principal amount of $2,550,00 in connection with 7GC’s IPO and the Business Combination. On February 5, 2024, the Company issued 890,611 shares of Class A Common Stock to the Sponsor upon conversion of the 7GC Promissory Notes. The 7GC Promissory Notes and the 890,611 shares of Class A Common Stock issued upon conversion of the 7GC Promissory Notes have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Yorkville Promissory Notes

On December 14, 2023, Legacy Banzai issued a convertible promissory note in the principal amount of $2.0 million to Yorkville pursuant to the SEPA and on February 5, 2024, and March 26, 2024, the Company issued convertible promissory notes in the principal amount of $1.0 million and $1.5 million, respectively, to Yorkville pursuant to the SEPA. Between January 1, 2024 and May 10, 2024, the Company issued 2,902,407 shares of Class A Common Stock to Yorkville upon conversion of $1.7 million of the Yorkville Promissory Notes. In addition, on March 18, 2024, the Company issued 710,025 shares of Class A Common Stock to Yorkville in satisfaction of a deferred fee payment in the amount of $500,000. Further, on May 3, 2024, the Company agreed to issue to Yorkville 668,672 shares of Class A Common Stock, which shares represent satisfaction of a $200,000 Payment Premium due in accordance with the Yorkville Promissory Notes in connection with our early redemption of $2 million outstanding under the Yorkville Promissory Notes with the proceeds from the sale of our securities in this offering. The issuance by the Company of the Yorkville Promissory Notes and the shares of Class A Common Stock issued to Yorkville and issuable upon conversion of the Yorkville Promissory Notes have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

GEM Promissory Note

On February 5, 2024, the Company issued the GEM Promissory Note in the principal amount of $1.0 million to GEM pursuant to the GEM Settlement Agreement. In March, April and May, 2024, the Company issued a total of 562,803 shares of Class A Common Stock to GEM as repayment of $300,000 aggregate principal amount outstanding under the GEM Promissory Note. The issuance by the Company of the GEM Promissory Note and the shares of Class A Common Stock issued to GEM and issuable upon conversion of any amount under the GEM Promissory Note have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Cantor Shares

On December 28, 2023, the Company issued 1,113,927 shares of Class A Common Stock to Cantor pursuant to the Fee Reduction Agreement as consideration for advisory services provided by Cantor in connection with the Business Combination. Such shares were issued in a transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act.

Roth Shares

On February 2, 2024, the Company issued 175,000 shares of Class A Common Stock to Roth pursuant to the Roth Addendum as consideration for advisory services provided by Roth in connection with the Business Combination. Such shares were issued in a transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act.

Marketing Agreement Shares

Effective March 20, 2024, the Company issued to a consultant (the “Marketing Consultant”) 153,492 shares of its Class A Common Stock, which shares represented $200,000 of compensation for the Marketing Consultant’s services under a marketing services agreement. The shares were issued to the Marketing Consultant in a transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act.

Consulting Services Agreement Shares

On April 13, 2024, the Company entered into a Consulting Services Agreement with a consultant (the “Business Consultant”). The Company agreed to issue to the Business Consultant a total of 320,000 shares of its Class A Common Stock.

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Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Placement Agency Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 28, 2024).

1.2	Form of Placement Agency Agreement.**

2.1+	Agreement and Plan of Merger, dated December 8, 2022, by and among Banzai, 7GC, First Merger Sub and Second Merger Sub (incorporated by reference to Annex A-1 to the Registration Statement on Form S-4 filed on August 31, 2023).

2.2	Amendment to Agreement and Plan of Merger, dated August 4, 2023, by and among the Company and 7GC (incorporated by reference to Annex A-2 to the Registration Statement on Form S-4 filed on August 31, 2023).

3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated December 14, 2023. (incorporated by reference to the Exhibit 3.1 to the Current Report on Form 8-K filed on December 20, 2023).

3.2	Second Amended and Restated Bylaws of the Company, dated December 14, 2023 (incorporated by reference to the Exhibit 3.2 to the Current Report on Form 8-K filed on December 20, 2023).

4.1	Specimen Class A Common Stock Certificate of the Company (incorporated by reference to the Exhibit 4.1 to the Current Report on Form 8-K filed on December 20, 2023).

4.2	Specimen Class B Common Stock Certificate of the Company (incorporated by reference to the Exhibit 4.2 to the Current Report on Form 8-K filed on December 20, 2023).

4.3	Specimen Warrant Certificate of the Company (incorporated by reference to the Exhibit 4.3 to the Current Report on Form 8-K filed on December 20, 2023).

4.4	Warrant Agreement, dated December 22, 2020, by and between 7GC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by 7GC on December 28, 2020).

4.5	Amended and Restated Convertible Promissory Note, by and among Banzai and CP BF Lending, LLC (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-4 filed by 7GC on August 30, 2023).

4.6	Subordinated Promissory Note, dated December 13, 2023, issued by the Company to Alco Investment Company (incorporated by reference to the Exhibit 4.5 to the Current Report on Form 8-K filed on December 20, 2023).

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Exhibit No.	Description

4.7	Warrant to Purchase Shares of Common Stock of Banzai International, Inc., dated December 15, 2023, issued by the Company to GEM Yield Bahamas Limited (incorporated by reference to the Exhibit 4.7 to the Current Report on Form 8-K filed on December 20, 2023).

4.8	Promissory Note, dated as of December 14, 2023, issued by Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) to YA II PN, LTD. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 18, 2023).

4.9	Promissory Note, dated as of February 5, 2024, issued by Banzai International, Inc. to YA II PN, LTD (incorporated by reference to the Exhibit 4.11 to the Registration Statement on Form S-1 filed on February 5, 2024).

4.10	Promissory Note, dated as of March 26, 2024, issued by Banzai International, Inc. to YA II PN, LTD (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K filed on April 1, 2024).

4.11	Debt Repayment Agreement, dated as of May 3, 2024, by and among the Company and Yorkville (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on May 16, 2024).

4.12	Amended and Restated Debt Repayment Agreement, dated as of May 22, 2024, by and between the Company and Yorkville.**

4.13	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 28, 2024).

4.14	Form of Securities Purchase Agreement.**

4.15	Form of Common Warrant (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 28, 2024)

4.16	Form of Common Warrant**

4.17	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on May 28, 2024).

4.18	Form of Pre-Funded Warrant**

4.19	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on May 28, 2024).

4.20	Form of Placement Agent Warrant**

4.21	Subordinated Promissory Note, dated as of August 30, 2023, by and between Banzai International, Inc., Alco Investment Company and CP BF Lending, LLC.**

4.22	Amendment No. 3 to August 30, 2023 Subordinated Promissory Note.**

4.23	Subordinated Promissory Note, dated as of November 16, 2023, by and between Banzai International, Inc., Alco Investment Company and CP BF Lending, LLC.**

4.24	Amendment No. 4 to November 16, 2023 Subordinated Promissory Note.**

5.1	Opinion of Hunter Taubman Fischer & Li LLC.**

10.1	Letter Agreement, dated December 22, 2020, by and among 7GC, its officers, its directors and the Sponsor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by 7GC on December 28, 2020).

10.2	Private Placement Warrants Purchase Agreement, dated December 22, 2020, by and between 7GC and the Sponsor (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by 7GC on December 28, 2020).

10.3	Amended and Restated Registration Rights Agreement, dated December 14, 2023, by and among the Company, the Sponsor, certain stockholders of the Company (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on December 20, 2023).

10.4	Form of Lock-Up Agreement, by and between the Company and certain stockholders and executives of Legacy Banzai (incorporated by reference to Annex D to the Registration Statement on Form S-4 filed on August 31, 2023).

10.5	Banzai International, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed on March 25, 2024).

10.6	Banzai International, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 filed on March 25, 2024).

10.7	Loan Agreement, dated February 19, 2021, by and among the Company, Joseph P. Davy as an Individual Guarantor, Demio, Inc., as an Individual Guarantor and CP BF Lending, LLC, as Lender (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 filed by 7GC on August 30, 2023).

10.8	Forbearance Agreement, dated August 24, 2023, by and among the Company, the guarantors party to the Loan Agreement (as defined therein), and CP BF Lending, LLC (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 filed by 7GC on August 30, 2023).

10.9	Promissory Note, dated October 3, 2023, issued by 7GC to the Sponsor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by 7GC on October 4, 2023).

II-8

Exhibit No.	Description

10.10	Standby Equity Purchase Agreement, dated as of December 14, 2023, by and among Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.), YA II PN, LTD., and Banzai Operating Co LLC (f/k/a Banzai International, Inc.) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 18, 2023).

10.11	Registration Rights Agreement, dated as of December 14, 2023, by and between Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) and YA II PN, LTD. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 18, 2023).

10.12	Share Transfer Agreement, dated December 13, 2023, by and among the Company, the Sponsor and Alco Investment Company (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on December 20, 2023).

10.13	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on December 20, 2023).

10.14	Amendment to Fee Reduction Agreement, dated December 28, 2023, by and between Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) and Cantor Fitzgerald (incorporated by reference to Exhibit 10.26 of Amendment No. 1 to the Registration Statement on Form S-1 filed on February 5, 2024).

10.15	Settlement Agreement, dated February 5, 2024, by and between Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.), GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 10.27 of Amendment No. 1 to the Registration Statement on Form S-1 filed on February 5, 2024).

10.16	Unsecured Promissory Note, dated February 5, 2024, issued by the Company to GEM Global Yield LLC SCS (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 8, 2024).

10.17	Supplemental Agreement, dated February 5, 2024, by and between Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) and YA II PN, LTD (incorporated by reference to Exhibit 10.29 of Amendment No. 1 to the Registration Statement on Form S-1 filed on February 5, 2024).

10.18	Addendum to Letter Agreements, dated February 5, 2024, by and between Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) and Roth Capital Partners, LLC (incorporated by reference to Exhibit 10.30 of Amendment No. 1 to the Registration Statement on Form S-1 filed on February 5, 2024).

21.1	List of Subsidiaries (incorporated by reference to the Exhibit 21.1 to the Annual Report on Form 10-K filed on April 1, 2024).

23.1	Consent of Marcum, LLP, independent registered public accounting firm for Legacy Banzai and the Company.*

23.2	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1).

24.1	Power of Attorney (Included on signature page)*

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107	Filing Fee Table*

*	Filed herewith.
**	To be filed via amendment.

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

#	Indicates management contract or compensatory plan or arrangement.

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Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements filed in reliance on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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E.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

G.	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bainbridge Island, State of Washington on July 30, 2024.

BANZAI INTERNATIONAL, INC.

/s/ Joseph Davy
Name:	Joseph Davy
Title:	Chief Executive Officer

Power of Attorney

Each person whose signature is noted with an asterisk below constitutes and appoints Joseph Davy as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph Davy	Chief Executive Officer and Director	July 30, 2024
Joseph Davy	(Principal Executive Officer)

/s/ Alvin Yip	Interim Chief Financial Officer	July 30, 2024
Alvin Yip	(Principal Financial Officer and Principal
Accounting Officer)

*	Director	July 30, 2024
Paula Boggs

*	Director	July 30, 2024
William Bryant

	Director	July 30, 2024
Jack Leeney

*	Director	July 30, 2024
Mason Ward

*By:	/s/ Joseph Davy
Joseph Davy, Attorney-in-Fact

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